As filed with the Securities and Exchange Commission on November 7, 2006              Registration No.  333-136353

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 2
TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BLACKHAWK BIOFUELS, LLC

(Name of small business issuer in its charter)

Delaware	2869	20-2760722
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

22 South Chicago Avenue
Freeport, Illinois  61032
Telephone:  (815) 235-2461
Facsimile:  (815) 235-4727

(Address and telephone number of principal executive offices and principal place of business)

Ronald Mapes
22 South Chicago Avenue
Freeport, Illinois  61032
Telephone:  (815) 235-2461
Facsimile:  (815) 235-4727

(Name, address and telephone number of agent for service)

Copies to:

Joe R. Thompson, Esq.
Dean R. Edstrom, Esq.
Lindquist & Vennum PLLP
4200 IDS Center, 80 South Eighth Street
Minneapolis, Minnesota 55402
Telephone:  (612) 371-3211
Facsimile:  (612) 371-3207

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus dated November 7, 2006

The information in this Prospectus is not complete and may be changed. The securities offered by this Prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

BLACKHAWK BIOFUELS, LLC

A Delaware Limited Liability Company

Class A Limited Liability Company Units

Offering Price: $ 2.00 per Unit
Minimum Purchase Requirement: 12,500 Units ($ 25,000)
Additional Investments: 2,500 Units ($ 5,000)

Blackhawk Biofuels, LLC, a Delaware limited liability company (referred to herein as “we,” “us,” the “company” or “Blackhawk Biofuels, LLC”) is offering Class A limited liability company Units (“Class A Units” or “Units”). We intend to use the offering proceeds for the purpose of developing, constructing and commencing operations of a 30 million gallon per year (“mmgy”) capacity biodiesel production plant in Stephenson County, Illinois. Depending on the amount of equity we raise in this offering, we will require senior and subordinated debt financing ranging from approximately $20,000,000 to $35,000,000 in order to fully capitalize the project.

We are offering the Units at a purchase price of $2.00 per Unit. The minimum purchase required is 12,500 Units for a minimum investment of $25,000. Additional Units may be purchased in increments of 2,500 Units ($5,000). A Unit represents an ownership interest in our capital, profits, losses and distributions.

This offering will close no later than [one year from the effective date of the registration statement]. If we sell the maximum number of Units offered prior to that date, the offering will close when the maximum number of Units offered has been sold. We may also decide to close the offering prior to that date if we have sold the minimum number of Units and determine that the offering proceeds, together with available debt financing, are sufficient to capitalize our project.

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. Subscriptions will be held in escrow until we have received (a) $20,000,000 or more in offering proceeds, (b) written commitments to provide senior debt and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000, and (c) the air emission source permit required to commence construction of our plant. If we have received $20,000,000 or more in offering proceeds by the closing of the offering, we will have until [one year and ninety days from the effective date of the registration statement] to satisfy the debt financing and air permit conditions of the escrow. If we fail to satisfy the terms of the escrow or if we decide to terminate and abandon the offering at any time, we will promptly return the subscriptions to investors, with interest on the cash payment held in escrow. We may require payment of the promissory notes at any time after we have received $20,000,000 or more in subscriptions.

Our officers and managers will sell the Units directly to investors on a best efforts basis without the assistance of an underwriter. No commissions will be paid to any person in connection with this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering.

	Number of Units	Price to Investors	Proceeds to Company Before Deducting Offering Expenses
Per Unit		$2.00	$2.00
Total Minimum Offering	10,000,000	$20,000,000	$20,000,000
Total Maximum Offering	17,500,000	$35,000,000	$35,000,000

These Units are speculative securities, involve a high degree of risk and are subject to substantial transfer restrictions. No public or other market for the Units exists or is expected in the future. See “Risk Factors” beginning on page 13 of this prospectus for important factors you should consider before purchasing the Units.

Neither the Securities and Exchange Commission nor any state securities authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any state or jurisdiction in which or to any person to whom the offer or sale of the securities would be unlawful.

These securities have not been registered under the securities laws of any state or jurisdiction other than the states of Illinois, Indiana, Iowa and Wisconsin and are being offered and sold in certain other states only in reliance on exemptions from the registration requirements of the laws of those other states.

The securities to be issued in this offering will be subject to substantial restrictions on resale or transfer under the terms of our Amended and Restated Limited Liability Company Agreement.

No person has been authorized to give any information or to make any representations other than as contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained herein is correct as of any subsequent time.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and notes to those statements, and attached appendices, before you decide to invest.

Our Company

Blackhawk Biofuels, LLC (referred to herein as “we,” “us,” the “company” or “Blackhawk Biofuels, LLC”) is a limited liability company organized under the laws of the State of Delaware on April 28, 2005.

We intend to construct and operate a 30 million gallon biodiesel production plant in Stephenson County, Illinois. Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing plans for our project, engaging service providers and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the first quarter of 2008, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to build and operate the plant. We will also need a significant amount of debt financing in order to complete our project.

As of the date of this prospectus, we have 3,500,000 Units issued and outstanding for which we received total consideration of $3,500,000 in cash from 104 members.

Our principal executive and operating offices are located at 22 South Chicago Avenue, Freeport, Illinois 61032. Our Chair is Ronald Mapes. See “Management.” You may contact us by telephone at (815) 235-2461 and by facsimile at (815) 235-4727.

The Offering

We are offering a minimum of 10,000,000 Units and a maximum of 17,500,000 Units at a purchase price of $2.00 per Unit. You must purchase a minimum of 12,500 Units ($25,000) to participate in the offering and invest in our company. You may purchase additional Units in increments of 2,500 Units ($5,000). The minimum amount which must be purchased in this offering in order for the offering to close successfully is $20,000,000 and the maximum offering amount is $35,000,000.

The offering will close upon the earlier to occur of our acceptance of subscriptions for Units for the maximum offering amount of $35,000,000 or [one year from the effective date of the registration statement]. We may also decide to close the offering prior to that date if we have sold the $20,000,000 minimum offering amount and determine that the offering proceeds, together with committed debt financing, are sufficient to capitalize our project. We reserve the right to modify or terminate the offering, to waive conditions to the purchase of Units and to reject subscriptions in whole or in part. If we abandon the project for any reason, we will terminate the offering.

Changes in the material terms of this offering after the effectiveness of the registration statement for this offering which we have filed with the Securities and Exchange Commission will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. Material changes may include the following: (1) an extension of the offering beyond [one year from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) a material change in the stated purpose for which the offering proceeds will be used.

After the offering, we will have 13,500,000 Units issued and outstanding if we sell the minimum number of Units offered in this offering and 21,000,000 Units issued and outstanding if we sell the maximum number of Units offered. These amounts include 3,500,000 Units issued in our previous seed capital financings. A Unit represents an ownership interest in our capital, profits, losses and distributions.

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. Subscriptions will be held in escrow until we have received (a) $20,000,000 or more in offering proceeds, (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000, and (c) the air emission source permit necessary to begin construction of our biodiesel plant. If we have received $20,000,000 or more in offering proceeds by the closing of the offering, we will have until [one year and ninety days from the effective date of the registration statement] to satisfy the debt financing and air permit conditions of the escrow. If we fail to satisfy the terms of the escrow or if we decide to terminate and abandon the offering at any time, we will promptly return the subscriptions to investors, with interest on the cash payment held in escrow. We may require payment of the promissory notes at any time after we have received $20,000,000 or more in subscriptions.

The reason that we chose to require subscribers to make a cash payment equal to at least 10% of the total subscription amount and to provide a promissory note for the balance is to limit the amount of cash which subscribers would be required to supply during an offering which could continue for several months.  We believe that the 10% cash portion of the subscriptions is a sufficient amount to indicate the intent of the subscribers to be fully committed to their subscriptions while allowing them the use of their available cash for other purposes until we call for payment of the promissory notes.  The promissory notes, which could represent as much as 90% of the total proceeds of this offering, will be due upon 30 days’ written notice from us after we have received the minimum $20,000,000 in subscriptions required for this offering.  The success of our offering will depend on the investors’ willingness and ability to pay the outstanding balances on their promissory notes.  Although we may retain the initial cash payment and may seek damages from investors who default on their promissory notes, defaults could cause us to fall short of the equity investment we will require to obtain debt financing and complete our project.

Our officers and managers will sell the Units directly to investors on a best efforts basis without the assistance of an underwriter. We will not pay commissions to our officers, managers or any other person for any sales of Units in this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering.

We expect to register this offering for sale of the Units in Illinois, Indiana, Iowa and Wisconsin. We may also offer and sell the Units in other states in reliance on exemptions from registration which may be available under the laws of those other states. In certain states we or certain of our officers and managers may be required to register or otherwise qualify to sell Units in those states.

Our Biodiesel Project

We intend to construct and operate a biodiesel production plant in Stephenson County, Illinois. The proposed plant would produce 30 million gallons of biodiesel annually and have the ability to utilize multiple feed stocks, all readily available in the immediate area. The primary feed stock will be soybean oil with capabilities to utilize other vegetable oils and animal fats. The primary product will be fuel grade biodiesel meeting American Society of Testing and Materials (“ASTM”) D 6751 standards. The plant will also produce the co-product glycerin.

Biodiesel is a rapidly growing renewable fuel in the United States with an average annual growth rate in excess of 100% per year over the last five-year period. An environmentally friendly product, biodiesel is renewable and mixes easily with diesel fuel at rates between 2% and 100%. In addition, biodiesel improves the lubricity of petroleum based diesel fuel significantly at levels as low as 2%, and therefore is a substitute for sulfur, currently found in all petroleum diesel and legislated to be removed in the next decade.

We believe that the biodiesel industry is still in its infancy with considerable room for growth. Annual domestic diesel fuel consumption is currently 62 billion gallons, with the current biodiesel industry contributing approximately 75 million gallons of biodiesel or 0.12% of the U.S. diesel fuel market.

We have an option to purchase a site for our plant at the Mill Race Industrial Park, located two miles east of Freeport, in Stephenson County, Illinois. This industrial site is being developed by Stephenson County to improve economic opportunities in the area. The site is 23.14 acres in size, allowing for easy placement of the facility footprint and the needed rail and road additions. We estimate that our capital expenses to obtain access to utilities and rail service will be approximately $1,150,000.  On the basis of our present site design, we will have approximately seven acres to expand our operations in future years, which would allow us to double our plant capacity including additional tank farm storage. Because the Mill Race Industrial Park is located in an Illinois Enterprise Zone we may be able to secure tax exemptions from the state of Illinois for the construction and operations of our plant.

Our option to acquire the Mill Race Industrial Park site expires on December 31, 2006. If we are unable to exercise or extend this option prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the purchase price for the site provided in the option or to locate an alternative site. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. A final determination regarding our plant site will be made after our investigations regarding the suitability of the Mill Race Industrial Park site and any other potential sites are complete. Access to transportation facilities, availability of utilities, environmental considerations and regulatory permits required will impact significantly our site and construction decisions.

We have entered into a pre-construction services agreement and a management and operational services agreement with Renewable Energy Group, Inc. (“REG”) to assist us in planning, constructing and operating our biodiesel plant and establishing us in the renewable fuels marketplace. We expect to enter into a design-build agreement with REG for the construction of our plant at the time we complete our equity and debt financing. The design-build agreement will set forth in detail the final design and construction services to be provided by REG. REG has provided us with a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $47,810,000. The cost of plant construction could exceed the estimate provided in the preliminary budget.  If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.  If funds from those sources are unavailable or inadequate to complete our plant, we could be forced to sell our project or go out of business.

We estimate that construction of our plant will require approximately 12 months. We hope to have sufficient equity and debt financing for our project by the end of 2006 and to receive required pre-construction permits by the first quarter of 2007. If these targets are met, we expect to substantially complete construction of the plant and begin production by the first quarter of 2008, or earlier if possible.

After we commence operations at our plant, we expect to sell all of the biodiesel and glycerin that we produce. Our management and operational services agreement with REG provides for REG to sell our production in regional or national markets. The agreement provides for compensation to REG in an amount of $.0625 per gallon of biodiesel produced plus a bonus of 6% of our net income. REG will also attempt to market the glycerin produced by our plant in the northern Illinois regional market.

Our Financial Plan

We are a development-stage company with no operating history, no revenues from operations and a small amount of financial assets. See “Selected Financial Data” and our financial statements contained in this prospectus for detailed information regarding our financial position.

We estimate the capital that we will require to design and construct our plant and commence operations will be approximately $58,600,000. We have received approximately $3,600,000 in seed capital, grants and other income. We are seeking additional equity capital of $20,000,000 to $35,000,000, senior debt financing of approximately $20,000,000 to $32,500,000 and subordinated debt financing of up to an estimated $2,500,000 to finance the project. The amount of senior debt financing that we will require will depend upon how much equity we raise in this offering and the debt to equity ratio that the senior lender will require us to maintain. The subordinated debt would most likely be required if the proceeds from this offering are in the lower range of what we are seeking.

We have not yet obtained any financing proposals from a commercial bank or other source for our senior or subordinated debt financing. Normally banks and other sources of debt financing for biodiesel projects will not submit detailed proposals to fund projects until adequate equity financing is reasonably assured.  In addition, terms of debt financing are subject to change in the marketplace, and terms discussed prematurely may not be available when the financing is actually needed.  The terms of debt financing will also vary depending on the amount of equity raised and the debt-equity ratio implied by the equity available.  As a consequence, there is no assurance that we will be able to obtain the necessary debt financing sufficient to capitalize the project. Subscriptions that we receive in this offering will not be released from escrow to us until we have written commitments to provide senior and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000.

Terms of Membership and Amended and Restated Limited Liability Company Agreement

The Units that you purchase in this offering will represent two distinct rights in our company. Membership entitles a holder of Units to vote on matters submitted for consideration by our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

As part of your subscription to purchase Units in this offering, you will be required to execute a signature page to our Amended and Restated Limited Liability Company Agreement by which you agree to become a party to our Amended and Restated Limited Liability Company Agreement. If your subscription to purchase 12,500 Units or more is accepted by our board of managers and you have agreed to become a party to our Amended and Restated Limited Liability Company Agreement, you will become a member of Blackhawk Biofuels, LLC. Our Amended and Restated Limited Liability Company Agreement governs us, our board of managers, our members and any other holders of our Units. Each member will have one vote for each Unit held by that member. Our members will be entitled to vote on a limited number of matters such as electing future managers, amending our Amended and Restated Limited Liability Company Agreement, dissolving the company and any other matters that that our board deems appropriate to be voted on by the members.

As a Unit holder, you will have a capital account to which your contributions will be credited. Your capital account will be increased by the share of our profits and other items of income or gain which are allocated to you. Your capital account will be decreased by your share of our losses, other items of expense or loss and any distributions that are made to you. Under the present terms of our Limited Liability Agreement, we will allocate our profits and losses to Unit holders on a basis pro rata to the number of Units each of them holds.

Our Amended and Restated Limited Liability Company Agreement gives our board of managers the power and authority to create one or more additional classes or series of Units, to set forth the designation and number of authorized Units of any additional class or series, to fix the relative rights and preferences of any such additional class or series, any or all of which rights and preferences may be senior or superior to those of the Units being offered by this prospectus.

In the opinion of our counsel, we will be treated as a partnership for federal income tax purposes. As a consequence, we will not pay any federal income taxes as a company. Instead, we will allocate our taxable net income to our Unit holders. Our Unit holders will be required to include the income allocated to them in their own taxable income. Because the allocated taxable income is not the same as distributions made by our company, you may be required to pay taxes on your share of our income without receiving any distributions from us. Our Unit holders may be able to deduct losses incurred by us and allocated to them. However, the ability to deduct losses is subject to a number of limitations such as those contained in tax provisions relating to basis, passive losses and at-risk investments.

Our Amended and Restated Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers impose significant restrictions on the transfer of our Units. Transfers are subject to approval by our board of managers and our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

If you do not qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights, and we could redeem your Units.  The minimum number of Class A Units required for membership is 12,500 Units.  In addition, you may be terminated as a member if you die or cease to exist, violate our Amended and Restated Limited Liability Company Agreement or take actions contrary to our interests, and for other reasons.  If you are terminated as a member (other than upon death, dissolution or a complete transfer), our board of managers will have the right, but not the obligation, to redeem your Units at 80% of the average sale price for Units, as determined by our board of managers, in the six months immediately prior to the board’s decision to redeem your Units.  We may exercise our right to redeem your Units at any time following termination.

Our Management

Our Amended and Restated Limited Liability Company Agreement provides that our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Amended and Restated Limited Liability Company Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

Our board of managers consists of not less than nine managers, as determined from time to time by resolution of the board of managers. Managers are elected by members representing the respective classes of Units which may be outstanding at any time. There is no maximum number of managers specified by our Amended and Restated Limited Liability Company Agreement. Currently, our board of managers has 13 managers who represent our Class A Units, the only class of Units outstanding. The terms of our current managers will expire in January 2008. Thereafter, we expect that managers will be elected for three-year staggered terms. Managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing managers. There is no cumulative voting for managers. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers.

Each manager elected by the members will serve until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. Managers designated by significant equity or debt sources would likely be subject to removal and replacement by the financing source. Information regarding our current managers, including business experience, may be found under “Management—Board of Managers.”

Distributions to our Unit Holders

We have not made any cash distributions to our Unit holders since our inception. We do not intend to declare any distributions until after we have commenced operations of our plant, generated income and reserves sufficient for our needs and satisfied any limitations on distributions imposed by our lenders. Thereafter, our board of managers may make distributions of “net cash flow” at times and in aggregate amounts determined by the board in its sole discretion. Subject to that discretion and lenders’ restrictions, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities arising from our allocations to them of taxable income. We may also declare further distributions or find it necessary to curtail distributions from time to time. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay for all of our expenses, debts, obligations and liabilities, including capital improvements, replacements, and contingencies as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by the affirmative vote of a majority of our board of managers without any approval by our members.

Holders of Class A Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights established for that class by the board of managers with member approval.

Suitability for Investors

The Units are speculative, are subject to significant restrictions on transfer and involve a high degree of risk. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. The board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including if the board determines that an investment in the Units is not suitable for any investor.

Completion of Subscriptions

In order to purchase Units in this offering, you must:

(1)         Read, complete and sign the subscription agreement included in the Subscription Package in the form attached as Appendix C to this prospectus;

(2)         Prepare a check payable to “State Bank, Escrow Agent for Blackhawk Biofuels, LLC” in the amount of not less than 10% of the total purchase price for the Units for which you wish to subscribe;

(3)         Sign a full recourse promissory note for the remaining balance of your purchase price included in the Subscription Package in the form attached as Appendix C to this prospectus;

(4)         Sign a copy of the signature page to our Amended and Restated Limited Liability Company Agreement included in the Subscription Package in the form attached as Appendix C to this prospectus; and

(5)         Mail or deliver items (1) through (4) to us at 22 South Chicago Avenue, Freeport, Illinois 61032.

Your promissory note for the balance of your subscription will be due and payable within 30 days after we give you written notice requesting the payment. This notice may be given by us at any time after we have received and deposited in escrow subscriptions for the $20,000,000 minimum amount of proceeds required for this offering to close. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to terminate the offering. If we have received sufficient proceeds to request payment in full but elect to continue the offering, we may require you to pay the full purchase price at the time of subscription for the Units you wish to purchase.

If payment is not made when due on your promissory note, the unpaid amount will accrue interest at a rate of 12% per year. You will be required to reimburse us for any expenses we incur to collect the outstanding balance. If your promissory note is in default, we may retain the cash portion of your subscription, up to 10% of the total subscription amount, and seek legal remedies for the amount in default.

In your subscription agreement, you will be required to make representations to us that you have received this prospectus and the appendices and any supplements to this prospectus, that you understand the risks associated with an investment in the Units, that you are aware that the Units are subject to significant restrictions on transfer and that an investment in the Units is suitable for you. You should review these representations and other provisions of the subscription agreement carefully before signing it. The subscription agreement also requires you to provide information concerning the registration of your Units, your residence, and your taxpayer identification or social security number.

By signing the signature page to our Amended and Restated Limited Liability Company Agreement, you will agree to be bound by the Amended and Restated Limited Liability Company Agreement as a member of Blackhawk Biofuels, LLC and holder of our Class A Units. Although the signature page to our Amended and Restated Limited Liability Company Agreement that you will be provided for signature will be separate from the Agreement itself for convenience of completing your subscription, you are encouraged to read carefully and thoroughly the full text of the Amended and Restated Limited Liability Company Agreement, which is contained as Appendix B to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with State Bank, Freeport, Illinois, as escrow agent pursuant to an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note and executed signature page to our Amended and Restated Limited Liability Company Agreement. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) our receipt of $20,000,000 or more in offering proceeds, in cash and promissory notes, exclusive of interest, (b) our receipt of written commitments to provide senior and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000, and (c) our receipt of the air emission source permit necessary to begin construction of our biodiesel plant. If we have received $20,000,000 in subscriptions prior to [one year from the effective date of the registration statement] we will have until [one year and ninety days from the effective date of the registration statement] to obtain the debt financing commitments and permit necessary to satisfy the second and third conditions to release of investors’ subscriptions from escrow. If the conditions of release are not satisfied by [one year and ninety days from the effective date of the registration statement] or we decide to terminate and abandon the offering before that date, the escrow agent will promptly return all subscriptions to investors, including your subscription agreement, your cash deposit, your promissory note, and your signature page to our Amended and Restated Limited Liability Company Agreement, together with nominal interest on your cash deposit held in escrow.

The debt financing commitments required to satisfy the conditions to release subscriptions from escrow will not be definitive or binding commitments to lend us the amounts we require to complete our project. The commitments will be subject to various terms and conditions and the definitive loan agreements will be subject to negotiation and execution by the lender and us. Even if final loan agreements are signed, we may need to satisfy various conditions before the lenders will make the loans. Accordingly, your subscription will very likely be released from escrow before it is certain that our required loan proceeds will be available to us.

Under the terms of the escrow agreement, the escrow agent will receive compensation for its services equal to 15 basis points (0.15%) of the yield on the escrowed funds.  This compensation, together with reimbursement for expenses and reasonable compensation for any extraordinary services, will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

Risk Factors to Consider

An investment in our Units involves significant risks. See “Risk Factors” beginning on page 13 for important risks you should consider before purchasing Units in this offering. These risks include, but are not limited to, risks that can be summarized as follows:

•       We are a start-up business venture with no operating history and have no experience in the biodiesel industry, which may make it difficult for us to complete and operate our proposed plant and market any biodiesel we produce.

•       We will require substantial debt financing in addition to the proceeds of this offering; there is no certainty that sufficient debt financing will be available to us or on terms that will allow us to operate successfully and make distributions to our members.

•       We are and will remain highly dependent on contractors and consultants to assist us in planning, developing, constructing and operating our plant, obtaining necessary inputs for our plant and marketing our biodiesel and glycerin.

•       The selection and purchase of a suitable site for our operations and the design, construction and operation of our plant will require compliance with numerous federal, state and local regulations, including the necessity to obtain environmental and other permits, which could delay or cause the failure of our project and business.

•       Our business will depend on one primary product, biodiesel, with the result that the availability and price of our inputs, the supply and price of biodiesel and other alternative fuels, technological advances in the fuels industry and competition in the marketplace will determine our success or failure.

•       Our members and Unit holders have very limited power to affect our management and our Units are subject to substantial restrictions on transferability, with the result that an investment in our Units will involve the assumption of the risks of investment for an indefinite period without the ability to mitigate those risks.

•       Distributions of any cash to our Unit holders may be limited by operating losses, operating cash requirements, debt covenants and other factors, but because Unit holders will be taxed on any profits we generate, Unit holders may be required to cover their tax obligations with funds from other sources.

•       The foregoing summaries of risks which will be encountered in any investment in our Units are summaries only. Your attention is directed to the section of this prospectus entitled “Risk Factors” beginning on page 13 for an expanded discussion of the foregoing and other risks relevant to this offering, your investment, our company and our proposed business.

Prospective investors must rely upon their own analysis of the terms of this offering, the terms of our Units and Amended and Restated Limited Liability Company Agreement and our proposed business, including the risks involved, in making a decision to invest in our Units. An investment in our Units is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success of our business, the value of our Units, any financial returns that we may generate or any tax benefits or consequences that may result from an investment in us.

State Securities Registrations and Exemptions

We have registered or expect to register the Units for sale directly to investors in the states of Illinois, Indiana, Iowa and Wisconsin. We expect to offer and sell Units in certain other states in reliance on exemptions from the registration requirements of the laws of those other states. Where permitted under applicable securities laws, we plan to advertise in local media, mail information to area residents and hold informational meetings for potential investors.

Contacts for Information

Prospective investors and their representatives are invited to contact us for additional information and to ask questions of us with respect to this offering, our Units and our proposed business. We will be pleased to respond to questions and provide additional information if we have the information requested or can acquire it without unreasonable effort or expense and will be permitted to provide it under applicable securities laws. If you have questions or wish to request additional information, please contact us by telephone at (815) 235-BIO1 (235-2461) or by e-mail at info@blackhawkbiofuelsllc.com or write to us or visit our business office at 22 South Chicago Avenue, Freeport, Illinois 61032. You may also contact the following executive officers and managers at the telephone numbers listed below:

Name	Position	Telephone Number
Ronald Mapes	Chair, Manager	(815) 947-3404
Jon Rosenstiel	Vice Chair, Manager	(815) 443-2442
Quentin Davis	Secretary, Manager	(815) 938-3523
Ronald Fluegel	Treasurer, Manager	(815) 369-2794
Criss Davis	Vice President, Government and Organizational Affairs, Manager	(608) 596-2351
Dennis Hamilton	Vice President, Strategic Development, Manager	(815) 947-9112
Karl Lawfer	Vice President, Industry Relations, Manager	(815) 947-2853
Brad Smith	Vice President, Operations, Manager	(815) 225-7350
Terry Sweitzer	Vice President, Risk Management, Manager	(815) 493-8540
Dennis Wilke	Vice President, Transportation and Logistics, Manager	(815) 248-3062
Marvin Wurster	Vice President, Market Development, Manager	(815) 947-3176

In some states we have taken action to qualify or register certain of our managers and officers to act as our agents for purposes of offering and selling our Units in this offering. These are the only persons authorized to speak with prospective purchasers of our Units in those states. Consequently, if you are a resident of or an entity with its principal place of business in any of the states listed below, please contact only the officer(s) or manager(s) named, at their respective telephone numbers above, for additional information about this offering and for copies of this prospectus and related subscription materials:

Indiana	:	contact	Ronald Mapes

RISK FACTORS

An investment in our Units will involve substantial risks. An investment in our Units is suitable only for investors who can assume the financial risks of an investment for an indefinite period of time and who can afford to lose their entire investment. Prospective purchasers of our Units should carefully consider the Risk Factors set forth below, and the other information provided about us and the Units in this prospectus, before deciding to make an investment in the Units.

Risks Related to the Offering

The offering price for our Units has been arbitrarily determined and may bear very little or no relationship to the current value of the Units or the value which the Units might have in the future.

The offering price for the Units in this offering has been arbitrarily determined by us based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. The $2.00 per Unit offering price is substantially higher than the $1.00 per Unit purchase price paid by investors in our seed financing. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

The Units sold in this offering will be diluted in value and will be subject to further dilution in value.

Prior to this offering, we have issued a total of 3,500,000 Units at $1.00 per Unit. As a result, we have 3,500,000 Units outstanding. Those Units are dilutive to the value of the Units offered in this offering.

All current Unit holders will realize an immediate increase of at least $0.77 per Unit in the pro forma net tangible book value of their Units if the minimum number of Units is sold in this offering at a price of $2.00 per Unit, and an increase of at least $0.86 if the maximum number of Units is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.27 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a decrease of at least $0.17 per Unit if the maximum numbers of Units is sold at a price of $2.00 per Unit. Consequently, you will incur an immediate dilution of your investment in us upon completion of this offering.

We have also issued warrants to members of our board of managers and executive officers for the purchase of a total of 650,000 Units at an exercise price of $1.00 per Unit. The dilution figures above do not give effect to any dilution which may be attributable to the issuance of those warrants or the Units that may be purchased upon exercise of the warrants. We may, in the future, issue additional warrants or options in order to obtain adequate debt financing, as compensation to managers, officers, employees or consultants, or for other purposes. If additional warrants are issued, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering. We may also adopt a Unit incentive plan or otherwise grant Units, warrants or options in order to attract and retain key personnel to operate our plant. These actions, if taken, could cause additional dilution to your investment, a reduction in your equity interest and a reduction in the value of your Units.

If we fail to sell the minimum number of Units in this offering, we will terminate the offering and return your subscription funds to you with nominal interest.

The minimum subscription price for Units sold to complete this offering successfully is $20,000,000. In addition, in order to close the offering and release the subscription funds from escrow, we must have commitment letters for debt financing which, when combined with the proceeds of this offering, will equal the $55,000,000 that, together with the proceeds of our seed capital offering and grants received, we believe will be sufficient to complete construction of our plant and commence operations. If we do not sell Units with a purchase price of at least $20,000,000 or a greater amount as may be necessary to fund our project by [one year from the effective date of this registration statement], we will be required to promptly return all subscriptions to investors with nominal interest on subscription funds held in escrow. Consequently, after the date of your subscription, you could expect to earn a return on the funds that you remit with your subscription which may be substantially less than what you could earn from alternative investments.

We are selling the Units in this offering ourselves, without the assistance of an underwriter, and have no commitments from any prospective purchasers of the Units, which means that the offering may fail and your subscription funds may be returned.

We are not using an underwriter or outside placement agent to assist us in selling the Units in this offering. We have no commitments from any prospective purchasers to subscribe for our Units. Our managers and officers have limited or no broker-dealer experience and have limited or no experience with public offerings of securities. Although they are committed to dedicate the time necessary to bring this offering to a successful conclusion as quickly as possible, they have significant responsibilities in their principal occupations, principally farming, and consequently have limited time to devote to the offering. Thus, there is no assurance that we will be successful in attracting investors for our Units or that the offering will be successful. If the offering is unsuccessful, we will be required to return your subscription funds to you.

The conditions to release of subscriptions from escrow do not provide complete protection from risks which may be encountered before we can build and commence operations of our plant.

Subscriptions in this offering may be released from escrow if we have received cash and promissory notes for the $20,000,000 minimum proceeds of this offering and commitment letters from debt financing sources for the balance we require to construct and commence operations of our plant. Even if we satisfy the conditions to release subscriptions from escrow, there are many other contingencies that could prevent us from completing our plant and operating our business successfully. Many of those contingencies are discussed in the other paragraphs of the “Risk Factors” section of this prospectus. The conditions to release of subscriptions from escrow do not provide protection from those risks.

In addition, even if we obtain commitment letters for the required debt financing, a debt financing commitment obligates the lender to provide the debt financing only if we satisfy all of the conditions of the commitment. Those conditions will likely include, among others, execution of a definitive loan agreement satisfactory to the lender, assurance that the total cost of the project will be within a specified amount, execution of engineering and construction contracts acceptable to the lender, issuance of all regulatory permits, receipt of binders or commitments for title and other insurance coverage, receipt of subscriptions for a specified amount of equity investments and other business, financial and closing covenants and conditions. If we are unable to satisfy the loan commitment conditions after breaking escrow, we may be forced to locate an alternative lending source, seek additional equity capital to complete our project or terminate our plans, liquidate our assets and return any remaining subscription funds to investors.

We could encounter difficulties in collecting subscription proceeds represented by promissory notes.

Investors are required to deposit at least 10% of the total purchase price for the Units they wish to purchase at the time they subscribe for Units in this offering and to submit a promissory note for the remaining balance. The promissory notes, which could represent as much as 90% of the total proceeds of this offering, will be due upon 30 days’ written notice from us after we have received the minimum $20,000,000 in subscriptions required for this offering. The success of our offering will depend on the investors’ willingness and ability to pay the outstanding balances on their promissory notes. Although we may retain the initial cash payment and may seek damages from investors who default on their promissory notes, defaults could cause us to fall short of the equity investment we will require to obtain debt financing and complete our project.

If you default on your promissory note, we may cancel your subscription, retain your initial cash payment, commence legal action for payment of your promissory note and seek damages from you.

If you fail to pay the balance due on the promissory note that you execute for the balance (up to 90%) of the purchase price for the Units for which you subscribe, interest will accrue on the amount due at a rate of 12% per annum. We may commence legal proceedings to collect the amount due and any related expenses, including expenses of collection. In addition, we will have the right to retain the initial amounts paid on your subscription, up to 10% of the total subscription amount, as liquidated damages and cancel your subscription in exchange for our cancellation of your promissory note. We will also have the right to seek damages for any harm suffered by us as a consequence of your default.

You will not be allowed to withdraw your subscription for Units after you submit it to us.

After you submit your subscription for Units, you will not be allowed to withdraw your subscription for any reason unless a material change in this offering requires us to make a rescission offer to investors. If we complete the offering, your initial cash payment and proceeds of your promissory note will be invested in Units. Thereafter, because there are significant restrictions on transfer of our Units and you will have no other right to withdraw your investment or to request redemption of your Units, your investment will be difficult to liquidate. Even if our offering fails, your initial cash payment will be unavailable to you until the offering is terminated and subscriptions are returned to investors. Consequently, if you subscribe for Units in this offering, you should be prepared to have the amount of your investment unavailable to you for an indefinite period.

Risks Related to Our Financial Plan

Even if we raise a substantial amount of equity in this offering, if we do not secure the debt financing necessary to construct and operate our plant, we would very likely be unable to proceed with our project and may be required to modify our financial plan substantially or to liquidate.

In addition to the $20,000,000 to $35,000,000 in equity capital that we hope to raise in this offering, we will require $20,000,000 to $32,500,000 in senior debt financing and may require up to an estimated $2,500,000 in subordinated debt financing to construct and commence operations of our proposed plant. We may also need to obtain additional debt financing to operate our plant following construction. We presently have no commitments from any bank, lender or financial institution for our debt financing. We will not release subscriptions in this offering from escrow until we receive written debt financing commitments in an amount which, together with our offering proceeds, would equal the $55,000,000 that, together with the proceeds of our seed equity financing and grants received, we believe would be sufficient for us to construct and commence operations of our plant. If we are unable to obtain commitments for debt financing in a sufficient total amount and on acceptable terms, we will likely be forced to abandon our project and return your subscription.

Although our receipt of debt financing commitments is a condition to the release of subscriptions from escrow, the lender or lenders will not be fully bound by the commitments. A commitment letter is a conditional agreement to lend, typically subject to several terms and conditions and to the negotiation, execution and delivery of a loan agreement and other agreements and documents required by the lender. The lender could decline to provide financing if the terms and conditions in the commitment letter are not satisfied. Thus, your subscription will very likely be released from escrow and we may begin spending the proceeds of this offering, including your investment, before there is complete assurance that loan commitments received by us will result in adequate or satisfactory debt financing for our project.

If for any reason expected debt financing fails or becomes unavailable after subscriptions have been released from escrow, we may be unable to construct the plant, we may need to seek alternative lenders or invite other equity investors to participate in our project on terms unfavorable to us and our existing Unit holders, our ownership of the project or your interest in us could be substantially diluted, any distributions made by us could be greatly reduced, we may be forced to sell our entire interest in the project at a price which reflects a minimal asset value and the value of your Units would very likely decline significantly or be lost entirely.

The terms of any debt or supplemental equity financing may require us to issue warrants to the lender or investor. If we issue warrants to purchase additional Units, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering.

Our debt financing agreements will contain restrictive covenants that will limit distributions and impose restrictions on our use of working capital, and these restrictions could hinder our operations and reduce the value of your investment.

Under the terms of any debt financing agreements signed by us, lenders may require that we spend the proceeds we raise in this offering before they release any loan proceeds to us. Thus, your invested funds will very likely be at risk prior to funds from debt financing sources. In addition, the terms of our debt financing agreements will contain financial, maintenance, organizational, operational and other restrictive covenants. These covenants may make it more difficult for us to operate because they will have significant impacts on our operations, such as:

•       Reducing funds available for operations and distributions because a substantial portion of our cash flow must be used to service the debt;

•       Limiting our ability to obtain additional debt financing, enter into lease financing arrangements or place liens on our assets;

•       Making us vulnerable to increases in prevailing interest rates;

•       Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•       Limiting our ability to make capital expenditures or investments in excess of prescribed amounts;

•       Subjecting all or substantially all of our assets to liens, with the result that there may be virtually no assets left for Unit holders in the event of a liquidation;

•       Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in the general economic conditions of our business;

•       Limiting our ability to make distributions to our Unit holders, even for the purpose of covering tax liabilities, or to redeem or repurchase Units; and

•       Restricting our freedom to merge or consolidate with or to sell our assets to another company or entity.

If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, if we default on the debt, we may be forced to liquidate or the lender may foreclose on the debt and sell our plant and other assets for an amount less than the outstanding debt. If that occurs, your Units could be worth little or nothing.

Significant increases in the cost of the plant may require us to obtain additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Certain events and conditions, including among others, delays, change orders we may submit and site conditions that may differ from what we expect, could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. We may change the location of the plant if we do not move forward with our primary proposed site, if we find another site that better suits our needs, or if we cannot obtain necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant from our primary site may increase the cost of the plant and delay construction and start-up operations of the plant. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Risks Related to us as a Development-Stage Company

We are a recently formed company, have no operating history or experience operating a biodiesel plant and may have difficulties successfully completing and operating the plant.

We are a recently organized company with no operating history and limited resources. We are subject to all of the risks typically encountered by development stage companies. Our lack of an operating history and inexperience may make it difficult for us to successfully develop, complete and operate our biodiesel plant. If we do not manage the development, construction and start-up of our plant successfully, our ability to generate operating income, meet our debt obligations and make distributions on our Units could be adversely affected and the value of your Units could be reduced significantly.

Our managers and officers have very limited experience in the biodiesel industry and in managing a public company, which increases the risk that we will be unable to manage our development and operate successfully.

We are highly dependent on our managers and officers to develop and operate our plant and manage our business. Our managers and officers have substantial business experience but have little or no experience in raising large amounts of equity and debt capital, building and operating a biodiesel plant, or managing a public company. Our managers and officers have very little or no experience in the biodiesel industry. Our managers and officers have other business commitments that will continue to require most of their time and attention. Although we expect to hire additional personnel and enter into agreements with contractors and consultants to assist us in constructing our plant and with respect to all aspects of our operations, there is no assurance that we will be able to hire employees or sign agreements satisfactory to us. If our managers and officers are unable or find it difficult to manage our development and operations successfully, our potential to succeed as a business and the value of your Units will be adversely affected.

We will depend on key service providers for assistance and expertise in beginning operations and any failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several providers for contracting, consulting and other services. REG, with which we have a pre-construction services agreement and expect to have a design-build agreement to construct our plant, is and will continue to be an essential provider during our construction, development and start-up phase. Other consultants, such as REG, will provide services relating to securing transportation and utility services, ensuring environmental compliance and obtaining required permits, contracting for feedstock supplies and, eventually, marketing our biodiesel and glycerin. If we should lose our relationship with any of these key providers, particularly REG, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, our commencement of operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can develop and construct our plant and commence operations. In some cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements with debt financing sources, a definitive design-build contract with REG to construct our plant, agreements to supply us with access to transportation facilities, agreements to supply us with feedstocks and natural gas, contracts with other utilities, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships, as discussed in this prospectus, could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, our plant and commencement of operations could be delayed, our expenses could be increased, our profitability and the likelihood of distributions to our Unit holders could be adversely affected and the value of your investment could decline or vanish.

We have incurred losses since we were organized and may never operate profitably.

During the period from April 28, 2005, when we were organized as a Delaware limited liability company, to June 30, 2006, we incurred a loss from operations of approximately $30,975. We will continue to incur significant losses until we commence operations of our plant and begin to sell our production. If we are unable to commence operations, we will never generate a profit. Even if we commence operations and sell our production, expenses, competition and other factors may make it impossible for us to operate profitably. In that case, the value of your investment would likely be quite small.

Risks Related to Construction of our Biodiesel Plant

Although we are relying on REG to design and build our plant, we currently have no binding construction agreement with REG and if we are unable to finalize an agreement with REG or if REG fails to complete our plant to operate at design capacity, we could be forced to terminate and liquidate our business.

We are relying on REG, utilizing technology developed by REG and Crown Iron Works, to design and build our plant and to train our personnel to operate the plant. Thus, we will be highly dependent upon REG. We have entered into a pre-construction services agreement with REG for design and engineering services, but we currently have no definitive construction agreement with REG. We must negotiate and enter into a definitive design-build agreement with REG which will set forth the final design and detailed construction services to be provided by REG, and other terms of our relationship with REG. Under that agreement, REG would serve as our general contractor. There is, however, no assurance that we can successfully negotiate and execute a binding agreement with REG. If we are not able to execute a design-build contract with REG, or if REG terminates its relationship with us, there is no assurance that we would be able to obtain a replacement general contractor. In that case, we could be forced to terminate our project and liquidate our company.

We are aware that REG has executed letters of intent or agreements to provide construction services for other biodiesel production facilities. REG’s commitment to other biodiesel projects could delay the completion of our plant and our ability to commence operations. Any delay in the construction of our plant or commencement of our operations would delay our ability to generate revenue, service our debt, compete effectively and make distributions to our Unit holders.

If the plant is built and does not operate to its design capacity, we would expect REG to correct the deficiency. However, there can be no assurance that REG would be able to resolve any deficiency successfully. A failure to resolve any deficiency could cause us to operate at reduced capacity or discontinue our production, either of which could have a very negative impact on our revenues and profitability and on the value of your Units.

The cost of construction for our biodiesel plant could increase and, if an increase occurs, our reserves may be depleted and the additional debt or equity capital that may be required could delay and diminish our profitability and decrease the value of your Units.

REG has provided us with a preliminary budget which contemplates construction of our biodiesel plant at an estimated cost of $47,810,000. Our financial plan is based on this estimated cost, plus the cost of site acquisition and improvements, an administrative building, and start-up and development costs and reserves estimated of approximately $10,800,000, resulting in total estimated capital requirements of $58,600,000. If the cost of the design-build contract or other costs increase due to economic factors, design modifications, construction delays or overruns, the total cost of our project and capital required could increase, perhaps significantly. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.  If funds from those sources are unavailable or inadequate to complete our plant, we could be forced to sell our project or go out of business.  In these events, our profitability and potential distributions could be delayed and decreased or eliminated and the value of your Units could be reduced, potentially to nothing.

Delays due to, among others, weather, labor or material shortages, permitting or zoning delays, or opposition from local groups, may hinder our ability to timely commence operations and service our debt.

Our construction timetable, which we believe to be reasonable, assumes the commencement of construction approximately two months after our required equity and debt financing and air permit are available to us and a construction period of approximately 12 months, resulting in the commencement of biodiesel production in the first quarter of 2008, or earlier if possible. Our schedule depends upon several assumptions, including the effectiveness of agreements that remain to be negotiated and signed, including our design-build agreement with REG. We could also incur delays in the construction of our plant if we need to change the site for our plant due to permitting or zoning delays, opposition from local groups, adverse weather conditions, labor or material shortages, defects in materials or workmanship or other causes. In addition, the availability of financing, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards biodiesel or our plant could result in delays in our timetable for construction and commencement of operations. Delays will hinder our ability to commence operations, generate revenue and service our debt. If this occurs, we may have to seek permission to reschedule payment of our debt, and this could be expensive. The value of your Units could be reduced significantly as a result.

Defects in the construction or performance of our plant could result in a reduction in our revenues and profitability and in the value of your Units.

We anticipate that the design-build contract that we expect to enter into with REG for construction of our biodiesel plant will contain warranties with respect to materials and workmanship and assurances that the plant will operate at design capacity. However, defects in the construction or performance of the plant could occur and there is no assurance that REG could correct any problem that occurs. If our plant does not perform at or above design specifications, we will find it difficult to compete in a competitive marketplace. If defects delay the construction or hinder the operations of the plant, our operations, revenues, profitability and the value of your Units could be materially adversely affected. If defects require a lengthy or permanent discontinuance of production, your Units could have very little or no value.

Acquisition of a plant site may be delayed for environmental or other reasons, resulting in delays or interruptions in site acquisition or plant construction and additional costs, which may delay our ability to generate revenues and reduce the value of your Units.

We have an option to purchase a site for our plant in the Mill Race Industrial Park, located two miles east of Freeport, in Stephenson County, Illinois. This site appears to be suitable for the construction of our plant. The option expires on December 31, 2006. If we are unable to exercise or extend this option prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the currently agreed purchase price for the site or to locate an alternative site. We have not identified or obtained options to purchase any other potential sites for our plant. There is no assurance that after full investigation we will determine that the Mill Race Industrial Park site or any other potential site will be suitable for our plant or be acquired for that purpose. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. A new site may be located outside Stephenson County and could even be located outside the state of Illinois. Although zoning has been completed and preliminary environmental reviews have been made at our Mill Race Industrial Park site, there is no assurance that zoning requirements, environmental conditions or archaeological artifacts at any site will not delay the construction of our plant. The presence of a serious environmental problem or archaeological artifacts would very likely delay construction of our plant and could require us to locate a different site, either of which would result in substantially increased costs and delays. Among other cost factors, REG may be entitled to an increase in its design-build cost if construction is delayed for unanticipated environmental reasons. These delays and increased costs could require additional financial resources, would very likely delay our commencement of operations, reduce our profitability and substantially diminish the value of your Units and could force us to terminate our plans and liquidate at substantial cost to your investment.

You will have no role in the selection of an alternative site for our plant in the event that we decide our Mill Race Industrial Park site is not the best location for our plant.

Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. Although the site that we have subject to option in the Mill Race Industrial Park appears to be suitable for the construction of our plant, site conditions, environmental issues, acquisition costs, anticipated construction difficulties, the availability of transportation facilities and utilities, and other reasons may cause our board of managers to change the site for our plant. Any such change would likely need to be made quickly and our board of managers has the power under our Amended and Restated Limited Liability Company Agreement to change our plant site without the participation or consent of our members. As a consequence, you will have no role in the selection of an alternative site which could have a significant effect on our anticipated operations and financial results.

Any delay in or increased costs for rail access could delay the construction and operation of our plant, reducing our profitability and the value of your Units.

We may ship a substantial amount of our biodiesel by rail. The Canadian National Railroad has rail service available near our Mill Race Industrial Park site. However, we have not negotiated rail access from the railroad or the construction of the rail spurs which would be necessary to provide service to our plant. We have budgeted $745,000 for rail access and construction costs. Any delay in securing rail access or increased costs could adversely affect our construction timetable, commencement of operations and profitability, resulting in a decrease in the value of your Units.

We will require improved road access to our plant, which will depend on action by local authorities and may require significant expense for us.

The Mill Race Industrial Park site that we presently have subject to an option to purchase for our plant, and any other potential sites, will require improved road access, including relocation of existing roads and upgrading of capacity to weight limits required for our use. Local authorities must approve any roadway changes that we need and are likely to require us to fund a substantial part or all of the cost of relocating and improving these roads. This additional expense will increase our costs of construction and increase the capital required by us.

Risks Related to Our Operations and Market

Our business will not be diversified because we will be primarily dependent upon one product. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the biodiesel industry.

We expect our business to solely consist of biodiesel and glycerin production and sales. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell biodiesel and glycerin, or if the markets for those products decline. Our plant will not have the ability to produce any other products. Our lack of diversification means that we may not be able to adapt to changing market conditions or to withstand any significant decline in the biodiesel industry. The value of your Units will be subject to this risk.

Our financial results will greatly depend on prices for our feedstock supplies and market prices for the biodiesel and glycerin that we produce, and the value of your Units will be impacted by changes in those prices.

The cost that we incur for our supplies of soy and other vegetable oils and rendered animal fats and the market prices for the biodiesel and glycerin that we produce and sell will have a major impact on our financial results and profitability. Soy oil and other input feedstocks, which comprise a major portion of our operating expenses, do not have a direct price relationship to the price of biodiesel in the marketplace. For an operating biodiesel plant, falling biodiesel prices, coupled with a rise in feedstock prices, can result in significant reductions in cash flow. These prices will change based on available supplies, the supply and market prices for alternative products and many other market factors. For instance, increased supplies of biodiesel may lead to lower prices for both biodiesel and glycerin, regardless of the price of feedstocks. In addition, increased production of biodiesel could result in increased demand for soy oil and other feedstocks, resulting in higher operating costs and lower profits for us. There can be no assurance as to the price of these commodities in the future, and any increase in feedstock prices or decrease in the price of biodiesel and glycerin would very likely result in less profitability for us and a reduction in the value of your Units.

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant operating cost increases could adversely affect us due to numerous factors, many of which are beyond our control. These increases could arise for several reasons, such as:

•       Higher prices for feedstocks of soy oil, animal fats and other biodiesel resources;

•       Higher natural gas prices, due to rising energy prices in general or increased demands on available supplies of natural gas;

•       Increased costs for electricity, water and other utilities;

•       Higher transportation costs for required feedstocks and for our biodiesel and glycerin products due to rising fuel costs and greater demands on truck and rail transportation services; and

•       Rising labor costs, particularly if any labor shortage should occur.

Operating the plant will also subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, little or no distributions to our Unit holders and substantially decreased value of your Units.

The market price of biodiesel has followed the price of petroleum fuels, such as diesel fuel, and decreases in the price of petroleum-based fuels would very likely decrease the price of biodiesel, resulting in reductions in our revenues, profits, distributions and Unit values.

Historically, biodiesel prices have generally paralleled movements in petroleum prices. Petroleum prices in the international market have been difficult to forecast due to the impact of wars and other political factors, economic uncertainties, exchange rates and natural disasters. Just as a small reduction in the real or anticipated supply of crude oil can have a significant upward impact on the price of petroleum-based fuels, a perceived reduction of such threats can result in a significant reduction in petroleum fuel prices. Because biodiesel costs of production are relatively high compared to petroleum production and refining costs, a reduction in petroleum-based fuel prices can have a significantly adverse effect on biodiesel revenues and profits, which would reduce our distributions and the value of your Units.

The biodiesel and biofuels industry is very competitive.

Competition in the biodiesel industry is strong and growing more intense as more production facilities are built and the industry expands. Our business will face competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed plant. The biodiesel industry has been characterized by companies which established plants ranging from very low capacity to 30 mmgy in the localities of their ownership, feedstocks and markets. In Illinois and adjacent areas of Wisconsin, Iowa and Indiana, there are several plants in operation, with 182 mmgy of capacity, and several more under construction, with 157 mmgy of estimated capacity. All of these plants will compete with us for feedstocks and customers in our regional market. We expect that additional biodiesel producers will enter the market if the regulatory environment remains favorable and the demand for biodiesel continues to increase.

The construction of plants by Archer Daniels Midland Company (“ADM”) and Cargill, Inc. (“Cargill”) will bring significant additional competitors into the biodiesel industry. ADM and Cargill are major international agribusiness corporations with the financial, sourcing and marketing resources to become formidable competitors in the industry, without geographical, funding or feedstock restraints. ADM has its headquarters and major ethanol and other operations in Decatur, Illinois and may consider placing a biodiesel plant in that location. We must expect that ADM and Cargill, and perhaps other large corporations, will be significant competitors in the biodiesel industry in the future. Nationally, the biodiesel industry generally is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry. Competition for feedstocks and customers will have a direct impact on our profitability and value of your investment.

As more biodiesel plants are built, biodiesel production will increase and, if demand does not sufficiently increase, this could result in lower prices for biodiesel and glycerin, which will decrease the amount of revenue we may generate.

A significant number of biodiesel plants are currently being planned and built in the United States. As a consequence, biodiesel production is expected to increase rapidly in the next two to three years. That rate of increase may continue. The demand for biodiesel is dependent upon numerous factors such as governmental regulations, governmental incentives, whether existing incentives for the production and use of biodiesel continues and the development of other technologies or products that may compete with biodiesel. If the demand for biodiesel does not sufficiently increase, then increased biodiesel production may lead to lower biodiesel prices. In addition, because biodiesel production produces glycerin as a co-product, increased biodiesel production will also lead to increased supplies of glycerin. Demand for glycerin depends upon various factors, the most significant of which is oversupply. A further increase in the supply of glycerin, without offsetting increases in demand, could continue the trend to lower prices in the glycerin market. Decreases in the market price of biodiesel and glycerin will result in lower revenues for us, would decrease our profitability, could result in operating losses and would reduce the value of your Units.

Technological advances and changes in production methods in the biodiesel industry could render our plant obsolete and adversely affect our ability to compete and the value of your investment.

Technological advances could significantly decrease the cost of producing biodiesel. If we are unable to adopt or incorporate technological advances into our operations, our plant could become uncompetitive or obsolete. We expect that technological advances in biodiesel production methods will continue to occur. If improved technologies become available to our competitors, they may be able to produce biodiesel at a lower cost than our plant. If that occurs, we may be required to acquire new technology and retrofit our plant so that we remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms or that any new technologies could be incorporated into our plant. The costs of upgrading our technology and plant could be substantial. If we are unable to obtain, implement or finance new technologies, our plant could be uncompetitive and our operating income, funds available for distribution and the value of your Units could be substantially reduced.

Research in the basic technologies of biodiesel production may result in even greater changes in the industry. On January 31, 2006, President Bush announced the Advanced Energy Initiative, which will fund additional research in biodiesel technology. New technologies may develop that would become viable means of biodiesel production in the future. For example, development of nanotechnology processes to make the conversion of oils and fats into biodiesel faster and more efficient could significantly change the biodiesel production process. Because we may be unable to incorporate these advances into our operations, our cost of producing biodiesel could be significantly higher than new competitors, which could make our plant obsolete and cause your Units to decrease in value or become worthless.

The development of alternative fuels and energy sources may reduce the demand for biodiesel, resulting in a reduction in our profitability and the value of your Units.

Alternative fuels, including a variety of energy alternatives to biodiesel, are continually under development. Petroleum based fuels and other energy sources that can compete with biodiesel in the marketplace are already in use and more acceptable alternatives may be developed in the future, which may decrease the demand for biodiesel or the type of biodiesel that we expect to produce. Technological advances in engine and exhaust system design and performance could reduce the use of biofuels, which would reduce the demand for biodiesel. Further advances in power generation technologies, based on cleaner hydrocarbon based fuels, fuel cells and hydrogen are actively being researched and developed. If these technological advances and alternatives prove to be economically feasible, environmentally superior and accepted in the marketplace, the market for biodiesel could be significantly diminished or replaced, which could substantially reduce our revenues and profitability and the value of your Units.

Consumer perceptions of biodiesel and other fuels may have a negative impact on the acceptability of biodiesel in the market, reducing our revenues and the value of your Units.

There is a prevalent understanding that using biodiesel in cold weather can cause vehicle engines to operate less efficiently, become clogged with biodiesel residues and suffer damage. Some expect that biodiesel, particularly if use is mandated, will result in higher fuel prices. These and similar perceptions could negatively impact the acceptability and price of biodiesel in the marketplace, reducing market volumes and prices, and resulting in greater competition, lower revenues for us and less value for your Units.

Because the glycerin market generally is characterized by oversupply, the price at which we may sell our glycerin in the market may be quite low and unrelated to the cost of production, with the result that revenues and earnings from our glycerin production could be minimal or could negatively affect our financial results.

Glycerin is produced as a co-product or by-product of several manufacturing processes and can be produced as a primary product. Notwithstanding the number of uses for glycerin, the market for glycerin has been characterized by oversupply and low prices. Expected increases in biodiesel production is likely to result in further downward pressure on the price of glycerin. Decreases in the market price of glycerin will result in our generating less revenue from glycerin and the production of glycerin could become unprofitable, resulting in a reduction in our earnings and a negative impact on our distributions and Unit values.

Our feedstock prices will fluctuate and could increase significantly in the future, which will increase our operating costs and adversely affect our operating results.

We will require significant amounts of soy oil, other vegetable oils and rendered animal fats to produce biodiesel. The availability and price of these feedstocks will significantly influence our financial performance. The price of soy oil and other vegetable oils, as with most other crops, is affected by weather, disease, changes in government incentives, demand and other factors. A significant reduction in the supply of soy oil and other vegetable oils because of weather or disease, or increases in the demand for vegetable oils because of increased biodiesel production or other factors, could result in higher vegetable oil prices. The supplies and prices of rendered animal fats has also fluctuated greatly in the marketplace. Because there is little correlation between the prices of these feedstocks and the price of biodiesel (which tends to track with petroleum prices), increases in feedstock prices generally produce lower profit margins for biodiesel producers. The prices of vegetable oils and rendered animal fats has fluctuated significantly in the past and may fluctuate significantly in the future. If feedstock prices increase, our production costs will increase and our profit margins will likely decrease because we may not be able to pass any of the increased costs on to our customers.

We will not have marketing agreements with our members to assure us a source for soy and other vegetable oils and feedstocks which would protect us from price fluctuations in our feedstock supplies.

Many producers of alternative energy products have grain delivery programs which require their members or stockholders to deliver specified quantities of feedstocks to the producer at established, formula or market prices. These agreements may protect producers from supply and price fluctuations. We do not expect to have any feedstock delivery agreements and will be required to acquire substantial quantities of soy and other vegetable oils and feedstocks in the marketplace based upon prevailing market prices. If the supplies of oils and other feedstocks in the vicinity of our plant are not adequate, we may not be able to procure adequate supplies at reasonable prices. This could result in a utilization of less than the full capacity of our plant, reduced revenues, higher operating costs, reduced income or losses, and a reduction in the value of your Units.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our oil and other feedstock requirements and are not able to utilize all of the feedstocks subject to our futures contracts.

We may attempt to minimize the effects of fluctuations in the price of soy and other vegetable oils and alternative feedstocks on our operations by taking hedging positions in the futures markets. Hedging is a means of protecting the price at which we will buy feedstocks in the future. In a hedging transaction, we will purchase futures contracts that lock in the amount and price of oil or other feedstock that we will purchase at a future date. There is no assurance that our hedging activities will successfully reduce the risk caused by market price fluctuations. Whether our hedging activities are successful will depend upon, among other things, the cost of each feedstock and our ability to sell sufficient amounts of biodiesel to utilize all of the feedstock subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the feedstocks subject to our futures contracts.

Our operations will depend on the availability of natural gas at acceptable prices; any interruption in the supply of natural gas may force us to halt operations and may harm our business and your investment.

We will require a consistent supply of natural gas to operate our plant. Although we expect natural gas to be available to us at our Freeport, Illinois site, and our selection of any alternate site would depend on access to a natural gas pipeline, the supply and price of natural gas could subject our operations to risks. The price of natural gas has increased significantly in the past and may continue to increase, both in real terms and in relation to other sources of energy. As the demand for natural gas increases in the national and regional markets, interruptions in supplies, particularly for industrial use, may occur. Natural gas supply agreements may provide for interruptible service or, at higher prices, priority service. Any significant increase in the price of natural gas will result in lower profit margins for us if we are unable to pass the higher costs on to our customers. Because natural gas will be the only thermal heating source for our plant, if there is any interruption in our natural gas supply, we would have to halt operations. Interruptions of a frequent or ongoing nature could substantially harm our business and the value of your Units. Alternative energy sources may not be available to us. Even if an alternative energy source is available, costly engineering and design changes to our plant may be required to meet energy production, biodiesel processing and environmental requirements. The costs and interruptions in our operations and cost of installing new energy systems would reduce our ability to operate profitably and cause your Units to lose value.

We will require electricity, water and other utilities for our operations; we do not have assured supplies of these resources and related costs will affect our profitability.

We will require a consistent supply of electricity and plentiful supplies of water for our operations. We have not yet entered into any definitive agreements to obtain supplies of electricity, water and other resources. We, or others for our benefit, have also not yet obtained required water usage and discharge permits. The availability of these resources will be essential to our operations and the associated costs will impact our profitability.

If we are unable to obtain the services of third-party marketers, or we subsequently lose those services, we may not be able to sell the biodiesel and glycerin that we produce.

We do not intend to hire a sales staff to market our biodiesel and glycerin. We expect to enter into agreements with third-party marketers to market and sell our biodiesel and glycerin. The cost of utilizing independent marketers could place us at a competitive disadvantage. We presently have no contracts with any marketers for the sale of our products. If we are unable to secure the services of third-party marketers or if any of the marketers that we contract with breaches or terminates our agreement or is unable to provide any of the services contracted for, we may not have any readily available means to sell our biodiesel and glycerin. Further, these third-party marketers will likely have relationships and agreements with other biodiesel producers. It is possible that a marketer’s ability or willingness to market and sell our products could be impaired by agreements that the marketer has with other entities not related to us. Consequently, we may not obtain the best possible prices for our products. We will depend upon the financial health and performance of the marketers with whom we contract and our failure to sell all of our biodiesel and glycerin may result in less income from sales, reduced distributions to our Unit holders and reduction in the value of your Units.

Competition for qualified personnel in the biodiesel industry is intense and we may not be able to hire and retain qualified managers, engineers and operators to operate our plant efficiently.

When construction of the proposed plant nears completion, we will need a significant number of employees to operate the plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire or otherwise engage qualified managers, engineers and accounting, human resources, operations and other personnel. Competition for employees in the biodiesel industry is intense. If we are unable to hire, train and retain qualified and productive personnel, we may not be able to operate the plant efficiently and the amount of biodiesel we produce and market may decrease.

There is a possibility of a leak, fire or explosion at the plant, which would significantly increase our costs and decrease the value of your Units.

Because biodiesel is a combustible product, a leak, fire or explosion may occur at the plant which could result in damage to the plant and nearby properties, injury to employees and others, and interruption of our operations. If such an event occurs, we may incur significant additional costs including, among other things, clean-up, liability for damages or injuries, legal, and reconstruction expenses. Any significant increase in our expenses will impact our profitability and decrease the value of your Units.

Risks Related to Regulation and Governmental Action

Loss of favorable tax benefits for biodiesel production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The biodiesel industry has been aided by federal tax incentives. These incentives have supported a market for biodiesel that might disappear without the incentives. The federal tax incentives were scheduled to expire December 31, 2006. However, pursuant to legislation signed in August 2005, Congress has extended the incentives to December 31, 2008. These tax incentives may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the biodiesel industry could reduce the market for biodiesel, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell biodiesel. If the government eliminates or sharply curtails these tax incentives, we believe that a decreased demand for biodiesel could result, which could result in the failure of less efficient or highly leveraged plants and the potential loss of some or all of your investment.

The reduction or termination of favorable environmental regulations that favor the use of biofuels in motor fuel blends would adversely affect the market for our biodiesel product and reduce the value of your investment.

The biofuels industry in the United States currently depends on the existence of federal environmental regulations which favor the use of blended fuels, including biodiesel. The cost of production of biofuels, including biodiesel, has historically been higher than the cost of producing and refining petroleum based fuels. Federal government incentives have the effect of mitigating the impact of higher biodiesel production costs. Thus, the repeal or substantial modification of these environmental regulations could have a materially detrimental effect on the biodiesel industry and on our operations and financial results.

The unavailability or loss of state tax incentives in Illinois would increase our cost of production and reduce our operating results, decreasing funds that may be available for distribution and reducing the value of your Units.

Illinois tax incentives that may be available to our plant include investment tax credits, jobs tax credits, sales tax exemptions on construction materials, exemptions from taxes on utilities used and an exemption from taxes on interest on funds borrowed by us will depend on the site chosen for our plant and could be repealed in the future. However, we do not consider state tax incentives essential to our budget or business plan and the availability or lack of tax incentives are not the most important considerations in our selection of a site. The unavailability or loss of these incentives will directly adversely affect our operating results, distributions and Unit values.

The necessity to obtain permits prior to construction or operation of our plant and to comply with new and existing environmental laws and regulations could significantly increase our construction and start-up costs, and force us to delay or halt construction or operation.

To construct the plant, we will need to obtain and comply with a number of permitting requirements. We may have difficulties obtaining the permits we need. As a condition of granting necessary permits, regulators could make additional demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. Environmental issues, such as contamination and compliance with applicable environmental standards, could arise at any time during the construction and operation of the plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the plant. This would significantly increase the cost of the plant. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the plant.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.

We are subject to environmental regulations of the United States Environmental Protection Agency (“EPA”) and the Illinois Environment Protection Agency (“IEPA”). Compliance with these regulations may require a significant investment of resources, including both financial resources and personnel time and expertise. The EPA or the IEPA may seek to implement additional regulations or implement stricter interpretations of existing regulations. The nature and scope of future legislation, regulations and programs cannot be predicted. Recently, the EPA cautioned biodiesel producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain biodiesel plants, the EPA expressed concerns over the discovery of certain “volatile organic compounds,” some of which may be carcinogenic. While our plant will use technology designed to limit the amount of emissions, there still may be risks that the environmental laws and regulations may change with respect to emissions by our plant. Changes in environmental laws or regulations or stricter interpretation of existing regulations may require significant additional capital expenditures or increase our operating costs and may cause the loss of some or all of your investment.

Our plant could also be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges. Such environmental and public nuisance claims, or tort claims based on emissions, could also increase our operating costs.

We will be subject to Federal and State laws and regulations regarding occupational safety; these regulations will increase our operating costs.

Compliance with federal and state occupational laws and regulations, such as the federal Occupational Safety and Health Administration (“OSHA”) regulations, will increase our operating costs. The most significant OSHA issue is process safety management, a 14 point analysis system to minimize releases of hazardous chemicals. Other OSHA standards deal with the management of contractors, ongoing training procedures and an emergency action plan. The possible adoption of stricter regulations and standards in this area could further increase our costs and adversely impact our operating results.

Risks Related to the Units

The Units to be issued in this offering have no public market and no public market is expected to develop.

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock MarketTM. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

There are significant restrictions on the transfer of our Units.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Amended and Restated Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units—Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules”.

There is no assurance that we will be able to make distributions to our Unit holders, which means that you could receive little or no return on your investment.

Distributions of our net cash flow may be made at the sole discretion of our board of managers, subject to the provisions of the Delaware Limited Liability Company Act, our Amended and Restated Limited Liability Company Agreement and restrictions imposed by our creditors. There is no assurance that we will generate any distributable cash from operations. Although our intention is to make cash distributions sufficient to discharge our members’ anticipated tax liabilities arising from any taxable income generated, our board may elect to retain cash for operating purposes, debt retirement, plant improvements or expansion. Consequently, you may receive little or no return on your investment. See “Distribution Policy” and “Description of Membership Units.”

We may authorize and issue Units of new classes which could be superior to or adversely affect you as a holder of Class A Units.

Our board of managers has the power to authorize and issue Units of classes which have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, different from or superior to those of the Class A Units. These Units may be issued at a price and on terms determined by our board of managers. The terms of the Units and the terms of issuance of the Units could have an adverse impact on your rights and could dilute your financial interest in us.

Our Units represent both financial and membership rights, and loss of status as a member would result in the loss of your voting and other rights and would allow us to redeem your Units.

As a holder of Units, you will be entitled to certain financial rights, such as the right to any distributions, and to membership rights, such as the right to vote as a member. If you do not qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights, and we could redeem your Units. The minimum number of Class A Units required for membership is 12,500 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Amended and Restated Limited Liability Company Agreement or take actions contrary to our interests, and for other reasons.

Although our Amended and Restated Limited Liability Company Agreement does not define what actions might be contrary to our interests, and our board of managers has not adopted a policy on the subject, such actions might include providing confidential information about us to a competitor, taking a board or management position with a competitor or taking action which results in significant financial harm to us in the marketplace. Our board of managers does not presently intend to amend our Amended and Restated Limited Liability Company Agreement or adopt a further policy to clarify the policy as stated in the language contained in our Amended and Restated Limited Liability Company Agreement.

If you are terminated as a member (other than upon death, dissolution or a complete transfer), our board of managers will have the right, but not the obligation, to redeem your Units at 80% of the average sale price for Units, as determined by our board of managers, in the six months immediately prior to the board’s decision to redeem your Units. We may exercise our right to redeem your Units at any time following termination. Our Amended and Restated Limited Liability Company Agreement does not contain any provision for advance notification with respect to termination of membership or redemption or any formal procedure to address or oppose such termination or redemption with our board of managers. A member who wished to contest termination or redemption would be required to demonstrate in a court proceeding that our board of managers had insufficient grounds to terminate the member or that the redemption was improper.

Our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs.

Our members have the right to participate in the election of managers and have the power to propose and approve amendments to our Amended and Restated Limited Liability Company Agreement or to cause us to dissolve. Without approval or consent by our members, our board of managers is authorized to issue additional Units of any authorized class, admit additional persons as members, add managers to our board of managers, adopt and amend a Unit transfer policy regulating the transfer of Units, and amend provisions of our Amended and Restated Limited Liability Company Agreement relating to allocations of profit and loss, distributions and tax matters. As a consequence, our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs. Our members have no significant role in our governance or management beyond their right to participate in the election of managers and to vote on amendments to our Amended and Restated Limited Liability Company Agreement, to dissolve and on other matters that our board submits to the vote of our members.

Voting rights of members are not necessarily equal and are subject to certain limitations.

Members who are holders of Class A Units are entitled to one vote for each Class A Unit held. Cumulative voting for managers is not allowed, which makes it substantially less likely that a minority of members could elect a member to the board of managers. However, we may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by the board of managers without the approval of our members. Members do not have dissenter’s rights. This means that they will not have the right to dissent and seek payment for their Units in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property. Holders of Units who are not members have no voting rights. These provisions may limit the ability of members to change the governance and policies of our company.

The presence of members holding as little as 10% of our outstanding Units will constitute a quorum at meetings of our members, and a majority vote of the Units represented may generally take action on matters presented.

A quorum of members holding 10% or more of the outstanding Units represented in person, or 20% if the board of managers has authorized the use of mail ballots or proxies, is required at meetings of our members. Unless a higher percentage is required by our Amended and Restated Limited Liability Company Agreement or Delaware law, members take action by a majority vote of the Units represented and entitled to vote. This means that the holders of a small minority of outstanding Units could take an action which would not necessarily be in the best interests of all Unit holders. The quorum requirement also means that we must secure the presence of members holding at least 10%, or 20% if mail ballots or proxies are authorized, of the outstanding Units in order to take actions which may be in the best interests of our company. See “Summary of our Amended and Restated Limited Liability Company Agreement.”

We will have substantial indebtedness and our Units will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our Units are equity interests which will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to the holders of our Units. We expect to incur substantial indebtedness to finance the construction of our plant and commencement of operations. The amount of that financing, plus possible additional borrowings and operating liabilities, creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our Unit holders after payment of our debts.

We are not required to deliver annual reports or proxy statements to Unit holders, our managers, officers and significant Unit holders will not be required to file ownership reports, and in certain circumstances our obligation to file reports with the Securities and Exchange Commission could be terminated, all of which may limit your access to information about us.

Except for our obligation to provide audited annual financial statements to our members upon request pursuant to our Amended and Restated Limited Liability Company Agreement, we are not required to deliver an annual report to our Unit holders. We are also not required to furnish proxy statements to our Unit holders and our managers, officers and holders of 5% or more of our Units are not required to file information regarding their holdings with the SEC. Although we will be required to file publicly available reports containing annual and quarterly financial statements and other information about us with the SEC after the effectiveness of the registration statement for this offering, this obligation will be suspended if we have fewer than 300 Unit holders. These factors, particularly the possible suspension of our obligation to file reports with the SEC, may significantly limit your access to financial and other information regarding us and our operations.

Risks Related to Tax Issues

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY AND IMPACT ON THE INVESTOR’S TAX REPORTING OBLIGATIONS AND LIABILITY.

Internal Revenue Service classification of us as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company and expect to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the Units. This means that we will pay no federal or state income tax and Unit holders will pay tax on their allocated shares of our net income. Treasury regulations classify a limited liability company as a partnership for tax purposes unless the entity affirmatively elects to be taxed as a corporation or the entity is considered a publicly traded partnership because of the manner in which its units are transferred. We will not elect to be taxed as a corporation and will endeavor to avoid classification as a publicly traded partnership.

However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the Units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders. See “Federal Income Tax Consequences of Owning our Units—Partnership Status.”

You may not be able to fully deduct your share of our losses or your interest expense.

It is likely that your interest in us will be treated as a “passive activity” for federal income tax purposes. In the case of Unit holders who are individuals or personal services corporations, this means that a Unit holder’s share of any loss incurred by us will be deductible only against the holder’s income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Some closely held C corporations have more favorable passive loss limitations. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer’s entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

Interest paid on any borrowings incurred to purchase Units may not be deductible in whole or in part because the interest must be aggregated with other items of income and loss that the Unit holder has independently experienced from passive activities and subjected to limitations on passive activity losses.

Your tax liability from your share of our taxable income may exceed any cash distributions you receive, which means that you may have to satisfy this tax liability using your personal funds.

Because we expect to be treated as a partnership for federal income tax purposes, we do not expect to pay any federal tax, and all of our profits and losses will “pass through” to our Unit holders. You must pay tax on your allocated share of our taxable income every year. You may not receive cash distributions from us sufficient to satisfy these tax liabilities. This may occur because of various factors, including accounting methodology, lending covenants that restrict our ability to pay cash distributions, or if we decide to retain cash generated by the business to fund our activities or other obligations. Accordingly, you may be required to satisfy these tax liabilities out of your personal funds.

You may be subject to federal alternative minimum tax in the early years of our operations.

While we do not presently intend to adopt accelerated methods of depreciation, we may do so. If we do so, we anticipate that in the early years of our operation taxable income for alternative minimum tax purposes will exceed regular taxable income passed through to the members. Such excess alternative minimum taxable income passed through to you as a member may subject you to the federal alternative minimum tax. You are encouraged and expected to consult with your individual tax advisor to analyze and determine the effect on your individual tax situation of the alternative minimum taxable income you may be allocated in the early years of our operations.

Any audit of our tax returns resulting in adjustments could cause the Internal Revenue Service to audit your tax returns, which could result in additional tax liability and expense to you.

The IRS may audit our tax returns and may disagree with the tax positions we take on our returns. The rules regarding partnership taxation are complex. If challenged by the IRS, the courts may not sustain the position taken by us on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required. This could result in adjustments on your tax returns and in additional tax liabilities, penalties, interest and expense to you.

Risks Related to Conflicts of Interest

There are conflicts of interest in our business because we have relationships with and may enter into additional transactions with our officers, managers and affiliates, which could impair an interested officer’s or manager’s ability to act in our best interest.

Conflicts of interest exist and may arise in the future because of the relationships between and among our officers, managers, their affiliates and us, and the fact that we may from time to time enter into transactions with our officers, managers and their affiliates. Conflicts of interest could cause our managers and officers to put their personal interests ahead of the best interests of our company and our Unit holders.

Conflicts of interest could result in transactions with related parties having terms less favorable to us than those that could have been obtained in an arm’s-length transaction. Conflicts of interest could also result in related parties receiving more favorable treatment in the event of a dispute than an unaffiliated third party would receive.

Our managers and officers, and certain of their affiliates, are presently owners of Units. They may purchase additional Units in the future, including in this offering, and may acquire additional Units in connection with our compensation arrangements. If our managers, officers and affiliates individually or collectively own a significant percentage of our Units, their voting power could increase the likelihood of conflicts of interest and reduce the ability of members to replace them as managers and officers.

Our Amended and Restated Limited Liability Company Agreement provides that a transaction involving a conflict of interest with a manager or a manager’s affiliates is not void or voidable if the facts of the conflict are disclosed and the transaction is approved by a two-thirds vote of disinterested managers. We have not established any additional formal procedures to evaluate or resolve conflicts of interest.

Although we intend to examine all conflicts of interest that may arise from time to time, any conflicts of interest that occur could harm our business and reduce the value of your Units.

Our managers and officers have other business interests that may receive a greater share of their time and attention than they will devote to us.

Our managers and officers have other business interests and responsibilities that may be given priority over the time and attention that they are willing to devote to us. Although they are committed to dedicate the time necessary to make us successful, they have significant responsibilities in their primary occupations, principally farming, and consequently have limited time to devote to us. This could result in errors of management and governance that could adversely affect our operations, financial results and the value of your Units.

Our consultants and contractors may have financial and other interests which conflict with our interests, and they may place their interests ahead of ours.

Entities and individuals who are engaged or may in the future be engaged by us as consultants and contractors will have financial interests which may conflict with our interests and the interests of our Unit holders. Each of our consultants and contractors is likely to be a creditor of ours, which could affect their advice and commitment of time and resources to us. In addition, it is possible that some of our consultants and contractors, or their affiliates, may invest in this offering, in which case they may be in a position to influence our decisions and actions in favor of their own interests.

In particular, REG will have roles of major importance in the development, construction, commencement of operations and management of our plant and business. REG’s recommendations and actions will be critical to our success and, if it places its own interests ahead of ours, we could be harmed as a result. REG or its affiliates may have interests in other biodiesel plants, as owners, creditors and in other capacities. REG may be involved in constructing or managing other plants in our geographic area in the future and may have substantial financial interests in those plants. As a result, REG may have conflicts of interest as it allocates personnel, materials and other resources to our plant and others. See “Certain Relationships and Related Party Transactions.”

Prospective investors must not construe this prospectus as constituting investment, legal, tax or other professional advice. Before making any decision to subscribe for Units, you should read this entire prospectus, including each of its appendices, and consult with your own investment, legal, tax and other professional advisors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements involving future events, future business, industry and other conditions, our future performance, and our plans and expectations for future operations and actions. In many cases, you can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “hope,” “should,” “could,” “may,” “future,” “continue,” “potential,” or other forms or the negatives of these terms or other similar expressions. Many of these forward-looking statements are located in this prospectus under the headings “Summary,” “Risk Factors,” “Capitalization,” “Use of Proceeds,” “Management’s Discussion and Analysis and Plan of Operations,” “Description of Business” and “Plan of Distribution,” but they may appear in other sections as well.

These forward-looking statements are based on assumptions that we believe to be reasonable, beliefs and expectations in reliance on information currently available to management and our estimates regarding future results, trends and uncertainties. Important factors that could significantly affect our assumptions, plans, anticipated actions and future financial and other results include, among others, those matters set forth in the section of this prospectus entitled “Risk Factors.”  You are urged to consider all of those risk factors when evaluating any forward-looking statement, and we caution you not to put undue reliance on any forward-looking statements.

You should read this prospectus thoroughly with the understanding that our actual results may differ materially from those set forth in the forward-looking statements for many reasons, including events beyond our control and assumptions that prove to be inaccurate or unfounded. We cannot provide any assurance with respect to our future performance or results. Although we believe that our plans and objectives, as reflected in or suggested by the forward-looking statements, are reasonable, we may never achieve our plans or objectives. Actual results may differ from anticipated or desired results due to many possible unforeseen developments, including developments arising from or relating to the following:

•       The suitability of our biodiesel plant site, availability of required infrastructure and construction of our plant;

•       Competition and technological developments in the biodiesel industry and the energy market generally;

•       Economic, competitive and business conditions in our local and regional markets and in the national and international marketplace;

•       The availability and continuance of environmental and other permits, licenses and incentives;

•       The impact of or changes in laws or regulations relating to the biodiesel or energy industry, environmental matters and taxation;

•       Our ability to generate cash flow to meet our operating needs, repay indebtedness and make distributions to our Unit holders;

•       The performance of our consultants, contractors and suppliers;

•       The actions of national, state and local legislative, regulatory and judicial bodies and authorities;

•       Delays or interruptions in the construction or operation of our plant due to inadequate financing, design or material failures, environmental issues, lack of raw materials, transportation blockages, weather and other factors;

•       The necessity to modify or upgrade our plant, expand or curtail our operations, obtain additional capital or change our business strategy; and

•       Other factors discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus speak as of the date of this prospectus and are subject to events and developments occurring after the date of this prospectus. Except as may be required under the federal securities laws, we do not undertake any obligation to update any forward-looking statements in this prospectus to reflect future events or developments. The “safe harbor” for forward-looking statements contained in Section 27A of the Securities Act of 1933 is not available to us.

USE OF PROCEEDS

If we sell the minimum number of Units offered in this offering, the gross proceeds, before deducting offering expenses, will be $20,000,000. If we sell the maximum number of Units offered, the gross proceeds, before deducting offering expenses, will be $35,000,000. We estimate that our offering expenses will be approximately $400,000. Consequently, we estimate the net proceeds of the offering will be approximately $19,600,000, if the minimum number of Units offered is sold, and $34,600,000, if the maximum number of Units offered is sold.

	Minimum Offering	Maximum Offering
Offering Proceeds ($2.00 per Unit)	$20,000,000	$35,000,000
Less Estimated Offering Expenses	400,000	400,000
Net Proceeds from Offering	$19,600,000	$34,600,000

We intend to use the net proceeds of this offering to construct and commence operations of a 30 million gallon per year capacity biodiesel production plant. Depending on the amount of equity that we raise in this offering, we will also require debt financing ranging from $20,000,000 to $35,000,000 in order to fully capitalize our project. We estimate that the total expenditures for site acquisition, construction of the plant, site improvements and start-up expenses will be approximately $58,600,000. See “Sources and Uses of Funds” for a full discussion of the amount of debt financing which we would require depending on the amount of proceeds available to us from this offering and for the detailed expenditures which we anticipate will be made from the combined proceeds of this offering and debt financing in order to construct and commence operations of our plant.

DETERMINATION OF OFFERING PRICE

There is no market for our Units. We established the $2.00 offering price for the Units based on our estimate of capital and expense requirements for our project, and not based on perceived market value, book value or other established criteria of valuation. The offering price is substantially higher than the $1.00 per Unit purchase price paid by investors in our seed financing. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

DILUTION

Investors who purchase Units in this offering will receive Units diluted by the prior issuance of Units to investors in our seed capital financing. The purchase price for our Units to those seed capital investors was $1.00 per Unit, substantially below the offering price for Units in this offering. Those previously issued Units will dilute the relative ownership interests of the Units sold in this offering because the earlier investors received a relatively greater share of our equity for less consideration than investors are paying for Units in this offering. Consequently, all investors in this offering will incur an immediate dilution in the value of their Units and relative interest in us.

As of June 30, 2006, we had 3,500,000 Units outstanding which had been sold to our seed capital investors at a price of $1.00 per Unit. These Units, based on our June 30, 2006 financial statements, had a net tangible book value of $3,380,076 or $0.97 per Unit. This tangible book value per Unit represents members’ equity less intangible assets, such as deferred offering costs, divided by the number of Units outstanding. The offering price of $2.00 per Unit in this offering substantially exceeds that net tangible book value per Unit of our outstanding Units. Therefore, based on the net tangible book value of our Units as of June 30, 2006, all current holders will realize an immediate increase of $0.77 per Unit in the net tangible book value of their Units if the minimum number of Units offered is sold in this offering at a price of $2.00 per Unit, and an increase of $0.86 per Unit if the maximum number of Units offered is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.27 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a dilution of at least $0.17 per Unit if the maximum number of Units is sold at a price of $2.00 per Unit.

The following table illustrates the increase to existing Unit holders and the dilution to investors in this offering in the net tangible book value per Unit assuming the minimum or the maximum number of Units is sold. The table does not take into account any changes in the net tangible book value of our Units occurring after June 30, 2006, other than the completion of the sale of our currently outstanding Units.  No reduction has been made for the expenses of this offering. The computations in the table do not include 12,500 Units which we have agreed to issue to one of our consultants, Ebenezer Mgmt, LLC. The table also does not take into account outstanding warrants for the purchase of 650,000 Units at an exercise price of $1.00 per Unit which were issued to our managers in June 2006. The warrants will become exercisable on and after the date on which our plant commences operations and will have an exercise period of one year thereafter. The Units which may be issued upon exercise of the warrants will also dilute the value of the Units offered and interests of our Unit holders.

	Minimum	Maximum
Net tangible book value per Unit at June 30, 2006	$0.97	$0.97
Increase in pro forma net tangible book value per Unit attributable to the sale of 10,000,000 (minimum) and 17,500,000 (maximum) Units at $2.00 per Unit	$0.77	$0.86
Pro forma net tangible book value per Unit at June 30, 2006, as adjusted for the sale of the Units in this offering	$1.73	$1.83
Dilution per Unit to new investors in this offering	$(0.27)	$(0.17)

We may seek additional equity financing in the future, which may result in further dilution to investors in this offering and a further reduction in their equity interest in us. The holders of the Units purchased in this offering will have no preemptive rights to purchase any Units issued by us in the future. We could also be required to issue warrants to purchase Units to lenders in connection with our debt financing. If we sell additional Units or issue warrants to purchase additional Units, the sale or exercise price could be higher or lower than the offering price in this offering. The amount of dilution which investors may experience in this offering as a consequence of future issuances of Units will be determined by the sale or exercise price at which those future Units are sold.

MARKET FOR UNITS; RESTRICTIONS ON TRANSFER

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock Market™.  As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Amended and Restated Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units—Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules”.

After our biodiesel plant is operating at designed production capacity, we may locate or implement a “qualified matching service” to provide a mechanism for our Unit holders to transfer limited quantities of our Units. A qualified matching service typically involves the use of a computerized or printed listing that lists customers’ bids and/or ask prices to match Unit holders who wish to dispose of their Units with persons who wish to purchase such Units.

Any qualified matching service must comply with applicable tax laws and regulations and applicable federal and state securities laws and regulations. The tax laws and regulations impose limits on the quantities of Units that may be sold and the method of sale. See “Federal Income Tax Consequences of Owning Our Units—Publicly Traded Partnership Rules.” We will not allow or become involved in any activities which might jeopardize our partnership tax status or endanger our ability to pass any profits we may generate directly to our Unit holders before taxation. The securities laws and regulations would require registration or exemptions from registration of the Units to be sold and registration or exemption from registration of the person or entity deemed to be conducting the service. We will not undertake any action that may be allowed by the tax laws and regulations that would require registration of our Units for purposes of sale or registration of us as a broker-dealer under applicable securities laws and regulations. In general, the matching service would allow interested buyers and sellers to contact each other but would not permit us to participate in the matching process. We do not intend to register as a broker-dealer or to take any action that may require us to register as a broker-dealer.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2006 on an actual and pro forma basis to reflect the Units offered in this offering and the receipt of senior and subordinated debt financing which we will require for the construction and commencement of operations of our plant.

			Pro Forma(1)
	Actual		Minimum	Maximum
	(Unaudited)
Long-Term Debt	$0		$32,500,000	$20,000,000
Subordinated Debt	$0		$2,500,000	$0
Members’/Unit Holders’ Contributed Capital	$3,482,432	(2)	$23,082,432	$38,082,432
Accumulated Loss	$(30,975)		$(30,975)	$(30,975)
Total Members’/Unit Holders’ Equity	$3,451,457		$23,051,457	$38,051,457
Total Capitalization	$3,451,457		$58,051,457	$58,057,457

(1)          Adjusted to reflect the receipt of the proceeds of this offering, after deducting offering expenses estimated at $400,000, and the amount of long-term and subordinated debt which we anticipate will be necessary to construct our plant and commence operations.

(2)          Reflects the receipt of $3,500,000 in gross proceeds of our equity seed offering, after deducting offering expenses of  $17,568.

We issued a total of 3,500,000 Units in a seed capital financing at a price of $1.00 per Unit, for total proceeds of $3,500,000, yielding net proceeds of $3,482,432 after deducting $17,568 in offering expenses. Of these proceeds, we held approximately $900,000 at June 30, 2006. If we receive the minimum proceeds of $20,000,000 in this offering, less offering expenses estimated at $400,000, plus cash on hand, on a pro forma basis we would have a total of approximately $20,500,000 in cash from equity offerings available upon the completion of this offering and would need approximately $34,500,000 in senior and subordinated debt financing to reach the cash capitalization we will require for the construction and commencement of operations of our plant. If we receive the maximum offering proceeds of $35,000,000 in this offering, less offering expenses estimated at $400,000, plus cash on hand, on a pro forma basis we would have a total of approximately $35,500,000 in cash from equity offerings available upon the completion of this offering and would need approximately $19,500,000 in senior debt financing to reach the cash capitalization we will require for the construction and commencement of operations of our plant.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the Units. We do not expect to generate earnings until after our plant commences operations, which is expected to occur approximately 12 months after we start construction. We cannot predict the amount of cash, if any, that we may generate from operations. Distributions are payable at times and in aggregate amounts determined by our board of managers in its sole discretion, subject to any loan covenants or restrictions imposed by senior and subordinated lenders. Subject to the availability of cash, the board’s discretion and lenders’ limitations, we intend to make cash distributions of “net cash flow” sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities (based on the board’s estimate of anticipated federal and Illinois statutory rates) arising from allocations to them of taxable income by us. Our board of managers may also declare further distributions from time to time. However, in the exercise of its discretion, our board of managers may elect to retain cash to finance operations, retire debt, improve our plant or expand our business. Consequently, we cannot provide any assurance that we will ever be able to make any cash distributions to our Unit holders or that we will not use available cash for other purposes.

Distributions to holders of Class A Units will be made in proportion to the Units that each Unit holder holds relative to the total number of Class A Units outstanding. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights that are established for that class by the board of managers without member approval. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities, including capital improvements, replacements and contingencies, as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by the affirmative vote of a majority of our board of managers, without a vote of our members.

SELECTED FINANCIAL DATA

The following table summarizes information from our financial statements. You should read this table in conjunction with our financial statements and the notes thereto contained in this prospectus.

	From Inception (April 28, 2005) to December 31, 2005	Six Months ended June 30, 2006	From Inception (April 28, 2005) to June 30, 2006
	(audited)	(unaudited)	(unaudited)
Statement of Operations Data:
Revenues	$0	$0	$0
Other Income	2,500	75,051	77,551
Expenses	(4,645)	(103,881)	(108,526)
Loss Accumulated during Development Stage	$(2,145)	$(28,830)	$(30,975)

	December 31, 2005	June 30, 2006
	(audited)	(unaudited)
Balance Sheet Data:
Assets:
Current Assets	$62,855	$965,785
Other Assets	0	2,571,381
Property and Equipment, net	0	662
Total Assets	$62,855	$3,537,828
Liabilities and Members’/Unit Holders’ Equity:
Current Liabilities	$65,000	$86,371
Total Members’ Equity	(2,145)	3,451,457
Total Liabilities and Members’/Unit Holders’ Equity	$62,855	$3,537,828

We have adopted a fiscal year that ends on December 31 of each year. If permissible under applicable tax regulations, we may adopt October 31 or November 30 as our year end for tax reporting purposes, which would be reflected in reports to you and to the Internal Revenue Service for purposes of tax returns prepared by our Unit holders. However, we do not expect to be permitted to adopt either of those dates as our year end for tax reporting purposes and anticipate that IRS regulations will require us to use December 31 of each year as our tax year end.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve significant risks and uncertainties. The following discussion, which focuses on our plan of operation through the commencement of operations of our plant, consists almost entirely of forward-looking information and statements. Actual events or results may differ materially from those indicated or anticipated, as discussed in the section entitled “Forward Looking Statements.” This may occur as a result of many factors, including those set forth in the section entitled “Risk Factors.” The following discussion of our financial condition and plan of operation should also be read in conjunction with our financial statements and notes to financial statements contained in this prospectus.

Blackhawk Biofuels, LLC (referred to herein as “we,” “us,” the “company” or “Blackhawk Biofuels, LLC”) is a limited liability company organized under the laws of the State of Delaware on April 28, 2005. We intend to construct and operate a 30 million gallon biodiesel production plant in Stephenson County, Illinois (the “plant”). Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing plans for our project, engaging service providers and related activities.

Early in 2005, a group of farmers and businessmen in the Stephenson County area committed to take advantage of opportunities to expand value added agriculture by turning to the biodiesel industry. In February 2006 we received a Value Added Producer Grant from the US Department of Agriculture to assist in funding our project development efforts. A feasibility study conducted by Ascendant Partners, Inc. of Greenwood Village, Colorado was delivered to our board of managers in March of 2006. Upon evaluating the study, our board assessed current market conditions and thoroughly discussed the opportunity with West Central Cooperative (“WCC”) and Renewable Energy Group, LLC, the predecessors of Renewable Energy Group, Inc. (“REG”) of Ralston, Iowa, and with other companies and persons knowledgable about the biodiesel industry. As a result, our board decided to pursue construction of our plant at an approximate cost of $58,000,000. A successful equity seed capital offering was completed on April 12, 2006 with $3,500,000 raised to continue our project development.

We have also taken the steps necessary to establish a construction slot and start preliminary engineering drawings by entering into a pre-construction services agreement with REG. This agreement calls for REG to complete pre-construction services, including engineering such as process and instrumentation diagrams, piping isometric drawings, general arrangement drawings, architectural drawings, site civil drawings, initial site engineering, tank drawings, engineering for electrical drawings and engineering for mechanical drawings. REG will also start the necessary permitting process and place orders for long lead time equipment. The agreement also required us to pay REG $2.5 million to start these essential services. By raising sufficient seed capital we were able to make this payment to REG and avoid construction delays.

The plant will have a design capacity to produce 30 million gallons of biodiesel per year (“mmgy”). In addition, we expect the plant will produce approximately 15,000 tons of glycerin each year. The plant will consist principally of a materials handling and storage area, a transesterification reactor in which the biodiesel is produced, a storage and loading area for biodiesel and glycerin, truck scales and an administrative office.

The plant will have the ability to utilize multiple feedstocks, all readily available in the immediate area. The primary feedstock will be soybean oil with capabilities to utilize other vegetable oils and animal fats. The primary product will be fuel grade biodiesel meeting American Society of Testing and Materials (“ASTM”) D6751 standards.

We will not generate revenue until we complete construction of our plant, which we are targeting for the first quarter of 2008, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with the construction and operation of our plant. We will also need a significant amount of debt financing in order to complete the plant. We anticipate that our losses will continue until the plant has commenced operations.

Assuming we raise the equity we need to obtain debt financing in this offering, we intend to seek and close on our debt financing and obtain all necessary permits by the end of 2006. We expect the time required to progress from groundbreaking to mechanical completion of the plant to be approximately 12 months. We estimate the total capital required to construct the plant and commence operations to be approximately $58,600,000. This includes approximately $47,800,000 to build the plant and approximately $10,800,000 for other capital expenditures, working capital and reserves.

Business Strategy

Our business strategy revolves around two main goals: utilization of low-cost feedstocks and production of a high quality biodiesel product. We have also made two key assumptions regarding the future of the biodiesel industry: that biodiesel demand will continue to grow and that we can rely successfully on the market for our feedstock supplies.

Our assumption that biodiesel demand will continue to grow is based on our belief that legislation providing for subsidies to the biodiesel industry will continue. This support will be critical for the foreseeable future. The cost of production of biofuels, including biodiesel, has historically been higher than the cost of producing and refining petroleum based fuels. Federal incentives have the effect of mitigating the impact of higher biodiesel production costs. The elimination or reduction of tax incentives to the biodiesel industry, which are presently scheduled to expire on December 31, 2008, could reduce the market for biodiesel, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell biodiesel. The biofuels industry also depends on federal environmental regulations which favor the use of blended fuels, including biodiesel. The repeal or substantial modification of these environmental regulations could also have a very detrimental effect on the biodiesel industry and on our operations and financial results.

The assumption that we can rely on the market for feedstock supplies is based on the current abundance of available feedstocks in our region. Because of the current abundance of soybean crush capacity in our area, the capital required to construct a crush facility and other barriers to entry, we believe that implementing our own captive feedstock supply is not an attractive alternative. Similarly, the abundance of available feedstocks in the region has led us to conclude that it would be unnecessary to establish a captive relationship with any one or two suppliers. This will allow us to consider both short and long-term supply arrangements as they present themselves.

In the event that reduced production or increased demand adversely affect feedstock supplies, prices are likely to increase. As a consequence, our production costs will increase. Because there is little correlation between feedstock prices and the price of biodiesel (which tends to track with petroleum prices), increases in feedstock prices generally produce lower profit margins for biodiesel producers. In addition, if we are unable to acquire the quantities of feedstocks necessary to operate our plant, we might be required to curtail our operations. That would have a very adverse effect on our profitability.

To reach our goal of using the lowest cost feedstocks, we will incorporate feedstock pretreatment capabilities in our facility. This will allow us to process both crude vegetable oils and animal fats. We believe that the approximately $12,410,000 capital cost for the pretreatment equipment and infrastructure will be offset by the value of being able to use virtually any feedstock. We estimate that a $.01 per pound cost savings in oil feedstock will result in over $2,000,000 annual savings on our soy oil costs. If we use animal fat for approximately 30% of our feedstock, we estimate that we could realize over $3,200,000 in annual savings.

Our goal to provide high quality biodiesel has led us to enter into a management and operational services agreement with WCC. In a consent to assignment dated October 26, 2006, REG assumed full responsibility for WCC’s obligations under the management and operational services agreement. The services under this agreement will include overall management of the plant, placement of a general manager and an operations manager at the plant, acquisition of feedstocks and chemicals necessary for the operation of the facility, and performance of administrative, sales and marketing functions for us. The cost of this management contract will be $.0625 per gallon of biodiesel produced, plus an incentive bonus equal to 6% of our net income. We believe that this cost is justified in view of REG’s ability to acquire feedstocks on a volume purchase basis and to obtain premium pricing for product controlled by REG.

Our board feels this cost is justified for three reasons. First, because REG will purchase feedstocks for all of the plants it manages, we expect that volume negotiating and purchasing will benefit us with lower overall input costs. Second, we believe that REG has a favorable reputation for the production of quality biodiesel, represented by its Soypower® brand. REG’s production facility is accredited under the National Biodiesel Accreditation Program BQ-9000 standards (“BQ-9000”) and of the two other facilities that REG manages, one has already achieved BQ-9000 accreditation and the other is in the accreditation review process. BQ-9000 Quality Management Program accreditation is awarded by the National Biodiesel Accreditation Commission following a successful formal review and audit of the capacity and commitment of the applicant to produce or market biodiesel fuel that meets the ASTM D6751 Specification for Biodiesel Fuel Blend Stock (B100) for Middle Distillate Fuels. The accreditation process is comprehensive and includes a detailed review of the applicant’s Quality System documentation, followed by a formal audit of the applicant’s conformance to its System. Third, we believe that REG has substantial marketing expertise and that its existing terminal infrastructure is a significant positive factor in its biodiesel marketing activities.

With the current incentives in place for blending biodiesel, we have made initial plans to also have blending facilities on site. This will allow us to take full advantage of the blender’s credit, and give us the flexibility to market to wholesalers that may not choose to blend themselves. The blender’s credit is available for blenders to receive a total income tax credit or federal excise fuel tax credit in the aggregate amount of $1.00 per gallon of biodiesel for blending biodiesel in a diesel fuel mixture.

Plan of Operations Until Plant Start-Up

From the present to the first quarter of 2008, or earlier if possible, we will be actively involved in five principal tasks:

(1)   Raising our equity and securing debt capital;

(2)   Acquiring and preparing our plant site;

(3)   Completing construction agreements and securing necessary permits;

(4)   Constructing our plant; and

(5)   Arranging and negotiating agreements for the purchase of our feedstocks and utility services and for marketing our biodiesel and glycerin products.

Assuming that we successfully complete this offering and obtain adequate debt financing, we believe that we will have sufficient cash resources to cover all of our expenses associated with the construction and commencement of operations of the plant, including site acquisition and development, installation of road and rail access and utilities, application for and receipt of permits, equipment acquisition and plant construction. We also believe that we will have sufficient operating capital to cover our staff, office, audit, legal, compliance, training and other start-up expenses during this period. We estimate that we will need approximately $58,600,000 to complete the project.

Equity and Debt Capital

We expect that the project will cost approximately $58,600,000. We have already received $3,500,000 in proceeds from a seed equity financing and approximately $100,000 in grants. In this offering, we plan to raise a minimum of $20,000,000 and a maximum of $35,000,000. Depending upon the amount of equity capital raised in this offering, we need to raise an additional $20,000,000 to $35,000,000 in debt financing. We anticipate that if the equity we raise is in the range of $22,500,000 to $35,000,000, senior debt financing in the $20,000,000 to $32,500,000 range may be available. If the amount raised in this offering is closer to the $20,000,000 minimum, senior debt lenders may be unwilling to provide all of the debt financing required by us and we would likely find it necessary to supplement the senior debt financing with subordinated debt in an amount of $2,500,000 or more.

We made the decision to obtain debt financing to assist in financing our plant because we believe that the financial leverage provided by debt capital is likely to provide better returns to holders of our Units than would be the case if we financed our plant entirely with equity capital. The use of debt financing increases the risk, however, that if the plant is unsuccessful, holders of our debt obligations will have claims on our assets ahead of holders of our Units.

Subscriptions will be held in escrow until we have received (a) $20,000,000 or more in offering proceeds, in cash and promissory notes, exclusive of interest, (b) written commitments to provide senior debt and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000, and (c) the air emission source permit required to commence construction of our plant. If we have received $20,000,000 or more in offering proceeds by the closing of the offering, we will have until [one year and ninety days from the effective date of the registration statement] to satisfy the debt financing and permit conditions to release subscriptions from the escrow. If we fail to satisfy the terms of the escrow or if we decide to terminate and abandon the offering at any time, we will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. We may require payment of the promissory notes at any time after we have received $20,000,000 or more in subscriptions.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $35,000,000; or (2) [one year from the effective date of this registration statement]. We may also decide to close the offering any time after we have sold the $20,000,000 minimum offering amount if we determine that the offering proceeds, together with available debt financing, are sufficient to capitalize our project. If we satisfy the conditions for the release of subscriptions from escrow and the escrow is closed, we may nevertheless elect to continue to offer any remaining Units up to the maximum number to be sold until the offering closes. We reserve the right to modify or terminate the offering, to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units.

Changes in the material terms of this offering after the effectiveness of the registration statement for this offering which we have filed with the Securities and Exchange Commission will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. Material changes may include the following: (1) an extension of the offering beyond [one year from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) a material change in the stated purpose for which the offering proceeds will be used.

After the offering, we will have 13,500,000 Units issued and outstanding if we sell the minimum number of Units offered in this offering and 21,000,000 Units issued and outstanding if we sell the maximum number of Units offered. These amounts include 3,500,000 Units issued in our previous seed capital financings.

We have contacted and have had limited discussions with prospective lenders, but have no agreement with any lender for the senior debt financing that we need. We presently have no sources for subordinated debt financing. Even if this offering is successful, if we do not secure the debt financing that we require, we will not be able to construct our plant and will be forced to abandon our plans.

At any time after we have received at least $20,000,000 in subscriptions from investors, even if we have not yet satisfied the other conditions to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow until all of the release conditions have been satisfied. At any time after we satisfy all of the conditions to release the subscription funds from escrow, we may release the subscription funds, complete our debt financing, execute the design-build agreement and commence construction of our plant.

We may terminate this offering at any time after we have reached the minimum $20,000,000 in subscriptions. However, even if we have satisfied all of the conditions to release subscriptions from escrow, we may continue this offering with the intent to raise additional funds, up to the $35,000,000 maximum amount of this offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require such additional subscriptions to be paid entirely in cash and, if other subscriptions have been released from escrow, we may require new subscriptions to be paid directly to us.

Site Acquisition and Development

We presently expect that our plant will be built on a site near Freeport, Illinois. We have an option to acquire that site at a purchase price of $347,100 from the Freeport Area Economic Development Foundation, an Illinois not-for-profit corporation. The option was signed on June 20, 2006 and provides for option payments of $825 per month commencing August 1, 2006. The option expires on December 31, 2006 and does not contain any provisions for extension. Preliminary engineering reports indicate that the site is suitable for construction of a biodiesel plant. Further investigations relating to environmental and archeological conditions are underway. The site has been zoned in the M-1 manufacturing classification required for our plant by the Stephenson County board. Although other permits are required, we are optimistic regarding our ability to obtain all permits necessary for us to build our plant. REG has indicated on a preliminary basis its approval of the site for purposes of its willingness to build our plant. We have not identified any other possible sites which may be suitable for our plant and have no options on any other sites. Accordingly, we presently believe and intend that our plant will be built on the Freeport site.

Our Freeport site is located in the Mill Race Industrial Park, located two miles east of Freeport, in Stephenson County, Illinois. This industrial park is being developed by the Freeport Area Economic Development Foundation, with the support of Stephenson County, to improve economic opportunities in the area. Our discussions with local utility providers, including the county, have led us to believe that the estimated costs to bring natural gas and electricity to our site is approximately $150,000; water and fire protection is estimated at $250,000; and our share of the cost to complete rail lines and access to the Canadian National Railroad is estimated at $745,000. Our site is 23.14 acres in size, allowing for easy placement of the facility footprint, tank farm and the needed rail and road additions, which we estimate will occupy 16 acres. This would leave approximately seven acres for future expansion of our operations, which would allow us to double our plant capacity including additional tank farm storage. Because the Mill Race Industrial Park is located in an Illinois Enterprise Zone, we may be able to secure tax exemptions from the state of Illinois for the construction and operations of our plant.

Illinois tax incentives that may be available to our plant include investment tax credits, jobs tax credits, sales tax exemptions on construction materials, exemptions from taxes on utilities used and an exemption from taxes on interest on funds borrowed by us will depend on the site chosen for our plant and could be repealed in the future. However, we do not consider state tax incentives essential to our budget or business plan and the availability or lack of tax incentives are not the most important considerations in our selection of a site.

If for any reason our Freeport site would prove unsuitable for our plant or if our option on that site expires before we have our equity and debt financing available to acquire that site, we may find it necessary to pay more than the option purchase price for the site or to locate an alternative site. There is no assurance that after full investigation we will determine that our Freeport site or any other site that we have identified will be suitable for our plant or will be acquired for that purpose. A new site could be located outside Stephenson County and could even be located outside the state of Illinois. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on our Freeport site, and, if necessary, conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. If we are required to locate a site other than our Freeport site, our site acquisition and plant construction schedule could be delayed. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Freeport site or identify the best alternative site for our use so we will be in a position to acquire the site immediately upon successful completion of our equity and debt financing.

Prior to or upon acquisition of our plant site, we expect to enter into agreements for site preparation, road access and upgrading, utility services and rail access and service. This work would commence as soon as practicable after execution of the agreements and would continue during the construction of our plant. Prior to completion of our equity and debt financings, this work would be funded using the proceeds of our seed capital financings. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.

Construction Agreements and Permits

We have entered into a pre-construction services agreement with REG to assist us in planning and designing our biodiesel plant and expect to enter into a design-build agreement with REG for the construction of our plant. The agreement provides that REG will prepare engineering diagrams and drawings for our site, plant, utilities and process systems, assist us in obtaining permits for the construction of our plant, establish final project specifications, contract documents and contract pricing and place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

The agreement also requires REG to negotiate with us in good faith to enter into a definitive design-build agreement for the construction of our plant. We anticipate that the design-build agreement will state the complete set of design and construction services to be provided by REG to construct a 30 mmgy biodiesel plant for us, state the allocated costs of the work to be performed, state the manner in which increased costs due to equipment and materials expense increases and change orders requested by us would be allocated, state the responsibility for REG and us to acquire permits, provide a timetable for construction, and include warranties and guarantees with respect to plant capacity and operation, payment terms and similar matters.

During this offering, we expect to continue work with REG on the preliminary design of the plant and intend to negotiate the final terms of the design-build agreement with REG so construction may be commenced as soon as possible following successful completion of our equity and debt financings. Concurrently, we will seek necessary construction permits, environmental permits and other contracts and permits necessary for the construction of our plant. If we are unable to reach final agreement with REG or if any critical agreement or permit is unavailable to us on reasonable terms, we may need to seek alternatives, which could delay our operations, affect our ultimate success or even curtail our business objectives.

Plant Construction and Start-up of Plant Operations

Construction of our plant will include completion and approval of the final design for the plant, final site preparation, installation of underground piping, conduits and footings, structural framing, installation of tanks, equipment and above-ground piping, enclosing structures, installation of outside yard facilities, loading docks and related structures, and a variety of other tasks. The construction phase will include testing of the plant through certification by the construction engineers. Commencement of operations will include training of plant operations personnel and incorporation of operational testing, quality control and safety procedures. We expect to complete construction of our plant approximately 12 months after completion of this offering, execution of loan agreements for our necessary debt financing and receipt of the principal air emissions permit for our plant.

Pre-construction engineering, which includes completion of the design for the plant, began in May 2006 and is expected to be completed in January 2007 at a cost of approximately $2,500,000 under our pre-construction services agreement with REG. The permit application process for the air emissions, construction and other permits necessary to commence construction began in September 2006 under our agreement with REG and is also expected to be completed by January 2007. We expect to acquire our site in the Mill Race Industrial Park in November 2006 at a cost of approximately $350,000. Site preparation and rail sub-ballast work is expected to commence and be completed in November 2006 at an estimated cost of $250,000. All of these expenses have been or will be funded with existing cash resources and will not be funded with the proceeds of this offering.

During the course of this offering, we will also continue discussions with potential debt financing sources with a view to receiving a debt financing commitment letter before, upon or very shortly after completion of this offering. Although there is always the possibility of delay in one or more facets of our schedule, our goal will be to complete this offering, secure our debt financing commitment letter, secure our air emission and construction permits, complete negotiations and sign our design-build plant construction agreement and negotiate and sign our definitive debt financing agreements as early in 2007 as possible. If we were able to complete these tasks by January 2007, we believe that REG would be able to move its crews and equipment to our site and commence construction in February 2007.

The construction process will commence with the completion of final grading for all plant structures and our tank farm, installation of underground plumbing and construction of footings and other concrete work. Subject to weather conditions, we expect that this work can be completed in approximately one month, at an aggregate cost of approximately $4,750,000. Immediately thereafter construction will proceed on the construction of our biodiesel process building and other structures, a task that will take approximately two months at an estimated cost of $4,870,000. Throughout these phases of construction work would continue on our railroad access, including installation of sidings and switches, with completion expected approximately four months after the commencement of construction at an estimated cost to us of $745,000.

With the completion of the process building, the next six months will be dedicated to the installation of piping and wiring, erection of our tank farm and installation of process and other equipment. Including related labor, piping will cost approximately $8,600,000, electrical wiring about $5,525,000, the tank farm $4,435,000 and equipment, the largest single category, approximately $10,610,000. The final phase of construction, extending to include an additional month of work, will include the installation of heat tracing equipment and insulation, office build-out, painting and landscaping at a total cost of approximately $3,000,000. During this extended period, we and REG will also commence the process to obtain our operating permits, which will involve preparing and submitting applications, working with regulatory authorities and coordinating site inspections and preliminary equipment testing.

With construction complete, we will move to the plant start-up phase, which will involve complete start-up and testing of all equipment and facilities, including any adjustments necessary. This process will take approximately one month and will cost approximately $1,000,000. Assuming the availability of final operating permits, and following a final capacity test run and certification by our construction engineers, the plant will be turned over to us and REG for the commencement of commercial operations. If we were able to start construction in February 2007, we would anticipate commencement of operations in February 2008.

Supply and Marketing Agreements

During and after this offering, and during the construction of our plant, we expect to confirm sources of supply for the operating requirements of our plant and markets for our products. In particular, we intend to consider ways to assure the supply and price of feedstocks such as soy and other vegetable oils and animal fats for our plant, which might include supply or purchase agreements and hedging instruments and accounts. We also expect to negotiate agreements for supplies of natural gas, electricity and other operating needs. We intend to survey local, regional and national markets for our biodiesel and glycerin and may enter into marketing agreements for the sale of those products.

Sourcing of oils and fats is part of our management and operational services agreement with REG and will include all aspects of the procurement of feedstocks. We understand that REG typically enters into agreements with major national and international oil suppliers and that purchases for our plant will be part of REG’s overall oil procurement program. In some instances, REG may purchase oil specifically for our plant, particularly when oil is available at attractive prices in our local and regional market. In general, REG will have the responsibility to manage the supply of oils and fats for our use.

The management and operational services agreement with REG also provides for REG to market the biodiesel produced by us. The biodiesel produced by our plant will be marketed under REG’s Soypower trade name. REG will also market by-products of our plant, including the glycerine and soapstock produced by us. We believe that REG has the expertise required to manage the sale of our biodiesel and by-products and obtain favorable results for us.

Our board of managers will assist REG when needed to establish contacts with potential suppliers of feedstocks and potential purchasers of biodiesel and by-products in our local and regional markets.

Trends and Uncertainties Impacting the Biodiesel Industry and Our Future Operations

Biodiesel, Petroleum and Feedstock Prices

Market prices for biodiesel normally follow prices for petroleum-based fuels and do not correlate with the prices for soy oil, other vegetable oils, recycled cooking oil and animal fat feedstocks consumed by the biodiesel industry. There are historical patterns to these markets; however, each of these commodities has unrelated variables that influence their respective prices. Biodiesel prices could decline while soy oil prices rise, causing losses to our operation.

Because feedstock prices are expected to represent approximately 80% of our cost of operations and biodiesel sales will represent approximately 98% of our revenues, price movements in these markets will be a significant risk of our business. Good risk management practices will help mitigate some of this risk with hedges of vegetable oil and bioidiesel prices on the Chicago Board of Trade together with forward price contracts with the end users of our biodiesel production.

Because of the rapid expansion of the biodiesel industry, soybean oil markets are beginning to react more in line with conventional fossil fuel markets. In historical terms, soy oil stocks today are very large, yet the price of soy oil has remained relatively strong as the market anticipates additional biodiesel production coming on line. Until the biodiesel market reaches an equilibrium point between supply and demand, volatility will remain in soy oil prices. This volatility may impact our profitability; there may be instances when we cannot obtain oils or animal fats to run the plant at full capacity.

Because there are fewer plants that utilize animal fats, the market for animal fats such as tallow have followed a more historical pattern, with price declines into the summer months. Though the price for animal fats has increased it has not increased as significantly as the price for soy oil and has not shown higher prices together with higher supplies.

After being stable for many years, energy prices in general have become more volatile in the past decade due to the narrowing of the band between supply and demand trend lines, the perception of declining supplies in a growing world market and the significant price impacts that can be stimulated by slight changes in supply and demand. The prices of all petroleum-based fuels have also been influenced by political uncertainties that affect world markets.

Because oil seed production and the availability of soy and other vegetable oils has generally been characterized by high production and supplies while energy and biodiesel have been associated with growing demand and diminishing supplies, a market opportunity has existed for biodiesel in the past decade and appears to be continuing. However, there can be no guarantee that the supply relationship between biodiesel feedstocks and competing fuels will not invert for short or even long periods of time due to, among other things, weather, political, environmental and tax policies, international events, economic factors and new technologies.

Soybean and other Oil Seed Acreage Trends

In the past two decades, soybean acreage in the U.S. has varied between 58 million acres and 75 million acres. Shifts from one year to the next have not been dramatic and have been as much a function of government support programs as soybean and soy oil prices. Crop rotation has traditionally supplied the most palatable economics for soybean producers and they have in the past been very reluctant to change those rotations. Soybean and soy oil demand in the domestic markets and international markets has been increasing, in part due to increasing demand for biodiesel in the domestic market and for food supplies in the international market. Rising long-term yield trends have been meeting increases in demand with slightly increased soybean acreage. Some soybean producing regions have experienced pressure from increasing demands for corn production, to some extent based on demand from the ethanol industry. Changes in tillage, planting, pest control and hybridization technologies in both the corn and soybean industries may affect supplies in both markets by reducing crop rotations and increasing use of marginal growing environments. That technology could swing corn acres dramatically higher if the economics dictated a need for those acres. Similarly, the prices of energy, nitrogen, other fertilizers and similar inputs have increased significantly and are likely to continue to increase, resulting in negative returns for soybeans on marginal acres. Weather factors can also have a dramatic effect on production, and extremes in drought, changes in government support programs for soybeans or rising energy and other input costs due to energy could result in reduced soybean acreage without regard for increasing demand from the biodiesel industry.

Acceptance of Biodiesel as a Substitute for Petroleum-Based Fuel

Biodiesel has developed a reputation for being renewable, environmentally friendly and safe. The principal benefit of biodiesel is the reduction or elimination of several hazardous substances and pollutants found in other fuels, with a resulting significant benefit to the environment and public health. Economic benefits focus on employment opportunities in the biodiesel industry, the addition of a significant new product to our agriculture industry and strengthening of the economy of rural areas of the country. Biodiesel is also viewed as an alternative to imported petroleum-based fuels, as a positive contributor to our balance of trade and as an enhancement to our energy security.

Nationwide many city fleets have switched to biodiesel because of its overall acceptance and environmental benefits. A recent survey conducted by the National Biodiesel Board show public awareness of biodiesel has grown from 27 percent in 2004 to 41 percent in 2005. More than half of consumers surveyed are willing to pay more per gallon for biodiesel than regular fuel. Four out of five consumers support a tax incentive that will make biodiesel cost competitive with regular diesel fuel.

The reliability of biodiesel in low operating temperatures has emerged as an issue in the market. During the winter of 2005-2006 operating difficulties experienced by diesel trucks using biodiesel blends at outside temperatures below zero degrees Fahrenheit were attributed to the biodiesel component of the fuel, particularly the presence of glycerin in the fuel. Whether the cause was intrinsic to the biodiesel fuel or to deficiencies in the production and quality controls at certain biodiesel facilities was not conclusively determined. In the event, the state of Minnesota suspended its biodiesel content requirement for 51 days until warmer weather resolved the perceived problem. Any continuing difficulties in the usage of biodiesel during cold weather conditions could result in both reduced usage of biodiesel and more general acceptability issues in the marketplace.

Competition from Future Construction

According to the National Biodiesel Board, as of September 13, 2006 there were 86 biodiesel plants in production in the United States, with a capacity of 580.5 million gallons per year, and approximately 78 more plants under construction which would add an estimated 1.4 billion gallons per year in biodiesel capacity. Many other groups or companies are reviewing the opportunity for plant construction through feasibility studies or fundraising efforts. Expansion in the industry has been accelerating for the past five years and has been stimulated by legislation and subsidies. Because there are very few barriers to entering the biodiesel industry and because the biodiesel process itself is fairly simple, this expansion is expected to continue. Such dynamic expansion is accompanied by substantial and accelerating capital flows into the industry. In northern Illinois and adjacent areas of Wisconsin and Iowa (within a 150 mile radius of our site) there are three operating biodiesel plants with an annual capacity of 37 million gallons per year. Including our plant, there are currently at least seven potential new biodiesel projects in our area.

This rapid expansion leads to many uncertainties in the industry regarding feedstock supplies, the biodiesel and glycerin markets and the future profitability of companies like ours.

Feasibility studies for new or expanding plants identify the source of feedstocks and the potential price basis changes that may occur with the development of the project. The criteria for evaluating those studies are not always consistent from project to project, and there could be projects that build close to us that are willing to accept more risk in the marketplace and operate with a cost structure quite different from ours. The development of such a project within our feedstock origination area could negatively impact our ability to source feedstock locally at an acceptable price. Development in other areas of the state and in neighboring states could impact our ability to ship feedstocks in from other areas at acceptable prices and freight rates.

Rapid expansion of the industry is taking place, mostly in the major soybean growing areas of the Midwest, and is providing biodiesel production in that geographic area that may exceed demand. Because of competition, access to high-volume long-haul transportation via rail may become essential to all plants. Yet, that transportation may not always be available when needed due to cost and overcrowding of the transportation infrastructure. Professional marketers tend to have facilities in specific locations instead of scattered throughout the market potential. Other plants may be closer or have cheaper transportation to the markets available to the marketer we choose. Increased supplies could adversely affect biodiesel prices in regional markets, could make transportation facilities even more critical to individual plant locations and could have an increasing and more frequent impact in the national marketplace.

Glycerin Market

Because of the significant expansion in the biodiesel industry; the oversupply of glycerin has caused glycerin prices to decline significantly in recent months to below historical levels. Glycerin sales are expected to represent less than 1.0% of our gross income. Some market reports report that the price for glycerin has declined to a level where its value is essentially zero, resulting in glycerin being used as livestock feed or as an energy source in boilers. This decline could adversely impact our potential earnings and profits.

Air Pollutant Emissions

The production of biodiesel will result in air emissions produced by the combustion process used to generate steam. Our plant will generate steam using a natural gas fired boiler. Natural gas combustion produces emissions of various air contaminants that are regulated by the EPA and IEPA. These pollutants include carbon monoxide, nitrogen oxides, particulate matter, sulfur dioxide, volatile organic compounds, lead, sulfuric acid mist, mercury, and trace amounts of metals and organic and inorganic compounds. The regulated pollutants will be controlled through the combined use of finely tuned combustion processes and control technologies that meet federal and state requirements.

The distillation processes used as part of our biodiesel production will produce various types of volatile organic compounds that will be reduced through pollution control equipment to meet limits established by the EPA and IEPA.

We are required to obtain a construction air permit from the IEPA before beginning construction of our plant and must also obtain an operating air permit once construction and emission testing is completed. All permitting will be done with the plant categorized as a minor source of air emissions in accordance with federal and state definitions.

Construction and operation of our plant will be allowed only if we can demonstrate that it can be in continuous compliance with all applicable regulatory requirements. Once in operation, it will be subject to recordkeeping and reporting requirements as well as periodic on-site inspections. If it violates any provision of its permit, our plant will be subject to enforcement actions, which can include substantial fines and possible closure.

Carbon Dioxide Emissions

Carbon dioxide is also emitted in the combustion of natural gas to produce steam. Because biodiesel itself contains carbon, it will also produce carbon dioxide when it is consumed in vehicles or in other uses. Carbon dioxide is not presently considered a criteria pollutant by the EPA and there is no established health impact from the release of these emissions. Consequently, there is no current federal or state requirement to control carbon dioxide emissions.

The scientific community contends that carbon dioxide and other heat-trapping emissions are responsible for global climate change. Designation of carbon dioxide as a criteria pollutant would enable the EPA to regulate U.S. emissions of carbon dioxide to conform to a domestic standard or to an international treaty restricting those emissions, such as the Kyoto Protocol. The Kyoto Protocol would require that the United States reduce its greenhouse gas emissions by 7% to 93% of 1990 levels by 2010. However, the EPA has determined that it does not have authority to regulate carbon dioxide and has not proposed to do so, and the U.S. Senate rejected the Kyoto Protocol. Twelve states and several environmental activists sued the EPA over its decision but the U.S. Court of Appeals ruled in favor of the EPA in July 2005. On June 26, 2006, the United States Supreme Court agreed to hear the case on appeal. A decision in the case is unlikely before 2007 and it is impossible to predict the result in the case or the regulatory consequence of any decision rendered by the court.

In July 2004, eight states and the city of New York sued five of the largest carbon dioxide emitters. The lawsuit sought to require the companies to reduce the amount of carbon dioxide pollution and did not seek monetary damages. In September 2005, a federal judge dismissed the lawsuit, stating that the president and Congress, not the judiciary, should consider such a broad environmental policy. The case was argued on appeal before the United States Court of Appeals in June 2006.

It is possible that future requirements could emerge that would require control or mitigation of some or all of the carbon dioxide emissions from our plant or impact the use of biodiesel as a fuel. Such regulations would likely have wide-ranging national applicability impacting fuel combustion sources of all types, including power generation facilities and motor vehicles.

Liquidity and Capital Resources

Funding for our project planning and development activities prior to this offering has been provided by a seed capital financing, totaling $3,500,000, and partial receipts from grants from the United States Department of Agriculture (“USDA”) and the Illinois Soybean Board which have been awarded in the aggregate amount of $102,500. We have applied for additional USDA and Illinois state grants. We have not received any notification on these applications.

As of June 30, 2006, we had cash and cash equivalents of $877,188 and total assets of $3,537,828. As of June 30, 2006, we had accounts payable of $86,371. Since our organization on April 28, 2005 through June 30, 2006, we generated no revenues from operations. Other income during that period, consisting primarily of grant income and interest, amounted to $77,551. Operating expenses during that period, attributable primarily to start-up business expenses, were $108,526. We had an accumulated loss of $30,975 at June 30, 2006. Total members’ equity as of June 30, 2006, was $3,451,457.

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $58,600,000. We plan to finance the project with the proceeds of this offering and debt financing, combined with the proceeds of a prior seed equity financing completed by us and grants received by us. We are seeking to raise a minimum of $20,000,000 and a maximum of $35,000,000 of equity in this offering. The amount of debt financing that we will require depends on the results of the offering. We anticipate that we will need approximately $35,000,000 in debt financing if we raise the minimum amount offered in this offering and approximately $20,000,000 if we raise the maximum amount offered. We have commenced discussions with prospective lenders for the debt financing that we need, but have no commitments for the debt financing. Completion of our proposed biodiesel plant depends on our ability to complete this offering successfully and raise the amount of debt financing that we require.

We intend to seek our senior debt financing from a major bank, which may act as a lead lender with participating loans from other banks. We expect that the senior debt will be in the form of a construction loan that will convert to a permanent loan when we begin operations. We also expect that the loan will be secured by all of our real property and substantially all of our other assets, including inventories and receivables. In addition to repaying the principal, we expect to pay interest on the loan at market rates for loans to start-up biodiesel projects, plus annual fees for maintenance and oversight of the loan by the lead lender. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may need to seek subordinated debt financing which could require us to issue warrants for the purchase of additional Units. The issuance of warrants could reduce the value of the Units purchased in this offering. We intend to capitalize all of our interest during the construction period until we commence start-up operations, and do not anticipate that we will be required to make any payments on our debt until we construct our plant and begin producing biodiesel. If the project suffers delays, we may not be able to timely repay the loan. If interest rates increase, we will have higher interest payments, which could adversely affect our business.

We have no commitments or agreements from any bank or other financial institution or lender to supply our debt financing. There is no assurance that we will be able to obtain the debt financing in the amount that we will require or that the terms of any available financing will be acceptable to us. Our ability to construct our plant and implement our business plan will depend on the successful completion of this offering and receipt of adequate debt financing. Any failure to acquire needed financing would likely require us to cease operations and liquidate.

Any federal, state or local grants or loans, tax credits or tax increment financing which may be available to us in the future could offset a portion of our equity or debt requirements. If we locate our plant in the Mill Race Industrial Park in Stephenson County, Illinois, where we have an option to acquire a site for our plant, we may qualify for tax credits and tax exemptions, but there is no assurance that such credits and exemptions will be available to us. We have not assumed that any enterprise zone benefits will be available for purposes of our financial plan.

If we find that we do not have sufficient cash on hand for operations or if we decide to complete the purchase of our site and begin certain site work prior to the availability of the proceeds of this offering and our debt financing, it may be necessary for us to secure interim bridge financing from one or more of our members, contractors or unaffiliated lenders. Any bridge financing obtained would not represent an additional source of capital for the project because its terms would require repayment from the proceeds of this offering when it is completed. We presently have no plans or commitments with respect to any additional or bridge financing.

Operating Expenses

From the commencement of our operations on April 28, 2005 through June 30, 2006, we have incurred an accumulated loss of $30,975. This loss was funded by a portion of the proceeds of our seed equity financing, grant revenue totaling $68,630 and interest income of $8,921. The expenses resulting in the loss included $98,028 in professional fees and $10,498 in general organizational and administrative expenses.

When our biodiesel plant nears completion, we expect our operating expenses to increase, including expenditures for supplies, utilities and salaries for administration and production personnel. We also expect to incur significant expenses relating to financing and interest. We have allocated funds in our capital structure for these expenses, but cannot assure you that the funds allocated will be sufficient to cover these expenses. We may need additional funding to cover these costs if sufficient funds are not available or if costs are higher than expected.

Critical Accounting Estimates

In accordance with United States generally accepted accounting principles, we use estimates and assumptions in preparing our financial statements. These estimates and assumptions may have an impact on the amounts of revenues, expenses, assets and liabilities reported in our financial statements. We believe that the estimates and assumptions we have used with respect to the financial statements included in this prospectus are reasonable.

Expenses incurred in connection with this offering will be deferred until the sale of Units in this offering is completed. Upon issuance of the Units, these costs will be netted against the proceeds received. If the offering is not completed, these costs will be expensed.

SOURCES AND USES OF FUNDS

Sources of Funds

The following table sets forth our projected sources of funds, depending upon whether the minimum, median or maximum number of Units are purchased by investors in this offering and based on the related amounts of debt financing that would be required, taking into consideration the position senior debt lenders may take regarding debt-equity ratios and the need for subordinated debt financing. These figures are only estimates and our actual sources of funds could differ significantly as a consequence of various factors, including those discussed in “Liquidity and Capital Resources” above and in the section entitled “Risk Factors” in this prospectus.

Sources of Funds

	Minimum	Median	Maximum
Seed Capital	$3,500,000	$3,500,000	$3,500,000
Offering Proceeds(1)	20,000,000	27,500,000	35,000,000
Subordinated Debt Financing	2,500,000	0	0
Senior Debt Financing	32,500,000	27,500,000	20,000,000
Grants	100,000	100,000	100,000
Other, net	0	0	0
Total Sources of Funds	$58,600,000	$58,600,000	$58,600,000

(1)          Estimated offering expenses of approximately $400,000 are included in uses of funds.

Uses of Funds

We intend to use the net proceeds of this offering, the proceeds of senior and subordinated debt financing and funds from our seed capital financing, grants, interest and miscellaneous income, totaling $58,600,000 as shown in the “Sources of Funds” table above, to develop, construct and commence operations of a 30 million gallon biodiesel production plant in Stephenson County, Illinois. Depending on the amount of equity we raise in this offering, we will require senior and subordinated debt financing ranging from approximately $20,000,000 to $35,000,000 in order to fully capitalize the project. The following table describes the proposed use of our equity and debt capital. Our actual use of funds will depend on several variables, such as the estimated cost of plant construction, the suitability and cost of our plant site, regulatory permits required, the cost of debt financing and inventory costs. Therefore, the following amounts are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on a number of factors, including those described in the section entitled “Risk Factors.”

Uses of Funds

	Amount	Percent
Construction and Related Expenses:
General Process System	$30,800,000	52.56%
Refinery Process System	5,730,000	9.78%
Animal Fat Process System	6,680,000	11.40%
Wastewater Treatment Facility	1,000,000	1.70%
Administration Building	490,000.84%
Construction Performance Bond	300,000.51%
Construction Insurance Costs	100,000.17%
Capitalized Interest(1)	750,000	1.28%
Construction Manager Fees	100,000.17%
Construction Contingency	1,090,000	1.86%
Total Construction and Related Expenses	47,040,000	80.27%
Site Costs:
Site Acquisition	350,000.60%
Site Development	100,000.17%
Rail Access	745,000	1.27%
Road Access	10,000.02%
Utilities	150,000.26%
Water Supply and Fire Protection	250,000.43%
Permits	50,000.08%
Total Site Costs	1,655,000	2.83%
Other Equipment Costs:
Rolling Stock	180,000.31%
Office Furnishings, Furniture and Equipment	325,000.55%
Total Other Equipment Costs	505,000.86%
Organization and Financing Expenses:
Entity Organization Expenses	300,000.51%
Financing Origination Fees	350,000.60%
Financing Commitment Fees	200,000.34%
Professional Fees, Insurance and Miscellaneous	200,000.34%
Total Organization and Financing Expenses	1,050,000	1.79%
Start Up Expenses:
Preproduction Period and Training Costs	350,000.60%
Inventories (Raw Materials—Soy Oil, Animal Fat, Chemicals, etc.)	1,225,000	2.09%
Inventories (Finished Goods—Biodiesel and Glycerin)	2,150,000	3.67%
Spare Parts	125,000.21%
Office Operations	250,000.43%
Other Working Capital	1,850,000	3.16%
Total Start-Up Expenses	5,950,000	10.16%
Offering Expenses	400,000.68%
Operating Contingency Reserve	2,000,000	3.41%
Total Uses of Funds	$58,600,000	100.00%

(1)          Net of interest income earned on offering proceeds.

(2)       Uses of funds includes expenses for the period from April 28, 2005 to June 30, 2006 of $108,526, as reflected in the Company’s unaudited financial statements.

We estimate the total equity, debt and other funding required to construct and commence operations of the plant will be approximately $58,600,000, which includes the expenses of this offering, site acquisition costs, site development, plant construction and construction related costs, costs related to financing our project and plant start-up costs.

If our plant is constructed on the site for which we currently hold an option in Stephenson County, Illinois, we expect the land to cost approximately $350,000, including purchase option costs. We would acquire this site from the Freeport Area Economic Development Foundation, an Illinois not-for-profit corporation, which operates the Mill Race Industrial Park to provide a stimulus to economic development in the Freeport, Illinois area. We anticipate that the cost for any other alternative site would be in the same range as the cost for the site subject to option. We reserve the right to choose the Stephenson County site or a completely different site in the discretion of our board of managers. We expect that site development and other site related costs would approximate $1,305,000, including grading, installation of utilities, water supply and fire protection, and road and rail access. Included in those costs, rail access improvements, such as siding and switches will need to be installed at an estimated cost of $745,000.

The cost to construct the plant is our largest expense. REG has provided us with a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $47,810,000, including the biodiesel processing facility, soy oil and animal fat pretreatment facilities and our office building. That estimate also includes some of our on-site development, utility and transportation work. The cost of plant construction could exceed the estimate provided by REG. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.

To commence operations of our plant, we will require inventories of soy oil, animal fat, chemicals and spare parts amounting to approximately $1,350,000. Preproduction costs, including plant testing and staff training, are estimated to be $350,000. We estimate general and administrative costs, including office staff, insurance coverage and professional services, to be approximately $250,000 per year to the commencement of operations of our plant.

For purposes of the above table, we have estimated interest and financing costs based upon assumed senior debt financing of $27,500,000, the amount of debt financing that would be required if we raise the $27,500,000 median level of equity financing in this offering as shown in “Use of Proceeds” and reflected in “Sources of Funds” above. At that level of debt financing, we estimate that interest on construction financing, net of interest on the proceeds of this offering, would be approximately $750,000. We have estimated our financing costs of $550,000 based upon this same level of debt. If the amount of debt financing is high in relation to the amount of equity available, interest and financing costs associated with subordinated debt would be significantly greater, on a dollar-for-dollar basis, than the cost of the senior debt.

Expenses for this offering are estimated to be $400,000.

The $58,600,000 estimated total cost for the project is equivalent to approximately $1.95 per gallon of annual biodiesel production capacity at 30,000,000 gallons per year.

DESCRIPTION OF BUSINESS

Blackhawk Biofuels, LLC (referred to herein as “we,” “us,” the “company” or “Blackhawk Biofuels”) is a limited liability company organized under the laws of the State of Delaware on April 28, 2005.

We intend to construct and operate a 30 million gallon biodiesel production plant in Stephenson County, Illinois. Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing our planned project and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the first quarter of 2008. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to construct and operate the plant. We will also need a significant amount of debt financing in order to complete the project. Assuming we raise the equity we need to obtain debt financing, we hope to seek and close on our debt financing by the end of 2006.

The elapsed time from groundbreaking to completion of the plant and commencement of operations is expected to take approximately 12 months. We estimate the total capital costs to construct the plant and commence operations are approximately $58,600,000. The plant will consist principally of a materials handling and storage area, the biodiesel process facility, a storage and loading area for biodiesel and glycerin, truck scales and an administrative office. The following discussion of our plans for the development, construction and operation of the plant reflects our current expectations and may be subject to changes as the project progresses and as circumstances require.

Overview of the Biodiesel Industry

Biodiesel Market Characteristics

Biodiesel is an engine fuel produced from vegetable oils and animal fats which has favorable environmental and lubrication characteristics when used as a blend with or alternative for petroleum based diesel fuel. Federal and state environmental requirements and incentives, particularly the federal renewable fuels program, have encouraged the production and use of biodiesel in recent years. Biodiesel production in 2005 was approximately 75 million gallons and the industry is expected to produce 150 million gallons in 2006.

Rudolph Diesel designed the diesel engine in 1894 to run on peanut oil. Until recently, however, vegetable oils (biodiesel) have not been a significant source of energy for the diesel engine. Instead, petroleum based distillate fuels became the primary energy source for a variety of heating, diesel fuel and electric power generation uses. According to the Energy Information Administration, the United States consumed a total of 61 billion gallons of distillate fuel in 2004. Diesel fuel makes up approximately two-thirds of the distillate fuel use and fuel oil approximately one-third. The major distillate market segments include: “on-highway” with 62% of the market, “residential” with 10%, “farm and commercial” with approximately 5% each and “railroad and off-highway” with approximately 4% each.

The biggest change in the diesel fuel market in the past decade has been the requirement to decrease regulated emissions, principally in the “on-highway” portion of the market. This has required diesel fuel refineries to produce fuel with lower sulfur content. Effective June 2006, all diesel fuel was required to have a sulfur content of less than 15 parts per million (“ultra low sulfur diesel or “ULSD”). A problem encountered with ULSD is decreased lubricity of the fuel. With better emissions and lubricity characteristics, biodiesel has emerged as an attractive alternative fuel or blending source. Lubricity of ULSD can be improved with as little as 1% biodiesel. Subject to the adaptability of the engine or use, biodiesel can be blended or used in any ratio, ranging from 1% (B1) to 100% (B100).

The federal government began encouraging biodiesel production in 2000. The 2002 Energy Bill provided producers of biodiesel a tax credit of eighty cents per gallon, and mandated all federal, state and local governments with diesel powered vehicles and diesel powered equipment use a mixture of 2%

biodiesel. The mandate calls for use at 5% in 2007 and 10% in 2010. Today that 2% level equates to approximately 1.2 billion gallons, which goes to 3 billion gallons in 2007 and 6 billion gallons by 2010.  On the supply side, in 2005 the industry produced approximately 75 million gallons of biodiesel. By 2010 it is estimated that production will increase to 800 million to 1 billion gallons.

Biodiesel Supply Trends

Supported by government incentives, the biodiesel industry has expanded significantly in recent years, but it remains only a fraction of one percent of the combined distillate fuel/biodiesel market. In 2005 there were approximately 42 biodiesel plants producing 75 million gallons of biodiesel. These plants were mostly 3 to 5 million gallons per year capacity plants. Only two produced 30 million gallons and six produced 20 million gallons. The National Biodiesel Board estimates that biodiesel production tripled from about 25 million gallons in 2004 to approximately 75 million gallons in 2005. As of September 13, 2006, the National Biodiesel Board reports that 86 plants nationally have the capacity to produce 580.5 million gallons of biodiesel per year and that plants under construction or expansion would add an additional 1.4 billion gallons of capacity. Thirty million gallons of capacity appears to be the most popular size for new plants but plants having up to 100 million gallons of capacity are under construction.

The most significant negative item that is impacting the industry today is the issue of product quality.  As a result, the industry is encouraging producers to adhere to BQ-9000 certification for production standards. The National Biodiesel Board has demanded that the industry meet their standards for BQ-9000 certification. Plants that do not have this certification are likely to find it more difficult to market their production.  We believe that BQ-9000 certification is needed to support the future confidence for the petroleum industry to purchase and blend biodiesel.

Biodiesel Price Trends

The selling price of biodiesel is directly related to the price of diesel fuel. However, the capital required to establish biodiesel production facilities and the cost of producing biodiesel have resulted in biodiesel being priced higher than diesel fuel, as illustrated in the following chart. Notwithstanding the price differential, the current demand for biodiesel has outstripped supply due to currently high petroleum prices, the biodiesel tax credit and special incentive programs in states such as Illinois and Minnesota. Because biodiesel is such a small part of the currently estimated 62 billion gallon distillate market, the expanding biodiesel supply has almost no identifiable impact on biodiesel prices.

CHICAGO WHOLESALE BIODIESEL AND DIESEL PRICES

(Dollars per Gallon)

Principal Biodiesel Market Growth Factors

The principal factors that will influence biodiesel growth in the next few years are expected to be the following:

•        Expectation of continued strong petroleum prices over the next five to ten years (above historical averages prior to 2000).

•        Renewal of the Biodiesel Tax Credit beyond 2008.

•        Reinstatement of the Commodity Credit Corporation Bioenergy Program to facilitate new supply.

•        Marketplace perception of biodiesel as a good remedy for ULSD lubricity problems.

•        Avoidance of quality problems that could give biodiesel a negative reputation in the marketplace.

•        Continued unrest in petroleum producing regions of the world and a resulting desire for alternatives to petroleum.

•        No sustained rally in feedstock prices that could threaten supply.

•        No change in policies or technological resolution regarding ozone and nitrogen oxide emissions.

•        Availability of adequate biodiesel supplies.

The inability to predict the impact of the foregoing factors makes biodiesel market predictions very difficult to make. For instance, the range in two national projections for biodiesel use in 5 years is between 175 million gallons (U.S. Department of Agriculture) and 944 million gallons (National Renewable Energy Lab).

With an interest in expanding the biodiesel market, the top priorities of the National Biodiesel Board are to extend the biodiesel tax credit, secure a place for biodiesel in Renewable Fuels Standard (RFS) provisions of the pending energy bill and reinstate the recently expired Commodity Credit Corporation Bioenergy Program with biodiesel included.

The Commodity Credit Corporation Bioenergy Program was developed by the Department of Agriculture in 2001 to provide financial incentives to help offset a portion of the capital investment required to increase production capacity of biodiesel and ethanol. The Program expired on September 30, 2006. Over the initial three-year history of the program, the Commodity Credit Corporation issued payments for approximately 24 million gallons of new biodiesel production.

Biodiesel Production and Supplies

According to the National Biodiesel Board, there are currently estimated to be approximately 86 active biodiesel plants with a capacity greater than 200,000 gallons per year and another 78 are under construction or expansion. An additional 35 plants have been announced as proposed or actively under consideration. These existing plants are typically located in areas with access to biodiesel feedstock. That feedstock is usually soybean oil in the Midwest, but in other areas it could be other types of virgin or recycled vegetable oil or animal fats. The map below indicates the locations of current biodiesel producers in the U.S. according to the National Biodiesel Board.

COMMERCIAL BIODIESEL PRODUCTION PLANTS

Source: National Biodiesel Board (September 13, 2006)

The larger commercial facilities are between 5 million to 50 million gallons of annual capacity. Historically there have not been plants bigger than around 12 million gallons, but many of the commercial plants currently being built are between 30 million and 50 million gallons of annual capacity. Total commercial capacity is estimated to be around 395 million gallons of biodiesel annually, with about 50 million gallons of capacity not dedicated to biodiesel. Oleo chemical companies, chemical companies, soap companies and fatty acid companies often have the ability to make biodiesel although it is not their primary business and there is little economic incentive for them to change their focus. In comparison, the biodiesel capacity in the European Union is estimated to be over 650 million gallons annually.

Over 90% of the biodiesel currently being produced in the U.S. is produced from a soybean oil feedstock. The majority of plants, and certainly the largest biodiesel producers utilize soybean oil. This is expected to change over time as more plants are designed with flexible feedstock capability. Of plants currently in production and currently under construction or expansion, we estimate that less than 40% have dual or multiple feedstock capability.

Biodiesel Feedstock Supplies

Currently very few biodiesel plants are vertically integrated back to the virgin oil feedstock supply. The majority of existing plants are “stand-alone” facilities that purchase their feedstock from oilseed processing firms or third-party marketing firms.

The predominant feedstock used for biodiesel production in the U.S. is soybean oil because of its abundance and availability (approximately 80% of the oil produced in the U.S. is soybean oil). Alternative feedstocks include other vegetable oils, rendered animal fats and recycled cooking oils or grease (known as “yellow grease”).

U.S. EDIBLE OILS AND FATS PRODUCTION
(Million Pounds)

	1996	1997	1998	1999	2000	2001	2002	2003	2004(1)	2005(2)
Oils
Canola	356	342	451	548	617	641	582	496	601	776
Corn	2,231	2,335	2,374	2,501	2,403	2,461	2,453	2,396	2,392	2,450
Cottonseed	1,216	1,224	832	939	847	876	725	874	957	990
Peanut	221	176	145	229	179	231	286	173	126	219
Safflower	103	115	111	91	88	76	84	92	56	56
Soybean	15,752	18,143	18,078	17,825	18,420	18,898	18,430	17,080	19,360	20,040
Sunflower	840	959	1,177	1,046	873	673	345	595	265	588
Subtotal	20,719	23,294	23,168	23,180	23,426	23,856	22,905	21,707	23,757	25,119
Fats
Lard	671	732	740	723	716	743	744	775	775	795
Tallow	1,407	1,517	1,677	1,792	1,764	1,932	2,068	1,781	1,779	1,780
Subtotal	2,078	2,249	2,417	2,515	2,480	2,675	2,812	2,556	2,554	2,575
TOTAL	22,797	25,543	25,585	25,695	25,906	26,531	25,717	24,263	26,311	27,694

(1)          Preliminary and estimated.

(2)          Forecast.

Source: U.S. Department of Agriculture

The various feedstock oils have different supply and demand characteristics, but their price ranges are generally correlated because of their substitutability. The twenty-year average value of soybean oil is approximately $.21 per pound. The premium oils, like safflower and tung oils, are typically more than $.50 premium over soybean oil. The main tier of competing oils is $.02 to $.05 premiums on average over soybean oil. Cottonseed oil is a light oil preferred by the snack food industry. It carries a $.05 premium. Next are palm and canola, which each carry about a $.04 premium over soy oil. Corn oil is the closest, carrying a premium just over $.02. Rendered oil, of the quality that would go into a biodiesel facility, would typically cost $.03 to $.08 per pound less than crude soybean oil. Animal fats carry a $.035 discount to soy oil. Because of the dominance of soy oil in the domestic market, most other vegetable oils and oil seeds correlate with the soy oil and soybean markets.

Residual oils, greases and animal fats are used principally in domestic feed manufacturing, the chemical industry and some food applications. Generally animal fats trade at a discount of $.05 to $.08 to that of crude soybean oil. Relative price discounts are determined by factors such as moisture and impurity contents. For example, tallow oil will trade at a premium over choice and yellow greases.

U.S. OIL AND FAT FEEDSTOCK PRICES

(Dollars per pound)

(1)   Years beginning October 1; 2005 price is average forecast

(2)   Calendar years; prices are estimates

(3)   Calendar years; 2005 price is preliminary

Source: U.S. Department of Agriculture

The cost of the feedstock used in biodiesel accounts for 75% to 85% of the overall cost of producing biodiesel. The following chart indicates the effect of feedstock cost on the cost of biodiesel (not including biodiesel production costs).

BIODIESEL FEEDSTOCK COST SENSITIVITY

For example, if yellow grease feedstock costs $.15 per pound, the feedstock cost per gallon of biodiesel produced would be $1.125 per gallon. If soybean oil costs $.25 per pound, the feedstock cost would be $1.875 per gallon of biodiesel. Processing conversion cost and gross margins would need to be added to the feedstock price to arrive at a biodiesel value.

The principal positive and negative attributes that animal oils and fats provide biodiesel arise from the higher level of saturated fats contained in them compared to vegetable oils which have a high content of unsaturated fatty acids. The increased amount of saturated fatty acid yields greater oxidation stability and substantially enhanced lubricity, resulting in better diesel engine efficiencies and reduced exhaust emissions, particularly at higher operating temperatures. On the other hand, at cold temperature, the saturated fatty acids have a tendency to solidify, decreasing engine efficiencies and generating concerns about engine damage among users. Blenders will consider and utilize these characteristics to make significant improvements in the lubricity rating of ULSD in normal operating conditions while reducing or avoiding blends that may lead to operating problems in cold temperatures.

Crude soybean oil and all animal fats need to be pretreated before being processed into biodiesel. Pretreatment takes virgin oil and any animal fat or grease and removes the impurities and prepares the feedstock to go through the biodiesel process. Some feedstocks need more treatment than others. For example, virgin soybean oil is easier and cheaper to pretreat than turkey fat and turkey fat is easier and cheaper to pretreat than beef tallow. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock. In the case of soybean oil the pretreatment process results in refined, bleached, and deodorized (RBD) oil. The price differential between RBD oil and crude soy oil ranges from $.03 to $.05 per pound. This adds another $0.225 to $0.375 to the costs discussed above.

The rapid expansion of the biodiesel market is beginning to put some pressure on the oil feedstock markets, but more material price pressure is likely to begin to be felt in late 2006 and into 2008 assuming “normal” crop yields. There are two different dynamics involved in the expansion of biodiesel capacity on oil feedstock prices. There will be regional impacts based on the available supply of feedstocks, biodiesel capacity expansion and regional oilseed crushing markets. There will also be an overall market effect as the demand for feedstock oil expands and impacts different segments of the oil market. Because of the seasonality of the soybean crop, significant seasonal supply variations can also occur. One of the most significant risks to feedstock oil prices is the possibility of a short soybean crop (seasonal volatility) over the next several years.

It is estimated that approximately 750 million gallons of vegetable oils, rendered oils and residual oil are exported annually. The international market will be the least sensitive to demand from the domestic biodiesel industry, although export prices could increase if global oil demand is high, supply is low or dollar exchange rates weaken materially. It is also important to note that the world oil seed complex is the fastest growing of all crop groups. World oilseed production is growing almost four times faster than course grains, the next fastest growing category. Because this growth is due to the demands of the growing world population, it is difficult to predict the impact of expanded world production on oil availability to the biodiesel market.

Another market that will see competition from the biodiesel expansion is the domestic rendered and residual oil market. About 1.5 billion gallons of those types of oil are being used in the U.S. However, some users of residual oils will have a harder time parting with their residual oil due to internal requirements. Some of these integrated operations will likely continue to use their internal rendered oil even as prices rise. Assuming 1/3 of this market retains its residual oil, the quantity available to the market falls to 1 billion gallons.

Feedstock oil use in biodiesel beyond these levels (1 to 2 billion gallons) would likely drive up oil prices materially. Demand for oil for biodiesel will likely struggle to compete with the consumer market, where the majority of oil is used or consumed today. Domestic human users and consumers are not sensitive to price increases like the export and residual oil markets, and can be expected to bid up oil prices rather than consume less or find substitutes. This will likely increase the average price the biodiesel industry will be required to pay for feedstocks, which in turn will make biodiesel less competitive against petroleum-based diesel fuel.

Even though there is little question that biodiesel expansion will put increased price pressure on feedstock oils, higher prices may drive the oil markets to realign and restructure as they begin to realize higher returns from selling oil. The factors that may keep feedstock oil prices at the levels described above will be an expansion in higher grade oilseed production and processing (canola, mustard and other), realignment and expansion of the existing oilseed crushing industry, increased reliance of domestic users of residual oils on foreign markets and the substitution of imports like palm oil for products in the domestic consumer market.

As with other agricultural commodities, the market supply and price of vegetable oil feedstocks can be affected by risks to crops and yields, including weather and disease. Asian soybean rust is a fungus that attacks certain plants including soybeans. The presence of Asian soybean rust in the United States has recently been confirmed. Left untreated, it can reduce soybean harvests by as much as 80%. Although it can be killed with chemicals, the treatment increases production costs by approximately 20%. The future impact of this fungus on U.S. soybean production cannot be predicted. Increases in production costs and reduced soybean supplies could cause the price of soybeans to rise and increase the cost of soybean oil as a feedstock to the biodiesel industry.

Description of the Biodiesel Production Process

The production of biodiesel, or methyl esters, is a well-known chemical process that has been used for decades in the soaps and detergents industry. Any vegetable oil or animal fat (triglycerides) can serve as a feedstock for biodiesel production. There are three basic chemical routes to produce methyl esters from renewable oils and fats:

•        Base catalyzed transesterification of oil with methanol,

•        Direct acid catalyzed esterification of oil with methanol, and

•        Conversion of the oil to fatty acids, and then to methyl esters with an acid catalyst.

Most methyl ester is produced using the base catalyzed reaction, which is also the most economical, because:

•        It is a low temperature (160-180° F) and low pressure (15 to 30 psi) chemical process, and

•        It yields high conversion (98%) with minimal side reactions when low free fatty acid feedstocks are used.

In basic terms, for every 100 pounds of a triglyceride feedstock, 10 pounds of methanol in the presence of a base catalyst is added to produce almost 100 pounds of methyl esters (biodiesel) and 10 pounds of glycerin. Because the methanol is charged in excess to assist in quick conversion, the excess is recovered for reuse. The catalyst is usually sodium hydroxide pre-mixed with methanol (sodium methylate).

BIODIESEL PRODUCTION PROCESS

The transesterification process consists of the following steps:

•       Oil Feedstock Pre-Treatment—depending on the quality of the feedstock, it may need to be pre-treated to yield “neutral oil.”

•       Catalyst Preparation—in most cases the sodium hydroxide is pre-mixed with methanol.

•       Reaction—The methanol/catalyst mix is then continuously charged into the first of two reactors and the feedstock is added. Heated by steam, the reactor causes rapid transesterification to occur. Excess methanol is added to ensure high levels of conversion of the triglyceride to methyl esters.

•       Methanol Recovery—excess methanol is boiled off and condensed via a vacuum distillation tower.

•       Product Separation—once the reaction is complete and methanol removed, two major products exist: glycerin and methyl esters. Because these two products have different gravities, the products separate in a gravity separator, called a decanter. The heavier crude glycerin is drawn off the bottom. The lighter methyl esters at the top of the decanter may be treated to a second reaction phase to assure virtually complete conversion. A second separation phase occurs and the methyl esters are then pumped to a wash column.

•       Washing—once separated from the glycerin, the methyl esters are acid neutralized and washed with warm water to remove residual catalyst and soaps.

•       Biodiesel Finishing—the washed methyl esters are sent to a distillation column to remove any remaining water and methanol and are then cooled and filtered. The excess water and methanol are recycled back into the process.

•       Glycerin Finishing—the glycerin is also washed and distilled, resulting in crude glycerin of approximately 80% purity and marketable to users.

Products

The biodiesel production process produces three products: biodiesel, glycerin and a small amount of fatty acid residues.

Biodiesel

Biodiesel is the principal product from the reaction sequence, usually in a quantity of about 98% of the amount of input feedstock. The chemical name for this product is methyl ester when methanol is used to replace the glycerin backbone of the triglyceride feedstock. Biodiesel is a purified methyl ester that meets the ASTM quality specifications for a motor fuel.

Environmental Benefits

Biodiesel can be used as a fuel in its pure form or blended with petroleum in any percentage. Fuel grade biodiesel must be produced in strict compliance with specifications set forth by the American Society of Testing and Materials, in ASTM D6751, to insure proper performance in diesel engines. According to the National Biodiesel Board, biodiesel is the only alternative fuel to fully complete the Health Effects testing requirements of the 1990 Clean Air Act Amendments. Biodiesel that meets ASTM D6751 biodiesel requirements is a legal motor fuel that may be sold and distributed in the United States. ASTM D6751 has been registered as a fuel and fuel additive with the EPA and meets clean diesel standards established by the California Air Resources Board. According to the National Biodiesel Board, the Department of Energy and the Department of Transportation have designated biodiesel, in pure form, as an alternative fuel.

Based on a comprehensive draft technical report of biodiesel emissions data released by the EPA, the use of 100% (pure) biodiesel fuel can reduce emissions of particulate matter by up to 47% compared to petroleum diesel in unmodified diesel engines. The report also verified a 67% reduction in unburned hydrocarbons and a 48% reduction in carbon monoxide with pure biodiesel. There was, however, a 10% increase in nitrogen oxides emissions compared to petroleum diesel fuel. The technical report is a compilation of 39 separate scientific studies. The following table sets forth the results of the studies when comparing pure biodiesel fuel and diesel fuel with a 20% blend of biodiesel to petroleum diesel fuel.

BIODIESEL EMISSIONS

Decrease/Increase Compared to Diesel Fuel

Emission	Pure Biodiesel (B100)	20% Biodiesel Blend (B20)
Total Unburned Hydrocarbons	-67%	-20%
Carbon Monoxide	-48%	-12%
Particulate Matter	-47%	-12%
Nitrogen Oxides	+10%	+2%

Source: U.S. Environmental Protection Agency

In June 2000, biodiesel became the first and only alternative fuel to successfully complete the Tier I and Tier II Health Effects testing requirements of the Clean Air Act Amendments of 1990. The Tier I testing involved a detailed analysis of biodiesel emissions. The Tier II testing involved a 90-day subchronic inhalation study of biodiesel exhaust with specific health assessments. The results of the tests concluded that biodiesel is non-toxic, biodegradable and poses no known threat to human health.

Lubricity

A significant benefit of biodiesel is its lubricity. All diesel fuel injection equipment depends on diesel fuel for lubrication of internal moving parts, which reduces equipment wear and premature breakdown. Processes that target the reduction of sulfur and aromatics in diesel fuel must often remove lubrication components (polyaromatics and nitrogen compounds) to achieve lower emissions. Biodiesel, however, provides lubricity without sacrificing air quality. According to the National Biodiesel Board, bench scale testing has shown that a 2% biodiesel blend can improve the lubricity of diesel fuel by up to 65%, depending on the base diesel fuel product and the characteristics of the biodiesel feedstock.

Glycerin

Glycerin is the principal co-product of the biodiesel production process. Glycerin is split from the triglyceride in the conversion step, usually in a quantity of about 10% of the amount of input feedstock. Glycerin, sometimes spelled glycerine, is a commercial product whose principal component is glycerol. The terms glycerin, glycerine, and glycerol are often used interchangeably. Biodiesel producers typically sell glycerin in the “salt crude” form for further refining and purification by others.

Glycerin possesses a unique combination of physical and chemical properties that are utilized in a myriad of products. Glycerin has over 1,500 known end uses, including many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, pharmaceuticals and food products. A clean, odorless, viscous liquid with a sweet taste, glycerin is highly stable under typical storage conditions, compatible with many other chemical materials, virtually non-toxic and non-irritating in its varied uses, and has no known negative environmental effects. These qualities enable glycerin to be used as a humectants, plasticizer, emollient, thickener, solvent, dispersing medium, lubricant, sweetener, bodying agent, antifreeze and processing aid. Glycerin is used in the manufacture of soft drinks, candy, cakes, casings for meats and cheese, margarine, salad dressings and dry pet foods.  It is not unusual for glycerin to contribute two or more features or attributes to a product or application. Glycerin is derived from both natural and petrochemical feedstocks.

In recent years there has been a significant amount of research dedicated toward further development of glycerin applications and there is currently strong support from fat and oil associations, governments and producers to develop innovative technologies. This research has accelerated due to the long-term increase in biodiesel production and increasing supplies. REG has been active in research and development for additional glycerin uses. For example, REG has contributed to the research for the use of glycerin as an aircraft deicer.

Fatty Acid

Fatty acid is a small-volume co-product (about 1% of the feedstock, and less with RBD oil) that is separated from the glycerin after it is acidified. It is typically sold for use in the animal feed industry. We do not anticipate that fatty acid will be a significant source of revenue for our plant.

Biodiesel Market Overview

The biodiesel market has grown at an impressive pace in recent years, stimulated largely by federal and state government environmental regulations and incentives. According to the National Biodiesel Board, biodiesel production in 2005 reached approximately 75 million gallons. This represents a 300% increase over 2004 production and a 3,750% increase from 2000. The National Biodiesel Board reports that as of September 13, 2006 there were 86 current biodiesel facilities operating in 35 different states with the capacity to produce approximately 580.5 million gallons of biodiesel annually, with an additional 1.4 billion gallons of capacity under construction or expansion. Texas has 13  biodiesel  plants; Iowa has 7 plants; California, Colorado, Georgia, Minnesota each have 4 plants; Florida, Indiana, Mississippi, Ohio, Pennsylvania, Tennessee, Virginia and Wisconsin each have 3 plants; 5 states each have 2 plants; and 16 states have 1 plant each.

The future demand for biodiesel will depend in part on whether federal and state government incentives and mandates are maintained and expanded and on the demand for diesel fuel in general. The diesel fuel market is relatively large and growing slowly.

The following map illustrates the location of retail biodiesel outlets in the United States.

BIODIESEL RETAIL LOCATIONS

Source: National Biodiesel Board

Major Market Factors

Biodiesel is one of the fastest growing alternative fuels in the country. In January 1999, there were only a few fleets buying and using biodiesel. According to the National Biodiesel Board, by January 2002, there were well over 100 major fleets that implemented biodiesel programs across the country, including federal fleets such as the US Postal Service, the US Air Force, the US Army, the US Department of Energy and NASA; state fleets in Ohio, Iowa, Virginia, Missouri, Delaware and New Jersey; city buses such as Cincinnati Metro in Cincinnati, Ohio and the Bi-State in St. Louis, Missouri; and major public utility fleets such as Commonwealth Edison, Florida Power and Light, Duke Energy, Georgia Power, Alabama Power and others. According to the National Biodiesel Board, this growth is spurred in part by three principal factors: standards established by the American Society of Testing and Materials (“ASTM”), health effects testing criteria by the federal Environmental Protection Administration (“EPA”) and the necessity to comply with standards established under the Energy Policy Act of 1992 (“Energy Policy Act”).

American Society of Testing and Materials Standards

The American Society of Testing and Materials (“ASTM”) is the premier standard-setting organization for fuels and additives in the United States. In December 2001, the ASTM issued a specification for biodiesel fuel designated as ASTM D-6751. This development is deemed crucial in standardizing fuel quality for biodiesel in the United States market and increasing the confidence of consumers and engine makers.

To assist in assuring that biodiesel is produced and maintained at the ASTM D-6751 industry standard, the National Biodiesel Board created the National Biodiesel Accreditation Commission to certify producers of biodiesel blends of B2 or greater that successfully meet the accreditation criteria as an “Accredited Producer.” Accreditation is awarded following a successful formal review and audit of the capacity and commitment of the applicant to produce or market biodiesel fuel that meets the ASTM D-6751 specification for Biodiesel Fuel (B100) Blend Stock for Distillate Fuels. The accreditation process is comprehensive and includes a detailed review of the applicant’s quality system documentation, followed by a formal audit of the applicant’s conformance to its system. We intend to apply for Accredited Producer status once we are operational.

EPA Health Effects Testing Program

Under Section 211(b) of the Clean Air Act, the EPA has established a Health Effects testing program to assess the health impacts of various materials and products. In May 2000, biodiesel became the only alternative fuel in the country to have successfully completed the EPA’s Tier I and Tier II Health Effects testing. The Tier I testing conclusively demonstrated biodiesel’s significant reductions in most currently regulated emissions as well as most unregulated emissions—especially those associated with cancer and lung disease. Tier II testing demonstrated biodiesel’s non-toxic effect on health.

Energy Policy Act Compliance

Effective November 1998, Congress approved B20, a blend of 20% biodiesel and 80% petroleum diesel, as an Energy Policy Act compliance strategy. The legislation allowed fleets subject to the Act to meet their alternative fuel vehicle purchase requirements simply by purchasing 450 gallons of pure biodiesel and burning it in new or existing diesel vehicles in at least a 20% blend with diesel fuel. The Congressional Budget Office and the Department of Defense confirmed that the biodiesel option is the lowest cost alternative fuel option to meet the federal government’s Energy Policy Act compliance requirements.

Government Incentives and Regulations

Recognizing the need for a cleaner source of energy and appreciating that biodiesel is renewable and can be produced in the United States, the federal government and various state governments created incentive programs to encourage biodiesel production. The federal incentive programs include direct payments to eligible producers for increased biodiesel production. State incentive programs include income tax credits and sales or excise tax exemptions. These programs, however, are not without controversy. Such controversy is due, in part, to the cost of such programs. Increases in the use of biodiesel will increase the amount of excise tax credits available to blenders, which translates into lower federal tax revenues. The direct payment program is a significant expenditure and Congress may choose not to fully fund the program in any given fiscal year. These federal programs may be affected by the passage of energy legislation in the future.

Energy Policy Act of 2005

The recently enacted Energy Policy Act of 2005 (the “Energy Policy Act”) established a national renewable fuel standard (“RFS”) that sets a national minimum usage requirement for renewable fuels that increases from 4 billion gallons per year in 2006 to 7.5 billion gallons per year by the year 2012. Although it is anticipated that ethanol will account for the largest share of renewable fuel produced and used under the RFS, the RFS is also expected to stimulate the production of biodiesel fuel as a result of the Energy Policy Act’s extension of the volumetric excise tax credit for biodiesel through December 31, 2008. This credit is allowed to the first blender and is reflected as a higher value for the B100 (100% biodiesel) that is blended into pure diesel fuel. This credit is available for blenders to receive a total income tax credit or federal excise fuel tax credit in the aggregate amount of $1.00 per gallon of agri-biodiesel for blending B100 in a diesel fuel mixture at the minimum of one tenth of 1% of B100. Most B100 producers include the economic benefit of the credit in the price of their B100 and give blenders the right to claim the credit. Another tax credit established in the Energy Policy Act is a $0.10 per gallon income tax credit for biodiesel made from soy oil up to 15 million gallons of production annually. We expect to qualify for this federal tax credit.

State Incentives

AgriFIRST is an Illinois Department of Agriculture’s economic development program for value added agriculture. Approved grants can provide up to 10% of the project’s total capital construction cost not to exceed $5 million, including but not limited to: purchasing land; purchasing, constructing or refurbishing buildings; purchasing or refurbishing machinery or equipment; installation; repairs; labor; and working capital. We expect to apply for a grant or grants under the AgriFIRST program but have no assurance that we will be successful in receiving any grants.

The Renewable Fuels Development Program (RFDP) was established to provide grants for the construction of new biofuels production facilities in Illinois. Current legislation provides for $15 million in total funding; pending legislation calls for raising that total to $25 million. The minimum eligible facility size is 30 million gallons per year. A Project Labor Agreement is required to be eligible to receive a grant award. Maximum RFDP grant award is $6.5 million, including up to $1.5 million in rural economic development incentives. The total grant award cannot exceed 10% of the total construction costs of the facility. The program provides a $.10 per gallon incentive for the construction of new facilities up to the maximum grant award of $6.5 million. We expect to apply for a grant under the RFDP program but cannot predict the result of any application that we make.

We believe that we may be entitled to benefit from certain tax and other incentives through the Enterprise Zone Program created pursuant to the Illinois Enterprise Act. The Enterprise Zone Program, which is administered by the Illinois Department of Commerce and Economic Opportunity (the

“DCEO”), is a program designed to stimulate economic activity and neighborhood revitalization in areas designated as “enterprise zones” by providing state and local tax incentives, regulatory relief and improved governmental services. Our Mill Race Industrial Park site in Stephenson County is in an Enterprise Zone, but we cannot predict what benefits, if any, may result from locating our plant there.

We do not consider state tax incentives essential to our budget or business plan and the availability or lack of tax incentives are not the most important considerations in our selection of a site.

Engine Manufacturer Guidelines

Most major engine manufacturers have established guidelines for biodiesel use in their engines. The National Biodiesel Board maintains a list of manufacturer statements regarding biodiesel usage. These statements outline the acceptable quantity and quality of biodiesel that each manufacturer will allow in engines manufactured by it without voiding applicable warranties. Most of these manufacturers state that the use of blends up to B20 (20% biodiesel) will not void their parts and workmanship warranties.

Current Industry Progress and Initiatives

Ultra Low Sulfur Diesel

In January 2001, the EPA finalized a rule requiring sulfur levels in diesel fuel to be reduced from 500 ppm at the pump to 15 ppm by 2006 and 10 ppm by 2011. The EPA, the petroleum industry and equipment manufacturers all recognized during the rulemaking process that the refinery changes necessary to meet this requirement would also dramatically reduce lubricity of diesel fuel. Lubricity is the characteristic in diesel fuel necessary to keep diesel fuel systems properly lubricated. Fuel that lacks lubricity can cause premature wear or malfunction to the vehicle and equipment. We believe that biodiesel is uniquely positioned to address ultra low-sulfur diesel fuel because biodiesel has extremely low sulfur (2-3 ppm) and currently meets the 2006 standard. Moreover, biodiesel offers superior lubricity even in very low blends. According to the National Biodiesel Board, tests show that a 2% blend of biodiesel can improve lubricity by as much as 65%.

Political and Public Support

Biodiesel is now included in major state and nationwide legislative efforts, which are providing a mechanism to quantify the benefits of the fuel and make biodiesel a cost-competitive option for achieving many national and statewide goals. In 2001, 15 states passed legislation favoring the use and production of biodiesel, including Arizona, Hawaii, Iowa, Missouri, Montana, Nevada, North Dakota, South Dakota and Oregon.

Low Blend Development

Low blends of biodiesel (5% and lower) have become increasingly popular. The fuel’s excellent lubricity offers a performance benefit. Low blends are also popular with farmers, and an increasing number of diesel distributors are making low blends available for farm use. Iowa alone has approximately 80 locations making biodiesel available. Additionally, since 1997, at least eight companies released premium additive packages containing biodiesel as a lubricity additive. The success of these products demonstrates biodiesel’s effectiveness as a lubricity additive.

Future Market Dynamics

As the EPA and fuel and equipment industry groups move to improve performance and emissions of diesel technology, diesel fuel is likely to continue to be the preferred platform for heavy-duty applications for the foreseeable future. Furthermore, global warming and greenhouse gases will continue to gain attention. Because biodiesel is compatible and complimentary to these goals and future technology, biodiesel is positioned to provide benefits in all these areas, which we believe will further increase the fuel’s economic competitiveness.

Technological Development

Research in the basic technologies of biodiesel production may result in changes in the industry. On January 31, 2006, President Bush announced the Advanced Energy Initiative, which will fund additional research in biodiesel technology. New technologies may develop that would become viable means of biodiesel production in the future. For instance, Iowa State University is developing nanotechnology that results in faster chemical conversion to biodiesel, with a catalyst that can be recycled and elimination of the wash step in the production process. This nanotechnology can also be used with a catalyst to efficiently convert animal fats into biodiesel by creating a mixed oxide catalyst that has both acidic and basic catalytic sites. Acidic catalysts on the particle can convert the free fatty acids to biodiesel while catalysts can convert the oils into fuel.

Biodiesel Pricing

Over the past several years, biodiesel prices have tended to correlate with wholesale diesel fuel prices. At the same time, price charts for biodiesel and prices for feedstocks such as soy oil show that biodiesel prices do not move with vegetable oil prices. For example, when soy oil prices increased in 2003, biodiesel prices did not increase substantially. Further, when soy oil decreased in 2004, biodiesel prices did not decrease. Soy oil pricing has historically been affected by crop conditions, and, because it was a by product of the soy meal industry, livestock numbers. The lack of correlation between soy oil prices (approximately 60% of our estimated cost of production) and biodiesel prices (approximately 98% of our estimated revenue) is a significant risk inherent in our business.

Glycerin Market

Glycerin is an important market globally with approximately one million metric tons (2.24 billion lbs) of production and consumption in 2004. The glycerin market is largely supply driven and glycerin is produced irrespective of market demand.

Overall glycerin supplies are forecasted to grow at a 7.7% per annum rate through 2010, primarily driven by increased production in the biodiesel industry. Approximately 11% of glycerin is produced as a co-product of biodiesel production or 120,000 metric tons per annum in 2003. The portion of glycerin produced as a co-product of biodiesel is expected to more than triple over the next 7 years with projected average growth rates of 26% per annum.

Over 40% of glycerin production is located in Europe, 25% in the Pacific Rim, and approximately 32% of the glycerin capacity is in the U.S. The U.S. is a net importer of glycerin, supplied primarily from Europe and the Pacific Rim. Europe continues to lead the market for biodiesel production and subsequently, will remain a net exporter of glycerin globally.

Historically, refined glycerin pricing has ranged from $0.38 to $1.08/lb for USP 99.5% glycerin (spot market bulk shipments) over the last 25 years. Crude glycerin has historically sold at about a $.15 to $.20 discount to refined glycerin. The volatility in market prices has been primarily a result of oversupply of glycerin rather than radical changes in demand.

Due to overcapacity in the glycerin market, caused in large part by expansion of the biodiesel industry, glycerin prices have declined significantly in recent months. As a result, market prices for crude glycerin in late 2006 have been reported at between $0.00 (no value) to $0.05 per pound. Refined glycerin is priced marginally higher. The price differential between kosher glycerin, produced without animal fat, and non-kosher glycerin is minimal. Salvage values of crude glycerin for use as a protein source in animal feed have been reported at $0.02 to $0.03 per pound. If the U.S. biodiesel industry continues to expand, glycerin can be expected to remain in an oversupply position in the marketplace and prices will remain depressed subject to the development of new uses or economically attractive alternative uses for the product.

We expect that our plant will produce approximately 15,000 tons of crude glycerin annually. We do not intend to refine our glycerin because the return on refined glycerin cannot justify the expense of production. Because we intend to process animal fat, the glycerin we produce will be non-kosher. Glycerin sales are forecast to represent less than 1.0% of our gross sales.

The following discussion of our plans for the development, construction and operation of our plant reflects our current plans and expectations and may be subject to changes as the project progresses and as circumstances require.

Description of our Biodiesel Plant

General

We intend to build our biodiesel plant in Stephenson County, Illinois. Assuming we raise the equity we need to obtain debt financing, we would like to close on our debt financing by the end of 2006. The elapsed time from ground breaking to mechanical completion of the plant is expected to take approximately 12 months. We estimate that the total capital costs to construct the plant and commence operations will be approximately $58,600,000.

The Plant

The plant will have a design capacity to produce 30 million gallons of biodiesel per year (“mmgy”). In addition, we expect the plant will produce approximately 15,000 tons of glycerin each year. The plant will consist principally of a materials handling and storage area, the biodiesel production facility, a storage and loading area for biodiesel and glycerin, truck scales and an administrative office. Storage facilities will have the capacity to hold approximately ten days’ supply of each feedstock necessary for production.

The plant will produce biodiesel using a well-known chemical process to produce methyl esters from renewable oils and fats. We intend to construct the plant to have the ability to utilize multiple feedstocks, all readily available in the immediate area. Our primary feedstock will be soy oil and the plant will have the capability to utilize other vegetable oils and animal fats. The primary product will be fuel grade biodiesel meeting ASTM D 6751 standards.

Plant Location

We presently expect that our plant will be built on site in the Mill Race Industrial Park which is located two miles east of Freeport, in Stephenson County, Illinois. The Mill Race Industrial Park is being developed by the Freeport Area Economic Development Foundation, an Illinois not-for-profit corporation, with the support of Stephenson County, to provide a stimulus to economic development in the Freeport, Illinois area. The site is 23.14 acres in size, allowing for easy placement of the facility footprint and the needed rail and road additions. This site can easily be served by road and rail transportation facilities and by sources of natural gas, water and other utilities. We expect that infrastructure capital expenses to obtain access to utilities and rail service will cost approximately $1,150,000. The site has sufficient room to expand our operations in future years, which would allow us to double our plant capacity including additional tank farm storage. The Mill Race Industrial Park is located approximately 110 miles west of Chicago and the location will give us access to regional supplies of soy oil, other processed vegetable oils, animal fats and similar feedstocks and an accessible urban market for our biodiesel.

We have an option from the Freeport Area Economic Development Foundation to acquire the Mill Race Industrial Park site at a purchase price of $347,100. The option was signed on June 20, 2006 and provides for option payments of $825 per month commencing August 1, 2006. The option expires on December 31, 2006 and does not contain any provisions for extension.

Preliminary investigations indicate that the site appears to be suitable for construction of a biodiesel plant. A phase I archaeological reconnaissance statement has been completed with a finding of no significant impact and the proposed land uses did not require preparation of an environmental impact statement. The Illinois Historic Preservation Agency has determined that no significant historic, architectural or archaeological resources are located in the project area. Both the Illinois Environmental

Protection Agency and the Illinois Department of Natural Resources have reviewed the site documentation and have given their approval for the development to proceed. Further investigations relating to environmental and archeological conditions are underway. REG has indicated on a preliminary basis its approval of the site for purposes of its willingness to build our plant. The site is presently zoned in the M-1 manufacturing classification required for our plant by the Stephenson County board. Although other permits are required, we are optimistic regarding our ability to obtain all permits necessary to build the plant.

Because the Mill Race Industrial Park is located in an Illinois Enterprise Zone, we may be able to secure tax exemptions from the state of Illinois for the construction and operations of our plant. Illinois tax incentives that may be available to our plant include investment tax credits, jobs tax credits, sales tax exemptions on construction materials, exemptions from taxes on utilities used and an exemption from taxes on interest on funds borrowed by us will depend on the site chosen for our plant and could be repealed in the future. However, we do not consider state tax incentives essential to our budget or business plan and the availability or lack of tax incentives are not the most important considerations in our selection of a site.

We have not identified any other possible sites which may be suitable for our plant and have no options on any other sites. Accordingly, we presently believe and intend that our plant will be built on the Mill Race Industrial Park site. However, if for any reason our Mill Race Industrial Park site would prove unsuitable for our plant or if our option on that site expires before we have our equity and debt financing available to acquire that site, we may find it necessary to pay more than the option purchase price for the site or to locate an alternative site. There is no assurance that after full investigation we will determine that our Mill Race Industrial Park site or any other site that we may identify will be suitable for our plant or will be acquired for that purpose. A new site could be located outside Stephenson County and could even be located outside the state of Illinois. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on our site and, if necessary, conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the site or identify the best alternative site for our use so we will be in a position to acquire the site immediately upon successful completion of our equity and debt financing.

We may modify or change the location of the plant if we find another site that better suits our needs, or if we cannot obtain the necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant from our proposed site may increase the cost of the plant and delay construction and start-up operation of the plant. Certain events and conditions, including among others, delays, change orders we may submit and site conditions that differ from what we expect could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

There can be no assurance that we will not encounter hazardous conditions at the plant site. We are relying on REG to determine the adequacy of the site for construction of our biodiesel plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the plant. We do not expect that REG will be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, REG may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the biodiesel plant and may require significant expenditure of our resources to correct the condition. If we encounter any hazardous conditions during construction that require time or money to correct, it may have a material adverse effect on our operations, cash flows and financial performance.

Biodiesel Production

Our plant will produce biodiesel and glycerin from vegetable oils and animal fats using a chemical process known as the base transesterification of oil with methanol. We plan to have the capability to receive our oils and fats feedstock principally by tanker truck and rail. The feedstock will be measured by weight or volume and stored in receiving tanks. Thereafter, the feedstock will be transported to a chemical reactor where it is mixed with methanol and a catalyst and heated with steam, which results in the production of biodiesel and glycerin. The biodiesel and glycerin are separated, cleaned, cooled and pumped into storage tanks to await shipment. Shipment from our plant is expected to be mainly by tanker truck, but rail could also be utilized.

The plant will be designed to operate on a continuous process system rather than on a batch basis. We expect that 100 pounds of oil or fat feedstock, charged with 10 pounds of methanol, will yield almost 100 pounds of biodiesel and 10 pounds of glycerin. In a normal 24 hour production day, we anticipate that our plant will process approximately 720,000 pounds of feedstock and 72,000 pounds of methanol into approximately 720,000 pounds of biodiesel and 72,000 pounds of glycerin. A small amount of fatty acid will also be produced as a by-product. We anticipate that the design-build agreement that we will sign with REG will include an efficiency performance guarantee from REG of 30 mmgy of biodiesel per year.

Co-Products

We will attempt to market the glycerin produced by our plant to users in the Chicago market. However, supplies are abundant in the glycerin market and there is no assurance that we will easily locate a customer or customers for our production. We expect REG, in its responsibilities for management of our plant, to locate a market for our glycerin and we may also retain a broker to assist us in marketing our production in regional, national and export markets.

Our plant is expected to produce approximately 3,000 tons annually of fatty acid as a by-product of the biodiesel production process. We expect to sell this production in the local animal feed market.

Oil and Fat Feedstock Supplies

We will not own or have control of our own feedstock supplies and expect to purchase our feedstocks from oilseed processing companies or third-party marketing firms. Although our lack of captive feedstock supplies may expose us to greater feedstock supply and cost risks, we will also have the opportunity to take advantage of the lower feedstock costs when they occur. Our agreement with REG, which gives REG the responsibility for feedstock procurement, will allow us to benefit from REG’s infrastructure for feedstock procurement, REG’s ability to purchase feedstocks on a volume basis and other opportunities in the marketplace.

Our plant will have pretreatment capabilities that will enable it to use a wide range of vegetable oil and animal fat feedstocks, including crude soy oil and virtually any fat or grease. Our procurement strategy will be to leverage the regional oilseed crushers and rendered oil suppliers to procure ingredients competitively that meet stringent quality specifications. Our primary feedstocks will be refined soy oil, crude degummed soy oil and rendered fats such as lard and beef tallow.

The most frequently used feedstock for biodiesel plants today is soy oil, which is extracted from soybeans at commercial crushing facilities. Practically any other newly produced vegetable oil can be used for biodiesel, but soy oil is generally priced marginally lower than competing oils. We will also have the capability to utilize liquid animal fats, which yield biodiesel with slightly different characteristics than vegetable oil based biodiesel. These animal fats are rendered from a variety of liquid and solid materials, such as tallow and waste products from slaughterhouses. Recycled vegetable oils such as cooking oils from restaurants, often known as “yellow grease,” can also be used to produce biodiesel. However, due to contaminants and particulate matter typically present in yellow grease, we do not intend to use yellow grease as a feedstock. All of the foregoing types of feedstocks are available in the northern Illinois market.

We anticipate that our plant will need approximately 118,750 tons per year of mixed feedstocks to supply our production at our 30 mmgy design capacity. We expect that soy oil will be the principal component of our feedstocks with animal fats supplying 30% of our feedstock requirements. Commodity prices and other factors could significantly alter these expected percentages in the future.

Soy Oil

Soybeans are the second largest cultivated agricultural crop in Illinois by acreage, after corn, and we anticipate that soybean production and crushing in the region will continue into the future in large enough quantities to meet the demand for food and feed uses with supplies remaining available for reasonably expected biodiesel production. Soybean production in Illinois in recent years has varied based on weather (principally heat and moisture) factors, crop rotation and the relative price of soybeans compared to other crops, principally corn. The production of soy oil produced by Illinois crushing plants and the price of soy oil in Illinois has varied as a result. Soybean and soy oil prices are also affected by supplies and prices in the U.S. and international markets. The following figures are based on reports from the Illinois Agricultural Statistics Service and the Chicago Board of Trade.

ILLINOIS SOYBEAN AND SOY OIL PRODUCTION AND PRICING 2002-2006

	2002	2003	2004	2005		2006
Soybean acreage planted	10,600,000	10,300,000	9,950,000	9,500,000		10,100,000
Bushels of soybeans harvested	453,650,000	379,620,000	495,000,000	444,150,000		482,400,000	(3)
Soybean price per bushel(1)	$5.66	$7.51	$5.84	$5.50		NA
Soy oil price per pound(2)	$0.22	$0.30	$0.23	$0.24	(3)	NA

  (1) Annual average price.

  (2) Annual average price at Decatur, Illinois for marketing years beginning October 1 of year stated.

  (3) Preliminary estimate.

Source: U.S. Department of Agriculture

There are 9 soybean crushing facilities in the northern and central Illinois area, with 8 additional facilities in adjacent areas of Wisconsin and Iowa. These plants have the capacity to crush an estimated 450 million bushels of soybeans per year and produce an estimated 380 million gallons of soy oil per year. These plants each produce 5 to 85 million gallons of soy oil annually. The principal crushing companies in the region are Cargill and ADM. Because we do not intend to develop our own crushing facility, we will rely on soy oil produced principally in the Illinois and adjacent market areas, with access to a wider U.S. market depending on supplies and prices.

Although we presently have no agreements to purchase soy oil or other vegetable oils from companies with crushing facilities or commodity trading companies, we anticipate that we will be able to obtain supplies of oil in the regional market. The price at which we will purchase soy oil and any other new vegetable oil will depend on prevailing market prices. We may enter into supply agreements with crushers or commodity traders or utilize hedging arrangements to protect our supplies and feedstock costs. However, it will always be possible that a shortage of soy and other vegetable oils could develop, particularly in the event of a drought or other production problems, dedication of acreage to other uses and competition from other biodiesel plants entering the market. Thus, there can be no assurance that we will be able to obtain adequate supplies of vegetable oils on acceptable terms.

The price range of crude soy oil in the area typically ranges from even with soy oil futures to $.01 per pound over soy oil futures. Refined, bleached and deodorized (RBD) oil typically runs $.03 to $.05 per pound premium over crude soy oil. We believe that all of the soybean processors will be willing to sell soy oil to us. The challenge may come in the type of oil they will sell regularly. Cargill and ADM have each expressed the wish to sell refined oil in order to keep their refining assets utilized. If our plant is forced to purchase RBD oil instead of competitively priced crude soy oil, it would mean a $.01 to $.02 per pound oil premium over anticipated crude oil procurement cost.

Prices for soy oil in the Illinois market have typically been higher than soy oil prices in high soybean production states such as Iowa and Minnesota where much of the new biodiesel plant construction is taking place. Higher soy oil prices in Illinois means that the cost to for us to produce biodiesel in our location could be approximately $0.0375 to $0.075 per gallon higher than other locations in states west and north of us where cash soybean and soy oil prices are lower.

Soy and other vegetable oil prices are also affected greatly by U.S. and global oil seed and oil commodity supply and demand and U.S. and global oil seed crop production, which can be volatile as a result of a number of factors such as weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of oil seeds and vegetable oils has fluctuated significantly in the past and can be expected to fluctuate significantly in the future. Because the market price of biodiesel is not related to oil seed or oil prices, there is no assurance that we will be able to compensate for increases in the cost of our oil supplies through adjustments in prices charged for biodiesel. Thus, our plant’s profitability may be negatively impacted during periods of high oil seed and vegetable oil prices.

Animal Fats

The use of animal fats in biodiesel provides the product with a higher degree of lubricity than vegetable oils. This is a consequence of the chemical composition of the triglyceride found in animal fats. Thus, designing our plant to be able to process animal fats as well as vegetable oils will give us a basis on which to provide a product which will function at optimum levels in a wider range of operating conditions than biodiesel based solely on vegetable oils.

Animal fats, including declining supplies of animal fat based cooking oils, have typically been sold to rendering companies by slaughterhouses and the restaurant and commercial cooking industries. These rendering companies are the same as those which handle used vegetable oils. Because of the variety of fats available in the market, there is a wide range of prices for different products.

There are four hog processing plants and four beef processing plants within a 150 mile radius of our plant site with an estimated production greater than 50 million gallons of oil per year. Most, if not all, of those plants render their oil on site and sell the bulk either in their integrated production and processing system or sell to local feed mills. Typically rendered oil, of the quality that would go into a biodiesel facility, would cost $.03 per pound to $.08 per pound under crude soybean oil. There are also a very large number of renderers in the region (especially around Chicago) that have expressed an interest in further discussions.

Somewhat greater care in handling and use is necessary for animal fats due to the greater risk of spoilage, contamination and disease transmission. Some very durable fats may not be usable in biodiesel plants. Nevertheless, we believe that the benefit that animal fats can bring to our biodiesel product will make it an important feedstock source for us. We have no agreements with any rendering companies, slaughterhouses or other sources for animal fats, but will consider such agreements in the future.

Risk Management

We have entered into a management and operational services agreement with REG which, among other responsibilities, provides for REG to manage the scheduling and purchase of feedstock supplies for our plant and to market the biodiesel and glycerin that we produce. REG is required to assure the consistent scheduling of feedstock deliveries and schedule product sales and deliveries. We expect that REG will utilize forward contracting and hedging strategies, including strategies utilizing futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. Much of our vegetable oil supplies may be acquired in this manner. Alternatively, REG may facilitate the negotiation of longer-term supply agreements intended to lock in favorable quantities, quality and pricing of supplies for us. Hedging is used to attempt to reduce the risk caused by price fluctuation.

Hedging is a means of protecting the price at which we buy feedstocks and the price at which we will sell our products in the future. The effectiveness of hedging activities will depend on, among other things, the cost of feedstocks and our ability to sell enough biodiesel and glycerin to use all of the feedstocks subject to futures and option contracts that we purchase as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in commodity contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and these costs may be significant.

Our largest expenditure, oil feedstocks, and our biggest revenue source, biodiesel, are in relatively volatile markets. We realize that trading commodities can be a risky endeavor if not managed properly. We acknowledge that as a biodiesel producer, we will be exposed to price risk as a by-product of our core business. Thus, we expect REG to develop and employ a risk management plan for us. There will be many opportunities to lock in the price of our inputs and outputs for a profit. We believe that we must be prepared to act upon the opportunities when they are presented to us, and act to take advantage of them through forward or futures contracts.

We also believe that an integral component of an effective risk management program is to establish firm and measurable performance benchmarks. Such a program will help assure that our internal competencies are well positioned to meet the challenges of the marketplace.

Transportation and Delivery

Our biodiesel plant will have facilities to receive oil and fat feedstocks by truck and rail and to load biodiesel and glycerin onto trucks and rail cars. We expect to have storage capacity for at least ten days’ requirements of feedstocks. We expect that most of our feedstocks will be obtained in the regional market and will arrive by tanker truck. We anticipate that most of our biodiesel will be sold in the regional market, particularly in metropolitan Chicago. Thus, our biodiesel is also likely to be shipped in tanker trucks.

Highway transportation is the most efficient and timely means of delivery from and to nearby markets. Our Mill Race Industrial Park site is located within 2 miles of U.S. Highway 20 which, approximately 30 miles to the east, provides access to Interstate Highways 90 and 39. Interstate 90 leads east to the Chicago market and north to Wisconsin. Interstate 39 leads south and serves central Illinois. Highway 20 also serves the area west of Freeport and eastern Iowa. These major arteries connect with additional Interstate and U.S. highways which will allow our plant efficient highway access to any feedstock or product market.

Rail transportation is more cost effective than truck transportation to more distant markets. The Mill Race Industrial Park is served by the main line of the Canadian National Railway Company and we expect to be able to extend a spur line to our site. The Canadian National Railroad has one of the best operating ratios in the industry. Since its acquisition of Illinois Central in 1999, CN provides shippers with more options and greater reach in the rapidly expanding market for north-south trade and it is the only railroad that crosses the continent east-west and north-south, serving ports on the Atlantic, Pacific and Gulf coasts. The CN’s north-south rail corridor intersects and provides access to all other east-west railroad lines. The CN mainline is a 286,000 pound track with recent major improvements. We have not entered into any written agreements with the CN, however based on conversations with the CN we believe that the CN will enter into a written agreement with us for track access to our site and provide us with 6-day per week service.

Utilities

The production of biodiesel is an energy intensive process that uses significant amounts of natural gas, electricity and water. We expect to enter into negotiations, and to the extent practical, enter into agreements with various utility service providers before we begin construction of our plant. If there is any interruption in our supply of energy or water for any reason, such as insufficient supply, delivery difficulties or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

Our plant will require a significant and uninterrupted supply of natural gas for its operations. Natural gas will be needed principally to fire our boiler which will provide steam for our biodiesel production process. Natural gas will be a critical resource for us and will be a significant component of our cost structure. Natural gas prices have risen significantly in the past and can be expected to continue to rise in the foreseeable future.

We expect that our natural gas needs will be supplied by Nicor, one of the largest natural gas distributors in the United States. Nicor has 6-inch, 8-inch and 16-inch pipelines within one-half mile of our Mill Race Industrial Park site. We will need to construct a new feeder pipeline from the Nicor pipeline to our site. Thus, if we locate our plant at that site, we would expect our capital expense for this purpose to be minimal. We do not yet have an agreement with Nicor to provide us the natural gas that we need.

The cost of natural gas has been increasing, as shown on the accompanying graph. Natural gas prices have exhibited considerable volatility within calendar years, and from season to season, but generally show no sign of declining in the near-term.

Source: U.S. Department of Energy

Electricity

The plant will also require a continuous supply of electricity. We currently have no agreement with any service provider for the electrical services that we need. The price of electricity, like any commodity, could fluctuate and increase significantly as it has in the past. Based on engineering specifications, we anticipate the proposed plant will require approximately six million kilowatts of electricity annually.

Electricity to our Stephenson County site is available through Commonwealth Edison (“ComEd”) transmission lines. To service our plant, we expect that we will need to construct a one-half mile high voltage line and an on-site substation to access the nearest transmission line. The electricity would be purchased in the national electric energy market. We believe that the price at which we will be able to purchase electric services will be competitive with other high-use commercial rates.

Water

We will require a significant supply of fresh water to maintain consistent operations of our plant. Engineering specifications show our plant maximum water requirements to be approximately 100 gallons per minute. That is approximately 144,000 gallons per day. Stephenson County has advised us that it intends to drill a well or wells to supply fresh water to the Mill Run Industrial Park. However, we do not have a firm agreement with the county for our water supply and the county will be required to obtain a license to drill any well and to comply with applicable environmental regulations before any water from that source will be available to us. In the event water would not be available from Stephenson County, we may be able to obtain our water supplies from the City of Freeport via mains which could be constructed to serve the Mill Run Industrial Park. We have no understanding with the City of Freeport with respect to water supplies.

Our boiler and cooling tower are major areas of production that require fresh water. Creation of boiler makeup water generates a waste stream, as the contaminants from the raw water, such as dissolved minerals like calcium and magnesium, are removed via this waste stream. Making steam without first removing the solids would foul the boiler and cause it to fail. The makeup water requirements for the cooling tower are primarily a result of evaporation, just like the boiler, but nearer to ambient temperatures. As with the boiler, operating the cooling water system without treatment will cause it and the cooling heat exchangers through which the cooling water is circulated to foul. The quantity of the water used and wastewater discharged is dependent upon the quality of the raw water. Our water source will need to be evaluated to determine what treatment processing and equipment we will require. The water used in our plant process would be recycled to the extent feasible.

Wastewater and Stormwater Treatment and Disposal

Stephenson County has advised us that it intends to construct a centralized wastewater pretreatment facility to serve Mill Race Industrial Park. Wastewater from our plant would be treated at this facility and then pumped to the City of Freeport’s wastewater treatment plant. Specific details and cost information relating to this facility and the treatment process have not been finalized.

The County also intends to construct a stormwater detention facility to serve the industrial park.

Site Infrastructure and Improvements

We will need to make infrastructure improvements to the site we select in order to construct and operate the plant. Some of the improvements that we anticipate making are described below, however, the full extent of the improvements and the exact costs will not be known until we finalize our site selection, acquire the site and commence site development.

Roadway Improvements

Any site for our plant is likely to require significant roadway improvements. At our Mill Race Industrial Park site, we will have easy access from county highways and the site is located only 2 miles from U.S. Highway 20. The Mill Race Industrial Park is upgrading access roads to 80,000 pound load capacity. Accordingly, we do not expect significant roadway expenses at that site. Other sites may require substantial expenditures to extend and upgrade roadways and local officials could expect us to contribute some or all of the funds required to make the necessary roadway improvements. Any decision by local officials with respect to roadway improvements may involve public hearings and an opportunity for local residents to object to and delay our siting process.

Rail Access

We expect that the Canadian National Railroad (the “CN”) will provide rail service to our site. However, we will need to have a spur line constructed to our site from a proposed parallel spur line (lead track) of the railroad. As part of its infrastructure development plans, the Mill Race Industrial Park is working with the CN on the rail additions that would allow rail access by us. These additions would include the sub-ballast groundwork for the spurs to our site and on our site as well as the spur construction itself.

The CN has indicated that it will provide us with six-day per week service in both directions. We expect that Stephenson County will pay for one mainline spur switch and we will be required to pay for the other. Stephenson County has also indicated that it will also pay for the construction of the proposed parallel lead track; we will need to pay for the spur into our site and any associated switches. The estimated cost to us of this rail infrastructure is approximately $745,000, which will give us sufficient delivery, storage and loading track for 55 cars, which includes a 30 car-length delivery and storage track and a 25 car-length product loading track.

Site Grading and Dirt Work

Topographical survey work has been completed for our Mill Race Industrial Park site that we have subject to option. We expect that REG will be responsible for the site stability evaluation, grading and preparation under our design-build contract with REG. REG will prepare the plans and specifications for these improvements and perform the work or select subcontractors for that purpose. We expect that REG will be responsible for soil testing, compaction testing, and any other site related work. We estimate the cost of site improvements at $390,000 for the plant site. Stephenson County will bear the cost of the railroad subgrade.

Marketing

Biodiesel

Prior to commencing operations at our plant, we will develop a sales and marketing plan. The market segments for our biodiesel product will depend in part on the buyers and marketers we work with and their size and geographic reach. These customers vary in terms of where they distribute the biodiesel and the transportation methods and costs associated with delivering the biodiesel to their facilities. We believe that a significant portion of our biodiesel will be sold into regional markets in the Midwest and into national markets. We will seek to deliver as much product as possible to local markets, which would help minimize our freight costs. Biodiesel sold into local and regional markets will typically ship by truck and biodiesel sold into national markets will typically ship by rail. The availability of rail transportation would enable us to quickly and cost effectively move large quantities of biodiesel into various markets, which we hope will allow us to access markets with the best prices.

We may retain a biodiesel marketing consultant or broker to assist us in marketing and selling the total production of our plant. We expect that a biodiesel marketing agreement would require compensation to the consultant or broker in an amount of approximately $.03 per gallon based on current market rates. However, we have not yet identified or conducted any negotiations with potential marketing firms and we cannot presently predict the terms and cost of the marketing services we will require.

Glycerin

We expect to produce approximately 15,000 tons of glycerin annually. Local and regional markets for our glycerin remain to be developed and formalized. We may retain a consultant or broker to assist us in marketing our glycerin production in available markets.

Competition

Producers of Biodiesel

We will be in direct competition with numerous other biodiesel plants that produce the same products that we do. Many of these producers have significantly greater resources than we do and we expect the number of competitors to increase significantly. The development of other biodiesel plants, particularly those in close proximity to our proposed plant, will -increase the supply of biodiesel and may result in lower local biodiesel and glycerin prices and higher costs for supplies of feedstocks.

The National Biodiesel Board estimates that as of September 13, 2006, there were approximately 86 active biodiesel production plants in the United States, with an additional 77 plants under construction or expansion and many more under consideration. These plants, when completed, will increase the competition for various feedstocks, and price competition for biodiesel delivered from our area is likely to increase.

The largest biodiesel producers include Cargill, Inc. (“Cargill”) with a 37.5 mmgy plant in Iowa Falls, Iowa and five producers each with a 30 mmgy plant: Western Iowa Energy of Wall Lake, Iowa; Soymor of Albert Lea, Minnesota, Minnesota Soybean Processors of Brewster, Minnesota, Peter Cremer of Cincinnati, Ohio, and Organic Fuels, LLC of Galena Park, Texas. Several larger plants are under construction or expansion, led by Imperium Grays Harbor in Grays Harbor, Washington (100 mmgy), Archer Daniels Midland Company (“ADM”) in Velva, North Dakota (85 mmgy), Louis Dreyfus Agricultural Industries, LLC (“Dreyfus”) in Claypool, Indiana (80 mmgy), Carolina Biofuels, LLC in Taylor, South Carolina (60 mmgy), East Fork Biodiesel, LLC in Algona, Iowa (60 mmgy), Owensboro Grain in Owensboro, Kentucky (50 mmgy), Beatrice Biodiesel, LLC in Beatrice, Nebraska (50 mmgy), Domestic Energy Partners, Spanish Fork, Utah (46 mmgy), Lake Erie Biofuels in Erie, Pennsylvania (45 mmgy) and Bio Energy of America in Edison, New Jersey (45 mmgy). Several additional plants in the 30 mmgy range are under construction.

The entry of ADM, Cargill and Dreyfus to the biodiesel industry represents a significant change in the competitive environment. The biodiesel industry has been characterized by companies which established plants ranging from very low capacity to 30 mmgy in the localities of their ownership, feedstocks and markets. ADM, Cargill and Dreyfus are major international agribusiness corporations with the financial, sourcing and marketing resources to become formidable competitors in the industry, without geographical, funding or feedstock restraints. ADM has its headquarters and major ethanol and other operations in Decatur, Illinois and may consider placing a biodiesel plant in that location. We must expect that ADM, Cargill and Dreyfus, and perhaps other large corporations, will be significant competitors in the biodiesel industry in the future.

Regionally, we will also face competition from a number of other producers of varying sizes and resources. Within a 150 mile radius of our site, Stephan Company has a 22 mmgy plant in Millsdale, Illinois and Clinton County Bioenergy has a 10 mmgy plant in Clinton, Iowa, both of which use soy oil as their principal feedstock. There are several other operating biodiesel plants in Illinois, Iowa and Wisconsin which are beyond the 150 mile radius from our proposed plant. There are several other plants presently being planned or under consideration in northern Illinois and nearby areas of Iowa and Wisconsin which could have an aggregate capacity of over 200 mmgy. We expect that additional biodiesel producers will enter the market if the regulatory environment remains favorable and the demand for biodiesel continues to increase. All of these plants will compete with us for feedstocks and customers in our regional market.

The following table identifies U.S. biodiesel producers and their production capacities as of September 13, 2006.

U.S. BIODIESEL PLANTS AND PRODUCTION CAPACITY

(Gallons per year)

Location	Company	Primary Feedstock	Annual Production Capacity (gallons)(1)	Annual Capacity Under Construction or Expansion (gallons)(1)
Birmingham, AL	Allied Renewable Energy, LLC	Soybean oil	—	15,000,000
Moundville, AL	Alabama Biodiesel Corporation	Soybean oil	*	—
Arlington, AZ	Amereco Arizona, LLC	Multi feedstock	—	*
Batesville, AR	Eastman Chemical Company	Multi feedstock	24,000,000	—
McGehee, AR	Ag Bio Energy	Soybean oil	—	*
Stuttgart, AR	Patriot Biofuels	Multi feedstock	3,000,000	10,000,000
Big Oak Flat, CA	Evergreen Biodiesel	Recycled cooking oil	50,000	—
Coachella, CA	Imperial Western Products	Multi feedstock	8,000,000	—
Oakland, CA	Blue Sky Bio-Fuels, Inc.	Multi feedstock	—	20,000,000
Port Hueneme, CA	Biodiesel Industries of Port Hueneme	Multi feedstock	3,000,000	7,000,000
Richmond, CA	LC Biofuels	Multi feedstock	—	365,000
Ukiah, CA	Yokayo Biofuels, Inc.	Recycled cooking oil	200,000	—
Berthoud, CO	Rock Mountain Biodiesel Industries, LLC	Multi Feedstock	3,000,000	7,000,000
Burlington, CO	American Agri-diesel LLC	*	6,000,000	—
Commerce City, CO	Bio Energy of America	Soybean oil	10,000,000	—
Denver, CO	Bio Energy of America	Soybean oil	8,000,000	—
Denver, CO	Great White Bottling, Inc.	*	—	*
Bethlehem, CT	Bio-Pur Inc.	Soybean oil	*	—
Clayton, DE	Mid-Atlantic Biodiesel	Multi Feedstock	6,500,000	—
Lakeland, FL	Purada Processing, LLC	Soybean oil	18,000,000	—
Pinellas Park, FL	Renewable Energy Systems, Inc.	Recycled cooking oil	1,000,000	—

Youngstown, FL	Energy Innovations, LLC	*	3,500,000	—
Cairo, GA	Sunshine BioFuels, LLC	Soybean oil	6,000,000	—
Camilla, GA	Agri Biofuels, Inc.	Soybean oil	—	15,000,000
East Dublin, GA	Middle Georgia Biofuels	Poultry fat	*	—
Loganville, GA	Georgia Biofuels Corp	Multi feedstock	—	500,000
Rome, GA	Peach State Labs	Soybean oil	*	—
Rome, GA	US Biofuels Inc.	Multi Feedstock	10,000,000	—
Honolulu, HI	Pacific Biodiesel	Recycled cooking oil	1,000,000	—
Kahului, HI	Pacific Biodiesel	Recycled cooking oil	200,000	—
Gilman, IL	Incobrasa Industries, Ltd.	Soybean oil	—	31,000,000
Marion, IL	Heartland Biodiesel, Inc.	*	—	*
Millsdale, IL	Stepan Company	Soybean oil	22,000,000	—
South Roxanna, IL	Midwest Biodiesel Products	Soybean oil	—	30,000,000
Claypool, IN	Louis Dreyfus Agricultural Industries, LLC	Soybean oil	—	80,000,000
Flora, IN	Heartland Biofuel	Soybean oil	450,000	—
Hammond, IN	Evergreen Renewables	Soybean oil	5,000,000	—
Morristown, IN	Integrity Biofuels	Soybean oil	10,000,000	—
Algona, IA	East Fork Biodiesel, LLC	Multi feedstock	—	60,000,000
Clinton, IA	Clinton County BioEnergy	Soybean oil	10,000,000	—
Crawfordsville, IA	Riksch BioFuels, LLC	Multi feedstock	—	10,000,000
Farley, IA	Western Dubuque Biodiesel	Soybean oil	—	30,000,000
Iowa Falls, IA	Cargill	Soybean oil	37,500,000	—
Keokuk, IA	Tri-City Energy, LLC	Soybean oil	—	30,000,000
Mason City, IA	Freedom Fuels, LLC	Multi feedstock	—	30,000,000
Milford, IA	Soy Solutions	Soybean oil	2,000,000	—
Newton, IA	Central Iowa Energy	Multi feedstock	—	30,000,000
Ralston, IA	Renewable Energy Group, Inc.	Soybean oil	12,000,000	—
Sergeant Bluff, IA	AGP	Soybean oil	15,000,000	15,000,000

Sioux Center, IA	Sioux Biochemical, Inc.	Multi feedstock	*	—
Wall Lake, IA	Western Iowa Energy	Multi feedstock	30,000,000	—
Washignton, IA	Iowa Renewable Energy, LLC	Multi feedstock	—	30,000,000
Butler, KY	Griffin Industries	Multi feedstock	2,000,000	—
Irvine, KY	Green Earth Bio-Fuel, Inc.	Soybean oil	—	*
Owensboro, KY	Owensboro Grain	Soybean oil	—	50,000,000
Fairfield, ME	Bio-Renewable Fuels Corp.	Yellow grease	—	*
Berlin, MD	Maryland Biodiesel	Soybean oil	500,000	—
Bangor, MI	Michigan Biodiesel, LLC	Soybean oil	—	10,000,000
Gladstone, MI	Ag Solutions, Inc.	Soybean oil	—	10,000,000
Milan, MI	Milan Biodiesel Co.	*	—	*
Albert Lea, MN	Soymor	Soybean oil	30,000,000	—
Brewster, MN	Minnesota Soybean Processors	Soybean oil	30,000,000	—
Ironton, MN	Green Range Renewable Energy	Recycled cooking oil	150,000	—
Menahga, MN	Midwest Renewable LLC	Soybean oil	—	4,000,000
Redwood Falls, MN	FUMPA BioFuels	*	3,000,000	—
Columbus, MS	CFC Transportation, Inc	Multi feedstock	1,500,000	—
Gulfport, MS	Channel Chemical Corporation	Soybean oil	5,000,000	—
Meridan, MS	Earth Biofuels, Inc.	Soybean oil	2,000,000	—
New Albany, MS	North Mississippi Biodiesel	Soybean oil	—	7,000,000
Bethel, MO	Missouri Bio-Products	Multi feedstock	2,000,000	—
Bunceton, MO	Missouri Better Bean	Soybean oil	3,000,000	—
Deerfield, MO	Prairie Pride	Soybean oil	—	30,000,000
Mexico, MO	Mid America Biofuels, LLC	Soybean oil	—	30,000,000
St. Joseph, MO	AGP	Soybean oil	—	30,000,000
Arlington, NE	Horizon Biofuels, Inc.	Multi feedstock	250,000	—
Beatrice, NE	Beatrice Biodiesel, LLC	Soybean oil	—	50,000,000
Las Vegas, NV	Biodiesel of Las Vegas	Multi feedstock	5,000,000	25,000,000
Minden, NV	Bently Biofuels	Multi feedstock	1,000,000	—

Durham, NH	MPB Bioenergy, LLC	Recycled cooking oil	—	*
Edison, NJ	Bio Energy of America	Soybean oil	—	45,000,000
Newark, NJ	Environmental Alternatives	Soybean oil	13,000,000	—
Anthony, NM	Rio Valley Biofuels, LLC	Multi feedstock	*	—
Bohemia, NY	North American Biofuels Company, Inc.	Trap Grease	1,000,000	—
Fulton, NY	NextGen Fuel, Inc	Soybean oil	—	5,000,000
Asheville, NC	Blue Ridge Biofuels	Multi feedstock	2,000,000	—
Autryville, NC	Filter Specialty Bioenergy LLC	Multi feedstock	—	1,500,000
Leland, NC	American Distillation, Inc.	Soybean oil	—	3,000,000
Lenoir, NC	Foothills Bio-Energies, LLC	Multi Feedstock	—	5,000,000
Pittsboro, NC	Piedmont Biofuels Industrial	Multi feedstock	—	1,000,000
Minot, ND	Dakota Skies Biodiesel, LLC	Canola oil	—	30,000,000
Velva, ND	ADM	Canola oil	—	85,000,000
Cincinnati, OH	Peter Cremer	Soybean oil	30,000,000	—
Defiance, OH	American Ag Fuels, LLC	Multi feedstock	1,500,000	5,500,000
Hicksville, OH	PEC Biofuels	Soybean oil	7,500,000	—
Miamisburg, OH	Jatrodiesel Inc.	Multi feedstock	—	5,000,000
Chelsea, OK	Green Country Biodiesel, Inc	Soybean oil	2,500,000	—
Durant, OK	Earth Biofuels, Inc.	Multi feedstock	10,000,000
Tulsa, OK	Best Energy Solutions, LLC	Soybean oil	—	1,000,000
Klamath Falls, OR	Green Fuels of Oregon, Inc.	*	—	*
Salem, OR	SeQuential-Pacific Biodiesel, LLC	Multi feedstock	1,000,000	—
Erie, PA	Lake Erie Biofuels	Soybean oil	—	45,000,000
Middletown, PA	AGRA Biofuels, LLC	Soybean oil	—	2,000,000
Neville Island, PA	PA Biofuels	Multi feedstock	—	10,000,000
Pittsburg, PA	United Oil Company	Multi feedstock	2,000,000	—
Shiremanstown, PA	Keystone BioFuels, Inc.	Soybean oil	*	*

York, PA	United Biofuels, Inc.	Soybean oil	1,500,000	—
Westerly, RI	Mason Biodiesel, LLC	*	—	*
Charleston, SC	Southeast BioDiesel, LLC	Recyled cooking oil	—	2,000,000
Taylor, SC	Carolina Biofuels, LLC	Soybean oil	6,000,000	54,000,000
Alexandria, SD	Midwest BioDiesel Producers, LLC	Soybean oil	7,000,000	—
Counce, TN	NuOil	Soybean oil	1,500,000	—
Kingston, TN	Blue Sky Biodiesel	Multi feedstock	—	500,000
Louisburg, TN	Agri-Energy, Inc	Soybean oil	5,000,000	—
Manchester, TN	TN Bio Energy	*	*	*
Memphis, TN	Memphis Biofuels, LLC	Multi feedstock	—	36,000,000
Memphis, TN	Milagro Biofuels of Memphis	Soybean oil	—	5,000,000
Pulaski, TN	BIG Biodiesel, LLC	Soybean oil	—	250,000
Carl’s Corner, TX	Pacific Biodiesel Texas	Multi feedstock	2,000,000	—
Channelview, TX	NMM, Ltd	Multi feedstock	1,000,000	—
Cleburne, TX	Smithfield Bioenergy LLC	Multi feedstock	12,000,000	—
Conroe, TX	SAFE Fuels, Inc.	Soybean oil	12,000,000	8,000,000
Dallas, TX	New Fuel Company	Multi feedstock	250,000	—
Denton, TX	Biodiesel Industries of Greater Dallas-Fort Worth	Multi feedstock	3,000,000	7,000,000
Galena Park, TX	Organic Fuels, LLC	Multi feedstock	30,000,000	—
Galveston, TX	Galveston Bay Biodiesel	Multi feedstock	—	21,000,000
Giddings, TX	Central Texas Biofuels	Soybean oil	1,500,000	—
Gonzales, TX	GeoGreen Fuels	Multi feedstock	—	3,000,000
Hereford, TX	Big Daddy’s Biodiesel, Inc.	Soybean oil	—	30,000,000
Houston, TX	Johann Haltermann Ltd	Soybean oil	20,000,000	—
Houston, TX	Green Diesel, LLC	Soybean oil	—	*
Laredo, TX	South Texas Blending	Tallow	5,000,000	—
Pasadena, TX	Huish Detergents	*	4,000,000	—
Pasadena, TX	Momentum Biofuels, Inc.	Soybean oil	—	20,000,000
Poteet, TX	SMS Envirofuels	Soybean oil	6,000,000	—

Ralls, TX	Brownfield Biodiesel, LLC	Cottonseed oil	2,000,000		—
Sealy, TX	Ag Fuels Ltd	*	—		*
Spearman, TX	Panhandle Fuels, LLC	*	—		*
American Fork, UT	Denali Industries, LLC	Multi feedstock	—		3,000,000
Spanish Fork, UT	Domestic Energy Partners	Multi feedstock	9,000,000		37,000,000
New Kent, VA	Virginia Biodiesel Refinery	Soybean oil	2,000,000		—
Richmond, VA	RECO Biodiesel, LLC	Soybean oil	—		10,000,000
Ridgeway, VA	Cheasapeake Custom Chemical	Soybean oil	5,000,000		—
South Boston, VA	Renroh Environmental Company	*	80,000		—
Grays Harbor, WA	Imperium Grays Harbor	Muti feedstock	—		100,000,000
Poulsbo, WA	Olympic Biofuels	Multi feedstock	—		500,000
Seattle, WA	Imperium Seattle Biodiesel	Soybean oil	5,000,000		—
Deforest, WI	Sanimax Energy	Multi feedstock	—		20,000,000
Eau Claire, WI	WRR Environmental Services	Multi feedstock	*		—
Kiel, WI	Generation Bio, LLC	*	*		—
Manitowoc, WI	Renewable Alternatives	Soybean oil	*		—
Nitro, WV	A C & S, Inc.	Soybean oil	—		*
Total Current Capacity (86 plants)			580,500,000	(2)
Total Under Construction or Expansion					1,400,000,000	(2)
Total Annual Capacity			1,980,500,000(2)

*       Not available.

(1)   Annual production capacity refers only to the reported maximum production capacity of the facility. It does not indicate how many gallons of biodiesel were actually produced at each plant.

(2)   Total annual production capacity includes estimated production capacity for plants that have not made capacity figures available. It is important to note that production capacity differs from the actual number of gallons sold.

Source: National Biodiesel Board, September 13, 2006.

Producers of Petroleum-Based Diesel Fuels

The biodiesel industry generally is in competition with the petroleum industry and particularly the diesel fuel portion of the petroleum industry. The biodiesel industry is a fraction of 1% of the size of the diesel fuel industry and is able to compete principally as a consequence of government environmental regulations and incentives, assisted by currently high petroleum and diesel fuel prices.

The capital and operating costs of producing biodiesel make it prohibitive to compete with diesel fuel based on price. If the diesel fuel industry is able to produce diesel fuel with acceptable environmental characteristics, or if government regulations change in favor of diesel fuel, biodiesel producers would find it extremely difficult to compete. Petroleum refiners are continually attempting to develop diesel fuels with low sulfur and other clean burning attributes, together with lubricity and other characteristics necessary for the diesel engines in the marketplace. It is not possible to predict what success the petroleum industry may experience in making diesel fuel more acceptable or the impact these efforts may have on the biodiesel industry.

Employees

Prior to completion of the plant construction and commencement of operations, we plan to hire a chief executive officer and a chief financial officer with overall responsibilities for the administration of our company. In addition, we intend to obtain the services of approximately 28 additional full-time employees through REG. We expect that two of these employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. We expect to fill the general manager position by the beginning of construction. We do not presently offer an employee benefits package and expect that any benefits for personnel provided by REG will be made available through REG plans.

The following table lists the positions which we expect will be required to operate our company and plant and the minimum number of individuals that we expect will be full-time personnel:

Position	Number of Full-Time Personnel
Chief Executive Officer	1
Chief Financial Officer	1
General Manager	1
Operations Manager	1
Financial Assistant	1
Logistics/Scale Operator	1
Electrical/Control Maintenance	1
Facility Maintenance Mechanical	1
Lab Technician	1
Biodiesel/Pretreatment Leadman	4
Operations Specialist	12
Load/Receive Leadman	1
Load/Receive Specialist	4
Total	30

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality agreements with our officers and employees. Among other things, these agreements will require our officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend, in part, on our ability to attract and retain qualified personnel at competitive wage and benefit levels. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those wages budgeted for the operation of our plant. If we are unsuccessful in this regard, we may not be competitive with other biodiesel plants and your investment may lose value.

Development Services Providers

Renewable Energy Group, Inc.

On April 26, 2006 we entered into a pre-construction services agreement with Renewable Energy Group, LLC in connection with the planning, design and engineering of our proposed plant. On August 4, 2006 we entered into a management and operational services agreement with West Central Cooperative (“WCC”) to provide plant management and operational services for us. By consents to assignment dated August 7, 2006 and October 26, 2006, respectively, these two agreements were assigned to Renewable Energy Group, Inc. (“REG”). In these consents to assignment, REG has assumed full responsibility for the obligations of Renewable Energy Group, LLC and WCC under the pre-construction services agreement and the management and operational services agreement.

Our pre-construction services agreement with REG provides that REG will:

•       Prepare engineering diagrams and drawings for our site, plant, utilities and process systems.

•       Assist us in obtaining permits for the construction of our plant.

•       Establish final project specifications, contract documents and contract pricing.

•       Place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

•       Negotiate with us in good faith to enter into a definitive design-build agreement for the construction of our plant.

Our management and operational services agreement with REG provides for REG to assume responsibility for the overall management of our plant, to hire and place a general manager and an operations manager at our facility, to acquire the feedstocks and basic chemicals necessary for the operation of our plant, to handle the marketing and sales of our biodiesel and glycerin, to help develop and implement a risk management plan and to perform administrative functions for our operations. Our general manager and the operations manager will be employees of REG.

REG was organized on July 1, 2006 to continue the biodiesel engineering and construction business of Renewable Energy Group, LLC and to assume the biodiesel plant management business formerly conducted by WCC. WCC was organized as a farmers’ cooperative in 1933 and has been very active in the emerging biodiesel market. Renewable Energy Group, LLC was originally organized in 2003 as a joint effort of WCC and Todd & Sargent, Inc. Todd & Sargent, based in Ames, Iowa, is an engineering and construction firm specializing in agricultural processing. Todd & Sargent provided the construction services for WCC when WCC expanded its biodiesel production facilities in 2002. References to REG in this prospectus include REG and the relevant predecessor businesses of WCC and Renewable Energy Group, LLC unless the context indicates otherwise.

REG specializes in engineering and building biodiesel facilities and has substantial experience in biodiesel technology, combining design, engineering and construction capabilities in one company. REG was the primary contractor for the construction of approximately 60 mmgy of capacity in the biodiesel industry in 2004 and 2005, and currently has approximately 90 mmgy of additional biodiesel capacity under construction. We expect that we will sign a design-build agreement with REG to construct our plant. The expertise of REG in integrating process and plant design into construction of an operationally efficient plant is very important to us.

REG’s planning, process design and engineering includes “turnkey” biodiesel plant engineering, construction and installation utilizing a continuous flow process. We expect that under our design-build agreement with REG, REG will guarantee the process throughput of the plant and a biodiesel product guaranteed to meet or exceed ASTM standards. REG also has the knowledge and support to assist the plant’s management team in executing a successful startup of our plant. A quality management system, stringent process safety management and operational training will also be provided. REG also is expected to provide process safety management, chemist and laboratory procedure updates and employee training. By partnering with REG, we expect to have trained personnel and the ability to bring our plant on line quickly and efficiently.

The quality of REG’s management capabilities is evidenced by its ownership and operation of its BQ-9000 accredited plant in Ralston, Iowa. BQ-9000 Quality Management Program accreditation is awarded by the National Biodiesel Accreditation Commission following a successful formal review and audit of the capacity and commitment of the applicant to produce or market biodiesel fuel that meets the ASTM D6751 Specification for Biodiesel Fuel (B-100) Blend Stock for Distillate Fuels. The accreditation process is comprehensive and includes a detailed review of the applicant’s Quality System documentation, followed by a formal audit of the applicant’s conformance to its System.

As of September 13, 2006, there were only twelve biodiesel plants in the United States which held BQ-9000 accreditation. One is owned by REG. Of the two additional plants in operation that REG manages, one has already achieved BQ-9000 accreditation and the other is in the accreditation review process. We believe that the BQ-9000 accreditation received by REG’s owned and managed plants will enhance our ability to market the biodiesel produced by us.

In 2005 REG marketed approximately 45% of the biodiesel sold in the United States. REG has placed biodiesel terminals to access key markets across the United States in the following locations: Alexandria, Minnesota; Des Moines, Iowa; Chicago, Illinois; Holyoke, Massachusetts; Greenville, Mississippi; Cincinnati, Ohio; and Ft Lauderdale, Florida. REG’s product Soypower ® is a price leader in the market and we believe this is due to REG’s high quality standards, customer service, transportation and logistics, terminal infrastructure and distributor network.

REG is also active  in biodiesel research and development. It is our belief that REG will make available to us any improvements in technology that it develops. Our management and operational services agreement with REG provides that any changes or improvements in processing technology that we acquire from REG will be purchased at cost plus 10%. We believe that this will allow us to be and continue as one of the low cost processors of biodiesel.

We have paid REG $2,500,000 for its services under the pre-construction services agreement. This payment was funded with the proceeds of our seed round equity financing and assures that REG will complete its services under the agreement and allow us to meet our timetable to commence construction of our plant. The agreement will terminate if we are unable to agree with REG on the terms of a design-build agreement or if we choose to terminate the agreement at any time.

Our agreement with REG provides for us to pay REG an annual fee of $.0625 per gallon of production plus a production bonus of 6% of our net income for its management services.

Ascendant Partners, Inc.

In February 2006, we entered into an agreement with Ascendant Partners, Inc to produce a feasibility study for our project. The study was completed in March 2006. We paid Ascendant $34,000 plus out-of-pocket expenses of $814.56 for its services. Ascendant provides a broad base of management consulting services to producer groups, agribusinesses, renewable fuels and food companies to help them make informed business decisions through repeatable, disciplined, time-tested processes and frameworks around results-oriented strategy, communication and focused execution. This helps those organizations better understand the possibilities for the future and properly position their organizations to realize their potential.

The group was formed out of their experience building a successful consulting business, Business Advisory Services, for CoBank, ACB. Their services are designed to serve the broad spectrum of food, agricultural and renewable fuels proprietors, cooperatives and producer groups. The partners of Ascendant, Kirk Martin, Mark Warren and Scott McDermott, have completed project work from coast to coast and across the borders while completing more than 100 projects dealing with value-added business ventures.

Ebenezer Mgmt, LLC

On February 2, 2006 and May 10, 2006 we entered into consulting agreements with Ebenezer Mgmt, LLC of Dayton, Iowa to assist us with the preparation of our business plan, prepare grant applications, assist with negotiations with engineering, construction and operations management firms and other vendors, assist in locating debt financing sources and provide general financial consulting services for us. Principals at Ebenezer were instrumental in the organization of a biodiesel plant at Wall Lake, Iowa and have over 20 years experience in business development.

For its services, we have agreed to pay Ebenezer $60,000 in cash plus 1% of any grant funds received in excess of USDA value added producer and energy grants received and 12,500 Class A Units in our company. We will also reimburse Ebenezer for its reasonable expenses. Both agreements are terminable by either party on 14 days’ notice.

Pacific Southwest Realty Services

We have entered into an agreement dated August 18, 2006 with Pacific Southwest Realty Services of Irvine, California to assist in locating debt financing sources for us and negotiating the terms of such financing. For its services, we have agreed to pay Pacific 2.00% of the first $20,000,000 of debt financing obtained, 1.75% of financing between $20,000,000 and $50,000,000 and 1.50% of financing above $50,000,000.

Construction and Timetable for Completion of the Plant

Assuming this offering is successful and we are able to complete the debt portion of our financing, we estimate that the plant will be constructed approximately 12 months after we close on our debt financing, subject to permitting. This schedule further assumes that two months of detailed design will occur prior to closing and a 12-month construction schedule followed by two months of commissioning. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. There can be no assurance that our timetable will be followed, and factors or events beyond our control could hamper our efforts to complete the plant in a timely fashion.

Environmental and Other Regulatory Matters

Under laws and regulations administered by the United States Environmental Protection Agency (“EPA”) and Illinois EPA (“IEPA”), before we begin construction we will be required to perform certain studies, satisfy regulatory standards and obtain various environmental, construction and operating permits, as discussed below. Even if we receive all IEPA environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the IEPA’s environmental administrators. IEPA and EPA rules and regulations are subject to change, and any changes may result in greater regulatory burdens for us.

We anticipate that REG, as our design-build contractor, will be responsible for the construction permits and registrations and we will be required to obtain the necessary air, water and operating permits. If permitting delays occur, construction of our plant may be delayed. If we are unable to obtain necessary permits or to comply with the requirements of such permits or any environmental regulations, we may not be able to construct or operate our proposed plant and our project may be delayed, relocated or terminated.

The following is a list of the principal federal and state actions and permits that are or may be required depending on the location of our plant site:

Federal Permits

Clean Air Act Requirements

•        Prevention of Significant Deterioration (PSD) and New Source Construction Permits

•        Applicable Federal New Source Performance Standards (NSPS)

•        Applicable National Emission Standards for Hazardous Air Pollutants (NESHAPS)

•        Title V Operating Permit of the Clean Air Act Amendments of 1990

•        Risk Management Plan

Clean Water Act Requirements

•   OSHA 1910 Process Safety Management (PSM) Plan Clean Water Act Requirements

•   Illinois/National Pollutant Discharge Elimination System Permits (includes utility water discharge, storm water pollution prevention during construction and storm water pollution prevention during operation)

•        Oil Pollution Prevention and Spill Control Countermeasure Plan

Comprehensive Environmental Response Compensation and Liability Act & Emergency Planning and Community Right to Know Act (CERCLA/EPCRA) Requirements

•        Tier II Forms—listing of potentially hazardous chemicals stored on-site

•        EPCRA Section 313 and 304 and CERCLA Section 103. These reports track use and release of regulated substances above threshold and/or designated quantities annually.

State/Local Permits and Licenses

•        Air quality permits;

•        Storage tank permits;

•        Water quality permits;

•        State motor fuels permits and licenses;

•        State department of transportation (highway access permit; possible easement rights);

•        State boiler license;

•        State blender license;

•        Water appropriation permits;

•        Other water and wetland considerations;

•        Local Zoning/Building Permits; and

•        Local Fire Department Hazardous Materials Notification.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits, which include an air construction permit, Notice of Intent and National Pollution Discharge Elimination System (NPDES) permit and preparation of a stormwater pollution prevention plan. Stormwater Industrial water permit, hydrostatic test water discharge permit, spill prevention control and countermeasure plan, above ground storage tank permit, risk management plan, endangered species, archaeological and cultural/historical review, and alcohol, tobacco tax and trade bureau permit in order to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged REG to coordinate and assist us with obtaining the air permit, and to advise us on general environmental compliance. REG is expected to be responsible for all necessary construction permits.

Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit, applicable zoning and building permits and approvals, endangered species, archaeological and historical review prior to starting construction. The remaining permits will be required before or shortly after we can begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the EPA has oversight authority and could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The State of Illinois and the IEPA could also modify the requirements for obtaining a permit. This would likely have a material adverse impact on our operations, cash flows and financial performance.

Even if we receive all required permits from the State of Illinois, we may also be subject to regulations on emissions from the EPA for which the state of Illinois has been delegated enforcement authority. In the event that the EPA is unsatisfied with enforcement of air emission rules and regulations, it has the authority to overfile and directly enforce the federal rules delegated to the state of Illinois. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

We have started the process to obtain the required air quality permit and believe this process will be completed sometime in early December 2006. The required permits to commence earth work have already been obtained by the Mill Race Industrial Park. It is our belief that we will have all permits required to commence construction by the end of the first quarter of 2007.

Air Pollution Standards and Permits

There are a number of standards that may affect the construction and operation of the plant. Title V of the Clean Air Act, the EPA’s New Source Performance Standards that apply to the plant’s boilers, and the EPA’s Prevention of Significant Deterioration (“PSD”) regulations create stringent and complex requirements for obtaining the necessary construction permits.

We believe that we will be required to obtain a permit for our plant as a minor source of regulated air pollutants, in which case the plant will not be subject to PSD requirements under the Clean Air Act. However, there is the risk that the EPA will consider us to be a major source of air emissions, making the plant subject to PSD requirements, which are more stringent and cumbersome that those for minor sources of air emissions. If the EPA considers the plant to be a major source of air emissions, we may be required to invest or spend considerable resources to comply with the PSD requirements.

We believe that all other pollutants will be emitted at minor source levels. The air permit will have terms and conditions that include strict emission limits that must be maintained and monitoring and recordkeeping requirements that must be provided or made available to environmental officials. Any failure to comply with these requirements can result in a notice of violation and penalties which can include fines and even a requirement to cease plant operations until the violation is remedied.

Prevention of Significant Deterioration (PSD)

In addition to other permitting requirements, if the plant is considered to be a major source of air emissions, the plant must demonstrate as part of its permit application that the emissions it will add to the environment will not rise to levels that cause the air quality in the area to deteriorate by more than the amounts prescribed by law. This may be demonstrated by using approved atmospheric dispersion models that simulate the transport and fate of the pollutants coming from the plant. If the emissions cannot be demonstrated to be within the PSD limits, changes must be made to reduce the predicted levels or a permit to construct the facility will not be issued.

National Pollution Discharge Elimination System Permit (Individual NPDES Permit)

We will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease plant water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. Depending upon the water quality, up to 55,000 gallons of water per day will be discharged. This figure could increase to as much as 300,000 gallons of water per day depending upon the quality of the water available at the site. We expect to apply for a National Pollutant Discharge Elimination System (NPDES) permit from the State of Illinois. Although we expect to receive the permit, we cannot assure that it will be granted. If this permit is not granted, then our plant may not be allowed to operate.

REG has been engaged to assist us with obtaining the necessary water discharge permits. REG’s services will include preparation of preliminary evaluations of our waste water discharge system, field investigations, follow-up waste management options screening and assistance with permit applications as well as other on-call services.

Water Permit

We expect to obtain our water needs from Stephenson County which has announced an intention to drill a water well or wells to supply the Mill Race Industrial Park. In order to drill wells, the county will need to obtain a permit from the Illinois Department of Public Health. The permit process will establish a monitoring mechanism for water usage in the area.

Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)

Before we can begin construction of our proposed biodiesel plant, we must obtain a construction storm water discharge permit from the IEPA (“General Permit No. 2”). This permit application must be filed 90 days before construction begins. In connection with this permit, we must have a Stormwater Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to but does not need to be approved by the IEPA. We anticipate, but there can be no assurance, that we will be able to obtain a General Permit No. 2 storm water discharge permit. We must also either file a separate application for a General Permit No. 1 storm water discharge permit or add the information to our individual NPDES permit application should we also file an individual NPDES permit application for process water discharge. The application for the General Permit No. 1 must be filed 24 hours prior to the start of operations. We anticipate, but there can be no assurance, that we will be able to obtain a General Permit No. 1 storm water discharge permit.

Spill Prevention, Control and Countermeasure Plan

Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (“SPCC”) plan. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Risk Management Plan

Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. We must establish a plan to prevent spills or leaks of any regulated substance and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the regulated substance into the surrounding area. We will need to conduct a hazardous assessment and prepare models to assess the impact of any release of a regulated substance into the surrounding area. The program will be presented at one or more public meetings. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before operations begin. REG will provide assistance with our Risk Management Plan as part of REG’s services under its management and operational services agreement with us.

Endangered Species

We will be subject to the state and federal threatened and endangered species requirements and will consult with both state and federal agencies to determine whether the project will impact any state or federal threatened and endangered species. The state requirement comes from the Illinois Endangered Species Act and is implemented by the Illinois Department of Natural Resources through their “Consultation Procedures for Assessing Impacts of Agency Actions on Endangered and Threatened Species and Natural Areas.” The federal requirement is derived from the Endangered Species Act and is implemented by regulations and policies of the U.S. Fish and Wildlife Service.

The purpose of consulting with the state and federal agencies is to ensure the protection of threatened and endangered species. We expect to be able to fully comply with the threatened and endangered requirements without substantially altering the scope and operating characteristics of our plant. While we will work to fulfill the threatened and endangered species requirements in a manner that will not delay the project or significantly change its scope, it is possible that circumstances, unforeseen at this time, could cause delay in construction or modifications to the project plans, including the plant’s location.

Nuisance

Biodiesel production has been known to produce an odor to which surrounding residents could object. Our plant may also increase dust in the area due to operations and the transportation of feedstocks to the plant and products from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plant. However, any claims or increased costs to address complaints may have a material adverse effect on us and on our operations, cash flow and financial performance.

Costs of Environmental Compliance

Compliance with federal and state environmental laws and regulations, including permit application procedures, will result in significant costs to us.

The two regulations with the biggest impact are the Clean Air Act and the Clean Water Act. We will spend approximately $2,000,000 to design, construct and implement a nitrogen blanket system to prevent any hazardous material (largely methanol) from escaping into the atmosphere and then venting any excess gases to a flare to be burned to destroy any potential emissions.

We will closely monitor all wastewater to assure that no contaminated water reaches any fresh water supplies. We intend to discharge our wastewater into the city of Freeport’s wastewater system and have budgeted $1,000,000 to comply with the city’s regulations.

We will also apply for and closely follow the Illinois storm water runoff requirement during and after construction of our plant to minimize any surface water runoff that could potentially contaminate state waters. The cost to install surface water control devices is estimated at $500,000.

The cost of complying with these regulations is included in our plant construction estimate from REG or have been added to our proposed budget by us.

LEGAL PROCEEDINGS

In the ordinary course of our business, we may be named as a defendant in legal proceedings related to various matters, including worker’s compensation claims, tort claims and contractual disputes. In addition, the operation of the plant could give rise to litigation or administrative proceedings relating to nuisance, environmental matters and the like. We are currently involved in no legal proceedings and are not aware of any claims that could result in the commencement of legal proceedings. We intend to carry insurance that will provide protection against some types and amounts of claims that we might encounter.

MANAGEMENT

Our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Amended and Restated Limited Liability Company Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

We have a board of managers consisting of not less than nine managers to be elected by the members. The number of managers is subject to determination from time to time by the board of managers. There is no maximum number of managers specified by our Amended and Restated Limited Liability Company Agreement. Managers are elected by the respective classes of Units which are outstanding at any time. There is no cumulative voting for managers. Currently, our board of managers has 13 managers who represent the Class A Units, the only class of Units outstanding.

Our present managers were all elected as managers in March 2006 and their terms will expire in January 2008. Thereafter, we expect that managers will be elected for three-year staggered terms. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers.

Our managers have other business commitments that will continue to require most of their time and attention. Our agreements with REG are intended to assist us in constructing our plant and with respect to all aspects of our operations. Consequently, after this offering is completed and the plant is constructed and operating, we expect that the responsibilities of our managers for our operations will be reduced and their role will be limited to overall direction and policies. We expect that those responsibilities will require one or two days per month and that our managers will have adequate time for that purpose.

Board of Managers

The names, addresses, ages, positions with our company and terms of our managers are as follows:

Name and Address	Age	Position	Term Expires
Ronald Mapes 9184 E. Binkley Rd. Stockton, IL 61085	65	Manager, Chair	January 2008
Jon Rosenstiel 73 Route 73 South Pearl City, IL 61062	42	Manager, Vice Chair	January 2008
Ronald Fluegel 2398 N. Crossroads Road Lena, IL 61048	46	Manager, Treasurer	January 2008
Quentin Davis 13779 W. White Oak Road Forreston, IL 61030	53	Manager, Secretary	January 2008
Gary Bocker 10662 Illinois Route 64 W. Polo, IL 61064	61	Manager	January 2008
Criss Davis 17092 Blackhawk Road Shullsburg, WI 53586	46	Manager and Vice President, Government and Organizational Affairs	January 2008

Dennis Hamilton 10664 E. Rush Town Road Stockton, IL 61085	64	Manager and Vice President, Strategic Development	January 2008
Karl Lawfer 4874 S. Willow Road Kent, IL 61044	41	Manager and Vice President Industry Relations	January 2008
David Shockey 6408 E. Shockey Road Ridott, IL 61067	49	Manager	January 2008
Brad Smith 2946 Otter Creek Road Milledgeville, IL 61051	34	Manager and Vice President, Operations	January 2008
Terry Sweitzer 423 N. Broad Lanark, IL 61046	31	Manager and Vice President, Risk Management	January 2008
Dennis Wilke 11745 Freeport Road Durand, IL 61024	53	Manager and Vice President, Transportation and Logistics	January 2008
Marvin Wurster 139 W. Maple Avenue Stockton, IL 61085	62	Manager and Vice President, Market Development	January 2008

Ronald Mapes—Ron farms in a family grain and beef cattle operation near Stockton, Illinois. Ron is also a partner in Northwest Grain Inc. and attended the University of Wisconsin. Ron serves on the Jo Daviess County Board (chair of the Economic Development Committee), is a trustee for Stockton Township, and serves on the Mt. Carroll Mutual Insurance Company board. A member of the Jo Daviess County Farm Bureau and Illinois Beef Association, Ron previously served on the Illinois Soybean Promotion Board, United Soybean Board, and U.S. Meat Federation Board and Executive Committee. He is also past president of the Jo Daviess County Fair.

Jon Rosenstiel—Jon operates a diversified grain and beef cattle operation near Pearl City, Illinois. A graduate of Illinois State University with a BS in Ag Business, Jon also works full-time for Stephenson Service Company as Senior Sales Lead and Ridott location manager, overseeing key agronomy accounts and managing the company’s seed division. A member of the Stephenson County Farm Bureau Board of Directors (chairing the Education Task Force and serving on the Government & Local Affairs Task Force), Jon is a board member of the Conservation & Ag Partners (CAP) Foundation. He previously served as a board member and chairman of the Stephenson County SWCD and is an active member and treasurer of the Pearl City Lions Club.

Ronald Fluegel—Ron operates a grain and livestock farm near Lena, Illinois. A graduate of Highland Community College, Ron has participated in numerous leadership development programs including the Northwestern University Kellogg Masters Marketing Program, the Illinois Ag Leadership Program, and the Young Dairy Leaders Institute. Ron currently serves on the board of the Adkins Energy Cooperative and remains active in the local and state Holstein Associations, where he once served as county president and state committee member. He is a past chairman of the Stephenson County Extension Council, a former board member and officer of the Stephenson County Farm Bureau, and a past member and president of the Le-Win Jaycees. Ron is active in the Lena United Methodist Church, Lena Lions Club, and is a licensed IHSA basketball official. He also maintains a Mycogen seed dealership and represents Bio Vet Animal Products.

Quentin Davis—A graduate of the University of Colorado with a BS in Civil/Environmental Engineering, Quentin is retired after 29 years as a registered Professional Engineer in Illinois, first as a project engineer followed by ownership and management of a local firm. He currently is serving in a part-time capacity as Projects Administrator for the non-profit Freeport Downtown Development Foundation after previously serving on its board. He is also a member of the board of the Freeport Area Economic Development Foundation. Quentin is involved at Park Hills Evangelical Free Church, having served on the trustee board and building committee. A United Way volunteer and a graduate of the Highland Community College Leadership Institute, Quentin served as co-chair for the Forestville Valley School District Citizens Advisory Building Committee.

Gary Bocker—Gary started Bocker Grain Inc. in 1971 and currently operates the grain business, a 7-unit trucking operation, a custom farming enterprise, an excavating firm, and a 4,000 acre family farming operation near Polo, Illinois. Gary started farming at age 18 and built all of the grain storage systems in his business. He served for many years on the board of trustees of Forreston Grove Church and on the business council of Crossroads Community Church in Freeport, where he is assisting in efforts to develop a satellite church in Polo. Gary has also been very active with the Rockford Rescue Mission and the Lions Club where he served as District Governor in 1999 & 2000 and currently is a Lions’ Foundation trustee.

Criss Davis—Criss resides near Shullsburg, Wisconsin where he maintains farming operations in Wisconsin and Illinois, including general partnerships in Swigart & Davis Farms and Monticello Pork LLC. Criss attended the University of Wisconsin-Platteville and Westfield State College in Massachusetts. A past director of the Wisconsin Corn Growers Association and the National Corn Growers Association, Criss also served as past chairman of the United Soybean Board where he was a founding director of the Qualisoy Board. He is also a member of the Wisconsin Farm Bureau Federation.

Dennis Hamilton—Recently retired after nearly 20 years as CEO of Freeport Memorial Hospital, Dennis is currently serving as President Emeritus of Freeport Health Network (FHN). Prior to his career in Freeport, Dennis served in administrative capacities at two Chicago-area hospitals. An Air Force veteran, Dennis lives near Stockton, Illinois where he owns a tree farm. Dennis earned a BA in Economics from Loras College, Dubuque IA and his master’s degree in Health Care Administration from Trinity University, San Antonio TX. In addition to his distinguished career in medical administration, Dennis has served in leadership positions as a board member of State Bank and US Bank in Freeport, Freeport Area Chamber of Commerce, Freeport Area Economic Development Foundation and the District 145 Referendum Committee. He has also been involved with the mayor’s Coalition for a Safe Community, Illinois Compensation Trust, Illinois Hospital Assn., American Hospital Assn., American College of Health Care Executives and Rotary International.

Karl Lawfer—Karl operates a grain and livestock farming enterprise near Kent, Illinois. A graduate of the University of Illinois with a BS in Animal Science, Karl has been involved in numerous civic activities and organizations including his local school board and township boards. He currently serves as District 1 Director on the Illinois Soybean Association Board of Directors, and he was previously honored as an Illinois Outstanding Young Farmer, Jo Daviess County Outstanding Conservation Farmer, and Midwest Dairymen’s Milk Quality Award recipient. He is also a graduate of the prestigious Illinois Ag Leadership Foundation leadership development program.

David Shockey—David is a partner and attorney with the firm of Shockey & Cox LLC based in Freeport, Illinois, where his practice deals principally with real estate, estate planning, and business planning. He has practiced in Freeport since 1983 and was associated with Schmelzle & Kroeger Law Offices until 2002 when Shockey & Cox was formed. Dave earned his B.S. in Agriculture and J.D. of Law from the University of Illinois in Champaign/Urbana. He currently serves on the Highland Community

College Board of Trustees, is a member of the board of the Freeport Area Economic Development Foundation and is involved in numerous civic organizations including Rotary, Freeport Art Museum, Jane Addamsland Park Foundation, Dakota Opportunities in Education Foundation and First Baptist Church.

Brad Smith—Brad resides near Milledgeville, Illinois. He is a partner in Smith Farming Corporation with his parents, where they raise corn and soybeans, finish feeder cattle and operate a Dekalb & Asgrow seed dealership. A 1994 graduate of the University of Illinois with a BS in Agriculture, Brad is also a 2004 graduate of the Illinois Ag Leadership Program. He currently serves as president of Blackhawk Farm Business Farm Management (FBFM) Association and also serves on the Carroll County Farm Bureau board of directors. Brad and his wife Sara were recognized as winners of the Illinois Farm Bureau Young Leader Achievement Award in 2004.

Terry Sweitzer—Terry graduated from Highland Community College in Freeport, Illinois (member of the Phi Theta Kappa honors society) and the University of Wisconsin-Platteville with a BS in Agribusiness. At UW/P, Terry belonged to the Farm House fraternity and Alpha Zeta (Ag Council representative), and served as membership officer for the North American Marketing Association. Terry began working with First Capitol Group in 1996 as a hedge consultant, providing hedge consulting and educational services to producers and commercial clients. Terry resides in Lanark, Illinois where he serves as board chairman of the Cherry Grove Church of the Brethren where he is actively involved in a number of committees.

Dennis Wilke—Dennis lives near Durand, Illinois, where he operates a cash grain farming operation and trucking business. A graduate of Durand HS, Dennis is supervisor for Harrison Township after serving as trustee for two years, and he also serves as a director of Durand State Bank. He was a board member for Durand School District #322 from 1985-93 and 1997-2001, serving as president from 1991-93. Dennis also served on the Winnebago County Farm Bureau board of directors from 1980-86 where he was president from 1983-86. Dennis is a 1981 graduate of the Illinois Farm Bureau Agricultural Leaders of Tomorrow (ALOT) leadership development program.

Marvin Wurster—Owner and operator of M&W Feed Service Ltd. and M&W Grain Ltd., Marv also operates a seed dealership at his enterprise in Elizabeth, Illinois. He resides in Stockton, Illinois. Marv received his BS from the University of Wisconsin-Platteville and his MS and PhD from South Dakota State University in Brookings. He served as a nutritionist with Ralston Purina in St. Louis from 1969 until 1975, when he started M&W Feed Service. He later expanded his services by opening M&W Grain in 1994. A member of the Council for Agriculture Science & Technology, Marv is a former president of the Stockton School Board.

Committees of the Board of Managers

We presently have an executive committee and an audit committee of our board of managers.

Our executive committee exercises delegated responsibilities of the board of managers between regular meetings of the board of managers and as otherwise directed by the board.  Ronald Mapes (Chair), Jon Rosenstiel, Ronald Fluegel and Quentin Davis are serving as the initial members of our executive committee.

The audit committee selects our independent auditors, reviews the scope of audit and other services by the independent auditors, reviews our accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.  Marvin Wurster (Chair), Brad Smith and Dennis Wilke serve as the initial members of the audit committee.

We may establish additional committees in the future.  Additional committees may include a compensation committee, a nominating committee and other committees in the discretion of the board of managers.

Compensation of Managers

Other than for per diem and expense reimbursement, we do not pay our managers any cash compensation for acting in their capacity as managers, although we may do so in the future. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as managers, including mileage reimbursement for travel to meetings. On June 30, 2006, each member of our board of managers was granted warrants for the purchase of 50,000 of our Class A Units, amounting to an aggregate of 650,000 Units. The warrants are exercisable at an exercise price of $1.00 per Unit. The warrants will become exercisable upon the commencement of operations of our plant at its 30 mmgy capacity and will remain exercisable for a period of one year. We may in the future issue Class A Units or Units of another class, or options or additional warrants to purchase such Units, to managers as compensation. We have not adopted any plan or policy for such compensation. We may compensate our managers for services provided in a capacity other than as a manager, provided that the disinterested managers on our Board shall establish this compensation.

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Ronald Mapes	65	Chair
Jon Rosenstiel	42	Vice Chair
Ronald Fluegel	46	Treasurer
Quentin Davis	53	Secretary
Criss Davis	46	Vice President, Government and Organizational Affairs
Dennis Hamilton	64	Vice President, Strategic Development
Karl Lawfer	41	Vice President, Industry Relations
Brad Smith	34	Vice President, Operations
Terry Sweitzer	31	Vice President, Risk Management
Dennis Wilke	53	Vice President, Transportation and Logistics
Marvin Wurster	62	Vice President, Market Development

See “Management—Board of Managers” above for biographical information regarding each of our executive officers who are also members of our board of managers.

Chief Executive and Chief Financial Officers

We do not currently have a chief executive officer but expect to have an experienced person to serve in that capacity prior to the completion of construction and commencement of operations of our plant. Our chief executive officer would be responsible for the administration of our company and oversight of plant management. We also may hire a chief financial officer to oversee our financial affairs, monitor the operation of our plant from a financial standpoint and be responsible for financial reports to our members and governmental authorities. We anticipate that the chief executive officer and chief financial officer will be employees of our company and will report directly to our board of managers.

Plant Management

The members of our board of managers and executive officers do not have the background and expertise to manage the day to day activities of our plant as it commences operations. We will require general management experience in all areas of biodiesel production. The biodiesel industry is currently growing at a rapid pace and the demand for management personnel with experience in operations and financial management are in short supply. Therefore, we have signed an agreement with REG to provide general management for our plant and operations. REG has the resources necessary to locate qualified personnel, assure that qualified personnel are always in place and to provide for temporary replacements if needed.

We expect that the general manager supplied by REG will begin employment 6 to 9 months before we complete construction of the plant. We will also require experienced operations personnel for our plant. This will include a plant manager who will be primarily responsible for the day-to-day operations of our plant. The general manager will begin employment before we complete construction of the plant. The balance of our employees will also be hired and trained before we commence operations of the plant. REG will provide training for operations personnel and on-site, start-up assistance as we commence operations.

Executive Compensation

Our executive officers who are also members of our board of managers serve on a part-time basis as required by their responsibilities to our company. We presently have no other executive officers. No cash compensation has been paid by us to the persons serving as our executive officers, in their capacity as executive officers or as managers. See “Compensation of Managers” above for information regarding warrants issued to our executive officers in their capacity as managers during our current fiscal year.

Employment Agreements

We do not currently have any employment agreements but may enter into employment agreements with our chief executive officer and chief financial officer when they are hired.

Reimbursement of Expenses

All reasonable expenses incurred by managers, officers and employees in the performance of company business will be fully reimbursed upon presentation of receipts for expenses.

Conflicts of Interest

Conflicts of interest exist and may arise in the future because of the relationships between and among our officers, managers, their affiliates and us, and the fact that we may from time to time enter into transactions with our officers, managers and their affiliates. Conflicts of interest could cause our officers and managers to put their own personal interests ahead of ours. We cannot assure you that transactions we enter into with related parties will be on terms as favorable to us as those that could have been obtained in an arm’s-length transaction. Disputes may arise concerning transactions we enter into with related parties, and it is possible that our officers and managers may receive more favorable treatment than an unaffiliated third party would receive.

Although we intend to examine all conflicts that may arise from time to time, we cannot assure you that conflicts of interest will not harm our business or reduce the value of your Units. We currently have not established any formal procedures to evaluate or resolve any conflicts of interest.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Units as of the date of this prospectus by each person or entity known by us to be the beneficial owner of more than 5% of our issued and outstanding Class A Units, each of our managers and executive officers, and all of our managers and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Outstanding Units(2)
Ronald Mapes	25,000	.71%
Jon Rosenstiel	25,000	.71%
Quentin Davis(5)	30,000	.86%
Ronald Fluegel	50,000	1.43%
Karl Lawfer	25,000	.71%
Terry Sweitzer	27,500	.79%
Brad Smith	30,000	.86%
Criss Davis(6)	50,000	1.43%
Gary Bocker(5)	100,000	2.86%
Marvin Wurster(4)	25,000	.71%
Dennis Wilke(4)	30,000	.86%
David Shockey	25,000	.71%
Dennis Hamilton	25,000	.71%
All managers and executive officers as a group	467,500	13.36%

(1)   Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the Units.

(2)   Units not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3)    Does not include Units issuable upon the exercise of warrants issued to each manager for the purchase of 50,000 Units at $1.00 per Unit because the Units will not be exercisable until the commencement of operations of our plant.

(4)    Includes Units owned in joint tenancy with spouse.

(5)    Includes Units owned by a trust over which he exercises sole voting and investment control.

(6)    Includes Units owned by a trust over which he exercises shared voting and investment control with his spouse.

INDEMNIFICATION

Our Amended and Restated Limited Liability Company Agreement contains an extensive indemnification provision that requires us to indemnify present and former managers and officers against liability and expenses incurred in connection with his or her capacity as a manager or officer or service at our request. We may not, however, provide indemnification in the event of payments to a present or former manager or officer where the judgments, claims or proceedings arise out of or are related to a willful failure to deal fairly with us in connection with a matter in which the manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. We have also obtained insurance on behalf of our managers and officers against liabilities and expenses arising in connection with our managers and officers acting in their official capacities.

With regard to indemnification for liabilities arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as stated below, there have been no transactions during the past two years, and there are no proposed transactions, to which we were or are to be a party, in which any manager, executive officer, nominee to be a manager, holder of 5% or more of our outstanding Units or member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On June 30, 2006 our board of managers approved execution of an option agreement with the Freeport Area Economic Development Foundation, an Illinois not-for-profit corporation, giving us the option to purchase our proposed plant site in the Mill Race Industrial Park. The option allows us to acquire that site at a purchase price of $347,100. The option was signed on June 20, 2006 and provides for option payments of $825 per month commencing August 1, 2006. Three of our managers, Quentin Davis, Dennis Hamilton and David Shockey, are also members of the board of directors of the Foundation. As a consequence of that relationship, on October 27, 2006, our board of managers ratified the execution of the option agreement following disclosure by the three managers of their relationship with the Foundation and a finding by the remaining members of our board that the terms of the transaction were fair and reasonable to us. The three conflicted managers abstained from voting on the ratification motion and the ratification was approved by a unanimous vote of the remaining members of our board of managers. Messrs Davis, Hamilton and Shockey have no personal financial interest in the Foundation or the transaction. We anticipate that they will abstain on any future action by our board of managers with respect to the option, including any action to exercise the option or purchase the site.

The occupations of our managers and officers may give rise to transactions involving a conflict of interest. Although it is unlikely that any of our current managers or officers, or their affiliates, would supply feedstock to our biodiesel plant or purchase biodiesel or glycerin from us, we may find it desirable in the future to have representatives of our suppliers, customers or other key contractors serve on our board of managers. In addition, members of our board of managers may provide supplies or services to us on terms similar to those available from disinterested providers.

Our managers may be considered promoters with respect to our company. Each manager has purchased Units from us on the same terms as other members and has also received warrants for the purchase of 50,000 Units at an exercise price of $1.00 per Unit. We do not consider any consultants or suppliers to us to be promoters.

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DESCRIPTION OF UNITS

An investor in this offering will become both a holder of Class A Units and a member of our company as at the time that we accept the investment. As a Unit holder, an investor will be entitled to certain financial rights, such as the right to the distributions that may be made with respect to the Units. As a member of our company, an investor will be entitled to certain other rights, such as the right to vote at our member meetings. Although an investor will usually be both a member and Unit holder, these roles may be separated upon termination of the member’s membership. The loss of member status would result in the loss of certain rights, such as voting rights, and would allow us to redeem your Units.

The rights of holders of Units are provided in our Amended and Restated Limited Liability Company Agreement. You are required to become a party to our Amended and Restated Limited Liability Company Agreement to invest in our Units and to become a member of our company.

Authorized and Outstanding Units

We have 3,500,000 Class A Units issued and outstanding. Our board of managers has, with member approval, the authority to create subsequent classes of Units and to establish the powers, preferences, rights, qualifications, limitations or restrictions of the additional classes. There are no limits on the authority of the Board to issue Units in any existing or newly created class of Units at the price and on the terms and conditions determined by the Board. There are currently no outstanding Units of any class other than the Class A Units. The only outstanding options or warrants for the purchase of any Units are warrants issued to our 13 managers to purchase an aggregate of 650,000 Class A Units at $1.00 per Unit. Unless otherwise indicated or made clear by the context, the term “Units” as used in this prospectus refers to the existing Class A Units.

Summary of Member and Unitholder Rights; Separability of Membership and Financial Interests

Units represent two distinct rights in us. Membership entitles a holder of Units to vote on matters submitted for consideration of our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

Membership is available to any individual, corporation or other entity which acquires a minimum number of Units, is approved for membership by our board of managers and meets and continues to meet certain other requirements. The minimum number of Class A Units required for membership is 12,500 Units. All subscribers in this offering whose subscriptions are accepted by us will become members. Minimum member Unit ownership and other requirements for other classes of Units may be established by the board, without member approval, in the designations governing the other classes. If a Unit holder fails to meet the requirements for membership, all non-financial rights relating to the Units held will be terminated and the holder of the Units will be deemed a non-member Unit holder. The admission to membership of a transferee of Units is subject to approval by our Board. Any transferee which does not receive approval will also be deemed a non-member Unit holder. There are several other requirements and circumstances which could result in the loss of membership by Class A Unit holders. In addition, with certain exceptions, Class A Units held by a non-member Unit holder will be subject to repurchase by us, at the sole discretion of our board of managers, at 80% of market value. See “Description of Units—Class A Units,” “—Future Classes of Units,”—Voting Rights,” “—Restrictions on Transfer of Units,” and “—Termination of Membership” below for a more complete explanation of these provisions.

Each Unit represents an ownership interest in our capital, profits, losses and distributions, the financial interests represented by our Units. Our Class A Units will be allocated a pro rata share of our profits and losses, will be entitled to distributions declared by our Board on a pro rata basis and to participate in distributions of assets in the event of our dissolution or liquidation, in each case subject to any preferential rights of any other class of Units we may issue in the future, to restrictions which may be imposed by our lenders and to satisfaction of any prior claims of creditors. The financial rights of the Units of any other classes which may be established by the Board with member approval will be set forth in the designations governing these other classes.

Class A Units

Class A Units represent an interest in us. Each holder of Class A Units has the right to:

•       A pro rata share of our profits and losses, subject to any preferential rights of any other class of Units we may issue in the future;

•       Receive distributions when declared by the board of managers ratably in proportion to Units held, subject to any preferential rights of any other class of Units we may issue in the future and to any applicable lender restrictions;

•       Participate in the distribution of our assets if we dissolve or liquidate our business, subject to satisfaction of creditors’ claims and any preferential rights of any other class of Units we may issue in the future;

•       Access and review certain information concerning our business and affairs, if the Unit holder is also a member; and

•       Vote on matters submitted to a vote of our members, if the Unit holder is also a member.

The rights and preferences of holders of Class A Units are subject to the rights of the holders of Units of any class that we may issue in the future.

Future Classes of Units

We may, by resolution of our board of managers, without approval of our members, authorize and issue interests in our company in the form of Units or classes other than Class A Units. Any other class may have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, which may be different from or superior to those of the Class A Units or any other class. Subject to limitations which may be established by the terms of any new class of Units, there are no limits on the authority of the board to issue additional Class A Units or Units in any newly created class of Units. Subject to the limitations which may be imposed by the terms of a new class of Units, additional Class A Units and Units of any newly created class may be issued at a price or prices and on the terms and conditions which may be determined by the board. There are currently no classes of Units authorized or Units of any class outstanding other than the Class A Units. Holders of Class A Units do not have pre-emptive rights to subscribe for or purchase additional Class A Units or Units of any other class which may be established in the future.

Voting Rights

Under our Amended and Restated Limited Liability Company Agreement, each of our members which is a holder of Class A Units is entitled to one vote for each Unit held. However, we may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by the board of managers without the approval of our members. Members will vote by class and shall take action by the affirmative vote of a majority of the voting power of each class authorized to vote unless otherwise provided in connection with the establishment of future classes of Units. Voting at meetings of members is either in person or, if authorized by the board of managers, by ballot (such as by mail or electronic ballot) or by proxy. Cumulative voting for managers is not allowed. Non-member Unit holders have no voting rights.

Restrictions on Transfer of Units

Transfer of our Units is restricted. All transfers of Units must comply with the transfer provisions of our Amended and Restated Limited Liability Company Agreement and are subject to approval by our board of managers in its sole discretion. Our board of managers has also adopted a Unit Transfer Policy (the “Unit Transfer Policy”) which sets forth specific requirements and procedures for transferring Units. The Unit Transfer Policy also contains the terms and procedures applicable to our first right to purchase Units proposed for transfer. Our Unit Transfer Policy is contained in Appendix C to our Amended and Restated Limited Liability Company Agreement which is set forth as Appendix B to this prospectus. The Unit Transfer Policy may be amended by our board of managers at any time in its sole discretion.

Our board of managers will not approve a transfer unless it complies with our Amended and Restated Limited Liability Company Agreement and Unit Transfer Policy. The Unit Transfer Policy has been adopted to preserve our tax status as a partnership, to assure compliance with securities laws, to restrict our competitors from acquiring Units and to assure information regarding transfers is provided to us. See “Federal Income Tax Considerations—Publicly Traded Partnership Rules” for more information regarding the tax related restrictions. If any Unit holder transfers Units in violation of our Amended and Restated Limited Liability Company Agreement or without the prior written consent of the board of managers, the transfer will be null and void and the parties engaged in the transfer must indemnify and hold us and other Unit holders harmless against all cost, liability and damage that arise from the transfer or attempted transfer. Unit holders may pledge or grant liens on their Units, but any subsequent foreclosure or transfer must comply with our transfer restrictions and be approved by our board of managers.

No transfer of Units will be permitted unless the following conditions are satisfied:

•       The Units to be transferred are registered with the SEC and all applicable state securities authorities, or we are provided with an opinion of counsel that is reasonably satisfactory to our board of managers that registration is not necessary and the transfer will not violate applicable securities laws;

•       We are provided with opinions of counsel that are reasonably satisfactory to our board of managers that the transfer will not cause us to be deemed a “publicly traded partnership” under applicable tax laws or an “investment company” under the Investment Company Act of 1940 and that the transfer would not result in a termination or other consequence that could result in loss of partnership tax treatment for us;

•       We are satisfied that the transferee is not, and is not affiliated with, one of our competitors or potentially detrimental to us;

•       We receive appropriate documents and instruments of conveyance for the transfer;

•       The transferee agrees to be bound by our Amended and Restated Limited Liability Company Agreement and assumes any obligations of the transferor thereunder;

•       We are provided with any other information, such as tax identification or social security numbers, basis information and consents, as we deem necessary for the transfer; and

•       We are reimbursed for all expenses that we reasonably incur in connection with the transfer, such as legal, filing and publication expenses.

If the conditions to transfer are satisfied, we expect that our board of managers will consent to the transfer. A transferee may be admitted as a member only upon approval by the board of managers and upon satisfaction of certain other requirements, including the transferee meeting the minimum Unit ownership requirements to become a member (which for Class A Units requires holding a minimum of 12,500 Units).

Any transferee that is not admitted as a member will be deemed an unadmitted assignee. An unadmitted assignee will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation. As a non-member Unit holder, an unadmitted assignee will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records.

Termination of Membership

Under our Amended and Restated Limited Liability Company Agreement, there are several circumstances in which a member will be terminated as a member, resulting in loss of rights as a member. In addition, upon termination, we have the right to redeem the Units held by the terminated member.

A member will be terminated as a member if:

•       The member does not meet the minimum requirements to be a member, which for Class A Units requires holding a minimum of 12,500 Units;

•       The individual member dies, or an entity member ceases to exist, and no successor is left qualified to be a member as determined by our board of managers;

•       The member transfers all of the member’s Units;

•       The member resigns as a member; or

•       Our board of managers determines that the member:

-          has intentionally or repeatedly violated any provision of our Amended and Restated Limited Liability Company Agreement;

-          has breached any agreement with or obligation to us;

-          has intentionally or repeatedly taken actions that will impede us from accomplishing our purposes;

-          is detrimental to our interests or the interests of our affiliates; or

-          has willfully obstructed any of our lawful purposes or activities.

Although our Amended and Restated Limited Liability Company Agreement does not define what actions might be contrary to our interests, and our board of managers has not adopted a policy on the subject, such actions might include providing confidential information about us to a competitor, taking a board or management position with a competitor or taking action which results in significant financial harm to us in the marketplace. Our board of managers does not presently intend to amend our Amended and Restated Limited Liability Company Agreement or adopt a further policy to clarify the policy as stated in the language contained in our Amended and Restated Limited Liability Company Agreement.

In the event of termination (other than upon death, dissolution or a complete transfer), we will have the right, but not the obligation, to redeem the terminated member’s Units at market value. For this purpose, market value is defined as 80% of the average sale price of Units, as reasonably determined by our board of managers, measured over the six month period immediately preceding the date on which the board decides to purchase the terminated member’s Units. Our right to redeem the Units of a terminated member may be exercised at any time following termination. Our Amended and Restated Limited Liability Company Agreement does not contain any provision for advance notification with respect to termination of membership or redemption or any formal procedure to address or oppose such termination or redemption with our board of managers. A member who wished to contest termination or redemption would be required to demonstrate in a court proceeding that our board of managers had insufficient grounds to terminate the member or that the redemption was improper.

Following termination and prior to any redemption by us, a terminated member will be a Unit holder without the rights of a member. A terminated member will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation, but will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records. A terminated member will have no right to require us to purchase or redeem the terminated member’s Units.

Capital Contributions and Initial Capital Accounts

Each holder of Class A Units which are now outstanding has made a capital contribution to our company equal to $1.00 per Unit. This amount has been credited to the capital accounts of our presently existing Unit holders. Each investor who purchases Units in this offering will make a capital contribution equal to the price paid for the Units, or $2.00 per Unit. This amount will be credited to the Unit holder’s capital account with us.

The capital accounts of holders of Class A Units will be increased according to the share of our profits and other applicable items of income or gain properly allocable to the Unit holders in accordance with the special allocation rules described below. In addition, the capital accounts of holders of Class A Units will be increased in an amount equal to any of our liabilities that are assumed by those Unit holders or secured by any property which we may distribute to those Unit holders. These capital accounts will be decreased for the allocable share of our losses and other applicable items of expense or loss specially allocated to the Units in accordance with the special allocation rules described below. We will also decrease these capital accounts in amounts equal to the value of any property which we distribute with respect to the Units. These capital accounts will also be decreased for the amount of any liabilities of the Unit holder that are assumed by us or are secured by property contributed by the Unit holder to us. In the event Units are transferred with our approval, the capital account of the transferor will be transferred to the transferee.

Capital accounts also will be adjusted upward or downward if specified events occur that cause an adjustment to gross asset value in accordance with our Amended and Restated Limited Liability Company Agreement. These events are the issuance of additional Units, Unit redemptions, liquidation and other events where revaluation is required by or is consistent with Treasury regulations. Under our Amended and Restated Limited Liability Company Agreement, these adjustments are to be made only if the board of managers determines the adjustments are necessary to reflect the relative economic interests of Unit holders. For example, because each holder of Class A Units which are now outstanding had $1.00 per Unit credited to their capital account rather than the $2.00 which will be credited to the investors’ capital accounts, the board of managers may adjust gross asset values and increase the capital accounts of those current Unit holders to $2.00 per Unit if that reflects their intended economic interest. Absent the revaluations, a permanent disparity will exist between the capital accounts of the investors in this offering and those of the current Unit holders. Upon liquidation, that would result in liquidating distributions to the current Unit holders that would be lower than the investors in this offering by the amount of the respective per Unit disparity.

Unit holders who acquire Units from other Unit holders by purchase or inheritance will acquire the transferor’s capital account with respect to the Units acquired, without regard to the purchase price or value of the Units at the time of acquisition.

Our Amended and Restated Limited Liability Company Agreement does not require any Unit holder to make additional capital contributions to us, except to the extent that Delaware law requires the return of any distributions that are made in violation of law. Interest will not accrue on capital contributions, and

Unit holders will have no right to withdraw or demand repayment of any capital contribution or to have their capital accounts or Units redeemed in any circumstances. With our consent, a Unit holder may lend or advance funds to us, which will be a debt due from us and not a capital contribution to us.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, Unit holders do not have the right to dissent and seek payment for their Units.

Units not Certificated

Units will not be represented by certificates unless our board of managers otherwise determines. We will maintain a Unit ledger which will record the class and number of Units held by each Unit holder, as well as the capital contributions and membership status of Unit holders.

Distributions

Our board of managers may make distributions of net cash flow at times and in aggregate amounts determined by the board in its sole discretion. Subject to that discretion, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities (based on the board’s estimate of anticipated federal and Illinois statutory rates) arising from allocations to them of taxable income by us. Our board of managers may also declare further distributions from time to time. Holders of Class A Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that class will have the distribution rights that are established for the class by the board of managers without member approval.

“Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay for all of our cost of goods sold, operating expenses, current debts, current obligations, and current liabilities including capital improvements, replacements, and contingencies as reasonably determined by our board of managers, and less the portion used to establish reserves. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by vote of a majority of our board of managers.

We may offset any amounts owed by a Unit holder to us against distributions or other amounts owed by us to the Unit holder.

Allocation of Profits and Losses

General Allocation Rules

Profits allocated to a Unit holder increase the Unit holder’s capital account while allocated losses decrease the Unit holder’s capital account. Because distributions of cash or property to the Unit holders upon liquidation are based on capital account balances, profit and loss allocations directly affect each Unit holder’s eventual entitlement to distributions. Except for those distributions upon liquidation, Unit holders will have no right to be paid with respect to their capital accounts.

Except as otherwise provided for special allocations and changes in Unit ownership that occur during a fiscal year, profits and losses realized by us for each fiscal year initially will be allocated among the Unit holders in proportion to the number of Class A Units held by each Unit holder. However, if our board of managers exercises its authority to create another class or classes of Units, each Unit issued will have the allocation rights that are established for its class by the board of managers, and the definition of those rights will affect allocations with respect to the Class A Units.

Transfers of Units; Additional Units

If Units are transferred during the fiscal year, a method and convention permitted by the tax code and the regulations will be used to take into account the interests of the transferor and transferee in making allocations with respect to the transferred Units in the year of transfer. See “Federal Income Tax Consequences of Owning Our Units—Tax Consequences upon Disposition of Units” for a discussion of permitted methods and conventions and how they will be selected. The same concepts would apply in determining the distributive share of our profits and losses that are allocable to purchasers in the year in which additional Units are issued. If additional Class A Units are issued or if Units of a new class are issued, we and the persons acquiring the additional Units may agree on which of the permissible methods and conventions will be used. If none are specified, the board of managers will designate a permissible method and convention.

Special Allocation Rules

The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations that are generally required by Treasury regulations. One of the special allocations will apply only if we issue a capital interest in consideration of services. Another special allocation rule prevents a loss allocation to a Unit holder that has a zero capital account balance at a time when other Unit holders have positive capital account balances. Any losses that are reallocated under this rule are reversed by a special allocation of income at the earliest opportunity. The other special allocation rules are likely to apply only if we have cumulative net losses that are greater than net capital contributions (capital contributions less prior distributions).

SUMMARY OF OUR AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Statements contained in this and other sections of this prospectus which describe the contents of our Amended and Restated Limited Liability Company Agreement are not necessarily complete as the statements only summarize what we consider to be the material provisions of the Amended and Restated Limited Liability Company Agreement. Before deciding to invest in our Units, you should read carefully our entire Amended and Restated Limited Liability Company Agreement, which is attached as Appendix B to this prospectus, and be sure that you understand the full terms and provisions of our Amended and Restated Limited Liability Company Agreement.

We are governed by our Certificate of Formation, our Amended and Restated Limited Liability Company Agreement and the Limited Liability Company Act of the State of Delaware. Our Certificate of Formation, which were filed with the Secretary of State of the State of Delaware on April 28, 2005, is the document by which we were organized as a Delaware limited liability company. Our Amended and Restated Limited Liability Company Agreement, certain provisions of which are summarized in this section of the prospectus, is our principal operating document and sets forth the rights of our Unit holders and members and provides for our management and other matters described below. The Delaware Limited Liability Company Act will govern in the event of a conflict with our Amended and Restated Limited Liability Company Agreement and in the case of matters not covered by our Amended and Restated Limited Liability Company Agreement.

Provisions of our Amended and Restated Limited Liability Company Agreement which are summarized and discussed elsewhere in this prospectus may be found in the following sections:

•       With respect to our Units and the rights of the holders of our Units and members, see “Description of Membership Units”;

•       With respect to distributions which may be made to holders of our Units, see “Distribution Policy”;

•       With respect to the fiduciary duties and indemnification of our managers and officers and conflicts of interest arising in connection with our management, see “Indemnification” and “Certain Relationships and Related Party Transactions”; and

•       With respect to federal income tax issues which affect us our Unit holders, see “Federal Income Tax Consequences.

Binding Nature of the Agreement

Our Amended and Restated Limited Liability Company Agreement is a binding legal agreement which will govern your legal relationship with us if you invest in our Units. Our Amended and Restated Limited Liability Company Agreement contains provisions relating to the rights of holders of our Units and members, member voting, election of managers, restrictions on transfers, distributions and other governance and financial matters.

Term of the Agreement

Our term of existence as a Delaware limited liability company is not limited by our Amended and Restated Limited Liability Company Agreement, our Certificate of Formation or Delaware law. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

Although we intend to construct, own and operate a biodiesel plant and conduct related activities, our Amended and Restated Limited Liability Company Agreement does not limit our purpose. Our stated purpose is to engage in any business or activity for which limited liability companies may be formed under Delaware law. We may engage in any activity that is necessary, convenient or incidental to further our purpose.

Management

Our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to the power to propose and approve amendments to our Amended and Restated Limited Liability Company Agreement or to cause us to dissolve, our members have virtually no role in our management.

Number and Election of Managers

Our Amended and Restated Limited Liability Company Agreement provides that we shall have a board of managers to be elected by our members. The number of managers to be elected will be determined from time to time by resolution of the board of managers. Managers are elected by the respective classes of Units which are outstanding at any time. Currently, our board of managers has 13 managers who represent the Class A Units, the only class of Units outstanding. The terms of our current managers will expire in January 2008. Thereafter we expect that managers will be elected for three-year staggered terms.

Nominees for election as managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing managers. There is no cumulative voting for managers. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers.

Each manager elected by the members will serve until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. Managers designated by significant equity or debt sources would likely be subject to removal and replacement by the financing source.

Information regarding our current managers, including business experience, may be found under “Management—Board of Managers”.

Removal of Managers; Vacancies

Managers who have been elected by our members may be removed from office for any reason at any special meeting of our members by the affirmative vote of members holding a majority of the voting power of the class of members which elected the manager. In addition, elected managers may be removed by the affirmative vote of 2/3 of the managers for failure to deal fairly with us in the event of a conflict of interest, a violation of criminal law, a transaction from which the manager derived an improper personal benefit or willful misconduct. Appointed managers may be removed at any time by the appointing member. If a vacancy occurs for any reason in the case of an elected manager or if the number of managers is increased, the remaining managers will appoint a new manager to fill the vacancy until the next annual or special meeting of our members. Appointed managers will be replaced by the member who made the appointment.

Duties and Conduct of Managers

Each manager must devote enough time to us to manage our affairs and operations, but is free to serve any other person or entity in any capacity, and may engage in activities that compete with our business. Each manager must discharge his or her duties in good faith and in a manner he or she believes to be in our best interests, with the care that an ordinary prudent person would exercise. Our managers will have the benefit of reliance on the business judgment rule and will have the same duties of care and loyalty that would apply in the case of managers of a Delaware corporation.

Meetings and Actions of our Board of Managers

Our board of managers must elect a Chair, a Vice Chair, a Secretary and a Treasurer. The Secretary and Treasurer are not required to be managers.

Our board of managers must hold regular meetings from time to time, as it determines to be appropriate. The Chair or two or more managers may call a special meeting at any time. Oral or written notice of a meeting must be given to all managers at least three days before the date of the meeting. Any manager who attends a meeting is deemed to have waived any right to notice, unless the manager attends the meeting for the express purpose of objecting to the meeting. Managers can participate in meetings in person, by telephone, videoconference or any other means of communication if all the persons participating can simultaneously hear each other. One-half of the managers then in office must be present at a meeting to establish a quorum for the purpose of transacting business.

Each manager has one vote. Subject to certain exceptions, to constitute an action of the board of managers, the affirmative vote of a majority of the managers present at a meeting is required. Except for those matters that require the approval of the members, the board of managers has authority to engage in all acts and transactions permitted by law that are necessary or incidental to the management of our business.

Our managers are not our agents and cannot individually act on our behalf. Our managers have authority only when they act collectively as a board of managers at meetings and by written action, by delegation to committees it may establish or by delegation to our officers. The board of managers may delegate its duties and powers to any committee consisting of one or more persons that may, but need not, be managers, provided that a majority of the members of each committee must be managers or members of our company.

Powers of the Board of Managers

Our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs. Our chief executive officer and other officers manage our day-to-day operations. In addition to its general powers to direct our business and affairs, our board of managers, without approval or consent by our members, is specifically authorized to:

•       Establish and determine the terms, powers and preferences of additional classes of Units;

•       Issue additional Units of any authorized class of Units;

•       Admit additional persons as members;

•       Add managers to our board of managers;

•       Adopt and amend a Unit transfer policy regulating the transfer of Units; and

•       Amend provisions contained in our Amended and Restated Limited Liability Company Agreement and appendices thereto, including Appendix C relating to transfers of Units and Appendix E relating to allocations of profit and loss, distributions and tax matters.

As a consequence of the foregoing factors, our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management beyond their right to participate in the election of managers and to vote on amendments to our Amended and Restated Limited Liability Company Agreement, to dissolve and on other matters that our board submits to the vote of our members.

According to our Amended and Restated Limited Liability Company Agreement, we may not take the following actions without the approval of our board of managers and approval by a specified affirmative vote of the members of each class of Units entitled to vote:

•       Merge, consolidate or dispose of substantially all of our assets (other than in connection with debt financings, transfers to subsidiaries or upon dissolution) without the approval of a majority of the voting power of each class;

•       Amend our Amended and Restated Limited Liability Company Agreement, except as stated above, without the approval of a majority of the voting power of each class or any greater amount that is required for the particular amendment;

•       Dissolve our business without the approval of a majority of the voting power of each class; and

•       Amend the provision of our Amended and Restated Limited Liability Company Agreement relating to amendments without the approval of two-thirds (2/3) of the voting power of each class.

Officers

Our officers include a Chair, Vice Chair, Chief Executive Officer, Secretary and Treasurer who are elected or appointed by our board of managers, and a Chief Financial Officer and other officers and assistant officers who are appointed by the Chief Executive Officer. The Chair presides at meetings of our board of managers and members. The Vice Chair will act in place of the Chair in the event the Chair is absent. The Chief Executive Officer has general responsibility for all of our business and administrative operations. Other officers have the duties that are customarily associated with their offices or as assigned by the board of managers or Chief Executive Officer.

Contracts with Managers or their Affiliates

Our Amended and Restated Limited Liability Company Agreement provides that contracts or transactions that we enter into with our managers or their affiliates are not void or voidable solely because the manager or affiliate has a material financial interest in the contract or transaction, if the material facts as to the contract or transaction and the manager’s or affiliate’s material financial interest are disclosed to the board of managers and the contract or transaction is approved by a two-thirds vote of the disinterested managers. The presence of the interested manager may be counted in determining a quorum at the meeting at which the contract or transaction is authorized, but the interested manager’s vote may not be counted in determining the authorization of the contract or transaction.

Limitation of Liability of Managers and Officers

Our Amended and Restated Limited Liability Company Agreement provides that our managers and officers are not personally liable to us or our members for a breach of fiduciary duty except in the case of a willful failure to deal fairly with us in connection with a matter in which the manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. Our Amended and Restated Limited Liability Company Agreement also contains a provision that requires us to indemnify our present and former managers and officers. See “Indemnification.” We are authorized to obtain insurance on behalf of our managers and officers against liabilities and expenses arising in connection with actions in their official capacities.

Meetings of Members

Under our Amended and Restated Limited Liability Company Agreement, the annual meeting of our members will be held on a date and at a time and place fixed by the board of managers. Special meetings may be called by our board of managers or upon the request of 33% of all members, regardless of the number of Units held by the requesting members.

At our annual meeting of members our board of managers and officers will give an annual report on our business operations and financial affairs and our members will elect managers to those manager seats becoming vacant under our staggered term format. Members will also address any other business properly coming before the meeting. Special meetings of members will address any business properly addressed at a special meeting as specified in the notice of the meeting.

Meetings of our members shall be at the place designated by the board of managers or by the members calling the meeting. Members of record will be given notice of member meetings not less than 10 but not more than 60 days in advance of the meetings. Our board of managers may establish a record date for purposes of determining members entitled to notice and to vote at meetings of members. If no other record date is established, the date of notice of the meeting shall be the record date.

Our board of managers has the discretion to authorize the use of mail ballots or proxies, in writing or electronic, for votes at any member meeting. If mail ballots or proxies are so authorized, a quorum necessary for members to conduct business at the meeting will be present if at least 20% of the total voting power of the members entitled to vote is present at the meeting. Otherwise, the quorum necessary to conduct business will be 10% of the total voting power.

Assuming a quorum is present, members take action by vote of the majority of the Units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our Amended and Restated Limited Liability Company Agreement or by Delaware law.

Access to Records

We will maintain our records, including our Unit ledger, financial records and reports to the SEC, at our principal business office. Members may inspect these records during normal business hours.

Dissolution; Distribution of Assets Upon Liquidation

Our Amended and Restated Limited Liability Company Agreement provides that a voluntary dissolution of our company may be effected only upon the approval of our board of managers and the affirmative vote of a majority of the voting power of each class of members entitled to vote. In addition, dissolution could occur if a court orders us to dissolve under Delaware law.

Upon our liquidation, subject to any priority distributions of any classes of Units, our assets will be distributed first to creditors in satisfaction of debts, obligations and liabilities (including any loans from Unit holders), and then to Unit holders in proportion to their capital account balances.

Amendments to our Amended and Restated Limited Liability Company Agreement

Our Amended and Restated Limited Liability Company Agreement may be amended by the board of managers with the approval of our members. In addition, the board of managers is authorized to amend our Amended and Restated Limited Liability Company Agreement, without member approval, to establish and determine the terms, powers and preferences of additional classes of Units, to adopt and amend a Unit transfer policy regulating the transfer of Units; to amend provisions contained in our Amended and Restated Limited Liability Company Agreement and Appendix E thereto relating to allocations of profit and loss, distributions and tax matters, and to adopt amendments in connection with certain ministerial matters. The approval of the members shall be by the affirmative vote of the holders of a majority of the voting power of the members of each class of Units entitled to vote, except that provisions which require a greater percentage vote for approval of a specific action may be amended only with the affirmative vote of at least that greater percentage of the voting power of our members. Provisions requiring approval by our members include those relating to our ability to merge, consolidate or dispose of substantially all of our assets, to dissolve, and the provision on amendments itself.

Governing Law; Disputes

Our Amended and Restated Limited Liability Company Agreement is governed by Delaware law, particularly the Delaware Limited Liability Company Act. Members and Unit holders, as parties to our Amended and Restated Limited Liability Company Agreement, consent to the selection of the federal courts in the state of Delaware as the exclusive forum to resolve disputes arising thereunder and waive their rights to a trail by jury.

Anti-Takeover Effects of our Certificate of Formation and Amended and Restated Limited Liability Company Agreement

Our Certificate of Formation and our Amended and Restated Limited Liability Company Agreement contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. We believe that the benefits of protecting our ability to negotiate with unfriendly or unsolicited acquirers outweigh the disadvantages of discouraging proposals to acquire us because negotiation of these proposals could result in improved acquisition terms.

Our Amended and Restated Limited Liability Company Agreement authorizes us to issue Units in multiple classes. Although we presently have only one class of Units, the Class A Units, the terms of any classes which may be authorized in the future could contain provisions regarding the election of managers, other special voting rights and financial or economic terms which could discourage a party interested in acquiring us. In addition, the provisions for the election of members of our board of managers to staggered three-year terms would delay any party interested in acquiring us or our members who wish to facilitate an acquisition from replacing managers who may be opposed to an acquisition and electing managers more favorably inclined to negotiate terms for an acquisition. The control of transfers of our Units by the board of managers will also make it more difficult for persons interested in acquiring sufficient voting power to change our board of managers and policies. The concentration of the power to manage us in our board of managers, also makes it more difficult for members and others who may favor an acquisition to acquire control of us.

These factors and others could delay changes in control of our business or management and may have the effect of discouraging hostile takeovers that may be beneficial to the holders of our Units. It is also possible that these provisions could make it more difficult to negotiate and complete transactions that holders of our Units may consider to be in their best interest.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax considerations and consequences of your participation in Blackhawk Biofuels, LLC. This section assumes that you are an individual and that you are not rendering personal services to us. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pension or profit sharing trusts or IRAs, foreign taxpayers, estates, taxable trusts or transferees of Units, or the application and effect of state, local or other tax laws. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Blackhawk Biofuels may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Blackhawk Biofuels. Although we will furnish Unit holders with information regarding our company that is required for income tax purposes, each Unit holder will be responsible for preparing and filing his or her own tax returns.

Legal Opinion

Lindquist & Vennum PLLP, Minneapolis, MN, our legal counsel, has prepared the following tax summary. Counsel has advised us that in its opinion, the tax disclosure that follows is a fair and accurate summary of the material Federal income tax consequences to individual citizens and residents of the United States of acquiring, holding, and disposing of units. Except as specifically noted, this summary has limited applicability to corporations, trusts, estates or nonresident aliens.

The following summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”) and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. That uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect us and a Unit holder’s investment in our company. Additionally, the interpretation of existing laws and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, a challenge likely would result in adjustment of a Unit holder’s individual return. The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Lindquist & Vennum PLLP, regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the IRS. This opinion is in no way binding on the IRS or on any court of law.

In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representations to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our Units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our Units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section, including its general limitation to Unit holders who are individuals unless otherwise stated. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the IRS. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the IRS or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel will not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “Federal Income Tax Consequences of Owning our Units—Interest on Underpayment of Taxes; Accuracy—Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit holders will pay tax on their shares of our net income. Under recently revised Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

We cannot assure you, however, that we will be able to maintain our partnership tax treatment. The Internal Revenue Service may from time to time review our tax status, and we cannot assure you that there will not be any changes in the law or our company that could cause us to lose our partnership tax status. We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

If we fail to qualify for partnership taxation, we would be treated as a “C Corporation” for federal income tax purposes. As a C Corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to Unit holders as corporate dividends (subject to rates of 5% and 15% through 2010 for individuals, and up to 35% after 2010). In addition, Unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until they are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit holders would be reduced by the amount of tax paid, in which case, the value of the Units would be reduced.

Publicly Traded Partnership Rules

A “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code is generally treated as a “C corporation” for federal tax purposes. The term “partnership” also includes a limited liability company treated as a partnership for federal tax purposes, such as us. We will seek to avoid being classified as a “publicly traded partnership” by restricting transfers of units in the manner described below.

A partnership is classified as a publicly traded partnership if its interests are:

•       Traded on an established securities market; or

•       Readily tradable on a secondary market (or its substantial equivalent).

Under the Treasury Regulations, an “established securities market” includes national, regional and local exchanges, foreign exchanges that satisfy regulatory requirements, and interdealer quotation systems that regularly disseminate firm buy and sell quotations. We do not intend to list the units on the New York Stock Exchange, The NASDAQ Stock Market™, or on any other exchange or system which would be classified as an established securities market.

In determining whether interests are “readily tradable on a secondary market or its substantial equivalent,” the Treasury Regulations provide that interests in a partnership generally are so tradable if, taking into account all of the facts and circumstances, interest holders are able to buy, sell or exchange their interests in a manner that is economically comparable to trading on an established securities market, or under any of the following four circumstances:

•       The units are regularly quoted by a broker, dealer or other market maker;

•       There are regular quotes from any person who stands ready to buy or sell at a quoted price;

•       There are regular and ongoing opportunities for an interest holder to sell or exchange interests through a public means of obtaining offers or information of offers to buy, sell or exchange; or

•       The opportunity exists for prospective buyers and sellers to transact in a time frame and with the regularity and continuity comparable to the three circumstances described above.

However, interests will not be treated as readily tradable on a secondary market or its substantial equivalent under any of these four circumstances unless the partnership participates in the establishment of the market or the inclusion of its interests in the market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner, admitting the transferee as a partner or otherwise recognizing the rights of a transferee. We do not intend to participate in the establishment of any market that would qualify under any of the four circumstances listed above or the inclusion of any of the interests on such a market. Moreover, we do not intend to recognize transfers of units or other interests made under any of those four circumstances.

Treasury Regulations provide a safe harbor which shelters interests from being deemed readily tradable on a secondary market or its substantial equivalent under the general “facts and circumstances” test when there is a “lack of actual trading” of the interests. We intend to allow only those transfers of interests during any taxable year that permit us to qualify under this “lack of actual trading” safe harbor. This safe harbor applies where the sum of the interests in capital or profits transferred during the tax year of the partnership does not exceed 2% of the total interests in capital or profits. For purposes of testing compliance with this safe harbor, the following types of transfers, which are explained below, are ignored:

•       “Private” transfers;

•       Transfers pursuant to a “qualified redemption or repurchase agreement”; and

•       Transfers through a “qualified matching service”.

A private transfer includes:

•       Transfers in which the basis of the interest is determined by reference to the transferor’s basis, such as a gift, or is determined under Section 732 of the Internal Revenue Code;

•       Transfers at death, including transfers from an estate or testamentary trust;

•       Transfers between members of a family, as defined in Section 267(c)(4) of the Internal Revenue Code;

•       Transfers involving the issuance of interests by the partnership in exchange for cash, property or services;

•       Transfers involving distributions from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an individual retirement plan;

•       “Block” transfers, which are defined as transfers by a unit holder and any related person as defined in Sections 267(b) and 707(b)(1) of the Internal Revenue Code in one or more transactions during any 30 calendar-day period, of interests which in the aggregate represent more than 2% of the total interests in partnership capital or profits;

•       Transfers pursuant to a plan of redemption or repurchase maintained by the partnership by which the partners may tender their interests for purchase by the partnership, another partner, or a person related to a partner, but only where either the right to purchase is exercisable only upon the partner’s death, disability, retirement, or termination from active service, or the plan is “closed end” so that the partnership does not issue any interests after the initial offering and no partner or person related to a partner provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments;

•       Transfers by one or more partners of interests representing more than 50% of the total interests in the capital and profits in one transaction or series of related transactions; and

•       Transfers not recognized by the partnership.

Transfers are pursuant to a qualified redemption or repurchase agreement only if:

•       The agreement provides that a transfer cannot occur until at least 60 days after the partnership receives written notice of the partner’s intent to exercise the redemption or repurchase right;

•       The agreement provides that the purchase price not be established until at least 60 days after receipt of notification or that the purchase price not be established more than four times during the entity’s tax year; and

•       The sum of the interests in capital or profits transferred during the entity’s taxable year, not including private transfers, does not exceed 10% of the total interests in capital or profits.

Transfers are through a qualified matching service only if:

•       The matching service consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match prospective buyers and sellers of interests;

•       Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•       The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

•       The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•       The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, or quotes that express an interest in acquiring an interest without an accompanying price, and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•       The seller’s information is removed within 120 days of its listing and is not re-entered into the system for at least 60 days after its deletion; and

•       The sum of the interests in capital or profits transferred during the entity’s tax year, not including private transfers, cannot exceed 10% of the total interests in capital or profits.

Business Purpose and Pre-tax Profit Potential

Although there are some judicial decisions to the contrary, the position of the IRS and most courts is that to be entitled to tax benefits, an investor must demonstrate that there is a business purpose for the investment and a reasonable expectation of a profit on the investment apart from any tax benefits. We believe that our financial forecasts are based on reasonable assumptions as to future profitability and that an expectation of profitability does not depend on our Unit holders receiving tax credits. Investors are encouraged to thoroughly review the financial discussion in this prospectus and to form their own judgment as to whether they have a reasonable expectation of a profit from this investment apart from any tax benefits.

Treatment of Our Operations; Pass-Through of Taxable Income; Taxable Year

We will pay no federal income tax. Instead, all Unit holders will be required to report on their income tax return their allocable share of our income, gains, losses, deductions and credits without regard to whether corresponding cash distributions are received.

Because we will be treated as a separate entity for tax purposes, we will have our own taxable year separate from the taxable years of our Unit holders. A limited liability company that is treated as a partnership for federal income tax purposes must normally adopt a fiscal year that is the same as one of the following:

•       The tax year of the majority of its unit holders who own an aggregate of more than 50% of the limited liability company’s profits and capital;

•       The tax year of all the principal unit holders if there is no tax year of the majority of the Unit holders; or

•       If neither of the above tax years applies, the tax year that results in the least aggregate deferral of income to the unit holders.

Our required taxable year currently is December 31, which is based on the tax year of the holders of a majority of our capital and profits. We do not expect our required taxable year will change because the holders of a majority of our Units following the offering are likely to be individuals or entities that are calendar year taxpayers.

Tax Consequences to Our Unit Holders

As a Unit holder, for your taxable year with which or within which our taxable year ends, you will be required to report on your own income tax return, you distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a Unit holder reporting on a calendar year basis will include his or her share of our 2006 taxable income or loss on his or her 2006 income tax return. A Unit holder with a June 30 fiscal year will report his share of our 2006 taxable income or loss on his income tax return for the fiscal year ending June 30, 2007. We will provide each Unit holder with an annual Schedule K-1 indicating the holder’s share of our income, loss and separately stated components.

Tax Treatment of Expenditures Prior to Operations

We do not expect to generate operating revenues until approximately 12 months after commencing construction. We will make substantial expenditures during that period, but deduction of expenditures attributable to our formation, offering, construction and startup should not be a material consideration in investing in Units because the deductibility of such expenditures for tax purposes is significantly restricted. For example, offering expenses are neither deductible nor amortizable, organization expenses must be capitalized and may be amortized, costs to obtain financing must be capitalized for amortization over the term of the financing, construction costs and construction period interest expense must be capitalized into the depreciable cost of the property being constructed, and many routine expenses that are incurred before commencing operations must be capitalized as start-up costs that may be amortized.

Section 704(c) Allocations and Reverse Section 704(c) Allocations

Section 3.7 to Appendix E of our Amended and Restated Limited Liability Company Agreement requires allocations of taxable income that generally are referred to as Section 704(c) allocations and reverse Section 704(c) allocations. These allocations are made solely for tax purposes and they will differ from a member’s share of profits or losses for capital account maintenance purposes. Section 704(c) allocations are made when a member contributes property having a tax basis that is different from the property’s fair market value as agreed to by us and the contributing member. In general, these allocations reduce the disparity between the contributing member’s tax basis and tax basis and capital account over a period of time generally corresponding to the useful lives of our assets for tax depreciation and amortization purposes.

Reverse Section 704(c) allocations are made when the gross asset values of our assets are adjusted in accordance with our Amended and Restated Limited Liability Company Agreement. This occurs upon issuance of additional units, unit redemptions, liquidation and other events for which revaluation is required by or is consistent with Treasury regulations. For example, because each holder of Units which are now outstanding has $1.00 per Unit credit to their capital account rather than the $2.00 per Unit which will be credited to each Investor’s capital account, the board of managers may adjust gross asset values and increase the capital accounts of those current Unit holders to $2.00 per unit in order to reflect their relative economic interests. If the board does so, a current interest holder would be allocated $1.00 per Unit of reverse Section 704(c) allocations in the form of additional taxable income that would eliminate the $1.00 per Unit disparity between his or her initial $1.00 tax basis and the investor’s adjusted capital account of $2.00 per Unit. The additional taxable income is reportable over a period of time generally corresponding to the useful lives of our assets. Again, Section 704(c) allocations and reverse Section 704(c) allocations are solely for tax purposes and do not affect the capital accounts or economic entitlements of the members.

Tax Treatment of Distributions

Distributions made by us to a Unit holder generally will not be taxable to the Unit holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in the Unit holder’s Units immediately before the distribution. Cash distributions in excess of Unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased will be $2.00.

An investor’s initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by:

•       The amount of any cash we distribute to the investors;

•       The basis of any other property distributed to the investor;

•       The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•       Any reduction in the investor’s share of certain items of company debt.

The Unit basis calculations are complex. A member is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•       The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•       Upon the liquidation or disposition of a member’s interest; or

•       Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or our liquidation, exact computations usually are not necessary. For example, a Unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Tax Credits to Unit Holders

Small Agri-Biodiesel Producer Credit

Section 40A of the Internal Revenue Code allows a credit against tax for biodiesel and renewable diesel sold or used as fuel through December 31, 2008. Although the “sunset” dates of other tax credits have often been extended, there can be no assurance that the biodiesel credit will be extended beyond the current expiration date. The biodiesel fuels credit has three components: the “biodiesel mixture credit,” the “biodiesel credit” and the small agri-biodiesel producer credit (the “agri-biodiesel credit”).

The biodiesel mixture credit is available to a blender of biodiesel and diesel fuel sold in the blender’s trade or business for use as a fuel or used as a fuel in the blender’s trade or business. The amount of the credit is $0.50 per gallon ($1.00 per gallon for agri-biodiesel) used in a qualified mixture.

The biodiesel credit is available to a producer that uses biodiesel as a fuel in a trade or business or sells the biodiesel at retail and places the biodiesel in the fuel tank on the purchaser’s vehicle. The amount of the credit is $0.50 per gallon of biodiesel ($1.00 per gallon for agribiodiesel) that is not in a mixture with diesel fuel.

The agri-biodiesel credit is an income tax credit of 10 cents per gallon for up to 15 million gallons in any taxable year of qualified agri-biodiesel production by an eligible small agri-biodiesel producer. An eligible producer is one with productive capacity for agri-biodiesel of 60 million gallons or less. If the producer is a pass-through entity such as a limited liability company, the credits are passed through to the Unit holders in proportion to their percentage interest in production revenues, which in our case will be in proportion to Units held. The 15 million gallon limitation and the 60 million gallon capacity limitation are applied at both the entity level and at the Unit holder level. Our anticipated capacity is less than 60 million gallons annually, so we expect to qualify as a small agri-biodiesel producer. However, if our productive capacity exceeds 60 million gallons annually, for example, because of consolidation or expansion, no agri-biodiesel credits would be available for pass-through to the Unit holders. The capacity limitation also applies at the Unit holder level, so a Unit holder with substantial investments in other agri-biodiesel facilities might exceed the limitation and be denied the credit. This is unlikely to affect the pass-through of the credit to other Unit holders unless more than 50% of our capital or profits are concentrated in entities or individuals that have substantial other biodiesel investments.

In addition, we anticipate mixing biodiesel with diesel fuels and qualifying for the biodiesel mixture credit of $0.50 per gallon of biodiesel ($1.00 per gallon for agri-biodiesel) used in a qualifying mixture which the company will sell for use as a fuel.

The agri-biodiesel credit and biodiesel mixture credit are nonrefundable credits, meaning that these credits have the potential to reduce a Unit holder’s tax liability, but cannot generate a refund. As discussed below, a Unit holder’s credit may be limited by the passive activity loss and credit limitations. The portion of a Unit holder’s share of our agri-biodiesel credits and biodiesel mixture credits that is not disallowed by the passive credit rules is subject to further limitations that are generally applicable to those tax credits that are part of the “General Business Credit.” This limitation is referred to as the “Section 38(c) limitation.” This limitation is complex. In general, the Section 38(c) limitation allows most nonrefundable credits, including the agri-biodiesel credit and biodiesel mixture credit, to reduce regular tax, but not the alternative minimum tax. More specifically, assuming that the taxpayer’s only credit is the agri-biodiesel credit, the taxpayer’s general business credit will be limited to the excess of (1) net income tax liability for the year (regular tax plus alternative minimum tax, less certain credits other than credits included in the general business credit), over (2) the greater of (a) the tentative minimum tax, or (b) the product of 25% times net regular tax liability as reduced by certain credits. For example, if the Unit holder’s regular tax liability (reduced by certain credits) is more than $25,000, the agri-biodiesel credit will shelter up to $25,000 plus 75% of any excess. However, if this causes the regular tax to be less than the tentative alternative minimum tax, the taxpayer will be liable for the tentative alternative minimum tax.

The portion of the general business credit that is disallowed by the Section 38(c) limitation may be carried back one year and, if not fully used in the carryback year, may be carried forward to each of the next 20 years until fully used, or the death of the taxpayer. The amount of unused credit which can be used in a particular carryback year generally cannot be more than: (1) the amount by which the

Section 38(c) limitation for the carryback year exceeds (2) the taxpayer’s carryforward and current year business credit for that year. The amount of unused credit which can be used in a particular carryforward year can’t be more than: (1) the amount by which the Section 38(c) limitation for the carryforward year exceeds (2) the sum of the amounts which are carried forward to the carryforward year and are attributable to years preceding the unused credit year. Special ordering rules determine which credits are deemed to be utilized if limitations prevent full utilization. Finally, Section 196 of the Internal Revenue Code allows any credit that cannot be used to be claimed as a tax deduction in the first tax year following the end of the carryover period or the death of the taxpayer.

The Amount of the Allowable Small Agri-biodiesel Producer Credit and Biodiesel Mixture Credit must be Added to Taxable Income

The benefit of the small agri-biodiesel producer credit and the biodiesel mixture credit is somewhat reduced by Section 87 of the Internal Revenue Code which requires the taxpayer to add the amount of the credit to the taxpayer’s regular taxable income. However, Section 56(a)(7) excludes the Section 87 from alternative minimum taxable income. The Section 87 add-back is solely for income tax purposes. The add-back does not result in additional cash for the Company, and therefore does not increase the unit holder’s capital account, nor does it create any entitlement in the unit holders to a current or future cash distribution. Although the Section 87 add-back must be included in the unit holder’s regular taxable income, it is unclear whether it increases the basis of a unit holder’s limited liability company interest.

Excise Tax Credits

Section 4081 of the Internal Revenue Code imposes a $0.243 per gallon excise tax on the removal of diesel fuel from a refinery or terminal, entry of diesel fuel into the United States and the sale of diesel fuel not previously taxed on removal from a refinery or terminal or entry into the United States. Section 6426 of the Internal Revenue Code allows a credit against this excise tax. In general, this excise tax credit is available to a blender who blends biodiesel fuel with diesel fuel. To qualify, a qualifying biodiesel mixture must be sold by the blender to a purchaser for use by the purchaser as fuel or must be used by the blender as fuel. The amount of the excise tax credit is $0.50 per gallon of biodiesel ($1.00 per gallon for agri-biodiesel) used by the blender in producing the mixture. The excise tax is refundable. A blender is required to apply the excise tax credit against its excise tax liability for a given tax year. If a blender has any excise tax credit, the blender may file for a refund of the excess credit or apply the excess credit against its income tax liability. The net effect of these rules is that we will only be potentially eligible to receive an aggregate income and excise credit of $0.50 per gallon of biodiesel or $1.00 per gallon of agri-biodiesel.

Qualified Production Activities Deduction

Section 199 to the Internal Revenue Code creates a special deduction for both regular tax and alternative minimum tax purposes that is based on a specified percentage of qualified production activity income (“QPAI”). QPAI is a net income concept that should include gross income from the production of agri-biodiesel reduced by cost of production and other direct and indirect costs that are properly allocable to production activities. The specified percentage is 3% for our taxable years beginning in 2005 and 2006, 6% for our taxable years beginning in 2007, 2008 and 2009, and 9% thereafter. The deduction will pass through to the Unit holders. The deduction cannot exceed the Unit holder’s taxable income and it is limited to 50% of wages attributable to the qualified production activity. It also may be limited by passive activity loss rules, carrybacks and carryovers. IRS Form 8903 is used by taxpayers to claim the deduction. The draft version of Form 8903 indicates that your share of our QPAI will pass through to you as an “other deduction” on Line 13 of Form K-1 and that your share of our wages will be separately stated to permit you to calculate the wage limitation. To illustrate, assume that a Unit holder’s share of our ordinary business income (Line 1 of Form K-1) for fiscal years 2007 through 2010 is $2,100 per year, of which $2,000 is QPAI. Since our 2007 fiscal year began in 2006, a calendar year Unit holder’s QPAI deduction for 2007 would be $60, increasing to $120 for calendar years 2008, 2009 and 2010, and $180 per year thereafter, all of which are subject to the limitations mentioned above. The Section 199 deduction is solely for income tax purposes. It does not result in an expenditure of cash by the Company nor the disposition of any Company asset. Therefore, the Section 199 deduction does not decrease the Unit holder’s capital account, nor does it reduce any entitlement of the Unit holders to a current or future cash distribution. Because it is a partner level deduction, it is unlikely that the Section 199 deduction will decrease the basis of a Unit holder’s limited liability company interest. The IRS has issued tentative advice on Section 199 in Notice 2005-14 and is now accepting comments and drafting regulations, which could change some of the above information.

Deductibility of Losses; At-Risk Passive Loss Limitations

Generally, a Unit holder may deduct losses allocated to the Unit holder, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•       Basis.   An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the company’s losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, the excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

•       At-Risk Rules.   Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•       Passive Loss Rules.   Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S Corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a Unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For Unit holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the Unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, the income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if that tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. In addition, if we adopt accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to Unit holders. No discussion has been made on accelerated depreciation. Accordingly, each prospective investor should consult with his or her tax advisor regarding the impact of an investment in us on the calculation of the investor’s alternative minimum tax, as well as on the investor’s overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our Amended and Restated Limited Liability Company Agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “Partner’s interest in the partnership.” If the allocation or portion thereof contained in our Amended and Restated Limited Liability Company Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Amended and Restated Limited Liability Company Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New Unit holders will be allocated a proportionate share of income or loss for the year in which they became Unit holders. The Amended and Restated Limited Liability Company Agreement permits our managers to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit holder. In addition, the Amended and Restated Limited Liability Company Agreement provides that upon the transfer of all or a portion of a Unit holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Gain or loss recognized by a Unit holder on the sale or exchange of a Unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell Units in apportioning the gain among the various categories.

The Internal Revenue Code requires that profit and loss allocations with respect to units that are transferred during the fiscal year must take into account the varying interests of the transferor and transferee during the year. Related regulations recognize several methods, including an interim closing of the books or the daily proration method. The interim closing of the books method allocates profits and losses through the transfer date to the transferor and after the transfer date to the transferee. The proration method is essentially a rule of administrative convenience that allocates our annual income between the transferor and the transferee based on the portion of the year that has elapsed prior to the transfer, or under any other method that is reasonable. Although the rules on other reasonable methods and the use of conventions are not well defined, partnerships and limited liability companies with numerous transfers typically adopt reasonable methods and conventions to reduce the accounting burdens associated with unit transfers. The Amended and Restated Limited Liability Company Agreement provides that we initially will determine our profit and loss annually and will allocate the profit and loss for the year of transfer between transferors and transferees of Units using a monthly proration. Unit transfers will be recognized as occurring at the beginning of the calendar month following the month in which the notice, documentation and information and approval requirements of the transfer have been substantially complied with. All distributions on or before the end of the calendar month in which the Unit transfer requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The board of managers has the authority to adopt another reasonable method and/or convention with respect to allocations and distributions.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit holder in the Unit holder’s Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when the transferee’s outside basis is greater than the transferee’s proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine the transferee’s cost recovery deductions and the transferee’s gain or loss on disposition of property by reference to the transferee’s higher outside basis. The Section 754 election will be detrimental to the transferee if the transferee’s outside basis is less than the transferee’s proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustment on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest of the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our Amended and Restated Limited Liability Company Agreement provides our managers with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the IRS consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors Unless Our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ Units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the biodiesel plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a Unit to notify the company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and, if known, of the transferee, and the exchange date. Currently, the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduced loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investor’s tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Because we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for the partner’s own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Partner” as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a “member-manager,” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of managers who is also a Unit holder of the company. Our Amended and Restated Limited Liability Company Agreement provides for board designation of the Tax Matters Partner. Currently, Ernest Moody, our Chairman, is serving as our Tax Matters Partner. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Elective Procedures for Large Partnerships

The Internal Revenue Code allows partnerships that have more than 100 partners to elect streamlined procedures for income tax reporting and IRS audits. This election reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which eases the burden on their tax preparer.

If the election is made, IRS audit adjustments generally will flow through to the unit holders for the year in which the adjustment takes effect. However, the entity may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the entity and multiplying that amount by the highest tax rate, whether individual or corporate. A unit holder may not file a claim for credit or refund of his or her allocable share of the payment.

Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the entity, rather than the unit holders individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis without offsets, based on an imputed underpayment. Any payment for federal income taxes, interests, or penalties that an electing large partnership is required to make, is non-deductible.

Under the electing large partnership audit rules, a unit holder is not permitted to report any partnership items inconsistently with the partnership return, even if the unit holder notifies the IRS of the inconsistency. The IRS may treat the partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that unit holder. The IRS is not required to give notice to individual unit holders of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the entity itself by certified or registered mail. An administrative Internal Revenue Code allows partnerships that have more than 100 partners to elect streamlined procedures for adjustment may be challenged in the Tax Court, the district court in which the entity’s principal place of business is located, or the Claims Court. However, only the partnership, and not the partners individually, can petition for a readjustment of partnership items.

We will review the large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to these streamlined procedures.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, that may cause the investor to underpay the investor’s taxes. If it is determined that the investor underpaid the investor’s taxes for any taxable year, the investor must pay the amount of taxes the investor underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed the investor’s income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if the underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

Qualified Retirement Plans (Including IRAs)

Special tax considerations apply to pension or profit sharing plans, including individual retirement accounts (“IRA’s”), which invest in our Units. Specifically, under Internal Revenue Code Sections 511 to 514, such otherwise tax-exempt entities are subject to income tax on their unrelated business taxable income (“UBTI”), including their share of taxable income from a partnership (or an LLC such as us) that carries on a trade or business.

The tax on the UBTI of an IRA is imposed at the rates attributable to trusts, which begin at 15% and increase to a maximum 35% above $10,050 of taxable income. Under Code Section 6012(b)(6), a trustee of an IRA that is subject to the tax on UBTI must file a federal income tax return on Form 990-T for each taxable year that the IRA’s share of our taxable income is more than $1,000 (assuming no other UBTI activities).

Accordingly, a prospective tax-exempt investor should consult with its own tax adviser with respect to the UBTI consequences of an investment in our Units. This does not necessarily mean that an investment in our Units would be inappropriate, but rather that the resulting income tax and tax return preparation costs should be considered in evaluating the investment.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

Unit holders generally are subject to tax in their state of residence as well as in other states, if any, in which the entity does business, provided their share of income exceeds applicable minimum filing requirements. Some states require the limited liability company to withhold taxes on nonresident members, in which case the member must file in that state. Other states, however, allow “composite reporting” by limited liability companies on behalf of nonresident members. This means that the entity pays income taxes to those states on behalf of nonresident individual members and they are relieved of the reporting responsibility in those states. An individual’s state of residence generally will allow a tax credit for state income taxes paid to another state by the member or by the entity for the benefit of the member. Investors are urged to consult their own tax advisors on this matter.

Self-Employment Tax

The Internal Revenue Code and Treasury Regulations provide that general partners who are individuals are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the Internal Revenue Code nor the Treasury Regulations address the treatment of limited liability company unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company unit holders only if they have personal liability for the company’s obligations, have authority to contract on behalf of the company, or participate in the company’s business for more than 500 hours each year. Few, if any, of our Unit holders would be subject to self-employment tax under this test unless they are employed by us. The status of the Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the IRS has not taken steps to finalize them.

Fringe Benefits

Fringe benefits paid to Unit holders who are also employed by us may be treated less favorably for tax purposes than fringe benefits paid to employees who are not unit holders of our limited liability company.

PLAN OF DISTRIBUTION

General Terms of the Offering

We are offering a minimum of 10,000,000 Units and a maximum of 17,500,000 Units at a purchase price of $2.00 per Unit. The minimum gross proceeds to us in the offering will be $20,000,000 and the maximum gross proceeds will be $35,000,000. Investors must purchase a minimum of 12,500 Units ($25,000) to participate in the offering. Investors may purchase additional Units in increments of 2,500 Units ($5,000). The offering price for the Units was determined by our board of managers arbitrarily and was not based on customary valuation procedures.

Our officers and managers will sell the Units in this offering on our behalf directly to investors on a best efforts basis without the assistance of an underwriter. No commissions will be paid to our officers or managers or to any other person in connection with this offering.

Subscriptions by investors will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. Investors will also be required to sign a subscription agreement and a signature page to our Amended and Restated Limited Liability Company Agreement. The signature page to our Amended and Restated Limited Liability Company Agreement will document the investor’s agreement to be bound by that agreement. All subscriptions are subject to approval by our board of managers and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $35,000,000, or (2) [one year from the effective date of the registration statement]. We may also close the offering any time after we have received subscriptions for the $20,000,000 minimum offering amount if we determine that the offering proceeds, together with anticipated debt financing, are sufficient to capitalize our project.

Subscriptions will be held in escrow until the earliest to occur of our receipt of (a) $20,000,000 or more in offering proceeds, in cash and promissory notes, exclusive of interest, (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds, would equal at least $55,000,000, and (c) the air emission source permit required to commence construction of our plant. If these conditions are not satisfied on or prior to [one year and ninety days from the effective date of the registration statement], or if we decide to terminate and abandon the offering at any time, we will promptly return the subscriptions to investors, with interest on the cash payment held in escrow.

At any time after we have received at least $20,000,000 in subscriptions from investors, even if we have not yet satisfied the debt financing or permit conditions to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow to us until all of the release conditions have been satisfied.

At any time that we do satisfy the conditions to release the subscriptions from escrow, we may require payment on the promissory notes, release the subscriptions from escrow, complete our debt financing, execute a design-build agreement for our plant and commence construction of the plant. However, even if we satisfy the conditions for the release of subscriptions from escrow and close the escrow, we may elect to continue this offering with the intent to raise additional funds, up to the $35,000,000 maximum amount of the offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require new subscriptions to be paid entirely in cash and directly to us. In no event, however, will the offering continue after [one year from the effective date of the registration statement].

We reserve the right to terminate the offering at any time, to waive conditions to the purchase of Units, and to reject subscriptions for Units in whole or in part for any reason in our sole discretion. If we decide to abandon the project for any reason before release of the subscriptions from escrow, we will terminate the offering and return all subscriptions received. If we abandon the project after release of the subscriptions from escrow, we will liquidate in accordance with the provisions of our Amended and Restated Limited Liability Company Agreement.

After the offering, we will have 13,500,000 Units issued and outstanding if we sell the minimum number of Units offered and 21,000,000 Units issued and outstanding if we sell the maximum number of Units offered. These figures include 3,500,000 Units issued in our previous seed capital financing.

Our managers and officers and their affiliates may purchase Units in this offering. In addition, it is possible that some of our consultants, contractors and business partners, or their affiliates, may invest in this offering. We may also sell Units to institutional investors. Units purchased by these investors may be sold for the purpose of satisfying the conditions to the release of subscriptions from escrow or otherwise to maximize the fund available to capitalize our project. Units acquired by these purchasers will be subject to the same terms, including restrictions on transfer, that apply to Units held by other Unit holders under our Amended and Restated Limited Liability Company Agreement. However, these purchasers, individually or jointly, may acquire enough Units to influence the manner in which we are managed, which could result in policies and decisions which are more beneficial to them than to our other Unit holders.

We plan to register this offering with state securities regulatory authorities in the states of Illinois, Indiana, Iowa and Wisconsin. We also expect to offer and sell our Units in certain other states in reliance on exemptions from the securities registration requirements of the laws of those other states.

Changes in the material terms of this offering after the effectiveness of the registration statement for this offering which we have filed with the SEC will require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. Material changes may include the following: (1) an extension of the offering beyond [one year from the effective date of this registration statement]; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) a material change in the stated purpose for which the offering proceeds will be used.

We estimate that we will incur offering expenses of approximately $400,000 in connection with this offering.

Suitability for Investors

An investment in our Units is speculative and involves a high degree of risk. It will be difficult for any investor to sell or otherwise dispose of Units because our Amended and Restated Limited Liability Company Agreement contains significant restrictions on transfer of the Units and because there is likely to be no public trading market for the Units. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. Our board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including if the board determines that an investment in the Units is not suitable for any investor.

Subscription Procedures

In order to purchase Units, investors must: (1) complete and sign the subscription agreement (included as part of Appendix C to this prospectus); (2) prepare a check payable to “State Bank, Escrow Agent for Blackhawk Biofuels, LLC” in the amount of not less than 10% of the total purchase price for the Units for which the subscription is made, (3) sign a full recourse promissory note (included as part of Appendix C to this prospectus) for the remaining balance of the total purchase price; (4) sign a copy of the signature page of our Amended and Restated Limited Liability Company Agreement (included as part of Appendix C to this prospectus); and (5) mail or deliver items (1) through (4) to us at 22 South Chicago Avenue, Freeport, Illinois 61032. These documents and the cash portion of the subscription will be deposited in escrow with our escrow agent for the offering, State Bank, Freeport, Illinois, subject to release to us or return to investors in accordance with the terms of an escrow agreement between us and the escrow agent.

At any time after we have received subscriptions in cash and promissory notes for the $20,000,000 minimum amount of the offering, we may, by written notice to our investors, require that the balance of the subscriptions payable under the promissory notes be paid. These payments will be due within 30 days. Funds paid in satisfaction of the promissory notes will be paid into our escrow account where they will be held until we satisfy the conditions for releasing the subscriptions from escrow, the subscriptions are released to us and the escrow is closed. If we have received sufficient subscriptions to request payment of the promissory notes but have elected to continue the offering, we may require investors to pay the full purchase price for Units at the time of subscription.

Investors may not revoke their subscriptions, but each subscription is subject to our acceptance or rejection. Our decision to accept or reject subscriptions will be made at the time subscriptions are released from escrow and thereafter as subscriptions are received. Thus, we will not consider acceptance or rejection of subscriptions until after we have received subscriptions from investors totaling at least $20,000,000. Subscriptions will be accepted only when we countersign the related subscription agreements. Copies of countersigned signature pages will be returned to investors promptly after acceptance. Accepted subscriptions will become the property of our company. Rejected subscriptions, including the cash payment, the subscription agreement, promissory note, signature page to our Amended and Restated Limited Liability Company Agreement and related documents will be returned to investors promptly after rejection, together with any interest earned on cash in escrow.

Subscription Agreement

Our subscription agreement, when signed and delivered by an investor to our escrow agent or us, will be an irrevocable offer by the investor to purchase Units in the amount provided in the agreement. In the subscription agreement, each investor will be required to make representations to us that the investor has received a copy of this prospectus, and the appendices and any supplements to this prospectus; that the investor understands the risks associated with an investment in the Units; that the investor is purchasing Units for the purpose of investment and not for resale; that the investor is aware that the Units are subject to significant restrictions on transfer; that the investor has no agreement or arrangement to sell or otherwise transfer or dispose of the Units or any interest in the Units to any other person; that the investor has been encouraged to rely upon the advice of the investor’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to an investment in our Units; and that an investment in the Units is suitable for the investor. In addition, the subscription agreement contains a statement that the investor agrees to be bound by our Amended and Restated Limited Liability Company Agreement. The subscription agreement also requires information about the registration of the investor’s Units, the nature of the investor’s ownership, the investor’s residence, and the investor’s taxpayer identification or social security number. Subscription agreements are subject to approval and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion. Investors should review the representations and other provisions of the subscription agreement carefully before signing it.

Promissory Note

Investors who subscribe for Units and deposit less than the total purchase price for the Units purchased with the escrow agent or us will be required to provide a promissory note for the balance of the purchase price. The cash deposit of each investor must be at least 10% of the total purchase price of the Units purchased. Thus, the promissory note will represent a maximum of 90% of the purchase price of the Units purchased. When we have received subscriptions for the $20,000,000 minimum amount of this offering, at any time thereafter we may, by written notice to our investors, require that the balance of the subscription payable under the promissory note be paid in full. The promissory notes will be due and payable within 30 days after notice requesting the payment. We will deposit the funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to close the offering.

If payment is not made when due on a promissory note, the unpaid amount will accrue interest at a rate of 12% per year. The promissory note also provides that a delinquent subscriber will reimburse us for any expenses we incur to collect the outstanding balance. We intend to pursue any subscriber who defaults on a promissory note for payment of the amount due by any legal means, including, but not limited to, retention of the initial cash payment, up to 10% of the total subscription amount, made by the subscriber as liquidated damages for cancellation of the subscription agreement and promissory note and legal remedies such as a judgment against the subscriber for the full amount of the payment in default and expenses of collection. Investors should review carefully the form of promissory note included as part of Appendix C to this prospectus for a full understanding of its terms.

Signature Page to Amended and Restated Limited Liability Company Agreement

By signing the signature page to our Amended and Restated Limited Liability Company Agreement, each investor will agree to be bound by the Amended and Restated Limited Liability Company Agreement as a member of Blackhawk Biofuels, LLC and as a holder of our Class A Units. Although the signature page will be separate from the Agreement itself for convenience of completing subscriptions, investors are encouraged to read carefully and thoroughly the full text of the Amended and Restated Limited Liability Company Agreement which is included as Appendix B to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with State Bank, Freeport, Illinois, as escrow agent pursuant to an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note, executed signature page to our Amended and Restated Limited Liability Company Agreement and identity information submitted by each investor. If payment is made on promissory notes prior to release of subscriptions from escrow, those payments will also be made into the escrow. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) the subscription proceeds, including cash and promissory notes, in the escrow account must equal or exceed the minimum offering amount of $20,000,000, exclusive of interest; (b) we must have received written commitments to provide senior and subordinated debt which, combined with the subscription proceeds, would equal at least $55,000,000; and (c) we must have the air emission source permit required to commence construction of our biodiesel plant. If these conditions of release are not satisfied on or prior to [one year and ninety days from the effective date of this registration statement] or if we decide to terminate and abandon the offering at any time prior to release of subscriptions from the escrow, the escrow agent will promptly return all subscriptions to investors, together with nominal interest on the cash amount of the subscriptions deposited with the escrow agent.

The escrow agent will invest the escrowed funds in short-term bank certificates of deposit, short-term U.S. government securities, money market funds, repurchase agreements or other instruments intended to protect the principal amount of the escrowed funds. For its services, the escrow agent will receive compensation equal to 15 basis points (0.15%) of the yield on the escrowed funds. This compensation, together with reimbursement for expenses and reasonable compensation for any extraordinary services, will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

If the subscriptions have been released from escrow effective on or prior to December 31, 2006, any interest on funds in escrow will be paid to us as part of the subscription proceeds. If the subscriptions have not been released from escrow effective on or prior to December 31, 2006, interest earned during 2006 on funds in escrow will be paid to investors together with IRS Forms 1099 reporting the interest paid.

State Bank is acting solely as the escrow agent for our offering of Units and has not reviewed this prospectus, recommended the Units or acted in any other capacity in this offering.

Advertising, Sales and other Promotional Materials

In addition to this prospectus, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include a summary term sheet for the offering, sales brochures, question and answer sheets, invitations to meetings for prospective investors, presentations for investor meetings, news articles, public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this prospectus, these materials will not give a complete understanding of this offering, our company or the Units and are not to be considered part of this prospectus or of the registration statement filed with the SEC for this offering. This offering is made only by means of this prospectus and prospective investors must read and rely on the information provided in this prospectus in connection with their decision to invest in the Units.

Registration of Units

No certificates will be issued to represent the Units. We will register the Units issued to investors in our Unit ledger with the name and address of the Unit holder, the number of Units purchased and the total capital contributions of the holder made in respect of the Units owned. The amount of each Unit holder’s capital contribution will be credited to the holder’s capital account in accordance with our Amended and Restated Limited Liability Company Agreement.

Reporting Obligations of Owners of Units

Any investor who may be deemed to be the beneficial owner of 5% or more of our issued and outstanding Units may be required to file reports with the SEC under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended. Any investor who may become a beneficial owner of 5% or more of our outstanding Units should consult legal counsel to determine what reporting obligations may be applicable.

LEGAL MATTERS

Lindquist & Vennum PLLP, Minneapolis, Minnesota, is providing us with legal opinions with respect to the validity of the Units being offered and with respect to certain tax matters.

EXPERTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent registered public accountants, have audited our financial statements as of December 31, 2005 and for the periods then ended as set forth in their report appearing in this prospectus. We have included our December 31, 2005 financial statements in this prospectus and elsewhere in the registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co. P.L.L.P., given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as the transfer agent and registrar for our Units.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC with respect to the offer and sale of the Units. This prospectus, which has been filed as a part of the registration statement, does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and the statements made in this prospectus are qualified entirely by the reference to the exhibits. The registration statement and the exhibits thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934. Our filings are currently eligible to be made pursuant to Regulation S-B for small business filers. Accordingly, our quarterly reports will be made on Form 10-QSB and our annual reports will be made on Form 10-KSB. We will also file current reports on Form 8-K. Except for our duty to provide audited annual financial statements to our members upon request pursuant to our Amended and Restated Limited Liability Company Agreement, we are not required to provide an annual report to security holders. However, filings we make with the SEC will be available to the public for inspection and copying at the SEC’s public reference facility and at its web site or can be obtained by calling the SEC at 1-800-SEC-0330.

[The Remainder of this Page is Intentionally Left Blank.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Blackhawk Biofuels, LLC
Freeport, Illinois

We have audited the accompanying balance sheet of Blackhawk Biofuels, LLC (a development stage company), as of December 31, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (April 28, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blackhawk Biofuels, LLC, (a development stage company) as of December 31, 2005, and the results of its operations and its cash flows for the period from inception (April 28, 2005) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota
June 29, 2006, except for Note 7, as
to which the date is August 4, 2006

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Balance Sheet

December 31,
2005
ASSETS
Current Assets
Cash	$62,355
Grant receivable	500
Total current assets	62,855
Total Assets	$62,855
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Prospective members’ payable	$65,000
Commitments and Contingencies
Members’ Equity (Deficit)
Deficit accumulated during development stage	(2,145)
Total Liabilities and Members’ Equity (Deficit)	$62,855

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statement of Operations

From Inception
(April 28, 2005)
to December 31, 2005
Revenues	$—
Operating Expenses
Professional fees	4,000
General and administrative	645
Total	4,645
Operating Loss	(4,645)
Other Income (Expense)
Grant revenue	2,500
Net Loss	$(2,145)
Net Loss Per Unit (0 weighted average units outstanding)	$—

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statement of Changes in Members’ Equity (Deficit)

		Deficit Accumulated
	Member	During
	Contributions	Development Stage
Balance—Inception, April 28, 2005	$—	$—
Net loss	—	(2,145)
Balance—December 31, 2005	$—	$(2,145)

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statement of Cash Flows

From Inception
(April 28, 2005)
to December 31, 2005
Cash Flows from Operating Activities
Net loss	$(2,145)
Adjustments to reconcile net loss to net cash from operations:
Grant income	(2,500)
Net cash used for operating activities	(4,645)
Cash Flows from Financing Activities
Proceeds from grants	2,000
Payments received from prospective members	65,000
Net cash provided by financing activities	67,000
Net Increase in Cash	62,355
Cash—Beginning of Period	—
Cash—End of Period	$62,355

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Financial Statements

December 31, 2005

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company, which anticipates its plant location to be in Stephenson County, Illinois, was organized to fund and construct a 30 million gallon biodiesel production facility. Construction is anticipated to begin in early 2007. As of December 31, 2005, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company maintains its accounts at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Grants

The Company recognizes grant proceeds as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), the grant proceeds are recognized as a reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Organizational and Start Up Costs

The Company expenses all organizational and start up costs as incurred.

Fair Value of Financial Instruments

The carrying value of all financial instruments, which consists of cash and prospective members’ payable, approximates their fair value. The Company estimates that the fair value of all financial instruments as of December 31, 2005 does not differ materially from the aggregate carrying values of the financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using appropriate valuation methodologies.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2005

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first interim or annual reporting period beginning after December 15, 2005, although early adoption is allowed. Management does not expect the implementation of this pronouncement, or other recently issued, but not yet effective, accounting pronouncements to have a significant effect on the Company’s financial statements.

2.   DEVELOPMENT STAGE ENTERPRISE

The Company was formed on April 28, 2005 to have an indefinite life. During 2005, the Company received unsecured proceeds of $65,000 from prospective members. Subsequent to year end, the Company has refunded these proceeds allowing the prospective members to purchase units pursuant to the private placement memorandum discussed below. As of December 31, 2005, the $65,000 was recorded as prospective members’ payable. Subsequent to year end, the Company was capitalized by members who contributed an aggregate of $3,500,000 in exchange for 3,500,000 units. These contributions were pursuant to a private placement memorandum in which the Company offered a maximum of 3,500,000 units at a cost of $1.00 per unit for a maximum of $3,500,000. Each investor was required to purchase a minimum of 25,000 units for a minimum investment of $25,000 and had the option to purchase additional units in increments of 2,500 units thereafter. This offering was closed on April 12, 2006 with a total of 3,500,000 units being subscribed for $3,500,000.

Income and losses are allocated to all members based upon their respective percentage units held. A member is entitled to one vote for each member unit held. See Note 3 for further discussion of members’ equity.

3.   MEMBERS’ EQUITY

As specified in the Company’s limited liability company agreement, the Company is authorized to issue additional units as needed. The Company has one class of units, which include certain transfer restrictions as specified in the limited liability company agreement and pursuant to applicable tax and securities laws. Each unit represents a pro rata ownership interest in the Company’s profits, losses and distributions.

The Company is preparing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is expected to be for a minimum of 10,000,000 units and a maximum of 17,500,000 units for sale at $2.00 per unit. The minimum purchase requirement is 12,500 units for a minimum investment of $25,000. To become a member, a 10% deposit is required at the time of subscription with these funds being deposited in an escrow account. In addition, a signed full recourse promissory note for the remaining 90% is also due at subscription.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2005

4.   GRANTS

In October 2005, the Company was awarded a grant contract with the Illinois Soybean Association for a maximum of $2,500. As of December 31, 2005, the Company has complied with the grant requirements and has recognized $2,500 of grant income, of which $500 is included in grant receivable.

5.   INCOME TAXES

The differences between financial statement basis and tax basis of assets are as follows:

December 31,
2005
Financial statement basis of total assets	$62,855
Plus: organizational and startup costs capitalized	4,645
Income tax basis of total assets	$67,500

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.

6.   COMMITMENTS AND CONTINGENCIES

Plant Construction

The total cost of the project, including the construction of the biodiesel plant and start-up expenses, is expected to approximate $58,600,000. In April 2006, the Company entered into a preconstruction services agreement with an unrelated general contractor to provide preliminary design, engineering, permitting and purchasing services for the development and construction of the plant for approximately $2,500,000. If the Company proceeds with the construction of the biodiesel facility, the $2,500,000 shall be applied to the final design-build agreement contract price, which is estimated to be $47,810,000. If the Company terminates the agreement, any remaining amounts above expenses incurred through the termination date will be refunded or if costs exceed $2,500,000, the contractor will bear the additional costs and the Company will have no further obligation to the contractor. The Company may terminate this agreement at any time by giving written notice.

7.   SUBSEQUENT EVENTS

In February 2006, the Company entered into an agreement with an unrelated party to develop a business plan, complete grant applications and to provide consultation services for approximately $25,000, plus reimbursable expenses. Either party may terminate the agreement at any time by giving fourteen days written advance notice to the other party.

In February 2006, the Company entered into an agreement with an unrelated party to develop a feasibility study for approximately $34,000, plus reimbursable expenses. The agreement can be terminated by either party providing written notice, however, if the Company terminates without reasonable cause, all fees and expenses shall be owed to consultant.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2005

In February 2006, the Company was awarded a $100,000 Value-Added Producer Grant from the United States Department of Agriculture. The Company will match the grant funding with an amount equal to $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur until the date the grant began, which was February 2006. The funding period for the grant will conclude within one year of the date of the signed agreement, but no later than December 31, 2006. The grant funds and matching funds shall only be used for the purposes and activities related to project development expenses, which include a business plan, financial forecasts and legal services.

In June 2006, the Company entered into a contract with an unrelated party to have the option to purchase 23.14 acres of land in Stephenson County, Illinois for $15,000 per surveyed acre until December 31, 2006. The Company will pay an amount of $825 on the first of each month commencing August 1, 2006, and each month thereafter in consideration for the option to purchase the land. These payments will not be applied to the purchase price in the event this option is exercised.

In May 2006, the Company entered into an agreement with an unrelated party for consultation and contract negotiations. The contract required a payment of $10,000 at the time the contract was executed. A payment of $10,000 will be made upon effectiveness of the proposed securities offering. A payment of $5,000 will be made upon commencement of the equity drive and a payment of $10,000 will be made when the financial package receives approval. When construction commences, additional compensation will be made in the form of units in the amount of $25,000. The consultant will also receive 1% of any grant funds received by the Company, excluding any possible funds received from the USDA VAPG and Energy grant programs. Either party may terminate this contract upon fourteen days written advance notice.

In June 2006, the Company issued warrants to members of the board of managers for the purchase of a total of 650,000 units at an exercise price of $1.00 per unit. The right to purchase the warrant units shall be exercisable at any time from and after the date on which the plant commences operations and shall continue for a period of one year following such date, after which all such rights shall terminate.

In August 2006, the Company entered into a management and operational services agreement with an unrelated party to provide for the overall management of the Company, including providing on-site general and operations managers, acquiring feed stocks and the basic chemicals necessary for operation, performing administrative, sales and marketing functions, and other as needed services. The contract requires a monthly fee equal to $.0625 per gallon of biodiesel produced and an annual net income bonus of 6% of net income, as determined by the agreement. The term of the agreement is 5 years after the end of the first month in which biodiesel is produced for sale. The agreement shall continue after the initial term unless and until one party gives written notice of termination to the other of a proposed termination date at least 24 months in advance of a proposed termination date. The initial term or any subsequent term may also be modified upon the mutual written consent of the parties. Early termination may occur if certain conditions in the contract are not met. In the case of early termination the breaching party will be required to indemnify the other party for losses, claims and damages resulting from the termination.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Balance Sheet

June 30,
2006
(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$877,188
Grant receivable	66,630
Prepaid expenses	21,967
Total current assets	965,785
Property and Equipment
Office equipment	688
Less accumulated depreciation	26
Net property and equipment	662
Other Assets
Deferred offering costs	71,381
Deposit	2,500,000
Total other assets	2,571,381
Total Assets	$3,537,828
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$86,371
Commitments and Contingencies
Members’ Equity
Member contributions, net of costs related to capital contributions, 3,500,000 units outstanding at June 30, 2006	3,482,432
Deficit accumulated during development stage	(30,975)
Total members’ equity	3,451,457
Total Liabilities and Members’ Equity	$3,537,828

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statements of Operations

	Six Months Ended	From Inception
	June 30,	(April 28, 2005) to
	2006	June 30, 2006
	(Unaudited)	(Unaudited)
Revenues	$—	$—
Operating Expenses
Professional fees	94,028	98,028
General and administrative	9,853	10,498
Total	103,881	108,526
Operating Loss	(103,881)	(108,526)
Other Income (Expense)
Grant revenue	66,130	68,630
Interest income	8,921	8,921
Total	75,051	77,551
Net Loss	$(28,830)	$(30,975)
Weighted Average Units Outstanding	1,664,309	702,191
Net Loss Per Unit	$(0.02)	$(0.04)

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statement of Changes in Members’ Equity

		Deficit Accumulated
	Member	During
	Contributions	Development Stage
	(Unaudited)	(Unaudited)
Balance—Inception, April 28, 2005	$—	$—
Net loss	—	(2,145)
Balance—December 31, 2005	—	(2,145)
Capital contributions—1,770,000 units, $1.00 per unit, March 2006	1,770,000	—
Less units subscribed receivable	(630,000)
Capital contributions—1,730,000 units, $1.00 per unit, April 2006	1,730,000	—
Collection of units subscribed receivable—April 2006	630,000	—
Cost of raising capital	(17,568)	—
Net loss	—	(28,830)
Balance—June 30, 2006	3,482,432	(30,975)

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Statements of Cash Flows

	Six Months Ended	From Inception
	June 30,	(April 28, 2005)
	2006	to June 30, 2006
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(28,830)	$(30,975)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	26	26
Grant income	(66,130)	(68,630)
Change in assets and liabilities
Prepaid expenses	(21,967)	(21,967)
Accounts payable	31,749	31,749
Net cash used in operating activities	(85,152)	(89,797)
Cash Flows from Investing Activities
Capital expenditures	(688)	(688)
Deposit	(2,500,000)	(2,500,000)
Net cash used in investing activities	(2,500,688)	(2,500,688)
Cash Flows from Financing Activities
Proceeds from grants	—	2,000
Member contributions received	3,500,000	3,500,000
Payments to prospective members	(65,000)	—
Payments for cost of raising capital	(17,568)	(17,568)
Payments for deferred offering costs	(16,759)	(16,759)
Net cash provided by financing activities	3,400,673	3,467,673
Net Increase in Cash	814,833	877,188
Cash and Equivalents—Beginning of Period	62,355	—
Cash and Equivalents—End of Period	$877,188	$877,188
Supplemental Disclosure of Noncash Financing Activities
Deferred offering costs included in accounts payable	$54,622	$54,622

Notes to Financial Statements are an integral part of this Statement.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Unaudited Financial Statements
June 30, 2006

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company, which anticipates its plant location to be in Stephenson County, Illinois, was organized to fund and construct a 30 million gallon biodiesel production facility. Construction is anticipated to begin in early 2007. As of June 30, 2006, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  Cash equivalents include money market funds of $751,421 as of June 30, 2006, which are not federally insured.

The Company maintains its accounts at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated useful life by use of the straight line depreciation method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received or if the financing does not occur, they will be expensed.

Grants

The Company recognizes grant proceeds as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), the grant proceeds are recognized as a reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Unaudited Financial Statements (Continued)
June 30, 2006

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Organizational and Start Up Costs

The Company expenses all organizational and start up costs as incurred.

Fair Value of Financial Instruments

The carrying value of all financial instruments, which consists of cash and equivalents, approximates their fair value. The Company estimates that the fair value of all financial instruments as of June 30, 2006 does not differ materially from the aggregate carrying values of the financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using appropriate valuation methodologies.

Recently Issued Accounting Pronouncements

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.

2.      DEVELOPMENT STAGE ENTERPRISE

The Company was formed on April 28, 2005 to have an indefinite life. From inception (April 28, 2005) to January 31, 2006, the Company received unsecured proceeds of $119,500 from prospective members. As of June 30, 2006, the Company has refunded the proceeds allowing the prospective members to purchase units pursuant to the private placement memorandum discussed below. The Company was capitalized by 108 members contributing a total of $3,500,000 for 3,500,000 units.   These contributions were pursuant to a private placement memorandum in which the Company offered a maximum of 3,500,000 units at a cost of $1.00 per unit for a maximum of $3,500,000. Each investor was required to purchase a minimum of 25,000 units for a minimum investment of $25,000 and had the option to purchase additional units in increments of 2,500 units thereafter. This offering was closed and the units were issued on April 12, 2006.

Income and losses are allocated to all members based upon their respective percentage units held. A member is entitled to one vote for each member unit held. See Note 3 for further discussion of members’ equity.

3.      MEMBERS’ EQUITY

As specified in the Company’s limited liability company agreement, the Company is authorized to issue additional units as needed. The Company has one class of units, which include certain transfer restrictions as specified in the limited liability company agreement and pursuant to applicable tax and

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Unaudited Financial Statements (Continued)
June 30, 2006

securities laws. Each unit represents a pro rata ownership interest in the Company’s profits, losses and distributions.

The Company is preparing a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (SEC). The Offering is expected to be for a minimum of 10,000,000 units and a maximum of 17,500,000 units for sale at $2.00 per unit. The minimum purchase requirement is 12,500 units for a minimum investment of $25,000. A 10% deposit is required at the time of subscription with these funds being deposited in an escrow account. In addition, a signed full recourse promissory note for the remaining 90% is also due at subscription.

4.      EQUITY-BASED COMPENSATION

The Company accounts for equity-based compensation utilizing the fair value method in accordance with the provisions of the Financial Accounting Standards Board Statement No. 123 (Revised), “Share-Based Payment”. This Statement requires the fair value of the compensation cost of the equity instruments awarded to be recognized as compensation expense over the required vesting period. The Company has elected to use the Black-Scholes option-pricing model when calculating the fair value of the equity instruments.

On June 30, 2006, the Company issued warrants to members of the board of managers for the future purchase of a total of 650,000 units at an exercise price of $1.00 per unit. The right to purchase the units will be exercisable at any time from and after the date on which the plant commences operations and will continue for a period of one year following such date, after which all such rights shall terminate.

Currently, the Company estimates it will commence operations on June 30, 2008 with the exercise period ceasing on June 30, 2009. The compensation cost currently estimated at $742,000 will be amortized monthly beginning July 2006 and ending June 2008 or over the vesting period. The fair value of warrants is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions; dividend yield of 0%; expected volatility of 25.43%; risk-free interest rate of 4.9%; and expected lives of approximately 3 years. As compensation is recognized as an expense, an equal amount of additional paid-in capital will also be recognized.

A summary of the Company’s warrants as of June 30, 2006 and changes during the quarter then ended:

		Weighted-
		Average
		Exercise Price
	Units	Per Unit
Balance, April 1, 2006	—	$—
Warrants granted	650,000	$1.00
Balance, June 30, 2006	650,000	$1.00
Warrants exercisable at June 30, 2006	—	$—
Weighted average fair value of warrants granted during the period	650,000	$1.14

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Unaudited Financial Statements (Continued)
June 30, 2006

The following table summarizes information about warrants at June 30, 2006:

	Warrants Outstanding		Warrants Exercisable
Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number	Contractual Life	Exercise	Number	Exercise
Outstanding	(Years)	Price	Exercisable	Price
650,000	3.00	$1.00	—	$—

5.      GRANTS

In October 2005, the Company was awarded a grant contract with the Illinois Soybean Association for a maximum of $2,500. As of June 30, 2006, the Company has complied with the grant requirements and has recognized $2,500 of grant income, of which $500 is included in grant receivable.

In February 2006, the Company was awarded a $100,000 Value-Added Producer Grant from the United States Department of Agriculture. The Company will match the grant funding with an amount equal to $100,000. The matching funds will be spent at a rate equal to or in advance of grant funds, with the expenditure of matching funds not to occur until the date the grant began, which was February 2006. The funding period for the grant will conclude within one year of the date of the signed agreement, but no later than December 31, 2006. The grant funds and matching funds shall only be used for the purposes and activities related to project development expenses, which include a business plan, financial forecasts and legal services. As of June 30, 2006, the Company had incurred approximately $132,000 of eligible expenses and recorded approximately $66,000 in grant receivable.

6.      COMMITMENTS AND CONTINGENCIES

Plant Construction

The total cost of the project, including the construction of the biodiesel plant and start-up expenses, is expected to approximate $58,600,000. In April 2006, the Company entered into a preconstruction services agreement with an unrelated general contractor to provide preliminary design, engineering, permitting and equipment purchasing for the development and construction of the plant. As a condition of the agreement the Company paid a $2,500,000 deposit to the contractor to fund these activities. If the Company proceeds with the construction of the biodiesel facility, the $2,500,000 shall be applied to the final design-build agreement contract price, which is estimated to be approximately $47,800,000. If the Company terminates the agreement, any remaining amounts above expenses incurred through the termination date will be refunded or if costs exceed $2,500,000, the contractor will bear the additional costs and the Company will have no further obligation to the contractor. The Company may terminate this agreement at any time by giving written notice. As of June 30, 2006, the Company has recorded this payment in other assets as a deposit.

Land Contracts

In June 2006, the Company entered into a contract with an unrelated party to have the option to purchase 23.14 acres of land in Stephenson County, Illinois for $15,000 per surveyed acre until December 31, 2006. The Company will pay an amount of $825 on the first of each month commencing August 1, 2006, and each month thereafter in consideration for the option to purchase the land. These payments will not be applied to the purchase price in the event this option is exercised.   Furthermore, a

BLACKHAWK BIOFUELS, LLC
(A Development Stage Company)

Notes to Unaudited Financial Statements (Continued)
June 30, 2006

memorandum of understanding was entered into to provide for certain conditions and actions of both parties upon the execution of the land option agreement.

Consulting Contracts

In February 2006, the Company entered into an agreement with an unrelated party to develop a business plan, complete grant applications and to provide consultation services for approximately $25,000. Either party may terminate the agreement at any time by giving fourteen days written advance notice to the other party. As of June 30, 2006, the Company has incurred approximately $15,000 under this contract.

In February 2006, the Company entered into an agreement with an unrelated party to develop a feasibility study for approximately $34,000, plus reimbursable expenses. The agreement can be terminated by either party providing written notice, however, if the Company terminates without reasonable cause, all fees and expenses shall be owed to consultant. As of June 30, 2006, the feasibility study was completed with the Company incurring expenditures of approximately $35,000.

In May 2006, the Company entered into an agreement with an unrelated party for consultation and contract negotiations. The contract required a payment of $10,000 at the time the contract was executed. A payment of $10,000 will be made upon effectiveness of the proposed securities offering. A payment of $5,000 will be made upon commencement of the equity drive and a payment of $10,000 will be made when the financial package receives approval. When construction commences, additional compensation will be made in the form of units in the amount of $25,000. The consultant will also receive 1% of any grant funds received by the Company, excluding any possible funds received from the USDA VAPG and Energy grant programs. Either party may terminate this contract upon fourteen days written advance notice.

7.      SUBSEQUENT EVENTS

In August 2006, the Company entered into a management and operational services agreement with an unrelated party to provide for the overall management of the Company, including providing on-site general and operations managers, acquiring feed stocks and the basic chemicals necessary for operation, performing administrative, sales and marketing functions, and other as needed services. The contract requires a monthly fee equal to $.0625 per gallon of biodiesel produced and an annual net income bonus of 6% of net income, as determined by the agreement. The term of the agreement is 5 years after the end of the first month in which biodiesel is produced for sale. The agreement shall continue after the initial term unless and until one party gives written notice of termination to the other of a proposed termination date at least 24 months in advance of a proposed termination date. The initial term or any subsequent term may also be modified upon the mutual written consent of the parties. Early termination may occur if certain conditions in the contract are not met. In the case of early termination the breaching party will be required to indemnify the other party for losses, claims and damages resulting from the termination.

In August 2006, the Company entered into a contract for assistance in securing debt financing. The fees for this service range from 1.5% to 2.0% depending on the amount secured, as noted in the agreement. The term of the agreement is for 120 days after the date of execution.

In August 2006, the Company entered into an escrow agreement with a bank. Under the terms of the escrow agreement, the escrow agent will receive compensation for its services equal to 15 basis points (0.15%) of the yield on the escrowed funds. The escrow agent shall also be reimbursed for reasonable out-of-pocket expenses.

INDEX TO APPENDICES

APPENDIX A	Certificate of Formation of Blackhawk Biofuels, LLC
APPENDIX B	Amended and Restated Limited Liability Company Agreement of Blackhawk Biofuels, LLC
APPENDIX C	Subscription Package

APPENDIX A

CERTIFICATE OF FORMATION OF BLACKHAWK BIOFUELS, LLC

A-1

APPENDIX A

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:47 PM 04/28/2005
Filed 03:41 PM 04/28/2005
SRV 050344671—3962118 FILE

CERTIFICATE OF FORMATION
OF
BLACKHAWK BIOFUELS, LLC

ARTICLE I
NAME

The name of this limited liability company is Blackhawk Biofuels, LLC.

ARTICLE II
REGISTERED OFFICE; AGENT

The address of the registered office of Blackhawk Biofuels, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and its initial registered agent at the address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Blackhawk Biofuels, LLC this 28th day of April, 2005.

/s/ BRUCE A. JOHNSON
Bruce Johnson, Organizer
Authorized Person

A-2

(This page is intentionally left blank.)

A-1

APPENDIX B

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACKHAWK BIOFUELS, LLC

APPENDIX B

BLACKHAWK BIOFUELS, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

EFFECTIVE UPON ADOPTION

BLACKHAWK BIOFUELS, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

i

ii

BLACKHAWK BIOFUELS, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Blackhawk Biofuels, LLC (the “Company”) is adopted and made effective upon adoption by the initial Board of Managers.

OPERATION, MANAGEMENT, AND INTERESTS
IN THE COMPANY

ARTICLE 1.
DEFINITIONS

SECTION 1.1   REFERENCE TO CERTAIN TERMS.

For purposes of this Agreement: (1) references to “Articles” and “Sections” are to those Articles and Sections appearing in this Agreement unless explicitly indicated otherwise; and (2) references to statutes include all rules and regulations under those statutes, and all amendments and successors to those statutes.

SECTION 1.2   DEFINITIONS.

The definitions in this Section 1.2 (and the definitions in Section 1.10 of Appendix E) apply throughout this Agreement unless the context requires otherwise.

“Act” means the Delaware Limited Liability Company Act as set forth in the Delaware Code (commencing with Section 18-101 of the Delaware Code), as amended from time to time (or any corresponding provision or provisions of any succeeding law).

“Affiliate” means, with respect to any Person: (1) a Business Entity directly or indirectly Controlling, Controlled by or under common Control with the Person; (2) an officer, director, general partner, or trustee of a Person that is a Business Entity; or (3) a Person or a representative who is an officer, director, general partner, or trustee of the Business Entity described in clauses (1) or (2) of this sentence.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, or restated from time to time.

“Board” or “Board of Managers” means the individuals who are named, appointed or elected as Managers of this Company under Section 5.3 acting collectively pursuant to this Agreement.

“Business Entity” means a partnership (whether general or limited), joint venture, association, cooperative, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated association, governmental entity, or any other legal entity, including an individual acting as a sole proprietorship or as a business.

“CEO” means the Chief Executive Officer of the Company appointed by the Board.

“Certificate of Formation” means the certificate of formation of the Company as amended or restated and filed with the Delaware Secretary of State pursuant to the Act.

“Class” is the designated division in Interests as provided in Section 3.2(a).

“Class A Member” means a Person who holds Class A Units, meets the requirements of Section 4.2(a), is admitted as a Class A Member and has not ceased to be a Class A Member. “Class A

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Members” mean all Persons who hold Class A Units, meet the requirements of Section 4.2(a), are admitted as Class A Members and have not ceased to be Class A Members.

“Class A Units” mean Units that are designated as Class A Units pursuant to Section 3.2(a).

“Company” means Blackhawk Biofuels, LLC, the limited liability company formed by the filing of the Certificate of Formation in accordance with the Act and the limited liability company continuing the business of this Company in the event of dissolution of the Company as provided in this Agreement and the Act.

“Confidential Information” is defined in Section 4.1(c).

“Control”, “Controlling”, “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract, or otherwise, or the power to elect at least fifty percent (50%) of the Board of Directors, or persons exercising similar authority with respect to the Business Entity.

“Dissolution Event” has the meaning given in Section 7.1(a).

“Distribution” means a payment of cash or property to a Unitholder based on the Unitholder’s Interest in the Company as provided in this Agreement.

“Effective Date” is the date this Agreement is adopted as provided in the introductory paragraph.

“Event of Disassociation” has the meaning given in Section 4.6(a).

“Interest” means, collectively, the Unitholders’ financial rights to Profits, Losses and other allocation items, and to receive Distributions and, with respect to Members, the right of the Members to vote on matters and to receive information concerning the business and affairs of the Company as provided for in this Agreement.

“Lien” means a security interest, lien or other encumbrance in Units pledged or granted for the purpose of securing debt financing.

“Liquidator” has the meaning given in Section 7.6(a).

“Managers” is defined in Section 5.3.

“Member” means a Person who is admitted as a Member under Section 4.3, and who has not ceased to be a Member. “Members” mean all Persons who are Members.

“Person” means any individual natural person, or a Business Entity.

“Property” means all real and personal property acquired by the Company, including cash and any improvements to the Property, and includes both tangible and intangible property.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Business Entity, any corporation, partnership, joint venture, limited liability company, association or other entity Controlled by the Business Entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, or other disposition or other transfer, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to convey, sell, or otherwise dispose of, but does not include a pledge or grant of a Lien.

“Transfer Restrictions” means the restrictions on Transfer of Units in Section 3.8 and the Unit Transfer Policy attached as Appendix C.

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“Unit” means the unit of measurement within a Class into which Interests in the Company are divided as provided in Section 3.2(a).

“Unit Ledger” has the meaning given in Section 3.5.

“Unit Transfer Policy” is the policy for Transferring Units attached as Appendix C.

“Unitholder” means a Person who holds Units, whether or not the Person is a Member. “Unitholders” mean all Persons holding Units. Unitholders may be designated with respect to specific types or classes of Units held.

ARTICLE 2.
FORMATION, PURPOSE, POWERS

SECTION 2.1   FORMATION.

The Company was formed as a Delaware limited liability company pursuant to the Act.

SECTION 2.2   NAME.

The name of the Company is stated in the Certificate of Formation and all business of the Company shall be conducted in that name or under other names as the Board, without Member approval, may determine. The Board, without Member approval, may change the name of the Company in accordance with the Act.

SECTION 2.3   PURPOSE; POWERS.

(a)        Purpose.   The Company has been formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental to this purpose.

(b)        Powers.   The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law, or by this Agreement, together with any lawful powers incidental to those powers and privileges, including the powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

SECTION 2.4   PRINCIPAL PLACE OF BUSINESS.

The principal place of business of the Company shall be at the place or places stated in the Principal Place of Business attached as Appendix A and incorporated as part of this Agreement. The Principal Place of Business may be amended or changed by resolution of the Board without Member approval. The records required by the Act shall be maintained at one of the Company’s principal offices.

SECTION 2.5   TERM.

The term of the Company shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in this Agreement.

SECTION 2.6   FILINGS; AGENT FOR SERVICE OF PROCESS.

(a)        Maintenance of Delaware Status.   The Board shall take any actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware. The Board shall cause amendments to the Certificate of Formation to be filed whenever required by the Act.

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(b)        Maintenance of Status in Other Jurisdictions.   The Board shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c)        Agent For Service of Process.   The name and address of the agent for service of process on the Company in the State of Delaware shall be stated in the Agent for Service of Process attached as Appendix B and incorporated as part of this Agreement, which shall be amended by the Board, without Member approval, to reflect the appointment of any successor.

(d)        Filings Upon Dissolution.   Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall cause to be filed a Certificate of Cancellation in accordance with the Act and cause similar filings as necessary to be made under the laws of any other jurisdictions.

SECTION 2.7   TITLE TO PROPERTY.

All Property owned by the Company is owned by the Company as an entity, and a Unitholder, Member, or Manager does not have any ownership interest in the Property in their individual name. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unitholder, Member, or Manager.

SECTION 2.8   NO PAYMENTS OF INDIVIDUAL OBLIGATIONS.

The Company’s credit and assets shall be used solely for the benefit of the Company, and an asset of the Company shall not be Transferred or encumbered for, or in payment of, any individual obligation of any Unitholder, Member, or Manager.

SECTION 2.9   INDEPENDENT NON-COMPETITIVE ACTIVITIES.

Neither this Agreement nor any activity under this Agreement shall prevent a Unitholder, Member, or Manager or any of their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, unless the activities are competitive with the Company or the Company’s Affiliates as determined by the Board. Activities, other than activities that are competitive with the Company, or the Company’s Affiliates, may be undertaken by a Unitholder, Member, or Manager without having or incurring any obligation to: (1) offer any interest in the activities to the Company or any other Unitholder or Member; or (2) require the Unitholder, Member, or Manager undertaking the activity to allow the Company, the Company’s Affiliates, or other Unitholders, Members, Managers, or their Affiliates to participate in any of those activities. As a material part of the consideration for becoming a Unitholder, Member, or Manager, each Unitholder, Member, or Manager shall not have any right or claim of participation in another Unitholder’s, Member’s or Manager’s activities.

SECTION 2.10   LIMITED LIABILITY.

Except as otherwise expressly provided by the Act, this Agreement, or agreed to under another written agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the Company, and a Unitholder, Member, or Manager of the Company is not obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Unitholder or Member or by acting as a Manager of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Unitholders, Members, or Managers for any debt, obligation, or liability of the Company.

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SECTION 2.11   MEMBERS AND UNITHOLDERS BOUND WITHOUT EXECUTION.

A Member or Unitholder who has Interests in the Company shall be bound by this Agreement without the necessity of executing a physical copy of this Agreement.

ARTICLE 3.
UNITS, UNITHOLDERS, FINANCIAL RIGHTS

SECTION 3.1   RIGHTS AND OBLIGATIONS OF UNITHOLDERS.

The respective rights and obligations of the Unitholders will be determined pursuant to the Act and this Agreement. To the extent that any right or obligation of any Unitholder is different by reason of any provision of this Agreement than it would be in the absence of that provision, this Agreement, to the extent permitted by the Act, will control.

SECTION 3.2   UNITS.

(a)        Unitholder Interests and Units.   The Interests of the Unitholders will be divided into one or more classes (“Classes”), with the initial Class designated as Class A, and with subsequent Classes as may be established by the Board designated as Class B, Class C and sequentially lettered. Interests within each Class will be divided into units (the “Units”) designated as Class A Units (with respect to Class A), Class B Units (with respect to Class B), Class C Units (with respect to Class C), and sequentially lettered. With respect to the Class B and subsequent Classes of Units, the Board of Managers without Member approval is granted the express authority, by resolution and conforming amendments to this Agreement, to fix and establish the designations, powers, preferences, and governance and veto rights including Member voting rights and rights to appoint or elect Managers to the Board, qualifications, limitations or restrictions of each additional Class of Units (and the corresponding obligation to fix and establish these designations, powers, preferences, governance and other rights, qualifications, limitations and restrictions whenever any additional Class is established). The power of the Board extends to and includes the express authority to create Classes and Units, without Member approval, which have terms granting the additional Class and the Units (and the holders of the Units) rights, powers, preferences and privileges greater than the rights, powers, preferences and privileges associated with any previously established and designated Class or issued Units. The rights, powers, preferences and privileges are the same for all Units within a Class except as expressly provided otherwise in this Agreement, the Class designation approved by the Board, or the subscription or other agreement regarding the Units approved by the Board.

(b)        Additional Units.   The Board may issue additional Units without Member approval, including Class A Units, to existing or new Unitholders in exchange for Capital Contributions as provided in Section 3.3(b) of this Agreement.

(c)        Adjustment of Books and Records and Amendment of this Agreement.   Upon acceptance of Capital Contributions under Section 3.3 of this Agreement, the issuance of additional Units, or any change in Unitholders or Members, the Board shall cause the books and records of the Company and the Unit Ledger to be appropriately adjusted, and the Board shall amend this Agreement, without Member approval, to reflect the terms and conditions of the Capital Contributions and the issuance of Units, including any changes to the percentages of allocations and Distributions to different Classes or Units.

(d)        Units Issued in Connection with Services.   The Board of Managers has broad power and authority to cause the Company to issue Units in connection with the performance of services. The Company and each Unitholder acknowledges that, that there is considerable uncertainty under current law as to the tax consequences and Capital Account adjustments when partnership interests are issued in connection with the performance of services, and that much of the uncertainty is expected to be clarified when Proposed Regulations under Code Sections 83, 704, 706, 707, 721 and 761 and a related Revenue

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Procedure are finalized. Accordingly, in addition to any other power and authority vested in the Board of Managers, and notwithstanding any other provision of this Agreement, the Board may:

(1)        cause such adjustments to the Capital Accounts of Unitholders as the Board determines to be necessary or appropriate to reflect the economic rights and obligations that the Board agrees to embody in Units that are issued in connection with the performance of services;

(2)        make any special allocation under Section 3.3(h) of taxable income or items thereof that is consistent with the provisions of current or future law relating to issuance of partnership interests in connection with the performance of services;

(3)        cause the Company to elect, maintain and comply with the safe harbor provisions described in Proposed Regulations, Section 1.83-3(1), when finalized, and to take any action on behalf of each Unitholder as may be necessary or appropriate to legally bind the Company and all Unitholders, including transferees, to elect, maintain and comply with the requirements of such safe harbor, and each Unitholder shall execute such documentation as may be reasonably requested by the Company to assurance such election, compliance and maintenance; and

(4)        amend this Agreement without Member approval to the extent the Board considers necessary or appropriate to implement the foregoing provisions of this Section 3.2(d).

SECTION 3.3   CAPITAL CONTRIBUTIONS.

(a)        Initial Unitholders.   Those persons satisfying the conditions of Section 4.3(a) of this Agreement shall be the initial Unitholders of the Company.

(b)        By Unitholders For Additional Units.   Each Unitholder’s Capital Contribution, if any, may be any consideration, whether in cash or a form other than cash (including past or future services), upon execution of any documents and on any other terms and conditions (including, in the case of Units issued to employees and consultants, any vesting and forfeiture provisions) as the Board determines to be appropriate, without Member approval.

(c)        Additional Contributions Not Required.   A Unitholder is not obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of a Unitholder’s written agreement to make Capital Contributions. Units and their holders are not subject to any mandatory assessment, requests or demands for capital.

SECTION 3.4   NO CERTIFICATE FOR UNITS.

The Units of the Company are not certificated Units unless otherwise determined by the Board. If the Board determines that the Units shall be certificated, the Board shall have the power and authority to make rules and regulations, not inconsistent with this Agreement or the Act, as the Board deems appropriate relating to the issuance, Transfer, conversion, and registration of certificates of the Company, including legend requirements or the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

SECTION 3.5   UNIT LEDGER.

The Board shall prepare, amend, and supplement a Unit Ledger without approval of the Members that states the Unitholders and the Class and number of Units held by each Unitholder, the Capital Contribution of the Unitholder, and those Unitholders who are Members of each Class.

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SECTION 3.6   ALLOCATIONS AND DISTRIBUTIONS.

(a)        Generally.   The provisions relating to allocations of Profits, Losses and other allocation items of profit and loss, and Distributions are provided in this Section 3.6 and Article 7; Appendix C as to Transfers; and in Article III, Article IV, and Article XII of Appendix E. The provisions of this Section 3.6 may be amended by the Board, without Member approval, to conform with Class designations under Section 3.2(a). Appendix E is attached and incorporated as part of this Agreement. Appendix E may be amended by the Board without Member approval.

(b)        Distributions.   Distributions other than Liquidating Distributions will be made on a Class Percentage and then unitary basis in proportion to the Units held in any Class, subject to Section 3.6(a).

(c)        Liquidating Distributions.   Liquidating Distributions will be made to the Unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a), after payment of any obligations.

(d)        Offset.   The Company may offset any debts, liabilities, or amounts owed by a Unitholder to the Company in amounts and at times determined by the Board in their discretion against Distributions or other amounts owed or to be paid to a Unitholder.

SECTION 3.7   UNITHOLDER CONDITIONS AND LIMITATIONS.

(a)        Interests Are Personal Property.   The interests of a Unitholder (whether or not a Member) in the Company are personal property for all purposes.

(b)        No Compensation or Reimbursement.   Except as otherwise provided in a written agreement or policy approved by the Board and except for compensation employees receive as employees of the Company, a Unitholder, whether or not a Member, in the status as Unitholder or Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company and shall not be reimbursed for any expenses incurred by the Unitholder or Member on behalf of the Company.

(c)        Advances to Company.   A Unitholder or Affiliate of the Unitholder may, with the consent of the Board, lend or advance money to the Company. If any Unitholder or Affiliate of the Unitholder loans or advances money to the Company on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of the loan or advance by a lending Unitholder or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate agreed upon by the Board and the Unitholder. The Unitholders or their Affiliates are not obligated to make any loan or advance to the Company.

(d)        No Return of Distributions.   Except as required by law, a Unitholder (whether or not a Member) is not obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution, the obligation will bind the Unitholder alone and not any other Unitholder. The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and will not be construed as benefiting any third party. The amount of any Distribution returned to the Company by a Unitholder or upon approval of the Board paid by a Unitholder for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

(e)        Redemption.   The Company, by resolution of the Board, may redeem the Units of a Class of a Unitholder that are not held by a Member of that Class. Unless otherwise provided by resolution of the Board, a Unitholder (whether or not a Member), or any transferee of a Unitholder, does not have a

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right to: demand, withdraw or receive a return of the Unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the Unitholder’s (or transferee’s) Units or Interest; or to receive a Distribution in partial or complete redemption of the fair value of the Unitholder’s Units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. The other Unitholders and the Company do not have any obligation to purchase or redeem the Units or Interest of any Unitholder or transferee. Each Unitholder (whether or not a Member), as a condition of becoming a Unitholder, has no right to receive a Distribution in partial or complete redemption of the fair value of the Units or Interest of any Unitholder upon an Event of Disassociation or otherwise which, in the absence of the provisions in this Agreement, it would otherwise be afforded by Section 18-604 of the Act or any other provision of the Act.

(f)         Rights of Unitholders Who Are Not Members.   Unless admitted as a Member pursuant to Section 4.3, a Person who acquires Units, or a Person who holds Units and ceases to be a Member, has only the rights of an “unadmitted assignee” and is only entitled to allocations and Distributions with respect to the Units in accordance with this Agreement, and does not have any right to any information or accounting of the affairs of the Company, and is not entitled to inspect the books or records of the Company, and does not have any of the rights of a Member under the Act or this Agreement. Units held by a Person who is not a Member are subject to the Transfer Restrictions.

(g)        Specific Limitations.   A Unitholder (whether or not a Member) does not have the right, power or authority to: (1) reduce the Unitholder’s Capital Account, except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement; (2) make voluntary Capital Contributions to the Company except when authorized by the Board; (3) bring an action for partition against the Company or any Company assets; (4) cause the termination and dissolution of the Company, except as set forth in this Agreement; (5) require that any Distribution to the Unitholder be made in the form of property other than cash; (6) (in the Unitholder’s capacity as a Unitholder or Member) take part in or interfere in any manner with the management of the business and affairs of the Company; (7) (in the Unitholder’s capacity as a Unitholder or Member) act for or bind the Company notwithstanding Section 18-402 of the Act; and (8) have any contractual appraisal rights under Section 18-210 of the Act. Each Unitholder (whether or not a Member) by becoming a Unitholder shall have irrevocably waived each of the rights contained in clauses (1) through (8) of this Section 3.7(g).

SECTION 3.8   RESTRICTIONS ON TRANSFERS.

(a)        General Restrictions.   The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Section and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Board that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer”.

(b)        Not Binding Until Entered in Company Books.   A Transfer of Units is not binding on the Company without the approval of the Board and not until the Transfer is entered in the books and records of the Company.

(c)        Pledge of Units Allowed.   Notwithstanding the Transfer Restrictions, a Unitholder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.

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(d)        Unless Permitted, Transfers Void.   A purported Transfer of Units that is not a Permitted Transfer is null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the transferred Units, which allocations and Distributions may be applied or set off against (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Company.

(e)        Indemnification of Company.   If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unitholder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unitholders from all cost, liability, and damage that the Company and any of the other Unitholders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(f)         Transferee Subject to Transfer Restrictions.   Units held by a transferee are subject to the Transfer Restrictions.

(g)        Unit Transfer Policy.   The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits, and Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy is attached as Appendix C, and incorporated as part of this Agreement. The Unit Transfer Policy may be amended by the Board without Member approval.

ARTICLE 4.
 MEMBERS AND MEMBER VOTING

SECTION 4.1   RIGHTS AND OBLIGATIONS OF MEMBERS.

(a)        Authority.   The respective rights and obligations of Members will be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any provision of this Agreement, to the extent permitted by the Act, this Agreement shall control. A Member, other than a Member acting in his or her capacity as an officer of the Board or an officer of the Company pursuant to delegated authority, does not have the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

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(b)        Access to Records.   The Company shall provide to a Member upon written request of the Member: (1) the Class and Number of Units held by the Member; (2) the percentage or share of annual Distributions to which the Member is entitled based upon the Units held by the Member; (3) the voting rights of the Member for each Class of Units held; (4) the most recent audited financial statements of the Company; and (5) copies or internet access to any annual, quarterly, and special reports filed by the Company with the Securities and Exchange Commission. The Board shall prescribe the form and format in which the information in clauses (1) to (5) is transmitted to the Member. For all other information, upon the request of a Member for a proper purpose related to the Member’s Interest as determined by the Board, the Board will allow the Member and its designated representatives or agents, upon at least ten (10) business days prior written notice to the Board and during reasonable business hours, to examine the Company’s books and records to the extent required by the Act for the proper purpose at the Member’s sole cost and expense. Each Member and Unitholder has an expectation of privacy that information about them or their Interests in the Company will not be shared with other Members for an improper purpose. The Member’s request for information and right to inspect information is subject to any reasonable standards as may be established by the Board on a case by case basis or from time to time and the inspection rights will be restricted by the Board to protect the rights of other Members and the Company from damage by the requesting Member. The Board has the authority and shall restrict access to and protect Confidential Information of the Company in a manner consistent with this Section 4.1(b) and Section 4.1(c) as deemed appropriate by the Board.

(c)        Nondisclosure.   Except as otherwise consented to by the Board, all non-public information furnished to the Member pursuant to this Agreement or otherwise regarding the Company or its business that is not generally available to the public (“Confidential Information”) will be kept confidential and will not be disclosed by the Member, or by any of the Member’s agents, representatives or employees, in any manner, in whole or in part, except that: (1) a Member will be permitted to disclose Confidential Information to those of the Member’s agents, representatives and employees who need to be familiar with the information in connection with the Member’s investment in the Company and who are charged with an obligation of confidentiality and nondisclosure to other Persons; (2) a Member will be permitted to disclose Confidential Information to the Member’s partners and equity holders so long as they agree to keep the information confidential on the terms set forth in this Agreement; (3) a Member will be permitted to disclose Confidential Information to the extent required by law, so long as the Member will have first provided the Company a reasonable opportunity to contest the necessity of disclosing the information; and (4) a Member will be permitted to disclose Confidential Information with prior written notice to the Company regarding the Persons and the nature of and restrictions on the Confidential Information to be disclosed, only to the Persons and to the extent necessary for the enforcement of any right of the Member arising under this Agreement.

SECTION 4.2   MINIMUM REQUIRED UNIT HOLDING BY MEMBERS.

(a)        Class A Members.   Class A Members must hold at least 12,500 Class A Units.

(b)        Other Classes.   A Unitholder must hold the minimum number and Class of Units required for membership as stipulated in the designation of another Class.

SECTION 4.3   ADMISSION OF MEMBERS.

(a)        Initial Members.   Each Person who submits a properly executed subscription agreement to purchase Units, pays for such Units in full, and who satisfies the requirements of Section 4.2 is admitted as a Class A Member upon approval of the Board.

(b)        Additional Members.   Additional Persons may, upon the approval of the Board, be admitted as Members of the Company with respect to any Class of Units: (1) by meeting the requirements

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for membership with respect to any Class under Section 4.2 and otherwise under this Agreement including any subscription and payment for Units as determined by the Board; (2) by submitting documents required by the Board to evaluate membership approval; and (3) by submitting an executed document approved by the Board agreeing to be bound by this Agreement. A Person is not admitted as a Member of any Class by the Board unless and until an officer of the Company, acting under authority from the Board, has countersigned the Person’s application, subscription agreement, or other document required by the Board for admission as a Member of any Class. The Board in its sole discretion may refuse to admit any Person as a Member of any Class.

(c)        Admission of Transferees as Members.   A transferee of Units will be admitted as a Member with respect to a Class of Units (if not already a Member) if: (1) the Transfer Restrictions are satisfied with respect to the applicable Transfer; (2) the requirements of Section 4.2 are satisfied with respect to the transferee and the Class of Units, (3) the Board approves the membership of the transferee (which approval may be granted, delayed, considered or withheld in the sole discretion of the Board); and (4) the transferee executes any instruments and satisfies any other requirements that the Board deems reasonably necessary or desirable for admission of the transferee as a Member. In the absence of satisfying the foregoing requirements, the transferee will be a non-member Unitholder with only the rights of an unadmitted assignee as provided in Section 3.7(f).

SECTION 4.4   MEMBER VOTING.

(a)        Voting Rights Restricted.   A Member does not have any voting rights except with respect to those matters requiring a Member vote or approval for: (1) the election and removal of Managers; (2) approval of certain mergers or consolidations as provided in Section 5.1(c); (3) approval of certain dispositions of all or substantially all of the assets of the Company under Section 5.1(c); (4) approval of the dissolution of the Company under Article 7; and (5) approval of certain amendments to this Agreement under Article 6, or as specifically provided for in this Agreement.

(b)        Class A Member Voting Rights.   A Class A Member is entitled to one (1) vote for each Class A Unit held by the Member. Cumulative voting of the votes for Class A Units is not permitted. A Member of any other Class will be entitled to any additional voting rights as may be stipulated in the designations governing other Classes of Units held.

(c)        Voting Method for Classes.   Subject to the governance rights of the designation of any other Class of Units, Members shall vote by Class, and the Members shall take action by the affirmative vote of the majority of voting power of each Class authorized to vote as provided in this Agreement for: (1) approval of certain mergers or consolidations as provided in Section 5.1(c); (2) approval of certain dispositions of all or substantially all of the assets of the Company under Sections 5.1(c); (3) approval of dissolution of the Company under Article 7; and (4) approval of certain amendments of this Agreement under Article 6. In the election (or removal) of Managers by the Members under Section 5.3(b), Members shall take action by the affirmative vote of a majority of the voting power of the Class or Classes electing (or removing) the Manager, present either in person, by proxy, or by mail ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

(d)        Voting on Procedural and Other Matters.   Except for Class voting matters in Section 4.4(c), the Members shall take action at a Members meeting on procedural and other matters as determined by the Chair by the affirmative vote of the Members (each Member with one vote), without regard to the Class or the Units held, unless objected to by the majority of the voting power of any Class present at the meeting.

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SECTION 4.5   MEMBER MEETINGS.

(a)        Place and Manner of Meeting.   All meetings of Members shall be held at a time and place, within or without the State of Delaware, as stated in the notice of the meeting or in a duly executed waiver of notice. Presence in person, or by proxy or mail ballot, constitutes participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully convened.

(b)        Conduct of Meetings.   The meetings of the Members shall be presided over by the Chair and shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or other rules and procedures as may be determined by the Board in its discretion. Resolutions to be voted on by the Members shall be limited to those that have been approved by the Board for presentation to the Members and contained in the notice of the meeting.

(c)        Annual Meeting.   The annual meeting of the Members shall be held on a date determined by the Board. Failure to hold the annual meeting at the designated time is not grounds for dissolution of the Company.

(d)        Special Meetings.   Special meetings of the Members may be called at any time by the Chair or the Board, or by the Secretary upon the request of thirty-three percent (33%) of all Members (total Members without respect to Class) regardless of the number of Units held by the requesting Members. The special meeting request shall state a proper purpose or purposes of the special meeting and the matters if any proposed to be acted on at the special meeting. Except as may be required by applicable law, the Board in its discretion may determine whether a special meeting request contains a proper purpose. If the Board determines the purpose is not proper, the Board shall notify the Person requesting the special meeting in writing of the reasons that the requestor’s purpose was not proper, and may either revise the purpose and proceed with the procedures to call a special meeting or decline to call a special meeting until a proper purpose is requested.

(e)        Notice.   The Secretary shall cause a written or printed notice, reviewed by the Company’s legal counsel, stating the place, day and time of the meeting and, in the case of a special meeting, the proper purpose or purposes for which the meeting is called. The notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage prepaid. If the purpose of the meeting is to consider any item requiring Class voting of Members under Section 4.4(c), the notice shall be in a form that is approved by the Board and shall state the purpose, identify the Manager if the purpose is removal, and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f)         Quorum.   At any annual or special meeting of the Members, a quorum necessary for the transaction of business is present if: (1) when the Board has authorized the use of mail ballot or proxies, Members with twenty percent (20%) or more of the voting power are present; and (2) in any other case, Members with ten percent (10%) or more of the voting power are present. If a vote of more than one Class is required, the quorum requirement will be applied to the Members of each Class. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum, provided however, if the question of a quorum is called and the Chair determines a quorum is not present, the meeting shall be adjourned. The registration of Members eligible to vote shall be verified by the Secretary and shall be reported in the minutes of the meeting.

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(g)        Record Date.   For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to make a determination of Members for any other proper purpose, the Board may designate a record date or provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, the books shall be closed for a period not exceeding the period immediately preceding the meeting starting on the date when the notice is mailed or transmitted from the Company and the date of the meeting. In lieu of closing the record books, the Board may fix in advance a date as the record date for determination of Members. Unless otherwise determined by the Board, if the record books are not closed and a record date is not fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is first mailed or transmitted from the Company, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination applies to the reconvening of an adjournment, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h)        Ballots; Proxies.   If and to the extent authorized by the Board, a Member may vote at a meeting of Members by alternative ballot (mail or otherwise) or by proxy granted by the Member or by the Member’s duly authorized attorney-in-fact. If authorized by the Board, a proxy may be granted in writing, by means of electronic transmission, or as otherwise permitted by applicable law. A proxy shall be filed with the Secretary of the Company before the meeting is convened, as determined by the Board. A proxy shall be considered filed with the Company when received by the Company at its executive offices or other place designated by the Board, unless later revoked. A proxy is not valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the discretion of the Member executing the proxy. While the right to vote can be exercised by proxy, only a Member has the right to be recognized in a meeting of the Members unless otherwise determined by the Chair in the Chair’s sole discretion.

SECTION 4.6   TERMINATION OF MEMBERSHIP.

(a)        Termination Events.   Membership as to any Class may be terminated by the Board upon a determination by the Board that the requirements to be a Member of that Class are not met. Membership in the Company (membership in all Classes) is terminated if any of the following events occur (any of the events are referred to as an “Event of Disassociation”):

(1)   a Member does not meet the requirements to be a Member with regard to at least one of the Classes of Units held by the Member as determined by the Board;

(2)   a Member that is an individual dies, or a member that is not an individual ceases to exist as a Business Entity, and leaves no successor qualified as determined by the Board to be a Member;

(3)   a Member Transfers all of the Member’s Units;

(4)   the Member resigns as a Member with respect to all Classes of Units held under Section 4.7; or

(5)   the Board by resolution finds that a Member:

(i)         has intentionally or repeatedly violated any provision of this Agreement;

(ii)       has breached any agreement with or obligation to the Company;

(iii)      has intentionally or repeatedly taken actions that will impede the Company from accomplishing its purposes;

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(iv)       is a Person who is a competitor of the Company or a competitor of an Affiliate of the Company;

(v)        is a Person who is detrimental to the interests of the Company or an Affiliate of the Company; or

(vi)       has willfully obstructed any lawful purpose or activity of the Company.

(b)        Company’s Right of Redemption.   Upon membership termination under clauses (1), (4) or (5) in Section 4.6(a), the Company may, at its option purchase the terminated Member’s Units at eighty percent (80%) of the average sale price of the Units (as reasonably determined by the Board), measured over the six (6) month period immediately preceding the date the Board determines by resolution to purchase the terminated Member’s Units. The Company may exercise the right to purchase the terminated Member’s Units at any time after the membership termination. The Board by resolution may waive the Company’s right to purchase the terminated Member’s Units.

SECTION 4.7   RESIGNATION.

A Member may resign as a Member of any Class or all Classes at any time. A resignation must be made in writing delivered to the Secretary of the Company, and will take effect at the time specified in the resignation or, if no time is specified, upon receipt. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation. The resignation as a Member does not terminate or cancel any contractual or other obligations of the resigning Member to the Company or obligate the Company to make any distributions to the resigning Member under Section 18-604 of the Act or otherwise, except as approved by resolution of the Board.

SECTION 4.8   CONTINUATION OF THE COMPANY.

The occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member in one or all Classes, will not dissolve the Company, the Company’s affairs shall not be required to be wound up, and the Company will continue without dissolution.

ARTICLE 5.
MANAGEMENT OF COMPANY

SECTION 5.1   GOVERNANCE BY BOARD, CEO.

(a)        General Authority.   As provided in this Agreement, the powers and privileges of the Company shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be governed by the Board, and management of the Company shall be delegated to the CEO. The Company shall not be governed or managed by the Members, except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act. The Board by resolution and employment agreement shall allocate and delegate governance and management of the Company between the Board and the CEO. Any delegation or allocation by the Board shall not cause the individuals constituting the Board to cease to be “managers” of the Company for purposes of the Act.

(b)        Policies, Rules, Regulations.   The Board may adopt policies, rules, and regulations and may take actions as it deems advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(c)        Board Actions Requiring Member Consent.   Notwithstanding any other provision of this Agreement, the following actions will not be taken by the Company without a resolution describing and authorizing the action that is approved by the Board and is also approved by the Members:

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(1)   mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

(2)   dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(3)   amendments of this Agreement requiring approval by the Members to the extent provided in Article 6; and

(4)   dissolution of the Company under Section 7.1.

(d)        Duty to the Company.   The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager, or any of their Affiliates. The Board shall take all actions which may be necessary or appropriate: (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which the existence is necessary to protect the limited liability of Members and Unitholders or to enable the Company to conduct the business in which it is engaged; and (2) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A Manager is not under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(e)        Duty of Care and Loyalty.   Without limiting the applicability of Section 5.1(d) or any other provision of this Agreement, the following provisions will be applicable to the Board and to the Managers in their capacity as Managers:

(1)   the Board and the Managers and the decisions of the Board will have the benefit of the business judgment rule to the same extent as the Board, the Managers and the decisions would have the benefit of the rule if the Board were a board of directors of a Delaware corporation and the Managers were directors; and

(2)   the Board and the Managers will have the same duties of care and loyalty as they would have if they were a board of directors and directors of a Delaware corporation, but in no event will any member of the Board be liable for any action or inaction for which this Agreement expressly waives liability for the Manager.

SECTION 5.2   ACTIONS BY BOARD; COMMITTEES; RELIANCE ON AUTHORITY.

(a)        Board Action.   In taking any action under this Agreement, the Managers shall act: (1) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement; (2) through committees established pursuant to Section 5.2(b); and (3) through officers of the Board, and through the CEO by resolutions of delegated and reserved authorities and employment agreement. The Board shall take action by the affirmative vote of the Managers present at a duly held meeting of the Board at which a quorum is present.

(b)        Committees.   The Board, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members,

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provided that a majority of committee members on each committee must be a Manager or Member. Any committee shall have and may only exercise the authority and duties to the extent provided by the Board in the resolution establishing the committee, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board. Unless otherwise provided by the Board, the presence of a majority of the members of the committee constitutes a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting. In other matters of procedure the provisions of this Agreement shall apply to committees and their members to the same extent they apply to the Board and Managers, including the provisions with respect to meetings and notice, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board. The Board may dissolve any committee at any time.

(c)        Reliance on Authority.   A Person dealing with the Company, may rely on the authority of an officer of the Board or an officer of the Company in taking an action in the name of the Company without inquiry into the provisions of this Agreement or compliance with this Agreement, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

SECTION 5.3   THE BOARD.

(a)        Manager Election and Appointment.   The Board shall consist of individuals appointed or elected under this Section (“Managers”) who are the “managers” of the Company for all purposes under the Act. Managers shall be appointed by the Board and elected by the Members at the times, in the manner, and for the terms as prescribed by this Agreement. A Manager is not required to be a Member. The initial Managers comprising the initial Board who shall serve until the first Annual Meeting of the Members (which is expected to occur before January 2008) in the manner and as prescribed by this Agreement consists of the individuals, terms, and classification as provided in the Board attached as Appendix D and incorporated as part of this Agreement. The Board may appoint Advisory Managers as provided in Section 5.3(d). Other than the initial appointment (which may only be for a term that ends with the next election of Managers by the Members), Managers and Advisory Managers appointed by the Board shall have one year terms beginning and ending at the Annual Members meeting, Managers and Advisory Managers appointed by Members shall be appointed by Members at the Annual Meeting of Members, and Managers and Advisory Managers appointed by the Board, shall be appointed by the Board within 30 days after the Annual Meeting of Members. The Board may adopt written procedures for determining the qualification and nomination of Managers. The Board, without Member approval, shall amend Appendix D to comply with any change in Managers. For purposes of this Agreement, the initial Managers in Appendix D shall be deemed to have been elected by the Class A Members.

(b)        Term.   The elected Managers shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. In order to preserve continuity of governance and the harmonious transition of the initial Board to the elected or appointed Board, the terms of the initial Managers may be staggered, with all subsequent terms for elected Managers to be for a period of three years. The Board shall adopt nomination, reporting, and other election procedures and policies for the Company in its sole discretion and which may be amended or modified by the Board in its sole discretion.

(c)        Number.   The initial Board shall consist of thirteen (13) Managers. After the first Annual Meeting of the Members, the Board shall consist of not less than nine (9) Managers. The Board by resolution may establish additional Managers to be elected by the Members. The designations for any Class under Section 3.2(a) may establish additional Managers on the Board elected by the Members or

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appointed by the Board or by one or more Members. At each Annual Meeting of the Members, elections will be held to fill all vacancies on the Board for elected Managers.

(d)        Advisory Managers.   The Board may also appoint “Advisory Managers” (who may be invited by the Board to serve the Board in an advisory capacity and attend meetings of the Board, but who will not be members of the Board or “Managers” as used in this Agreement or the Act and who will have no voting rights on the Board).

(e)        Independent Non-Competitive Activities.   A Manager is only required to devote the time to the affairs of the Company as are necessary to govern the business and affairs of the Company in accordance with this Agreement, and shall be free to serve any other Business Entity or enterprise in any capacity that the Manager deems appropriate in his or her discretion, provided that the other Business Entity or enterprise or one of their Affiliates is not a competitor of the Company or one of the Company’s Affiliates as determined by the Board.

(f)         Resignation.   A Manager may resign at any time. The resignation must be made in writing and shall take effect at the time specified in the written resignation or, if a time is not specified then at the time of its receipt by the Chair or the Secretary of the Company. The acceptance of a resignation is not necessary to make it effective, unless expressly provided in the written resignation.

(g)        Removal.   A Manager elected by the Members may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the voting power of the class of Members who elected the Manager. A Manager appointed by one or more Members pursuant to a Class designation may be removed at any time by the appointing Member or Members or as otherwise provided in the Class designation. A Manager appointed by the Board may be removed by the affirmative majority vote of the Managers excluding the Manager to be removed. A Manager elected or appointed by the Members may be removed at any special meeting of the Board by the affirmative vote of two-thirds (2/3) of the Managers who are not subject to removal for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Board determines the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal profit; or (4) willful misconduct. The notice of the meeting shall state that the removal will be discussed and acted upon at the meeting, and must also be provided to the Manager in question at least 10 days in advance of the meeting. The Manager in question has a right to be heard at the meeting.

(h)        Vacancies.   A vacancy occurring on the Board (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers, though less than a quorum. A Manager appointed by the Board to fill a vacancy for an elected Manager shall serve until a successor is elected and qualified at the next annual or special meeting of the Members held for the purpose of electing Managers. At the next annual meeting or special meeting of the Members called for the purpose of electing a Manager, the Members shall elect a Manager to fill the unexpired term of the vacant Manager’s position.

SECTION 5.4   BOARD MEETINGS.

(a)        Meetings.   Regular meetings of the Board shall be held from time to time as determined by the Board. Special meetings of the Board shall be held upon the call of the Chair or two (2) or more Managers. Board meetings shall be held at the principal office of the Company or at another place, either within or without the State of Delaware, as designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of the meeting. Managers may participate in a

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Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(b)        Notice.   Notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least three (3) days before the day on which the meeting is to be held. The notice may be given orally, in writing, by facsimile transmission, by electronic mail or by any other form or means of communication that provides reasonable assurances of effective communication. Except as expressly required in this Agreement, the notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(c)        Waiver.   Whenever a notice is required to be given to a Manager under the provisions of this Agreement, a waiver of the notice in writing signed by the Manager, whether before or after the meeting time stated in the notice, shall be deemed equivalent to the giving of the notice. Attendance of a Manager at a meeting of the Board constitutes a waiver of notice of the meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his or her objection to the transaction of any business because the meeting is not lawfully called or convened.

(d)        Quorum.   One-half of the Managers in office constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board. If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(e)        Voting and Act of the Board.   Each Manager has one (1) vote, without regard to the Class or Classes of Members that elected or appointed the Manager, unless otherwise provided in a Class designation. The Board shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present. Provided that a quorum is present, there is no requirement that any action of the Board be approved by Managers elected or appointed by a certain Class of Members, unless otherwise provided in a Class designation.

(f)         Action Without a Meeting.   An action required or permitted to be taken at a meeting of the Board may be taken by written action signed by the Managers with a majority of the voting power of the Managers comprising the Board, unless this Agreement prescribes a greater Manager approval for the action to be taken.

(g)        Compensation.   The Board may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or conducting other business of the Company.

SECTION 5.5   OFFICERS.

(a)        Qualification; Election.   Officers of the Board, and the CEO must be natural persons, and shall be elected or appointed by the Board. The officers of the Company shall consist of the following persons:

(1)   officers of the Board, elected on an annual basis, who shall consist of a Chair and a Vice Chair, who must be Managers, and a Secretary and a Treasurer who need not be a Manager and may be appointed by the Board;

(2)   the CEO who may be appointed by the Board when determined necessary; and

(3)   a chief financial officer and other officers and assistant officers of the Company, who shall be appointed by the CEO.

(b)        Bonds and Insurance.   The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the

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Company. The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in a commercially reasonable amount as is customary for businesses similar to the Company.

(c)        Term of Office.   An officer appointed by the Board, other than the CEO, shall hold office for a term of one year and until a successor is duly elected or appointed, unless prior to the end of the term the officer has resigned, deceased or has been removed from office.

(d)        Removal and Vacancies.   Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board; provided that the removal is subject to the termination procedures of any written employment agreement with the Company. A vacancy in an office of the Board or the CEO shall be filled by a resolution of the Board. The CEO may remove any officer appointed by the CEO. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

(e)        Chief Executive Officer.   The CEO shall have direct and general charge and supervision of all business and administrative operations of the Company and all other duties, responsibilities, authorities and privileges as are set forth in the CEO’s employment agreement, if any, as amended from time to time, in addition to those duties, responsibilities, authorities and privileges as are delegated to the CEO by the Board by resolution, or that a CEO of a Delaware corporation would have in respect of a Delaware corporation in the absence of a specific delegation of the duties, responsibilities, authorities and privileges. The CEO may be an officer of any Business Entity in which the Company owns an interest. The CEO shall also perform other duties that may be assigned by the Board to the extent consistent with this Agreement and the CEO’s employment agreement, if any, as amended from time to time.

(f)         Duties of Other Officers.   Unless provided otherwise by a resolution adopted by the Board, the officers of the Company, other than the CEO, shall have the duties as are customarily associated with their respective offices and shall perform other duties as may from time to time be prescribed by any officer to whom the officer reports.

(g)        Delegation.   Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of the person’s management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

SECTION 5.6   LIABILITY AND INDEMNIFICATION OF MANAGERS AND OFFICERS.

(a)     Liability Limitation.   A Manager or officer of the Company is not personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by the Manager or officer; provided that this provision does not eliminate or limit the liability of a Manager or officer for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful and had no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal benefit or profit; or (4) willful misconduct.

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(b)     Indemnification.   To the fullest extent permitted or required by law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding as a result of or in connection with (1) his or her capacity as a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred); or (2) his or her service of any other Person at the request of the Company. Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay any portion of any judgments or claims against, or any expenses of, a Manager or officer (or former Manager or officer) under the foregoing provisions where the judgments and claims or proceedings arise out of or are related to an act or failure to act of the Manager or officer in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager or officer had reasonable cause to believe that the Manager’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager or officer derived an improper personal profit; or (4) willful misconduct.

(c)     Insurance.   The Company may purchase and maintain insurance on behalf of a person in the person’s official capacity against any liability or expense asserted against or incurred by the person in or arising from that capacity, whether or not the Company would be required to indemnify the person against the liability.

SECTION 5.7.   CONTRACTS WITH MANAGERS OR THEIR AFFILIATES.

A contract or transaction between the Company or an Affiliate of the Company and a Manager or the Manager’s Affiliate or between the Company and the Company’s Affiliate and any other entity in which a Manager or the Manager’s Affiliate has a material financial interest, is not void or voidable and does not require the Manager to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if: (1) the material facts of the Manager’s material financial interest are disclosed to the Board; and (2) the contract or transaction is authorized or approved by two-thirds of all of the disinterested Managers. The presence of the interested Manager may be counted in determining the presence of a quorum at the meeting at which the contract or transaction is authorized but the interested Manager’s presence or vote may not be counted in determining the authorization or approval of the contract or transaction by the necessary two-thirds quantum of consent.

ARTICLE 6.
AMENDMENTS

SECTION 6.1 AMENDMENTS.

(a)     Procedure For Amendments.   Other than amendments by the Board under Section 6.1(b), amendments to this Agreement shall be proposed solely by the Board and approved by the Members. Following the Board’s approval of any proposed amendment, the Board shall submit to the Members a verbatim statement of the proposed amendment, providing that counsel for the Company has approved of the amendment in writing as to form. The Board shall include in any submission to the Members a recommendation as to the proposed amendment. The Board shall seek the approval of the Members on the proposed amendment by consent (written or electronic affirmation as determined by the Board) of the required number of Members or shall call a meeting of the Members to vote on the proposed amendment and to transact any other business deemed appropriate. A proposed amendment is adopted and is effective

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as an amendment of this Agreement if the amendment is approved by Members of each Class entitled to vote on the amendment. The Board shall incorporate any amendment as a restated Agreement effective as of the effective date of the amendment.

(b)     Amendments By Board.   This Agreement may be amended by the Board, without Member approval, to the extent provided in: Section 2.4 for the Principal Place of Business; Section 2.6(c) for the Agent for Service of Process; Section 3.2(a), 3.2(b) and Section 3.2(c) for designations of Classes and issuance of Units; Section 3.6 as to Class designations under Section 3.2(a); Section 3.8(g) for the Unit Transfer Policy; and Section 5.3(a) as to the change in Managers; which includes the authority of the Board to amend Appendices A, B, C, D, and E without Member approval.

(c)     Amendments Of Sections By Specified Percentage.   A provision of this Agreement that requires the approval or consent of a specified percentage or number in interest of the Members or any Class of Members may not be amended without the affirmative vote of Members holding at least the specified percentage or number of voting rights of all of the Members or of the specified Class.

(d)     Amendment Of This Section.   This Section shall not be amended without the approval or consent of at least two-thirds (2/3) of the voting power of Members holding each Class of Units.

ARTICLE 7.
DISSOLUTION AND WINDING UP

SECTION 7.1   DISSOLUTION COMMENCEMENT.

(a)     Dissolution Event.   The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of either of the following (each a “Dissolution Event”): (1) the affirmative vote of the Board and a majority of the voting power of each class of Members to dissolve, wind up, and liquidate the Company; or (2) the entry of a decree of judicial dissolution pursuant to the Act.

(b)     No Dissolution Prior To Dissolution Event.   The Members agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

SECTION 7.2   WINDING UP.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Unitholders and Members, and no Unitholder or Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unitholders and Members until the time as the Property has been distributed pursuant to this Section and the Certificate of Formation has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator appointed under Section 7.6 shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property, to be applied and distributed, to the maximum extent permitted by law, in the following order (subject to any priority Distributions applicable to Units of any specific Class or Classes):

(1)      first, to creditors (including Managers, Unitholders, Members and Affiliates of Unitholders and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s debts, obligations and liabilities (whether by payment or making of reasonable provision for payment of the liabilities); and

21

(2)      second, the excess of the amount paid in Section 7.2(1) above, subject to any priorities in the designation of Unit Classes, to the Unitholders in accordance with the positive balance in their Capital Accounts, as provided in Appendix E, Article XII.

SECTION 7.3   RIGHTS OF UNITHOLDERS.

Except as otherwise provided in this Agreement, in winding up under Section 7.2 each Unitholder shall look solely to the Property of the Company for any Distribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts, obligations and liabilities of the Company are insufficient to return the Capital Contributions, the Unitholders shall have no recourse against the Company or any other Unitholder or Unitholders.

SECTION 7.4   NOTICE OF DISSOLUTION.

(a)     Notice to Unitholders and Claimants.   Within thirty (30) days after the occurrence of a Dissolution Event, the Board shall provide written notice of the Dissolution Event to each of the Members and any Unitholders who are not Members, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b)     Certificate of Cancellation.   Upon completion of the distribution of the Company’s Property as provided in this Article 7, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation in accordance with the Act and shall take all other actions as may be necessary to terminate the Company.

SECTION 7.5   ALLOCATIONS DURING PERIOD OF LIQUIDATION.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unitholders pursuant to Section 7.2 (the “Liquidation Period”), the Unitholders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 3 and Appendix E.

SECTION 7.6   THE LIQUIDATOR.

(a)     Definition.   The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company. The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b)     Fees.   The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 7 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c)     Indemnification.   The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any act or omission, which attorneys’ fees may be paid as incurred, except to the extent the liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

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SECTION 7.7.   FORM OF LIQUIDATING DISTRIBUTIONS.

For purposes of making Distributions required by Section 7.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds from the sale.

ARTICLE 8.
MISCELLANEOUS

SECTION 8.1   NOTICES.

A notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing, facsimile or electronic communication, as determined by the Board, and shall be deemed to have been delivered, given, and received for all purposes: (1) if delivered personally to the Person or to an officer of the Business Entity to whom the same is directed; or (2) when the same is actually delivered to the recipient’s address on record with the Company. Notices, payments and demands shall be transmitted or sent: (1) if to the Company, to the address determined pursuant to Section 2.4; and (2) if to the Unitholders or Members, to the address of the Unitholder or Member on record with the Company.

SECTION 8.2   BINDING EFFECT.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Unitholders and their respective successors, transferees, and assigns, without the necessity of physical execution of this Agreement.

SECTION 8.3   CONSTRUCTION.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or Unitholder.

SECTION 8.4   TIME.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

SECTION 8.5   HEADINGS.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

SECTION 8.6   SEVERABILITY.

Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, the illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if the illegality or invalidity would be to cause the Members to lose the material benefit of their economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

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SECTION 8.7   INCORPORATION BY REFERENCE.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to in this Agreement is not incorporated in this Agreement by reference unless this Agreement expressly provides that the exhibit, schedule or appendix is to be incorporated as part of this Agreement.

SECTION 8.8   VARIATION OF TERMS.

All terms and any variations of the terms shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the term may require.

SECTION 8.9   GOVERNING LAW.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

SECTION 8.10   SPECIFIC PERFORMANCE.

Each Member and Unitholder agrees that the other Members and Unitholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which the Company on behalf of the nonbreaching Members may be entitled, at law or in equity, the Company on behalf of the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

SECTION 8.11   CONSENT TO JURISDICTION.

All actions, suits or proceedings arising out of or based upon this Agreement or the subject matter of this Agreement if brought by a person other than the Company shall be brought and maintained exclusively in the federal courts located in the State of Delaware, provided that upon determination by the Board of Managers, the Company has the right to bring, maintain, or remove any action, suit, or proceeding arising out of or based on this Agreement or the subject matter of this Agreement to any state or federal court located in the State of Delaware. Each of the Unitholders and Members: (1) shall irrevocably be subject to the jurisdiction of the federal courts located in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter of this Agreement; and (2) waives to the extent not prohibited by applicable law, and shall not be entitled to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that he, she, or it is not subject personally to the jurisdiction of one of the above-named courts, that he, she, or it is immune from extraterritorial injunctive relief or other injunctive relief, that he, she, or its property is exempt or immune from attachment or execution, that any action, suit or proceeding may not be brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any one of the above-named courts. Each Unitholder, Member, or other party to this Agreement shall be subject to service of process in any suit, action or proceeding in any manner permitted by the laws of the State of Delaware, shall be subject to service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to this Agreement on the records of the Company (on grounds that it is reasonably calculated to give actual notice) and waives and shall not be entitled to assert by way of motion, as a defense or otherwise, in any action, suit or proceeding any claim that service of

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process made in accordance with this Agreement does not constitute good and sufficient service of process. The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal courts located in the State of Delaware.

SECTION 8.12   WAIVER OF JURY TRIAL.

To the extent not prohibited by applicable law which cannot be waived, the Company and each of the Unitholders and Members waive and shall not be entitled to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter of this Agreement, whether now existing or arising later and whether sounding in tort or contract or otherwise.

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BLACKHAWK BIOFUELS, LLC                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

APPENDIX A

APPENDIX A

PRINCIPAL PLACE OF BUSINESS
OF
BLACKHAWK BIOFUELS, LLC

The principal place of business of Blackhawk Biofuels, LLC is 22 S. Chicago Avenue, Freeport IL 61032 and other places as determined by the Board of Managers of Blackhawk Biofuels, LLC.

A-1

BLACKHAWK BIOFUELS, LLC                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

APPENDIX B

APPENDIX B

AGENT FOR SERVICE
OF PROCESS
OF
BLACKHAWK BIOFUELS, LLC

The name and address of the agent for service of process on Blackhawk Biofuels, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and its initial registered agent at that address is The Corporation Trust Company.

B-1

BLACKHAWK BIOFUELS, LLC                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

APPENDIX C

APPENDIX C

UNIT TRANSFER POLICY
OF
BLACKHAWK BIOFUELS, LLC

SECTION 1.1.   DEFINITIONS, APPLICABILITY.

(a)        Definitions.   The definitions of the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Blackhawk Biofuels, LLC (the “Company”) and Appendix E of the Agreement apply to this Unit Transfer Policy (the “Policy”).

(b)        Applicability.   This Policy and Section 3.8 of the Agreement and the other applicable provisions of the Agreement apply to all Transfers of Units of the Company.

(c)        Intent of Policy.   It is the intent of this Policy as it relates to any Transfers that: (1) the tax status of the Company is the same as for a partnership; (2) this Company preserve its partnership tax status by complying with Regulations, Section 1.7704-1, et seq., and any amendments; and (3) to the extent possible, this Policy shall be read and interpreted to prohibit the free transferability of Units.

SECTION 2.1.   COMPLETE PROHIBITION ON CERTAIN TRANSFERS OF UNITS.

Notwithstanding any other provisions of this Policy, the following Transfers will be prohibited and the Board of Managers will have no authority to approve any of the following Transfers:

(1)        a Transfer in violation of the Securities Act or any state securities or blue sky laws applicable to the Company or the Interest to be transferred;

(2)        a Transfer that would cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code;

(3)        a Transfer that would cause the Company to lose its status as a partnership for federal income tax purposes; or

(4)        a Transfer that would cause a termination of the Company for federal income tax purposes.

SECTION 3.1.   CONDITIONS TO PERMITTED TRANSFERS.

(a)        Requirement.   A Transfer shall not be treated as a Permitted Transfer unless and until the conditions in this Section are satisfied.

(b)        Conveyance Documents.   Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company documents and instruments of conveyance as may be necessary or appropriate in the opinion of legal counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the Transfer, in form and substance satisfactory to legal counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

(c)        Tax Information.   The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.

In addition, the transferee must consent to the use of the method and convention of allocating Profits and Losses and each item of profit and loss for the year of the transfer that is specified in the Unit Transfer Policy. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in the Agreement with respect to any Transferred Units until it has received this information.

(d)        Securities Compliance.   Except in the case of a Transfer of Units involuntarily by operation of law, either (1) the Units are registered under the Securities Act, and any applicable state securities laws, or (2) if requested by the Board of Managers in its discretion, the transferor provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

(e)        Does Not Cause Company To Be Investment Company.   Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its sole discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(f)         Does Not Cause Company To Be Publicly Traded Partnership.   Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

(g)        Transferee Is Not A Competitor Of The Company.   Except in the case of a Transfer of Units involuntarily by operation of law, the Board must determine (in its sole discretion) that the transferee is not a competitor of the Company or the Company’s Affiliates, or an Affiliate of a competitor of the Company or a Person who as a Unitholder or Member would or may be detrimental to the interests of the Company. The Unitholder and proposed transferee shall submit information requested by the Board to make the determination.

(h)        Tax Status Compliance.   Unless otherwise approved by the Board of Managers, a Transfer of Units shall not be made except upon terms which would not, in the opinion of legal counsel chosen by and mutually acceptable to the Board and the transferor, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, legal counsel to the Company shall take into account the existence of prior written commitments to Transfer and the commitments shall always be given precedence over subsequent proposed Transfers.

(i)         Suspension Of Transfers After Dissolution Event.   No notice or request initiating the procedures contemplated by this Section may be given by a Unitholder after a Dissolution Event has occurred.

(j)         Board May Waive Conditions.   Subject to Section 2.1 of this Policy, the Board of Managers shall have the authority to waive any legal opinion or other condition required in this Section.

SECTION 3.2.   DISTRIBUTIONS AND ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS.

If any Unit is transferred in compliance with the Transfer Restrictions, then Profits and Losses, each item of profit and loss, and all other items attributable to the Units for the fiscal year of the Transfer shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the fiscal year in accordance with Code Section 706(d). Solely for purposes of making the allocations, the Company shall use a monthly proration method and convention that divides and allocates the Profits, Losses and items between the transferor and transferee based on the portion of the year that has elapsed prior to the Transfer determined by recognizing the Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information and approval requirements of the Transfer have been substantially complied with. All Distributions on or before the end of the calendar month in which the requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to the allocations and Distributions by resolution or by amending this Section; provided, that reasonable notice of any change is given to the Unitholders in advance of the change. Neither the Company, the Board, any Manager nor any Unitholder shall incur any liability for making allocations and Distributions in accordance with the provisions of this Section, whether or not the Board or any Manager or the Company or any Unitholder has knowledge of any Transfer of ownership of any interest in the Company. The Unitholders acknowledge that the method and convention designated herein constitutes an “agreement among the partners” within the meaning of Regulations, Section 1.706-1.

SECTION 3.3.   OTHER RULES REGARDING TRANSFERS.

(a)        Market Of Units Not Made.   A Unitholder may not: (1) make a market in Units; (2) Transfer its Units on an established securities market, a secondary market (or the substantial equivalent of those markets) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published); and (3) in the event the Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent of a secondary market, Transfer any Units through a matching service that is not approved in advance by the Company. A Unitholder may not Transfer any Units to any Person unless the Person agrees to be bound by the Transfer Restrictions and to Transfer the Units only to Persons who agree to be similarly bound.

(b)        Units Acquired For Unitholder’s Account.   The acquisition of Units by a Unitholder shall be deemed to be a representation and warranty to the Company and the other Unitholders, that the Unitholder’s acquisition of Units is made as principal for the Unitholder’s own account and not for resale or distribution of the Units to others in violation of securities laws as determined by the Company and its legal counsel.

BLACKHAWK BIOFUELS, LLC                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

APPENDIX D

APPENDIX D

BOARD OF MANAGERS
OF
BLACKHAWK BIOFUELS, LLC

Manager and Address	Position	Classification	Term Expires
Ronald Mapes, 9184 E. Binkley Road, Stockton IL 61085	Chair	Class A Elected	January 2008
Jon Rosenstiel, 73 IL Route 73 South, Pearl City IL 61062	Vice Chair	Class A Elected	January 2008
Quentin Davis, 13779 W. White Oak Road, Forreston IL 61030	Secretary	Class A Elected	January 2008
Ronald Fluegel, 2398 N. Crossroads Road, Lena IL 61048	Treasurer	Class A Elected	January 2008
Gary Bocker, 10662 IL Route 64 West, Polo IL 61064	Manager	Class A Elected	January 2008
Criss Davis, 17092 Blackhawk Road, Shullsburg WI 53586	Manager	Class A Elected	January 2008
Dennis Hamilton, 10664 E. Rush Town Road, Stockton IL 61085	Manager	Class A Elected	January 2008
Karl Lawfer, 4874 S. Willow Road, Kent IL 61044	Manager	Class A Elected	January 2008
David Shockey, 6408 E. Shockey Road, Ridott IL 61067	Manager	Class A Elected	January 2008
Brad Smith, 2946 Otter Creek Road, Milledgeville IL 61051	Manager	Class A Elected	January 2008
Terry Sweitzer, 423 N. Broad, Lanark IL 61046	Manager	Class A Elected	January 2008
Dennis Wilke, 11745 Freeport Road, Durand IL 61024	Manager	Class A Elected	January 2008
Marvin Wurster, 139 W. Maple Avenue, Stockton IL 61085	Manager	Class A Elected	January 2008

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BLACKHAWK BIOFUELS, LLC       AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

APPENDIX E

APPENDIX E

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

The Sections in this Appendix E relate to allocations, distributions, tax matters, accounting, dissolution and other related matters. The numbering of the Sections is not sequential but the Sections are numbered to reflect the numbering conventions of certain forms.

ARTICLE I.
THE COMPANY

SECTION 1.10.   DEFINITIONS.

The definitions in this section (and the definitions in Section 1.2 of the Agreement) apply to this Appendix E. References to Articles and Sections refer to Articles and Sections in this Appendix E unless the context implies or it is stated otherwise.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in the Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)        Credit to the Capital Account any amounts which the Unitholder is deemed to be obligated to restore pursuant to the next to the last sentences in Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)        Debit to the Capital Account the items described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply and shall be interpreted consistently with the provisions of Regulations, Section 1.704-1(b)(2)(ii)(d).

“Capital Account” means the capital account maintained for each Unitholder in accordance with Section 2.4.

“Capital Contribution” means a contribution made to the Company with respect to any Unit in a form allowed as valid consideration for Units under the Act. The amount of any Capital Contribution shall be the sum of the money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Units held or purchased by a Unitholder, plus in the case of a contribution made in a form other than Property as consideration for Units, the amount, if any, determined or agreed to by the Board of Managers or otherwise specified in this Agreement.

“Class Percentage” is 100%.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Regulations, Sections 1.704-2(b)(2) and 1.704-2(d).

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Year is zero, Depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a Distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)        The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset, as determined by the Board;

(b)        The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g); and (iv) other times as the Regulations may permit; provided that an adjustment described in clauses (i), (ii), and (iv) of this subparagraph shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Unitholders in the Company; and further provided that the adjustment described in clause (i) of this subparagraph (b) shall not be made to reflect the issuance of additional Units during the Start-up Period.

(c)        The Gross Asset Value of any item of Company assets distributed to any Unitholder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of Distribution as determined by the Board; and

(d)        The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of “Profits” and “Losses” or Section 3.3(g) of this Exhibit E; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d) of this definition, the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits, Losses and other allocation items.

“Liquidation Period” has the meaning set forth in Section 7.5 of the Agreement.

“Liquidation Provisions” means the provisions of Article XII of this Appendix E and Article 7 of the Agreement.

“Liquidator” has the meaning set forth in Section 7.6 of the Agreement.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debts, obligations and liabilities of the Company, including capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Regulations, Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning in Regulations, Section 1.704-2(b)(3).

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)        Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to the taxable income or loss;

(b)        Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations, Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from the taxable income or loss;

(c)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

(d)        Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e)        In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f)         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations, Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)        [[Reserved]].

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 of this Appendix E shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4 of this Appendix E.

“Start-up Period” means the period from the inception of the Company and ending on the date on which the Company begins to carry on a trade or business within the meaning of Code Section 162(a) that constitutes its primary trade or business.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Regulations, Section 1.709-2(b).

“Unitholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations, Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations, Section 1.704-2(i)(3).

“Unitholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations, Sections 1.704-2(i)(1) and 1.704-2(i)(2).

ARTICLE II.
CAPITAL AND INTERESTS

SECTION 2.4.   CAPITAL ACCOUNTS.

A Capital Account shall be maintained for each Unitholder in accordance with the following provisions. To facilitate the accounting for acquisitions, ownership and transfers of more than one Class of Units by a Unitholder, each Unitholder’s Capital Account shall be subdivided into separate Capital Accounts for each Class of Units owned, and the following adjustments to Capital Accounts shall be made by reference to Units of each Class of Units owned:

(a)        To each Unitholder’s Capital Account there shall be credited (i) the initial Gross Asset Value of any Property, including money contributed to the Company as a Capital Contribution with respect to the Units in the Company held by the Unitholder, (ii) the Unitholder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4 of this Appendix E, and (iii) the amount of any Company liabilities assumed by the Unitholder or which are secured by any Property distributed to the Unitholder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unitholder related to the maker of the note within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unitholder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations, Section 1.704-1(b)(2)(iv)(d)(2);

(b)        To each Unitholder’s Capital Account there shall be debited (i) the Gross Asset Value of any Property including money distributed to the Unitholder pursuant to any provision of this Agreement, (ii) the Unitholder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4 of this Appendix E, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any Property contributed by the Unitholder to the Company;

(c)        In the event Units are Transferred in accordance with the terms of Article 3 of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)        In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits, Losses and other allocation items, nonliquidating Distributions, liquidating Distributions, and the maintenance of Capital Accounts, including and subject to Section 12.1 of this Appendix E, are intended to comply with Regulations, Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulations. In the event the Board shall determine that it is prudent, the Board may modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unitholders), are computed in order to comply with the Regulations. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations, Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations, Section 1.704-1(b).

ARTICLE III.
ALLOCATIONS

SECTION 3.1.   PROFITS.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

SECTION 3.2.   LOSSES.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

SECTION 3.3.   SPECIAL ALLOCATIONS.

The following special allocations shall be made in the following order:

(a)        Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations, Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(f)(6) and 1.704-2(j)(2).

This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)        Unitholder Minimum Gain Chargeback.   Except as otherwise provided in Regulations, Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to the Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply and shall be interpreted consistently with the minimum gain chargeback requirement in Regulations, Section 1.704-2(i)(4).

(c)        Qualified Income Offset.   In the event any Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in this Appendix E.

(d)        Gross Income Allocation.   In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore pursuant to the penultimate sentences of Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5), each Unitholder shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) of this Appendix E and this Section 3.3(d) were not in this Appendix E.

(e)        Nonrecourse Deductions.   Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders in the manner which Profits would be allocated under Section 3.1 of this Appendix E determined without regard to the other provisions of this Article III.

(f)         Unitholder Nonrecourse Deductions.   Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations, Section 1.704-2(i)(1).

(g)        Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Unitholder in complete liquidation of the Unitholder’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the Company in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the

Unitholder to whom the Distribution was made in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)        Issuance of Units in Connection with Services.   Taxable income or items thereof shall be specially allocated among the Unitholders in the manner and in the amounts determined by the Board of Managers in accordance with Section 3.2(d) of this Agreement as the result of issuing Units in connection with the performance of services.

(i)         Syndication Expenses.   Syndication Expenses for any Fiscal Year shall be specially allocated to the Unitholders in proportion to their Units, provided that, if Units are issued pursuant to Article 3 of this Agreement during the Fiscal Year, all Syndication Expenses shall be divided among the Unitholders from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the Board of Managers shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the Board may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Unitholders.

(j)         Special Allocation of Gain.   Any net gain recognized during the Liquidation Period that otherwise would be allocable under Section 3.1 of this Appendix E shall be specially allocated to the Unitholders of each Unit that was issued during the Start-up Period to the extent that Two Dollars ($2.00) exceeds the initial Capital Contribution made with respect to each such Unit. If such gain is insufficient to satisfy the entire special allocation, such gain shall be specially allocated pro rata among all such Units. The intent of this special allocation is provide an incentive with respect to the Units purchased for less than $2.00 per Unit during the Start-up Period that will be paid only if and to the extent that aggregate distributions made by the Company during the Liquidation Period (or out of the proceeds of a refinancing) with respect to other Units issued during the Start-up Period are at least $2.00 per Unit. Accordingly, this special allocation generally shall be made with respect to gain realized by the Company during the Liquidation Period; provided, that if Profits are allocated before the Liquidation Period pursuant to subparagraph (c) of the definition of “Profits” and “Losses” (relating to adjustments to Gross Asset Values), the Board of Managers shall make a good faith determination of whether and to what extent it is appropriate for this special allocation to be made as part of that Profit allocation in order to better assure that the intended incentive will be distributed when the Company later liquidates. If the Company subdivides or combines its outstanding Units or declares a distribution payable in its Units, the amount per Unit of this special allocation shall be proportionately increased, in the case of combination, or decreased, in the case of a subdivision or distribution.

(k)        Equalization of Certain Profits or Loss Allocations.   Immediately following the end of the Start-up Period and subject to Section 3.3(i) of this Appendix E, items of income, loss and deduction shall be specially allocated to the extent possible among the Units until the cumulative Profits or Losses allocated to each Unit since the Company’s formation is equal.

SECTION 3.4.   CURATIVE ALLOCATIONS.

The allocations set forth in Sections 3.3(a) through (g) and 3.5 of this Appendix E (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of the Agreement.

SECTION 3.5.   LOSS LIMITATION.

Losses allocated pursuant to Section 3.2 of this Appendix E shall not exceed the maximum amount of Losses that can be allocated without causing any Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unitholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Appendix E, the limitation set forth in this Section 3.5 shall be applied on a Unitholder by Unitholder basis among the Units, so as to allocate the maximum permissible Losses to each Unitholder under Regulations, Section 1.704-1(b)(2)(ii)(d).

SECTION 3.6.   OTHER ALLOCATION RULES.

(a)        For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Board using any permissible method under Code Section 706 and the Regulations under Code Section 706.

(b)        If additional Units are issued pursuant to Section 3.2(c) of the Agreement during a Fiscal Year, the Profits, Losses and other items allocated with respect to the Class of Units issued for that Fiscal Year will be allocated among the Unitholders of that Class in a manner that takes into account their varying interests in the Company during the Fiscal Year using any permissible methods under Code Section 706 and the Regulations under Code Section 706 and any conventions permitted by law as may be specified in the terms governing the issuance of the Units or, if not specified, as directed by the Board.

(c)        The Unitholders agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(d)        Solely for purposes of determining a Unitholder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations, Section 1.752-3(a) (3), the Unitholders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

(e)        To the extent permitted by Regulations, Section 1.704-2(h) (3), the Unitholders shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Unitholder Nonrecourse Debt only to the extent that the Distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder.

SECTION 3.7.   TAX ALLOCATIONS: CODE SECTION 704(C).

(a)        In accordance with Code Section 704(c) and the Regulations under Code Section 704(c), income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b)(ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under Code Section 704(c).

(c)        Allocations pursuant to this Section shall be made as required or permitted by Regulations, Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board. Any elections or other decisions relating to allocations under this Section will be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses and other allocation items or Distributions under any provision of this Appendix E or the Agreement.

ARTICLE IV.
DISTRIBUTIONS

SECTION 4.1.   NET CASH FLOW.

The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion. When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed to each Class by Class Percentage and then to Unitholders of a Class in proportion to Units held. The Class Percentages are subject to change if additional Units are issued pursuant to Section 3.2 of the Agreement.

SECTION 4.2.   AMOUNTS WITHHELD.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation to the Company or the Unitholders shall be treated as amounts paid or distributed, as the case may be, to the Unitholders with respect to which the amount was withheld pursuant to this Section for all purposes under this Agreement. The Company is authorized to withhold from payments and Distributions, or with respect to allocations to the Unitholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unitholders with respect to which such amount was withheld.

SECTION 4.3.   LIMITATIONS ON DISTRIBUTIONS.

(a)        The Company shall make no Distributions to the Unitholders except as provided in this Article IV, Article XII of this Appendix E, Article 7 of the Agreement, and Section 3.6 of the Agreement.

(b)        A Unitholder may not receive a Distribution from the Company to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Unitholders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets.

ARTICLE V.
[RESERVED]

ARTICLE VI.
[RESERVED]

ARTICLE VII.
[RESERVED]

ARTICLE VIII.
ACCOUNTING, BOOKS AND RECORDS

SECTION 8.1.   ACCOUNTING, BOOKS AND RECORDS.

(a)        The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in the Agreement and this Appendix E relating to Capital Contributions, Profits, Losses and other allocation items, Distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain all of the following:

(i)         a current list of the full name and last known business or residence address of each Unitholder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unitholder;

(ii)       the full name and business address of each Manager;

(iii)      a copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

(iv)       copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v)        a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi)       copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(vii)     the Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

(b)        The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unitholders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

SECTION 8.2.   REPORTS.

(a)        In General.   The chief financial officer of the Company (or other officer determined by the Board or the CEO) shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b)        Financial Statements.   The Company shall maintain the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unitholder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X).

(i)         As soon as practicable following the end of each GAAP Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of the GAAP Fiscal Year) and at the time as Distributions are made to the Unitholders pursuant to the Liquidation Provisions following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of the GAAP Fiscal Year and the related statements of operations, statement of Unitholders’ Capital and changes therein, and cash flows for the GAAP Fiscal Year, together with appropriate notes to the financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding GAAP Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding GAAP Fiscal Years (in the case of the statements).

(ii)       If required by the Securities and Exchange Commission, as soon as practicable following the end of the first three quarters of each GAAP Fiscal Year (and in any event not later than forty-five (45) days after the end of such quarter), an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations and cash flows for such GAAP Fiscal Quarter and for the GAAP Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior GAAP Fiscal Year’s quarter and the quarter just completed.

SECTION 8.3.   TAX MATTERS.

(a)        Generally.   The Board shall have the power and authority, without any further consent of the Members being required:  (i) to cause the Company to make or revoke any and all elections for federal, state, local, and foreign tax purposes including an election pursuant to Code Section 754; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders; and (iv) to file or amend any tax returns and execute any agreements or other documents relating to or affecting tax matters, including agreements or other documents that bind the Unitholders with respect to tax matters. The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations, Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

(b)        Tax Information.   Necessary tax information shall be delivered to each Unitholder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

ARTICLE IX.
[RESERVED]

ARTICLE X.
[RESERVED]

ARTICLE XI.
[RESERVED]

ARTICLE XII.
DISSOLUTION AND WINDING UP

SECTION 12.1.   COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS; DEFICIT CAPITAL ACCOUNTS.

In the event the Company is “liquidated” within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to the Liquidation Provisions to the Unitholders who have positive Capital Accounts in compliance with Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions, Distributions and allocations of Profits, Losses and other allocation items for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the Distributions that would otherwise be made to the Unitholders pursuant to the Liquidation Provisions may be:

(a)        Distributed to a trust established for the benefit of the Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unitholders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Unitholders pursuant to Section 7.2 of the Agreement; or

(b)        Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Unitholders as soon as practicable.

SECTION 12.2.   DEEMED DISTRIBUTION AND RECONTRIBUTION.

Notwithstanding any other provision of the Liquidation Provisions, in the event the Company is liquidated within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the debts, obligations and liabilities of the Company shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in the new company, and immediately thereafter, the Company will be deemed to liquidate by distributing the interest in the new company to the Unitholders.

SECTION 12.3.   CHARACTER OF LIQUIDATING DISTRIBUTIONS.

All payments made in liquidation of the interest of a Unitholder in the Company shall be made in exchange for the interest of such Unitholder in Property pursuant to Section 736(b)(1) of the Code, including the interest of the Unitholder in Company goodwill.

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APPENDIX C

SUBSCRIPTION PACKAGE

APPENDIX C

BLACKHAWK BIOFUELS, LLC

Class A Units

SUBSCRIPTION PACKAGE

NOTICES TO INVESTORS

This package contains execution copies of the documents required to be signed and submitted to Blackhawk Biofuels, LLC (the “Company”) in order to subscribe to purchase Class A Units (“Units”) of the Company in the offering (the “Offering”) made by the Company’s Prospectus dated                   , 2006, as the same may be amended or supplemented subsequent to that date (the “Prospectus”).

You should read the Prospectus, including the Appendices attached and any supplements thereto, carefully and thoroughly for a full description of the Company and the Units.

The Units are speculative securities, involve a high degree of risk and are subject to substantial transfer restrictions. No public or other market for the Units exists or is expected in the future. The Units are suitable only as a long-term investment for investors who can afford to lose their entire investment. See “Risk Factors” beginning on page          of the Prospectus for important factors you should consider before subscribing for any Units.

Please direct any questions regarding the offering or the subscription process to Ronald Mapes, Chair, Blackhawk Biofuels, LLC, 22 South Chicago Avenue, Freeport, Illinois, 61032, telephone (815) 235-BIO1 (235-2461) or by e-mail at info@blackhawkbiofuelsllc.com

You may also contact the directors and officers of the Company listed on pages        and         of the Prospectus. Please note that in certain states only the directors and officers specifically identified are authorized to speak with prospective purchasers of Units.

We reserve the right to reject your Subscription for any reason in our sole discretion. If we reject your Subscription, we will return your Subscription materials and check to you.

INSTRUCTIONS

TO SUBSCRIBE FOR UNITS IN THIS OFFERING YOU MUST:

A.                             Subscription Agreement.   Review carefully and complete the attached Subscription Agreement (pages S-1 through S-7) as follows:

1.                              Complete the Subscription and Subscriber Information required on pages S-4 and S-5, as follows:

a.                              Indicate the number of Units you are purchasing, the total purchase price for your investment, and the amount of your deposit payment for the Units.

b.                              Print the name(s) in which the Units are to be registered. Check the appropriate box to indicate form of ownership. If the Subscriber is a corporation, limited liability company, partnership, trust or custodian, please provide the additional information and documents requested.

c.                               Provide the address, telephone number and social security or tax identification number of the Subscriber, including any joint or additional Subscriber. All individual Subscribers must provide their social security number. Entities must provide their taxpayer identification number. Trustees or custodians must provide the social security number of the beneficiary or taxpayer identification number of the trust or IRA as required by applicable law. If more than one social security number is required to be provided, we will deliver Schedules K-1 and notices to the subscriber associated with the first social security number.

d.                              Fill in your state of residence if you are an individual Subscriber or, if an entity, its principal place of business.

e.                               Check the appropriate box if the Subscriber is a non-resident alien, a U.S. Citizen residing outside the United States or is subject to backup withholding.

2.                              Sign and date the Subscription Agreement where indicated on page S-5. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

B.                            Initial Deposit.   Make a check payable to “State Bank, Escrow Agent for Blackhawk Biofuels, LLC” in an amount equal to at least 10% of the total purchase price of the Units for which you are subscribing as shown on page S-4 of your Subscription Agreement. (If we have satisfied the conditions for release of Subscriptions from escrow and Subscriptions have been released from escrow, as described in the Prospectus, you may be requested to make your check payable to the order of Blackhawk Biofuels, LLC.”)  If you wish to submit funds by wire transfer or other method, please contact us for instructions.

C.                            Promissory Note.   Complete and execute the Promissory Note (pages N-1 and N-2) for the remaining balance of your total purchase price as shown on page S-4 of your Subscription Agreement. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

D.                           Signature Page to Amended and Restated Limited Liability Company Agreement.   Complete and execute the Signature Page to Amended and Restated Limited Liability Company Agreement, (pages L-1 and L-2) which will document your agreement to become a party to our Amended and Restated Limited Liability Company Agreement. (The full text of our Amended and Restated Limited Liability Company Agreement is set forth as Appendix B to the Prospectus.)  Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

F.                             Return items A, B, C and D (listed above) to Blackhawk Biofuels, LLC, 22 South Chicago Avenue, Freeport, Illinois,  61032.

[This page is left blank intentionally.]

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES ARE NOT OFFERED IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL.

BLACKHAWK BIOFUELS, LLC

SUBSCRIPTION AGREEMENT

CLASS A UNITS

This Subscription Agreement (this “Agreement”) by and between Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (the “Subscriber”) is made effective as of the date on which the Company accepts this Agreement by executing the Acceptance form below.

1.          Prospectus.   Subscriber understands that the offering of Class A Units (the “Units”) of the Company to which this Agreement relates is being made only pursuant to a prospectus, including the appendices and any amendments or supplements thereto (the “Prospectus”), filed by the Company as part of a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

2.          Subscription for Units.   Subscriber hereby offers and agrees to purchase from the Company that number of Units set forth on the execution portion of this Subscription Agreement at the purchase price of $2.00 per Unit on the terms and conditions herein provided. Concurrently with the delivery of this Agreement, the Subscriber must deliver a check for the initial deposit payment in the amount set forth on Line C of the execution portion of this Agreement (at least 10% of the Subscriber’s total purchase price) and a Promissory Note in the form attached hereto (the “Promissory Note”) for the remaining balance of the Subscriber’s total purchase price.

3.          Terms of Escrow.   This Subscription, the Subscriber’s deposit payment and Promissory Note will be held in escrow until the Company satisfies the conditions to breaking escrow as described in the Prospectus. The escrow is subject to three conditions stated under “Plan of Distribution—Escrow of Subscriptions” in the Prospectus. When those conditions are met, the Subscriber’s subscription, including this Subscription Agreement, the initial cash deposited and the Promissory Note or the proceeds of the Promissory Note, will be subject to release to the Company. If the Company does not satisfy each of the conditions to breaking the escrow by [one year and 90 days after the effective date of the registration statement], the Company will promptly return the Subscriber’s Subscription Agreement, initial cash deposit and Promissory Note or the proceeds of the Promissory Note then held in escrow to the Subscriber, with interest on the cash amounts held in escrow.

4.          Promissory Note; Liquidated Damages.   The outstanding principal balance of the Promissory Note will be due in one or more installments upon 30 days notice from the Company. The Subscriber agrees to pay the Promissory Note in accordance with its terms. If Subscriber does not pay the principal balance of the Promissory Note when due, interest will accrue on the amount due at a rate of twelve percent (12%) per annum and the Company may commence legal proceedings to collect the amount due and any related expenses. In addition, the Company has the right to retain as liquidated damages the Subscriber’s initial cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price for the Units set forth herein) in exchange for cancellation of this Subscription Agreement and the Promissory Note. If Company cancels this Subscription Agreement and the Promissory Note, the Subscriber will no longer have any right to purchase or own Units and will forfeit any right to acquire Units or any ownership interest or rights in the Units or the Company. The Subscriber acknowledges that the Subscriber is aware of the terms and conditions upon which the Company offers the Units and agrees and consents to such terms and conditions.

5.          Acceptance of Subscription.   The Company reserves the right to reject this Subscription Agreement, in whole or in part, for any reason, in its sole discretion. If the Company accepts this Subscription Agreement, one of its officers will countersign a copy of this Subscription Agreement and return a copy of the signature page to the Subscriber to confirm the Subscriber’s purchase. This is the only way the Company will accept this Subscription Agreement. The fact that the Company deposits Subscriber’s payment for the Units in escrow does not mean the Company has accepted this Subscription Agreement.

6.          Representations and Warranties of the Subscriber.   In consideration of the Company’s acceptance of this Subscription Agreement, by his, her or its signature on this Agreement, the Subscriber hereby represents and warrants to the Company as follows:

a.          The Subscriber, or the Subscriber’s representative, has received and reviewed the Company’s Prospectus (as defined above) by which the Company is soliciting subscriptions for its Units. The Subscriber, or the Subscriber’s representative, has had an opportunity to obtain, and has received, any additional information and has had an opportunity to ask such questions of, and receive answers from, the Company or an agent or representative of the Company, to the extent the Subscriber deemed necessary in order to form a decision concerning an investment in the Units.

b.          The Subscriber understands that the Prospectus contains important information about this offering, the Company, its proposed operations, and an investment in the Units.

c.          The Subscriber has not relied on any statements not contained in the Prospectus. No person has been authorized to give any information or to make any representation not contained in the Prospectus in connection with the offer and sale of the Units.

d.          The Subscriber certifies, under penalties of perjury, that the Subscriber is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended. (Note: You are subject to backup withholding if: (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.)

e.          The Subscriber acknowledges that the Units are being acquired for the Subscriber’s own account and for investment and without the current intention of transferring any rights with respect to or reselling or redistributing the Units. The Subscriber understands that no public market currently exists or is expected to develop for the Units, and that the Units will not trade on any stock exchange or automatic quotation system.

f.           The Subscriber is a resident of or, if an entity, has its principal place of business in, the state identified on the State of Residence line on page S-5 of this Subscription Agreement.

g.          The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Units or the Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs. The Subscriber understands that an investment in the Units is not suitable for the Subscriber if:

•       The Subscriber cannot afford to lose the Subscriber’s entire investment (the Company is a start-up entity with no history of operations).

•       The Subscriber will need to resell or liquidate the Subscriber’s investment in the near term (the Units are an illiquid investment because no public trading market exists and the Units are subject to significant transfer restrictions).

•       The Subscriber cannot meet the payment obligations under the Subscriber’s Promissory Note for the remaining 90% of the Subscriber’s subscription (the Subscriber will forfeit the 10% cash deposit if the Subscriber does not meet the payment obligations under the Promissory Note when called).

•       The Subscriber needs to receive an immediate return on the Subscriber’s investment (the Company will not begin operations or generate any revenue for a considerable period of time).

•       The Subscriber must know whether our project will reach financial closing in the near term (we may hold the Subscriber’s deposit in escrow until [one year and 90 days after the effective date of the registration statement], while the Company seeks to close on the debt financing required for the project).

•       The Subscriber cannot tolerate the market and industry risk that is inherent in the processing of corn into ethanol.

7.          Representations and Warranties of the Company.   In consideration of the Subscriber’s agreement to purchase Units, the Company represents and warrants to the Subscriber as follows:

a.          The Company is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

b.          The Company is in good standing under the laws of the State of Delaware and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c.          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company.

8.          Securities Law Compliance.   The Subscriber and the Company acknowledge that the offer and sale of the Units has been registered under the Securities Act and in certain states under the securities laws of such states. In other states, the Company will accept subscriptions to purchase Units and those Units will be issued to Subscribers only in accordance with and in reliance on exemptions from the registration requirements of the securities laws of such states and in reliance on the representations, warranties and agreements made by the Subscriber to evidence compliance with the securities laws of such states.

9.          Transferability.   The Subscriber understands and agrees that the Units may not be transferred to any third party except in accordance with the Company’s Amended and Restated Limited Liability Company Agreement. As a consequence, the Subscriber understands that the Units may be prohibited from sale or transfer for an extended period of time, that the Subscriber must bear the economic risk of an investment in the Units for an indefinite period of time and that the Subscriber may have extremely limited opportunities, if any, to dispose of the Units. The Subscriber consents to the placement of a stop transfer order with any registrar and transfer agent for the Units and to the placement of appropriate legends consistent with the foregoing on any certificates which may be issued representing the Units.

10.        Amended and Restated Limited Liability Company Agreement.   The Subscriber has received a copy of the Amended and Restated Limited Liability Company Agreement of the Company and

the Subscriber agrees that, upon acceptance by the Company of this Subscription Agreement and issuance of the Units to the Subscriber, Subscriber shall be a party to and shall be bound by the provisions of the Amended and Restated Limited Liability Company Agreement.

11.        Binding Effect.   Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

12.        Representations to Survive Delivery.   The representations, warranties and agreements of the Company and of the Subscriber contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price pursuant to Section 2 above, the registration of the Subscriber as a holder of Units in the records of the Company and the delivery of any certificates representing the Units.

13.        Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws rules.

14.        Headings.   The section headings in this Subscription Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

15.        Definitions.   Any capitalized term used herein shall have that meaning accorded to it in the Prospectus, unless otherwise expressly indicated.

RELIANCE BY COMPANY

The Subscriber understands that the Company is relying on the representations, warranties and other information provided by the Subscriber in this Subscription Agreement with respect to the offer and sale of the Units. By signing below, the Subscriber certifies that all information provided by the Subscriber in this Subscription Agreement is accurate and complete as of the date listed below and, if not an individual, that the Subscriber is duly organized, validly existing and in good standing and has full authority to execute and agree to this Subscription Agreement, the Promissory Note and the Amended and Restated Limited Liability Company Agreement, and to perform each of its obligations thereunder. The Subscriber understands and agrees that this Subscription Agreement is irrevocable. Subject to the terms of this Subscription Agreement, the Company will return the Subscriber’s Subscription Agreement, the cash deposit paid by the Subscriber (including interest), the Promissory Note and the proceeds of the Promissory Note only if the Company rejects this Subscription Agreement or cannot satisfy the conditions to breaking escrow.

CAUTION!

This Subscription Agreement is a legal contract between the Subscriber and the Company concerning the purchase of Units. The Company urges the Subscriber to read carefully this entire Subscription Agreement and the Prospectus, including each of its Appendices, for a complete description of an investment in the Units. The Subscriber should obtain the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs.

SUBSCRIPTION, SUBSCRIBER INFORMATION AND SIGNATURES

Subscription for Units

A.	Number of Units Subscribed For:	$
(Minimum subscription is 12,500 Units ($25,000); additional
subscriptions must be in increments of 2,500 Units ($5,000))
B.	Total Purchase Price for Units:	$
(Multiply total on Line A by $2.00)
C.	Minimum Amount of Deposit Payment:	$
(Multiply total on Line B by 0.10 (10%))
(You may, if you wish, make a deposit payment for more than the minimum amount)

NOTE: Make checks for the Deposit Payment payable to:
“State Bank, Escrow Agent for Blackhawk Biofuels, LLC”.
The remainder of the total purchase price must be paid
pursuant to the Promissory Note.
D.	Amount of Promissory Note:	$
(Total Purchase Price minus Deposit Payment)

Subscriber Name and Form of Ownership (Units will be registered as shown in the name(s) printed below)

Name(s) of Subscriber(s):
Form of Ownership—check applicable box:
☐	Individual
☐	Joint Tenants with Right of Survivorship (all signatures must appear below)
☐	Tenants in Common (all signatures must appear below)
☐	Individual Retirement Account (signatures of both account owner and trustee or custodian are required)
☐

Corporation, Limited Liability Company, Partnership or other entity (corporate or limited liability company resolutions or partnership agreement must be enclosed; see resolution example attached at the end of this Subscription Agreement on page S-7)

☐	Trust (title and signature pages of trust agreement and all amendments must be enclosed):
Trustee Name(s):
Date of trust agreement or last amendment:
☐	Other: Provide detailed information:

Subscriber Address and Tax Information

	Subscriber:			Joint or Additional Subscriber (or IRA owner):
	Name:			Name:
	Address:			Address:

City	State	Zip Code	City	State	Zip Code
( )				( )
	Telephone Number (include area code)			Telephone Number (include area code)

	Social Security or Taxpayer Identification Number*			Social Security or Taxpayer Identification Number*
State of Residence:				State of Residence:
	☐Check this box if Subscriber is a non-resident alien.			☐Check this box if joint or additional Subscriber is a non-resident alien.
	☐Check this box if Subscriber is a U.S. Citizen residing outside of the United States			☐Check this box if joint or additional Subscriber is a U.S. Citizen residing outside of the United States.
	☐Check this box if Subscriber is subject to backup withholding.			☐Check this box if joint or additional Subscriber is subject to backup withholding.

                                        (*Note:    If more than one social security number is required to be provided, the Company will deliver Schedules K-1 and notices to the Subscriber and address associated with the first social security number.)

Signature(s)

By signing below, (1)  Each Subscriber represents, warrants and agrees as provided in the foregoing Subscription Agreement and that the information provided in this Subscription Agreement, including the Subscription, Subscriber Information and Signature pages, is true, correct and complete and (2) the Subscriber understands and agrees that the Subscriber will, upon acceptance of this Subscription Agreement by the Company, become a party to and will be bound by the provisions of the Company’s Amended and Restated Limited Liability Company Agreement.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

Subscription Return Check List:

Individuals, etc.:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Amended and Restated Limited Liability Company Agreement
☐	Copy (front and back) of all subscribers’ drivers license or state ID card
☐	Signed deposit check for 10% total price made payable to: State Bank, Escrow Agent for Blackhawk Biofuels, LLC

Entities:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Amended and Restated Limited Liability Company Agreement
☐	Completed & Signed Entity Resolution or Partnership Agreement (see resolution example attached))
☐	Copy of Signature Page and any Amendments (Trusts Only)
☐	Signed deposit check for 10% total price made payable to: State Bank, Escrow Agent for Blackhawk Biofuels, LLC

Office Use Only:

Acceptance by Company:

This Subscription Agreement has been accepted and agreed to this            day of                           , 200  .

BLACKHAWK BIOFUELS, LLC
By:
Title:
Date:

FORM OF ENTITY RESOLUTION

Note: this form of entity resolution is offered as an example only. Resolutions adopted must comply in form and substance to the governing instruments of the adopting entity and applicable law.

Resolved, that                                                               (authorized signer), the                                    (title) of                                                                   (name of entity) (the “Subscriber”), is authorized to subscribe on behalf of the Subscriber for the purchase of                                 Class A Units of Blackhawk Biofuels, LLC at a purchase price of $2.00 per Unit, for a total purchase price of $                         , and, in connection therewith, is authorized to execute a Subscription Agreement, Promissory Note and Signature Page to Amended and Restated Limited Liability Company Agreement, to cause payment for such Units to be made and to execute such other documents and to take such other action as may be necessary or appropriate to purchase said Units, all on behalf of the Subscriber.

This is to certify that the foregoing resolution was adopted by the (Board of Directors) (Stockholders) (Members) (Managers) (Partners) of                                                                          (name of entity), at a meeting held on or by consent or other legal and appropriate action effective on                           , 200    .

By:
Print Name:
Title:
Date:

Attest:
Print Name:
Title:
Date:

Affix Entity Seal:

(Failure to affix seal will constitute a representation that the entity has no seal or that no seal is required to bind the entity)

[This page is left blank intentionally.]

PROMISSORY NOTE

Name of Subscriber/Obligor:
Number of Units Subscribed:
Purchase Price per Unit:		$2.00
Total Purchase Price:	$
Less Deposit Payment:	$		(Not less than 10% of Total Purchase Price)
Principal Balance of Promissory Note:	$

FOR VALUE RECEIVED, the undersigned, pursuant to the undersigned’s subscription agreement (the “Subscription Agreement”) to purchase the above Units of Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay in lawful money of the United States of America, the principal sum of $               (“Principal Balance”).

1.          Payments.

(a)        The Principal Balance shall be due and payable as specified in a written notice from the Company (“Call Notice”), but not less than 30 days from the date of the notice. The date and amount of the payment due shall be as specified in the Call Notice. Payment shall be made payable to the order of “State Bank, Escrow Agent for Blackhawk Biofuels, LLC” unless the Call Notice states that the Company has satisfied the conditions for release of subscriptions from escrow (as described under “Plan of Distribution—Escrow of Subscriptions” in the Company’s Prospectus dated               , 2006), in which case payment shall be made as specified in the Call Notice.

(b)        In the event the undersigned fails to make any payment of the Principal Balance when due (as specified in the Call Notice), interest shall accrue on such payment amount at the rate of twelve percent (12%) per annum from the due date, and be due and payable as of the last day of the calendar month in which incurred and as of the last day of each calendar month thereafter until the Principal Balance and all other amounts due hereunder have been paid in full.

2.          Default.   In the event the undersigned fails to make any payment of principal or interest under this Promissory Note when due, the undersigned acknowledges and agrees that:

(a)        The Company may commence legal proceedings to collect the amounts due, and shall be entitled to collect from the undersigned all of its costs and expenses of collection or enforcement including, but not limited to, reasonable attorneys’ fees and expenses; and

(b)        The Company may retain the undersigned’s cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price under the Subscription Agreement) as liquidated damages in exchange for cancellation of the Subscription Agreement and this Promissory Note.

3.          Notices.   All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, if to the undersigned at the fax number or address of such undersigned as shown on the books of the Company, or if to the Company at the following fax number or address, or to such other fax number or address as may be furnished in writing to the undersigned: Blackhawk Biofuels, LLC, 22 South Chicago Avenue, Freeport, Illinois, 61032, fax number (815)               . Notices, etc. shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the mail.

N-1

4,          Modification and Waiver.   No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the undersigned and the Company (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provisions hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

5.          Successors and Assigns.   This Promissory Note shall not be assignable or transferable by the undersigned. Any attempt at assignment by the undersigned shall be null and void. All the terms and provisions of this Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the undersigned and the Company, whether or not so expressed.

6.          Waiver of Demand, Presentment and Notice of Dishonor.   The undersigned hereby waives demand, presentment, protest, notice of protest and notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance or default hereof.

7.          Applicable Law.   The laws of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity, the construction and the interpretation of the rights and duties of the parties.

IN WITNESS WHEREOF, the undersigned has (have) executed this Promissory Note as of the date set forth below.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Obligor	Name of Entity Obligor

Signature of Individual Obligor	Authorized Signature

Name of Joint Individual Obligor	Print Name

Signature of Joint Individual Obligor	Title

Date	Date

N-2

BLACKHAWK BIOFUELS, LLC

SIGNATURE PAGE TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Signature Page to Amended and Restated Limited Liability Company Agreement constitutes an Amendment to that certain Amended and Restated Limited Liability Company Agreement dated as of                , 2006, as it may be amended and may subsequently be amended (the “Agreement”), by and among the Members of Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), and the persons and entities who are or hereafter become parties to or bound by the Agreement, as provided therein or herein.

WHEREAS, the undersigned wishes to acquire Class A Units of the Company; and

WHEREAS, the Agreement contains provisions which provide that the rights and obligations of members of the Company and of holders of Units of the Company will be determined by the Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and commitments set forth herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by executing this Signature Page, the undersigned hereby becomes a party to and is hereby bound by all of the provisions of the Agreement as it may be amended and may subsequently be amended and agrees that the Class A Units of the Company acquired by the undersigned are Class A Units within the meaning of that term in the Agreement.

Except as specifically amended hereby, all of the provisions of the Agreement shall remain in full force and effect and terms defined in the Agreement shall have the same meaning herein.

This Signature Page to Amended and Restated Limited Liability Company Agreement shall be effective upon the acceptance and execution hereof by the Company.

IN WITNESS WHEREOF, the undersigned has (have) executed this Signature Page to Amended and Restated Limited Liability Company Agreement as of the date set forth below.

Individuals: (Includes joint tenants, tenants in common and individual IRA beneficiaries)	Entities: (Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

L-1

Acceptance by Company:

Blackhawk Biofuels, LLC hereby consents to and accepts this Signature Page to Amended and Restated Limited Liability Company Agreement and to the amendment of the Amended and Restated Limited Liability Company Agreement dated as of                       , 2006, as it may be amended and may subsequently be amended, as provided herein and as of the date set forth below, on behalf of itself and its Members and the persons and entities who are or hereafter become parties to or bound by the Agreement.

BLACKHAWK BIOFUELS, LLC

By:
Title:
Date:

L-2

(This page is intentionally left blank.)

MINIMUM 10,000,000 UNITS

($20,000,000)

MAXIMUM 17,500,000 UNITS

($35,000,000)

CLASS A UNITS

PROSPECTUS

                     , 2006

Through and including                       , 2007, (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF MANAGERS AND OFFICERS.

The Limited Liability Company Agreement of the registrant contains an extensive indemnification provision that requires the registrant, to the fullest extent permitted or required by law, to indemnify and to pay all judgments and claims against, and reasonable expenses of, each present or former manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding as a result of or in connection with (1) his or her capacity as a manager or officer of the registrant (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred), or (2) his or her service of any other person at the request of the registrant. The registrant may not, however, indemnify or make such payments to a present or former manager or officer where the judgments, claims or proceedings arise out of or are related to an act or failure to act of the manager or officer in a manner that constitutes willful failure to deal fairly with the registrant or its members in connection with a matter in which the manager has a material conflict of interest, a violation of criminal law, unless the manager or officer had reasonable cause to believe that the conduct was lawful or no reasonable cause to believe that the conduct was unlawful, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. The registrant is empowered to obtain insurance on behalf of its managers and officers against any liability or expense asserted against or incurred by such manager or officer acting in his or her official capacity whether or not the registrant would be required to indemnify the manager or officer against the liability.

With regard to indemnification for liabilities arising under the Securities Act of 1933 for managers, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is unenforceable.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses payable by us in connection with the sale of Units being registered.

SEC registration fee	$3,745
Legal fees and expenses	$175,000
Accounting fees and expenses	$75,000
Blue sky filing fees and expenses	$10,000
Printing expenses	$45,000
Escrow agent fees and expenses	$5,000
Consulting fees	$10,000
Advertising and sales meeting expenses	$50,000
Miscellaneous expenses	$26,255
Total	$400,000

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES.

The registrant has sold the following unregistered securities since the formation of the registrant on April 28, 2005:

On April 12, 2006, the registrant sold 3,500,000 of its Class A Units to a total of 104 investors who became members of the registrant. The Units were sold at a purchase price of $1.00 per Unit, for a total purchase price of $3,500,000. The purpose of the offering was to provide seed money for the initial development stage of the registrant. Each of the purchasers in the offering was an accredited investor as defined in Rule 501 of the Commission under the Securities Act of 1933. Exemption of the offering from registration under the Securities Act of 1933 is claimed in reliance on Sections 4(2) and 3(b) of the Act and Rules 505 and 506 of Regulation D of the Commission thereunder, as transactions by an issuer not involving a public offering. No commissions or other remuneration was paid in connection with the offer or sale of the Units. The purchasers of the Units represented their intention to acquire the Units for investment only and not with a view to, or for sale in connection with, any distribution thereof. All of the purchasers received a private placement memorandum which provided full information about the registrant and had adequate access to any additional information desired concerning the registrant.

Restrictions on transfer of the Units, including restrictions referencing the requirements of the securities laws and the referenced exemptions were contained in the subscription agreements and limited liability company agreement of the registrant. In addition, the limited liability company agreement of the registrant provides that no transfer of the Units can be effected without the consent of the board of managers of the registrant. The registrant, acting as transfer agent and registrar for its own Units, placed stop-order notations in its Unit issuance and transfer records with respect to the Units. In accordance with the limited liability company agreement of the registrant, the Units were issued on an uncertificated basis.

A total of 13 members of the board of managers and executive officers and affiliates of members of the board of managers and executive officers of the registrant purchased Units in the offering as set forth below.

Name	Number of Units
Ronald Mapes	25,000
Jon Rosenstiel	25,000
Quentin Davis(1)	30,000
Ronald Fluegel	50,000
Karl Lawfer	25,000
Terry Sweitzer	27,500
Brad Smith	30,000
Criss Davis(2)	50,000
Gary Bocker(1)	100,000
Marvin Wurster(3)	25,000
Dennis Wilke(3)	30,000
David Shockey	25,000
Dennis Hamilton	25,000
Total	467,500

(1)        Includes Units owned by a trust over which he exercises sole voting and investment control.

(2)          Includes Units owned by a trust over which he exercises shared voting and investment control with his spouse.

(3)          Includes Units owned in joint tenancy with spouse.

On June 30, 2006, the registrant issued warrants for the purchase of an aggregate of 650,000 Class A Units to its 13 managers and officers. Each of these grants is deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 701 of the Commission under the Securities Act of 1933. The exercise price to purchase Units under the warrants is $1.00 per Unit. The warrants were issued to the following managers and officers to purchase Units in the amounts indicated:

Name	Number of Units subject to Options/Warrants
Ronald Mapes	50,000
Jon Rosenstiel	50,000
Quentin Davis	50,000
Ronald Fluegel	50,000
Karl Lawfer	50,000
Terry Sweitzer	50,000
Brad Smith	50,000
Criss Davis	50,000
Gary Bocker	50,000
Marvin Wurster	50,000
Dennis Wilke	50,000
David Shockey	50,000
Dennis Hamilton	50,000
Total	650,000

ITEM 27.         EXHIBITS.

3.1	Certificate of Formation
3.2	Amended and Restated Limited Liability Company Agreement
4.1	Form of Subscription Agreement(1)
4.2	Form of Promissory Note(1)
*4.3	Escrow Agreement between the Registrant and State Bank dated August 1, 2006
*5.1	Opinion of Lindquist & Vennum PLLP as to certain securities matters
*8.1	Opinion of Lindquist & Vennum PLLP as to certain tax matters
10.1	Real Estate Option Agreement between the Registrant and Freeport Area Economic Development Foundation dated June 20, 2006
10.2	Agreement for Pre-Construction Services between the Registrant and Renewable Energy Group, LLC dated April 26, 2006
10.3	Management and Operational Services Agreement between the Registrant and West Central Cooperative dated August 4, 2006
10.4	Agreement between the Registrant and Ebenezer Mgmt, LLC dated February 2, 2006
10.5	Agreement between the Registrant and Ebenezer Mgmt, LLC dated May 10, 2006
10.6	Form of Warrant issued to members of the board of managers and executive officers of the Registrant
10.7	Fee Agreement between the Registrant and Pacific Southwest Realty Services dated August 18, 2006
10.8	Memorandum of Understanding between the Registrant and Freeport Area Economic Development Foundation dated September 1, 2006

*10.9	Consent to Assignment dated August 7, 2006 of Agreement for Pre-Construction Services between the Registrant and Renewable Energy Group, LLC dated April 26, 2006 to Renewable Energy Group. Inc.
*10.10	Consent to Assignment dated October 26, 2006 of Management and Operational Services Agreement between the Registrant and West Central Cooperative dated August 4, 2006 to Renewable Energy Group. Inc.
*23.1	Consent of Independent Public Accountants
23.2	Consent of Counsel
24.1	Powers of Attorney (2)

*           Filed or amended herewith.

(1)        Included as part of Appendix C to the Prospectus.

(2)        Included on the signature page of the initial filing of the Registration Statement.

ITEM 28.         UNDERTAKINGS.

(a)        The undersigned small business issuer will:

(1)        File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)      Include any additional or changed material information on the plan of distribution.

(2)        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)       Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c)        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a manager, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such manager, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of Freeport, State of Illinois, on November  7, 2006.

BLACKHAWK BIOFUELS, LLC
By:	/s/ RONALD MAPES
Ronald Mapes
Chair and Manager (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement was signed by the following persons in the capacities and on the dates stated:

/s/ RONALD MAPES	Chair and Manager	November 7, 2006
Ronald Mapes	(Principal Executive Officer)
* JON ROSENSTIEL	Manager
Jon Rosenstiel
/s/ RONALD FLUEGEL	Treasurer and Manager	November 7, 2006
Ronald Fluegel	(Principal Financial and Accounting Officer)
* QUENTIN DAVIS	Manager
Quentin Davis
* GARY BOCKER	Manager
Gary Bocker
* CRISS DAVIS	Manager
Criss Davis
* DENNIS HAMILTON	Manager
Dennis Hamilton
* KARL LAWFER	Manager
Karl Lawfer
* DAVID SHOCKEY	Manager
David Shockey
* BRAD SMITH	Manager
Brad Smith

* TERRY SWEITZER	Manager
Terry Sweitzer
* DENNIS WILKE	Manager
Dennis Wilke
* MARVIN WURSTER	Manager
Marvin Wurster
*By: /s/ RONALD MAPES		November 7, 2006
Ronald Mapes, Attorney-in-Fact

INDEX TO EXHIBITS

3.1	Certificate of Formation
3.2	Amended and Restated Limited Liability Company Agreement
4.1	Form of Subscription Agreement(1)
4.2	Form of Promissory Note(1)
4.3	Escrow Agreement between the Registrant and State Bank dated August 1, 2006
5.1	Opinion of Lindquist & Vennum PLLP as to certain securities matters
8.1	Opinion of Lindquist & Vennum PLLP as to certain tax matters
10.1	Real Estate Option Agreement between the Registrant and Freeport Area Economic Development Foundation dated June 20, 2006.
10.2	Agreement for Pre-Construction Services between the Registrant and Renewable Energy Group, LLC dated April 26, 2006.
10.3	Management and Operational Services Agreement between the Registrant and West Central Cooperative dated August 4, 2006
10.4	Agreement between the Registrant and Ebenezer Mgmt, LLC dated February 2, 2006
10.5	Agreement between the Registrant and Ebenezer Mgmt, LLC dated May 10, 2006
10.6	Form of Warrant issued to members of the board of managers and executive officers of the Registrant
10.7	Fee Agreement between the Registrant and Pacific Southwest Realty Services dated August 18, 2006
10.8	Memorandum of Understanding between the Registrant and Freeport Area Economic Development Foundation dated September 1, 2006
*10.9	Consent to Assignment dated August 7, 2006 of Agreement for Pre-Construction Services between the Registrant and Renewable Energy Group, LLC dated April 26, 2006 to Renewable Energy Group. Inc.
*10.10	Consent to Assignment dated October 26, 2006 of Management and Operational Services Agreement between the Registrant and West Central Cooperative dated August 4, 2006 to Renewable Energy Group. Inc.
*23.1	Consent of Independent Public Accountants
23.2	Consent of Counsel
24.1	Powers of Attorney(2)

*                                 Filed or amended herewith.

(1)                       Included as part of Appendix C to the Prospectus.

(2)                       Included on the signature page of the initial filing of the Registration Statement.